                                                                 Exhibit (c)(10)
                                                                 ---------------

--------------------------------------------------------------------------------




COMPLETE APPRAISAL
OF REAL PROPERTY

Park Plaza Mall
6000 West Markham Street
Little Rock, Pulaski County, Arkansas



--------------------------------------------------------------------------------
IN A SELF-CONTAINED REPORT

As of May 10, 2001





Prepared For:

First Union Real Estate Equity
   and Mortgage Investments
125 Park Avenue
New York, New York 10017





Prepared By:

Cushman & Wakefield, Inc.
Valuation Advisory Services
15455 Dallas Parkway, Suite 800
Addison, Texas 75001

June 12, 2001


Mr. Daniel J. Altobello
Chairman, Special Committee of the Board of Trustees
First Union Real Estate Equity and Mortgage Investments
125 Park Avenue
New York, New York 10017

Re:    Complete Appraisal of Real Property
       Park Plaza Mall
       6000 West Markham Street
       Little Rock, Pulaski County, Arkansas

Dear Mr. Altobello:

In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Texas, Inc. is pleased to transmit our Complete Appraisal of the referenced property. The results of our analyses are being presented in this Self-Contained Report. As part of our analysis, it is our understanding that Simon Property Group has proposed a new enclosed mall within the subject's trade area and there is a possibility that Dillard's, which has two locations but is the only anchor tenant at the subject property, may relocate to the proposed mall. Thus, at your request, we have analyzed the property under two alternative scenarios. In the first scenario, we have estimated the market value of the leased fee estate assuming Dillard's remains as a tenant in the Park Plaza Mall. In the second scenario, we estimated the investment value assuming Dillard's leaves Park Plaza Mall and this anchor space remains vacant and ownership holds the property until the cash flow no longer supports the existing debt service.

The property being appraised consists of 262,344 square feet within the Park Plaza Mall, which has a street address of 6000 West Markham Street, in the City of Little Rock, Pulaski County, Arkansas. The entire mall includes 549,709 square feet of space that is anchored by two Dillard's department stores that are owned by Dillard's and not the operator of the mall. The mall was constructed in 1988 and is situated on 23.488 acres, 12.742 acres of which are owned by Dillard's.

 As specified in the Letter of Engagement, the value opinion reported herein is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. This is a Complete Appraisal prepared in accordance with the Uniform Standards of Professional Appraisal Practice and in compliance with the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. The results of the appraisal are being conveyed in a self-contained report according to our agreement. The accompanying report includes pertinent data secured in our investigation, exhibits, and details of the processes used to arrive at our conclusion of value.

Mr. Daniel J. Altobello
Chairman, Special Committee of the Board of Trustees
First Union Real Estate Equity and Mortgage Investments                   Page 2
June 12, 2001




This report was prepared for the benefit and use First Union Real Estate Equity and Mortgage Investments only in connection with US Bancorp, LIBRA providing a fairness opinion to First Union, the fee owner of the property, as detailed in the letter of engagement. The report may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

James J. Foster inspected the property and prepared the report. Ronald W. Potts, MAI has reviewed and approved this report but has not inspected the property.

As a result of our analysis, we have formed an opinion that the Market Value of the leased fee estate in the referenced real property Assuming Dillard's Remains as Anchor Tenant in the Park Plaza Mall, subject to the assumptions, limiting conditions, certifications, and definitions, as of May 10, 2001, the date of analysis, was:

                          SEVENTY FIVE MILLION DOLLARS
                                   $75,000,000

Additionally, we have formed an opinion that the Investment Value of the leased fee estate in the referenced real property Assuming Dillard's Vacates Park Plaza Mall and the Anchor Space Remains Vacant, subject to the assumptions, limiting conditions, certifications, and definitions, as of May 10, 2001, the date of analysis, was:

                SEVEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS
                                   $7,250,000

This appraisal report has been prepared in accordance with our interpretation of the Uniform Standards of Professional Appraisal Practice and in compliance with the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute.

This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and Addenda.


Respectfully submitted,
CUSHMAN & WAKEFIELD OF TEXAS, INC.



James J. Foster                               Ronald W. Potts, MAI
Appraiser                                     Director/Manager
Valuation Advisory Services                   Valuation Advisory Services Group
Certification No. TX-1326063-G                Certification No. TX-1321575-G

                                        Summary of Salient Facts and Conclusions

--------------------------------------------------------------------------------

Property Name:                                       Park Plaza Mall

Property Type:                                       Regional Shopping Center

Location:                                            The Park Plaza Mall is located at the northwest corner of
                                                     West Markham Street and University Avenue in the City of
                                                     Little Rock, Pulaski County, Arkansas
Interest Appraised:                                  Leased Fee
Date of Value                                        May 10, 2001
Date of Inspection:                                  May 10, 2001
Tax Parcel(s):                                       44L-001-03-001-00, 44L-001-03-003-00 and 44L-001-03-005-00

Ownership:                                           Park Plaza Mall LLC
Site Area:

         Owned:                                      10.746 acres

         Non-Owned Anchor:                           12.742 acres

         Total:                                      23.488 acres

Zoning:                                              C-3, General Commercial District

Highest and Best Use

     As Though Vacant:                               Retail use built to its maximum feasible FAR.
     As Improved:                                    Continued retail use as a regional shopping center.

Improvements

      Description:                                   Three-level enclosed shopping mall anchored by Dillard's at two locations.  The subject ownership does not include the anchor store buildings.
     Year Built:                                     1988
     Gross Building Area:
                                                     =============================== ===============================
                                                     Building Component              Gross Leasable Area

                                                     =============================== ===============================
                                                     Dillard (East & West)                               284,165 SF
                                                     =============================== ===============================
                                                     Total Anchor                                        284,165 SF

                                                     =============================== ===============================
                                                     =============================== ===============================
                                                     Mall Shops                                          262,344 SF
                                                     =============================== ===============================
                                                     Outparcel                                             3,200 SF
                                                     =============================== ===============================
                                                     =============================== ===============================
                                                     Total Center                                        549,709 SF

                                                     =============================== ===============================
                                                     =============================== ===============================
                                                     Total Owned                                         265,544 SF

                                                     =============================== ===============================

     Condition:                                      Good.

                                                   Summary of Salient Facts and Conclusions
-------------------------------------------------------------------------------------------

====================================================

Income Capitalization Approach

====================================================

Current Overall Occupancy:                           86.2% (Based Upon Mall Shop GLA)
Forecasted Stabilized Occupancy:                     95.0% (Based Upon Mall Shop GLA)
Holding Period:                                      10 Years
Growth Rate Assumptions
     Sales Growth:                                   3.0%
     Rent Growth:                                    3.0%
     Expense Growth:                                 3.0%
     Tax Growth:                                     3.0%
Market Rent Assumptions (per SF)
     Tenants under 1,000 SF                          $50.00
     Tenants 1,001-2,000 SF                          $35.00
     Tenants 2,001-3,500 SF                          $34.00
     Tenants 3,501-5,000 SF                          $27.00
     Tenants 5,000-10,000 SF                         $27.00
     Tenants over 10,000 SF                          $23.00
     Jeweler Spaces                                  $60.00
     Restaurants                                     $15.00
     Food Court/Food Service                         $50.00
     Average Mall Shop Rent Per SF                   $29.11
Tenant Alterations
     New Tenants:                                    $15.00/SF
     Renewal Tenants:                                $1.00/SF
Leasing Commissions
     New Tenants:                                    $4.00/SF
     Renewal Tenants:                                $2.00/SF
Tenant Renewal Probability:                          67.0%
Cost of Sale at Reversion:                           2.0%
As Is Investment Rates
     Going-In Capitalization Rate:                   9.0% - 9.5%
     Terminal Capitalization Rate:                   9.25% - 10.0%
     Discount Rate:                                  11.5% - 12.25%

                                        Summary of Salient Facts and Conclusions

Market Value Indicators

====================================================

Cost Approach:                                      N/A
Sales Comparison Approach:                          $78,000,000
Income Capitalization Approach
     Discounted Cash Flow:                          $75,000,000
     Direct Capitalization                          $75,000,000
Value Conclusion:                                   $75,000,000
     Resulting Indicators
     Value Per SF Owned GLA:                        $282.44 (Per SF Owned GLA)
     Value Per SF Mall Shop GLA:                    $285.88 (Per SF Mall Shop GLA)
     Net Operating Income (CY Year 1):              $6,966,990
     Implicit Overall Cap Rate:                     9.29%
Exposure Time Implicit in Market Value Conclusions: Not to Exceed 12 Months
====================================================
Investment Value Indicators

====================================================
Value Conclusion:                                   $7,250,000

Special Assumptions Affecting Valuation:

The following special assumptions have been considered within the assignment at hand. These assumptions are in addition to the assumptions and limiting conditions that follow at the end of the report.

1. Throughout this analysis we have relied on information provided by ownership, management, and the Client which we assume to be accurate. Such information includes but is not limited to lease abstracts, rent roll and budgeted operating data. Should any information received be subsequently shown to be erroneous or incorrect, we reserve the right to amend the value conclusion herein.

2. We have made a visual inspection of the subject property and local environs in the process of this analysis. Our comments are limited to those items that were readily observable and apparent to such an inspection. Comments regarding the structural integrity of improvements are beyond the scope of our engagement and are best made by a professional engineer.

3. Our cash flow analysis and valuation has recognized that all signed leases and pending leases with a high probability of coming to fruition are signed and implemented according to the terms provided. Such leases are identified within the body of this report.

4. The forecasts of income, expenses, and absorption of vacant space included herein are not predictions of the future. Rather, they are our best estimates of current market thinking on future income, expenses, and demand. We make no warranty or representation that these forecasts will materialize.

5. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                                    Subject Property Photographs

--------------------------------------------------------------------------------

================================================================================

================================================================================
                                  Exterior view

================================================================================

================================================================================
                                  Exterior view

                                                    Subject Porperty Photographs
--------------------------------------------------------------------------------


================================================================================

================================================================================






================================================================================
                          Interior view of mall shops.

================================================================================






================================================================================
                  Interior view of mall shops (food court area)

                                                               Table of Contents
--------------------------------------------------------------------------------

Introduction ..................................................................1
  Identification of Property ..................................................1
  Property Ownership and Recent History .......................................1
  Legal Description ...........................................................1
  Purpose and Intended Use of the Appraisal ...................................1
  Date of Value and Property Inspection .......................................2
  Property Rights Appraised ...................................................2
  Extent of the Appraisal Process .............................................2
  Definitions of Value, Interest Appraised, and Other Pertinent Terms .........3
  Market Value ................................................................3
  Exposure Time ...............................................................3
  Marketing Time ..............................................................3
  Leasehold Estate ............................................................4
  Market Value As Is ..........................................................4
  Cash Equivalent .............................................................4
  Market Rent .................................................................4
  Highest and Best Use ........................................................4
  Gross Leasable Area (GLA) ...................................................4
  Discounted Cash Flow (DCF) Analysis .........................................4
  Competency Provision ........................................................5

Demographic & Economic Analysis ...............................................7
  Little Rock Metropolitan Area ...............................................7
  Location ....................................................................7
  Population ..................................................................7
  Households ..................................................................8
  Employment ..................................................................8
  Retail Development and Sales Trends ........................................10
  Transportation .............................................................11
  Education ..................................................................12
  Conclusion .................................................................12

Local Market Area Analysis ...................................................14
  General ....................................................................14
  Access/Linkage .............................................................14
  Surrounding Land Use Patterns ..............................................14
  Summary ....................................................................15

Retail Market Analysis .......................................................16
  Trade Area Overview ........................................................16
  Scope of Trade Area ........................................................17
  Retail Structure ...........................................................17
  Dillard's Department Stores, Inc. ..........................................25
  Industry Average Sales (Mall Shops) ........................................35
  Trade Area Expenditure Potential ...........................................37
  Market Share Analysis ......................................................38

Property Description .........................................................43
  Site Description ...........................................................43
  Improvements Description ...................................................45

Zoning .......................................................................51

Real Estate Taxes and Assessments ............................................52

Highest and Best Use .........................................................54
  Highest and Best Use As Though Vacant ......................................54
  Highest and Best Use of Property as Improved ...............................55


                                                                   Table of Contents
====================================================================================
Valuation Process ............................................................57
  Overview ...................................................................57
  Cost Approach ..............................................................57
  Sales Comparison Approach ..................................................57
  Income Capitalization Approach .............................................57
  Reconciliation .............................................................57

Sales Comparison Approach ....................................................58
  Methodology ................................................................58
  Market Overview ............................................................58
  Regional Mall Property Sales ...............................................60
  Analysis of Sales ..........................................................70
  Application to Subject Property ............................................70
  Net Income Multiplier Method ...............................................70
  Market Value Conclusion ....................................................73

Income Capitalization Approach ...............................................74
  Introduction ...............................................................74
  Discounted Cash Flow Analysis ..............................................74
  Discounted Cash Flow .......................................................77
  Potential Gross Revenues ...................................................77
  Minimum Rental Income ......................................................78
  Specialty/In-Line Shops ....................................................78
  Recent Leasing Activity ....................................................79
  Market Comparisons - Occupancy Cost Ratios .................................82
  Conclusion - Market Rent Estimates .........................................84
  Occupancy Cost - Test of Reasonableness ....................................89
  Lease Term and Steps .......................................................90
  Concessions ................................................................90
  Free Rent ..................................................................90
  Tenant Improvements ........................................................91
  Absorption/Lease-Up ........................................................91
  Rent Growth Rates ..........................................................91
  Conclusion - Minimum Rent ..................................................91
  Overage Rent ...............................................................92
  Sales Growth Rates .........................................................92
  Expense Reimbursements/Miscellaneous Income ................................93
  Common Area Maintenance ....................................................93
  Real Estate Taxes ..........................................................93
  Other Reimbursable Expenses ................................................94
  Other Income ...............................................................94
  Allowance for Vacancy and Credit Loss ......................................94
  Operating Expenses .........................................................97
  Expense Growth Rates .......................................................97
  Reimbursable Operating Expenses ............................................99
  Non-Reimbursable Expenses .................................................100
  Net Income/Net Cash Flow ..................................................102
  Investment Parameters - Discounted Cash Flow ..............................102
  Selection of Capitalization Rates .........................................102
  Overall Capitalization Rate ...............................................102
  Conclusion - Discount Rate ................................................110
  Present Value Analysis ....................................................110
  Cash Flow Assumptions .....................................................110
  Direct Capitalization .....................................................115
  Investment Value ..........................................................115



                                                                   Table of Contents
====================================================================================

Reconciliation and Final Value Estimate .....................................120
  Cost Approach .............................................................120
  Sales Comparison Approach .................................................120
  Income Capitalization Approach ............................................121
  Conclusions ...............................................................121

Assumptions and Limiting Conditions .........................................123

Certification of Appraisal ..................................................125

Addenda .....................................................................126


                                                                    Introduction
--------------------------------------------------------------------------------

Identification of Property

The subject of this appraisal assignment is The Park Plaza Mall located at the northwest corner of West Markham Street and University Avenue in the city of Little Rock, Pulaski County, Arkansas. The property consists of 262,344 square feet of a 549,709 square foot regional mall anchored by Dillard's at two location. The anchors are owned independently of that portion of the mall included as the subject of this report. The Park Plaza Mall was constructed in 1988 and is situated on a 23.488-acre tract, of which 10.746 is included with that portion of the mall that is the subject of this report. The property is identified by the Pulaski County Assessor's Office as tax parcel numbers 44L-001-03-001-00, 44L-001-03-003-00 and 44L-001-03-005-00.

Property Ownership and Recent History

Ownership in the subject improvements is currently vested in Park Plaza Mall LLC, which purchased the property as part of a larger portfolio in 1996. To the best of our knowledge there have been no arms-length transfers of the subject property within the past three years. According to ownership the property is not presently under contract or listed for sale. Information provided by the owner indicates that on November 27, 2000 an offer to purchase the property was received from Gregory Greenfield and Associates. The proposed purchase price for the property was $54,000,000. The terms of the proposed transaction involved $4,000,000 cash at closing, plus $7,500,000 as "Seller's Interest" (payable as 40 percent of the cash flow after debt service beginning in the fourth year until the seller receives $7,500,000 plus 9.0 percent simple interest) and the assumption of the outstanding principal balance of the first mortgage of approximately $42,500,000. One term of the proposal stipulated that the Seller's Interest is contingent upon Dillard's remaining "in occupancy of its entire premises at the Property or has not announced it intention to close any portion of its premises at the Property." This offer was not accepted by the current owner and based upon our findings, we believe this price falls below the market value of the property.

Legal Description

A complete metes and bounds description is contained in the Addenda.

Purpose and Intended Use of the Appraisal

The purpose of this appraisal is to estimate the Market Value of the leased fee estate and an investment value in the subject property as of May 10, 2001. As part of our analysis, it is our understanding that Simon Property Group has proposed a new enclosed mall within the subject's trade area and there is a possibility that Dillard's, which has two locations but is the only anchor tenant at the subject property, may relocate to the proposed mall. Thus, at your request, we have analyzed the property under two alternative scenarios. In the first scenario, we have estimated the market value of the leased fee estate assuming Dillard's remains as a tenant in the Park Plaza Mall. In the second scenario, we estimated the investment value assuming Dillard's leaves Park Plaza Mall and this anchor space remains vacant and ownership holds the property until the cash flow no longer supports the existing debt service. This report was prepared for the benefit and use First Union Real Estate Equity and Mortgage Investments only in connection with US Bancorp, LIBRA providing a fairness opinion to First Union, the fee owner of the property, as detailed in the letter of engagement. The report may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

                                                                    Introduction
--------------------------------------------------------------------------------

Date of Value and Property Inspection

The effective date of value for this appraisal assignment is May 10, 2001. On that date James J. Foster inspected the subject property and its environs. Ronald W. Potts, MAI has reviewed and approved the report but did not inspect the property.

Property Rights Appraised

Within the context of this report we have appraised the leased fee estate in the subject property.

Extent of the Appraisal Process

In the process of preparing this appraisal, we:

..    Inspected the subject site, existing improvements, and local environs;

..    Interviewed the representatives of ownership, leasing personnel, and other market participants from the region;

..    Reviewed rent roll data, tenant sales reports, historical operating income and expense Statements, as well as budgeted operating information for the center;

..    Conducted market research of occupancy rates, asking rents, concessions and operating expenses at competing properties; o Conducted market inquiries into recent sales of similar retail properties to ascertain sales price per square foot, effective gross income multipliers, and capitalization rates;

..    Determined a trade area for the subject and analyzed trade area specific data for the property as prepared by Claritas;

..    Estimated market rental rates and stabilized income and expenses for the subject based upon available market data and current market thinking relative to growth in market rents and market absorption;

..    Developed a market value estimate for the property using the Sales
     Comparison Approach;

..    Prepared a detailed discounted cash flow (DCF) analysis using Argus 8.6 software for the purpose of discounting a forecasted net income stream into a present value of the leased fee estate for the center;

..    Developed a market value estimate of the property via the Income
     Capitalization Approach;

..    Reconciled the value indications and concluded a final value estimate for the subject on an "As Is" basis; and

..    Prepared a complete appraisal of the subject property, with the results being conveyed in this self-contained report. A complete appraisal involves an estimate of market value without any departure from the Uniform Standards of Professional Appraisal Practice maintained by the Appraisal Foundation. A self-contained report makes a comprehensive presentation of the data and analyses that serve as the basis of our conclusion of value for the subject property.

                                                                    Introduction
--------------------------------------------------------------------------------

Definitions of Value, Interest Appraised, and Other Pertinent Terms

The following terms and definitions have been taken from various publications (as identified), and have been utilized in the analysis herein. The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

Market Value

        The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

        1.       Buyer and seller are typically motivated;

        2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

        3.       A reasonable time is allowed for exposure in the open market;

        4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

        5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Exposure Time

        Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

Marketing Time

        Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

        Based on our research of recent retail center sales considered to be reasonably comparable to the subject property (although located in various regions of the country), as well as our discussions with national and local area brokers of retail investment properties, we have concluded that the probable exposure time for the subject property would be approximately 9 months. Marketing time is projected to be less than one year.

                                                                    Introduction
--------------------------------------------------------------------------------

        The exposure period estimated is believed to be a reasonable period of time in which to dispose of a retail center such as the subject. This accretion is based upon discussions with brokers, appraisers, and investors in this type of product, and is further supported by a survey prepared by The Korpacz Company (Third Quarter 2000), which indicated an average marketing time of 8.0 months for regional shopping centers nationally.

        The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute as well as the Urban Land Institute, Dollars and Cents of Shopping Centers 1997.

Leasehold Estate

        The lease held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a Stated term under certain conditions.

Market Value As Is

        The value of specific ownership rights to an identified parcel of real Estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Cash Equivalent

        A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

Market Rent

        The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

Highest and Best Use

        The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

Gross Leasable Area (GLA)

        The total floor area designed for tenants' occupancy and exclusive use, including any basements, mezzanines, or upper floors, expressed in square feet and measured from the centerline of joint partitions and from outside wall faces.

Discounted Cash Flow (DCF) Analysis

        The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specified the quantity, variability, timing, and duration of the income streams as well as the quantity and timing of the reversion

                                                                    Introduction
--------------------------------------------------------------------------------

        and discounts each to its present value at a specified yield rate. DCF analysis can be applied with any yield capitalization technique and may be performed on either a lease-by-lease or aggregate basis.

These definitions have been taken into account when arriving at the estimate of market value reported in this appraisal assignment.

Competency Provision

We are aware of the competency provision of the Uniform Standards of Professional Appraisal Practice (USPAP). The authors of this report meet these standards. James J. Foster inspected the property, researched and analyzed pertinent market information, wrote and reviewed the appraisal report. Ronald W. Potts, MAI has reviewed the report. We have extensive appraisal experience with retail properties both nationally and locally, including regional malls.

It is our opinion that we are fully competent to perform this appraisal, due to the fact that:

1.  We have full knowledge and experience in the nature of this assignment;

2. All necessary and appropriate steps have been taken in order to complete the assignment competently; and

We do not lack any knowledge or experience that would prohibit this assignment to be completed in a professional, competent manner, or where a biased or misleading opinion of value would be rendered.

                                                                    Introduction
--------------------------------------------------------------------------------

REGIONAL MAP


[This graphic depicts a map of the Little Rock, Arkansas metropolitan area with an arrow pointing to the location of the Park Plaza Mall.]

                                                 Demographic & Economic Analysis
--------------------------------------------------------------------------------


Little Rock Metropolitan Area

Following is an overview of the Little Rock MSA focusing on such topics as population, employment, income levels, retail sales, transportation and the real estate markets. Please note that a discussion of the real estate market directly affecting the subject property is included in the Office Market Analysis section of this report.

Location

The Little Rock MSA is located in the center of the State of Arkansas in the central portion of the United States. Given its locale, the MSA is somewhat of a central hub, being 523 miles west of Atlanta, 602 miles south of Chicago, 307 miles northeast of Dallas, and 1,000 miles east of Los Angeles. The Arkansas River, which bisects the Little Rock MSA, is a part of the Inland Waterways, which is comprised of the Arkansas and Mississippi Rivers. The Arkansas River is navigable from the Mississippi River (to the east) to Tulsa, Oklahoma (to the west). In fact, over 1,000 miles of navigable waterways provide access to deep-water ports.

The Little Rock MSA encompasses four counties including Faulkner, Lonoke, Pulaski, and Saline. The cities of Little Rock and North Little Rock are situated in Pulaski County. Little Rock is the county seat of Pulaski County and the Capital of the state of Arkansas. Other cities in the MSA include Jacksonville, Conway, Sherwood, Benton, Maumelle, and Cabot.

Population

The following chart illustrates the population of the Little Rock MSA and the state of Arkansas since 1980. A population estimate for the year 2005 is also included.

===================================================================================================================
                                         Population Trends and Forecasts

-------------------------------------------------------------------------------------------------------------------
                                                                                                Compound Annual
                                                                                                     Growth
                                                     Population

                            ---------------------------------------------------------------------------------------
                                1980           1990            2000            2005             1980-        2000-
           Area                                                                                 2000         2005
===================================================================================================================
City of Little Rock               179,810        175,795         174,245         176,064       -0.16%       +0.21%
-------------------------------------------------------------------------------------------------------------------
Little Rock MSA                   474,484        513,117         562,766         595,324       +0.86%       +1.13%
-------------------------------------------------------------------------------------------------------------------
State of Arkansas               2,286,436      2,350,725       2,565,441       2,661,009       +0.58%       +0.73%
===================================================================================================================
Source: Claritas

===================================================================================================================

As can be seen, the MSA has historically grown at a rate faster than the state. Interestingly, the Little Rock MSA accounts for approximately 22 percent of the population in the state of Arkansas. As illustrated in the chart, the population for the MSA increased at an annual compound rate higher than the state from 1980 to 2000. Further, growth in the MSA is projected to far outpace that of the overall state through 2005. Generally, the city of Little Rock represents approximately 30 percent of the population in the MSA, a phenomenon that has remained relatively steady over the past two decades. As can be seen, the city of Little Rock maintained a long-term decrease

                                                 Demographic & Economic Analysis
--------------------------------------------------------------------------------

from 1980 to 2000. However, by 2005, population in the city of Little Rock is anticipated to increase; however at a rate far below that projected for both the MSA and the state.

Households

Household formation is an important component of demographic analysis that helps to identify changing patterns or shifts within the population. A household consists of all people occupying a single housing unit, thus providing significant sociological information about the region. Household formation also has a significant influence on demand for real estate. Households, combined with effective purchasing power, provide the basic demand for housing units and household needs, thereby transforming needs into effective demand for real estate improvements.

===================================================================================================================
                                          Household Trends and Forecasts

-------------------------------------------------------------------------------------------------------------------
                                                                                                 Compound Annual
                                                                                                     Growth
                                                    Households
                            ------------------------------------------------------------ --------------------------
                                1980           1990            2000           2005             1980-         2000-
           Area                                                                                2000          2005
===================================================================================================================
City of Little Rock                68,424         72,573          74,202         75,926       +0.41%        +0.46%
-------------------------------------------------------------------------------------------------------------------
Little Rock MSA                   168,985        195,437         218,410        232,760       +1.29%        +1.28%
-------------------------------------------------------------------------------------------------------------------
State of Arkansas                 816,065        891,179         987,606      1,032,058       +0.96%        +0.88%
===================================================================================================================
Source:   Claritas
===================================================================================================================

Like the nation as a whole, household formation has occurred at a rate in excess of population growth within the subject region. This acceleration has been the result of several trends, namely the fact that the population is generally living longer, divorce rates have been on the rise, and many younger professionals are postponing marriage and/or leaving home at an earlier age, all resulting in increases of one- and two-person households. Again, the total number of households in the MSA increased at rates faster than the state and city. Accordingly, the number of persons per household within the MSA has decreased from 2.8 in 1980 to 2.6 in 2000.

Employment

There were approximately 314,800 non-agricultural jobs in the Little Rock MSA as of March 2001, down slightly from an average of 316,900 in 2000. The following chart provides a breakdown of non-agricultural employment by sector in the Little Rock MSA from 1995 through 2000.

                                                 Demographic & Economic Analysis
--------------------------------------------------------------------------------

================================================================================================================
                                    Non-Farm Employment Distribution (000)

                                                Little Rock MSA

----------------------------------------------------------------------------------------------------------------
                                1995           % of Total          2000          % of Total          CAGR
                                                                                                  (1995-2000)

================================================================================================================
Total Employment                      290.7           100.0%           316.9            100.0%             1.7%
----------------------------------------------------------------------------------------------------------------
Construction                           13.3             4.6%            15.6              4.9%             3.2%
----------------------------------------------------------------------------------------------------------------
Manufacturing                          35.3            12.1%            32.9             10.4%            -1.4%
----------------------------------------------------------------------------------------------------------------
T.C.P.U.                               19.9             6.8%            22.6              7.1%             2.6%
----------------------------------------------------------------------------------------------------------------
Wholesale/Retail                       67.6            23.3%            73.6             23.2%             1.7%
----------------------------------------------------------------------------------------------------------------
F.I.R.E.                               16.7             5.7%            18.1              5.7%             1.6%
----------------------------------------------------------------------------------------------------------------
Services                               81.4            28.0%            93.7             30.0%             2.9%
----------------------------------------------------------------------------------------------------------------
Government                             56.5            19.4%            60.4             19.1%             1.3%
================================================================================================================
Source:  Arkansas Employment Security Division

================================================================================================================

The Little Rock MSA economy is now primarily supported by a mixture of service, trade and government industries. These three sectors employ roughly 72 percent of the MSA's non-agricultural workforce. With the exception of manufacturing, all employment sectors experienced positive growth over the past five years.

Following is a brief listing of some the largest employers in the Little Rock
MSA.

=============================================================================
                         Summary of Major Employers
                              Little Rock MSA
-----------------------------------------------------------------------------
                       Name                                Employees
=============================================================================
State of Arkansas                                           24,700
-----------------------------------------------------------------------------
Federal Government                                           10,00
-----------------------------------------------------------------------------
Pulaski County special school district                       8,000
-----------------------------------------------------------------------------
University of Arkansas for Medical Sciences                  5,392
-----------------------------------------------------------------------------
Baptist Health                                               5,000
-----------------------------------------------------------------------------
Alltel Corporation                                           4,000
-----------------------------------------------------------------------------
Veterans Administration Hospitals                            3,600
-----------------------------------------------------------------------------
Southwestern Bell Telephone                                  2,613
-----------------------------------------------------------------------------
Union Pacific Railroad                                       2,610
-----------------------------------------------------------------------------
St. Vincent Infirmary Medical Center                         2,500
-----------------------------------------------------------------------------
Arkansas Children's Hospital                                 2,496
-----------------------------------------------------------------------------
Dillard Department Store                                     2,029
-----------------------------------------------------------------------------
University of Arkansas at Little Rock                        1,700
=============================================================================
Source:  Little Rock and North Little Rock Chambers of Commerce
=============================================================================

In addition to these employers, Little Rock Air Force Base, home to the largest C-130 training and airlift facility in the world, is situated within the MSA. This military installation employs roughly 6,700 active-duty military personnel and 1,400 civilian personnel.

                                                 Demographic & Economic Analysis
--------------------------------------------------------------------------------

Unemployment in the Little Rock MSA has historically been below both state and national levels. Average annual unemployment rates from 1995 through April 2001 for the United States, Arkansas and the Little Rock MSA are provided on the chart below.

===================================================================================================
Unemployment Rates              1995       1996     1997     1998     1999      2000       4/01
===================================================================================================
United States                   5.6%       5.4%     4.9%     4.5%     4.2%      4.0%       4.2%
---------------------------------------------------------------------------------------------------
State of Arkansas               4.9%       5.4%     5.3%     5.5%     4.5%      4.4%       4.2%
---------------------------------------------------------------------------------------------------
Little Rock MSA                 3.6%       3.8%     3.9%     4.0%     3.2%      3.4%       3.2%
===================================================================================================
Source:  Arkansas Employment Security Division
===================================================================================================


Retail Development and Sales Trends

Orange County retail sales have expanded dramatically over the past decade. According to Sales & Marketing Management's 1999 Survey of Buying Power, total retail sales for the Little Rock MSA in 1998 were $6.28 billion. The MSA's total retail sales were $4.15 billion in 1990. This reflects a 51.5 percent increase in total retail sales and a compound annual growth rate of 5.33 percent.

The following chart provides historical retail sales for the state of Arkansas and the Little Rock MSA from 1990 to 2000.

================================================================================
                           Retail Sales (000)
                                1990-2000
================================================================================
           Year                Arkansas                  Little Rock MSA
================================================================================
           1990                     $15,386,039                    $4,147,589
--------------------------------------------------------------------------------
           1991                     $15,583,945                    $4,171,475
--------------------------------------------------------------------------------
           1992                     $15,741,081                    $4,212,210
--------------------------------------------------------------------------------
           1993                     $16,007,721                    $4,599,157
--------------------------------------------------------------------------------
           1994                     $19,000,516                    $5,214,928
--------------------------------------------------------------------------------
           1995                     $20,998,923                    $5,618,366
--------------------------------------------------------------------------------
           1996                     $22,053,022                    $5,789,370
--------------------------------------------------------------------------------
           1997                     $22,872,236                    $5,977,432
--------------------------------------------------------------------------------
           1998                     $23,094,547                    $6,284,306
--------------------------------------------------------------------------------
       2000(Proj.)                  $28,448,033                    $7,937,360
--------------------------------------------------------------------------------
     Compound Annual
       Growth Rate
        1990-1998                        +5.21%                        +5.33%
================================================================================
Source:  Sales and Marketing Management Survey of Buying Power 1991-2000
                                        ----------------------

NOTE: In the 2000 publication of Sales & Marketing Management (S&MM), S&MM changed from reporting prior year sales to current year projections. As a result, 1999 sales figures are not available. In addition, S&MM now uses the new NAICS categories in reporting total retail sales which including food services and drinking establishments which were not included in prior years.

================================================================================

                                                 Demographic & Economic Analysis
--------------------------------------------------------------------------------

It is evident that growth in the Little Rock MSA's retail sector has mirrored that of the state of Arkansas. However, this is somewhat anticipated because, as previously mentioned, the Little Rock MSA accounts for roughly 22 percent of the state's population. Retailers in the city of Little Rock have seized upon this burgeoning market and, as a result, expansion in the retail sector has occurred over the past several years, with additional expansion predicted in the foreseeable future. As discussed above, due to a change in reporting methods, it is impossible to make a comparison between projected 2000 results and prior years. However, it is clear that positive trends in retail sales continue.

Transportation

The Little Rock MSA has a multi-modal transportation network including interstate highway routes, national and state highways, national railroads, waterways, and a regional airport. The area has excellent highway transportation facilities which are competitive with urban areas of comparable size throughout the nation. Interstate Highway 40 traverses Arkansas in an east/west direction and connects the city of Little Rock with the State of Oklahoma to the west and Memphis, Tennessee, and beyond, in an easterly direction. In fact, this roadway extends from one coast of the United States to the other. Interstate Highway 40 is reportedly the most traveled interstate in the nation. Interstate Highway 30 extends in a southwesterly direction from the city of Little Rock into the state of Texas. Other important transportation routes include Interstate Highways 430, 440, and 630, all of which provide inter-city linkage with the larger interstate highways. Finally, U.S. Highway 67/167 traverses the city and state in a southwest to northeast direction. In addition, there are numerous other highways that connect with and traverse the MSA.

The port of Little Rock, with its Slackwater harbor, is designated as Foreign Trade Zone No. 14. This zone is actually located in the Little Rock Port Industrial Park and can be expanded when there is sufficient demand for additional space, including sites for manufacturing operations. The Arkansas River is a 448 mile navigation channel from the Mississippi River northwest to a point just east of Tulsa, Oklahoma. It includes 17 locks and dams lifting the river a total of 420 feet. The channel is 200 feet wide, with a minimum depth of nine feet and enables fully loaded barges to navigate the river throughout the entire year. Major transports on the river include petroleum products, sand and gravel, coal, wheat, soybeans, steel, stone, pipe, aluminum, and chemicals. Quadroon Port, Inc., a private facility, is located 36 miles west of Little Rock and is also available for local use.

The Little Rock National Airport handles the general aviation traffic for the region. This airport is located within the city limits and only three miles from downtown. The airport stretches over 2,000 acres and includes 20,000 feet of runways. The airport is served by American, Connor, Delta, Continental, Mesa, Northwest, US Air, Southwest, and TWA. On average, there are 80 departures and arrivals daily. The airport is also served by several major air freight forwarders, including express and international service.

There are more than 60 franchised motor carriers in the Little Rock MSA providing regular route, common carrier service to all 48 states. The metropolitan area is served with main and short line service by Union Pacific Railroad and the Cotton Belt/Southern Pacific. Union Pacific operates the largest railroad engine repair facility in the country in North Little Rock. The Union Pacific rail service provides access to virtually all major markets in the continental U.S. via regular north/south and east/west routes. The Cotton Belt/Southern Pacific railroad serves the major Midwestern markets, seaports on the Gulf and Pacific coasts, and a number of Mexico border crossings.

                                                 Demographic & Economic Analysis
--------------------------------------------------------------------------------

Greyhound/Tramways offers bus service daily to and from the metropolitan area to all major cities. Nationwide charter service is also available. Central Arkansas Transit (CAT) is a publicly-owned and operated, regional mass-transit system serving Little Rock, North Little Rock, Cammack Village, Maumelle, Sherwood, and Pulaski County. CAT averages more than 10,000 rider trips daily and collects over $1 million yearly in farebox revenues.

In short, the various transportation venues in the Little Rock MSA are fairly typical for a community of this size, the exception being the river access, which is a geographic anomaly.

Education

The Little Rock School District operates 35 elementary schools, eight junior high schools, and five senior high schools. The North Little Rock School District operates thirteen elementary schools, one handicapped center, three middle schools, one junior high school, and one high school. The Pulaski County Special School District operates 25 elementary schools, six junior high schools, one junior-senior high school, and five high schools. The greater Little Rock area also contains a number of special schools, such as Arkansas School for the Blind and the Arkansas School for the Deaf.

The University of Arkansas at Little Rock (UALR) is the most significant institution of higher learning serving the metropolitan area, with an enrollment of just over 10,000 students. UALR students select from 100 programs and may pursue associate, undergraduate, graduate and doctoral degrees. The University of Central Arkansas is the second largest university in the area with a total enrollment of just under 9,000 students. The University of Central Arkansas is located in the city of Conway. Numerous other smaller universities, colleges, and vocational schools are available to the residents of the Little Rock MSA.

Conclusion

The Little Rock MSA is centrally located and is the primary market in the state of Arkansas. Along those lines, the MSA currently makes up about 22 percent of the population of the state. The population of the MSA has grown at a slow, but steady pace over the past 20 years and is projected to grow at rates faster than the state as a whole over the next five years. The area has cultural, recreational, and public facilities necessary to provide good quality of life. Little Rock's attractiveness as a center for commerce is enhanced by a well-developed infrastructure and excellent transportation systems. The local real estate market is performing fairly well, although some sectors are performing better than others. As for the local economy, it is considered fairly well diversified. Having said that, total wage and salary employment is concentrated in four major segments - manufacturing, trade, service, and governmental sectors. Regarding employment, the unemployment rate in the Little Rock MSA as of April 2001 was 3.2 percent. As such, the Little MSA is outperforming the state as a whole in terms of the percentage of workers employed. Also, retail sales showed strong growth during the 1990's. In fact, retail sales grew at a compound annual rate of 5.33 percent from 1990 through 1998. Based on all of these factors, we would conclude that the overall outlook for the Little Rock MSA is optimistic, particularly for the western and northern parts of the Little Rock area. We expect the region to continue to at least maintain or possibly surpass the historic growth and economic trends for the foreseeable future.

                                                 Demographic & Economic Analysis
--------------------------------------------------------------------------------

LOCAL MARKET AREA

[This graphic depicts a map of a portion of Little Rock, Arkansas with an arrow pointing to the location of the Park Plaza Mall.]

                                                      Local Market Area Analysis
--------------------------------------------------------------------------------


General

A neighborhood is defined as a grouping of complimentary land uses affected by similar operations of the social, economic, governmental, and environmental forces that influence property value. The area most closely surrounding the subject, whether it contains residential property, or a mixture of commercial and residential properties, is called a neighborhood.

Location

The subject is situated in the western, central portion of the City of Little Rock. Specifically, the property is situated at the northwest corner of University Avenue and West Markham Street. Little Rock area is geographically separated by the Arkansas River, which generally traverses in a northwest/southeastern direction. The area to the north of the river is appropriately referred to as North Little Rock, while the area south of the river is closely associated with the Little Rock central business district. The local market area can generally be defined as bounded by the Arkansas River to the north, Interstate Highway 630 to the south, Interstate 30 to the east and Interstate Highway 430 to the west. However, because Park Plaza Mall is the preeminent regional mall within the Little Rock MSA, the draw is from the greater Little Rock area and surrounding region. The Little Rock Central Business District (CBD) is included in the eastern portion of the defined local market area. In fact, the State Capitol is located only three miles east of the subject property.

Access/Linkage

Primary access to the local market area is provided via Interstate Highway 30, 430 and 630. Interstate Highway 630 is a primary traffic carrier for the region and travels through Little Rock in an east/west direction and connects Interstate Highway 30 with Interstate Highway 430. Interstate Highway 30, which traverses in a southwest/northeast direction is another primary regional traffic carrier. Interstate Highway 30 provides access to Texarkana and Dallas, Texas, to the southwest and to Memphis, Tennessee, to the northeast (via Interstate Highway 40). Interstate Highway 430, which is the westernmost loop around Little Rock, traverses in a north/south direction and connects Interstate Highways 30 and 40.

Additional primary north/south roads within the local market area include University Avenue, Mississippi Street, Farr Park Boulevard and Broadway. University Avenue, which the subject property fronts, intersects with Interstate Highway 30 approximately one-quarter mile south of the subject. Other primary east/west roadways in the local market area are West Markham Street, Rodney Parham Road and Cantrell Road. Overall, accessibility to/from and in/around the local market area is considered excellent.

Surrounding Land Use Patterns

Given its relatively central location within the city of Little Rock, the local market area can be characterized as being mature. The area around the subject along University Avenue is primarily developed with commercial uses. However, approximately one-half mile north of the subject is predominantly single-family homes and low-rise multifamily housing. Development to the south of the subject includes St. Vincent Hospital, University Mall and a free-standing Sear's retail store. War Memorial Park and the University of Arkansas-Little Rock, which has over 12,000 students and offers programs in liberal arts, medical sciences and law, are situated just south of Interstate Highway 630.

University Mall is situated immediately south of the subject property (less than one block) along the west side of University Avenue. While the mall is anchored by J.C. Penney's and M.M.

                                                      Local Market Area Analysis
--------------------------------------------------------------------------------

Cohn, it is significantly inferior to the subject in terms of tenant mix, shopper profile, condition and visibility (restricted by developments surrounding the mall). These factors, along with the departure of major national tenants (such as Montgomery Wards, which was formerly an anchor tenant), is reflected in this mall's occupancy level, which is currently around 70 percent.

The majority of growth, both commercial and residential, in the Little Rock area during recent years has occurred west of the local market area, where most of the land available for development is situated. Most of this development has been retail, office and hotel related along West Markham Street, Financial Center Parkway/Chenal Parkway and Bowman Road. The majority of new retail developments consist of discount department stores, freestanding "big box" retailers and grocery anchored centers represent most of the new retail developments. This type of retail development is indicative of a common trend, whereby these kinds of stores locate in somewhat suburban locations which benefit from convenient accessibility. Overall, the existence of these stores are not viewed as being detrimental to the subject property, as none are considered to be directly competitive.

Summary

The subject property is the dominate regional mall not only within the local market area, but also in the Little Rock MSA The subject property benefits from being surrounded by a diverse mixture of residential and commercial improvements. Nearby medical facilities and educational institutions such as St. Vincent Infirmary and the University of Arkansas at Little Rock serve as stabilizing influences and provide a significant source of patrons to the retail centers in the local market area. The subject property has a very visible and accessible location within the neighborhood which should experience continued growth. As such, we foresee a period of increasing real estate values in the foreseeable future.

                                                          Retail Market Analysis
--------------------------------------------------------------------------------


Trade Area Overview

A retail center's trade area contains people who are likely to patronize that particular retail center. These customers are drawn by a given class of goods and services from a particular tenant mix. A center's fundamental drawing power comes from the strength of the major tenants, as well as the regional and local tenants, which complement and support the anchors. A successful combination of these elements creates a destination for customers seeking a variety of goods and services while enjoying the comfort and convenience of an integrated shopping environment.

The subject can best be described as a regional shopping center.

        The Regional Center provides for general merchandise, apparel, furniture, and home furnishings in depth and variety, as well as a range of services and recreational facilities. It is built around one or two full-line department stores of generally not less than 50,000 square feet. Its typical size is about 500,000 square feet of gross leasable area; in practice, it may range from 250,000 to more than 900,000 square feet. The regional center provides services typical of a business district yet not as extensive as those of the super-regional center /1/.

In order to define and analyze the market potential for the subject mall, it is important to first establish the boundaries of the trade area from which the subject will draw its customers. In some cases, defining the trade area may be complicated by the existence of other retail facilities on main thoroughfares within trade areas that are not clearly defined or whose trade areas overlap with that of the subject. In other cases, physical or geographic constraints may clearly set a specific trade area apart. We believe that the subject's trade area partially overlaps with other regional centers located in the Hudson Valley region.

In the instance of the subject, we note that its overall capture rate of area retail expenditure potential is primarily influenced by McCain Mall and to a lesser extent by University Mall. Overall, University Mall is not considered directly competitive despite it's proximate location to the subject (this will be discussed in more detail later). McCain Mall is situated approximately eight miles northeast of the subject in North Little Rock and is considered to be the most directly competitive to the subject. There are numerous community and power centers, as well as centers anchored by discount department stores, supermarket and specialty stores, throughout the Little Rock area. While some cross-shopping does occur, these stores do not serve to draw shoppers to the subject's immediate area. We recognize and mention these stores and centers to the extent that they provide a complete understanding of the area's retail structure.

On April 3, 2001, the Little Rock City Directors voted seven to three in approving the Summit Mall development. Summit Mall is a proposed regional mall that is to be constructed by Simon Property Group on 97 acres situated along the east side of Interstate Highway 430, between Interstate Highway 430 and Shackleford Road (west-southwest of the subject property). Dillard's department store, which is based in Little Rock, will reportedly vacate their stores at Park Plaza Mall in favor of an approximately 300,000 square foot anchor space at Summit Mall development. Summit Mall will reportedly contain 907,670 square feet of regional mall space (of which 230,000 square feet and 677,670 square feet will be anchor space), a 3,700 seat multiplex cinema and 77,000 square feet of outlying retail/office space. If constructed, this development will be the largest regional mall in the state of Arkansas and the cost of

--------------------
/1/ Urban Land Institute: Dollars and Cents of Shopping Centers - 2000

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

development has been reported around $150 million, including $11 million for road/infrastructure construction, which is to be completed by the developer. Planning for Summit Mall originally began about thirteen years ago (in the late 1980's). It should be noted that there is opposition to this proposed development. In fact, as of May 2, 2001 residents and organizations opposing Summit Mall filed a lawsuit against the city of Little Rock and delivered petitions to the city in order to seek a citywide special election regarding the approval of the development. As of the date of this report no building permits have been issued and given the likely impending court battle, even if approval is finally granted it could likely be a minimum of three years before Summit Mall is completed.

Once the trade area is defined, the area's demographics and economic profile can be analyzed. This will provide key insight into the area's dynamics as it relates to the subject. The sources of economic and demographic data for the trade area analysis are as follows: National Decision Systems (NDS), Sales and Marketing Management's Survey of Buying Power, and The Urban Land Institute's Dollars and Cents of Shopping Centers (2000). The subject's Total Trade Area, profiled by Claritas, has been defined based upon our analysis of the subject's market and competing centers.

Scope of Trade Area

Traditionally, a retail center's sales are principally generated from within its primary trade area, which is typically within reasonably close geographic proximity to the center itself. Generally, between 55.0 and 65.0 percent of a regional center's sales are generated within its primary trade area. The secondary trade area generally refers to more outlying areas that provide less frequent customers to the center. Residents within the secondary trade area would be more likely to shop closer to home due to time and travel constraints. Typically, an additional 20.0 to 25.0 percent of a center's sales will be generated from within the secondary area. For centers that have above average regional accessibility, this percentage can sometimes be greater. The tertiary or peripheral trade area refers to more distant areas from which occasional customers to the mall reside. These residents may be drawn to the center by a particular service or store that is not found locally. Industry experience shows that between 10.0 and 15.0 percent of a center's sales are derived from customers residing outside of the trade area. This potential is commonly referred to as inflow.

In areas that are benefited by an excellent interstate highway system or are noted as prime tourist destination centers, the percentage of sales generated by inflow patrons can often run upwards of 25 percent or higher.

Before the trade area can be defined, it is necessary that we thoroughly review the retail market and the competitive structure of the general marketplace, with consideration given as to the subject's position therein. Subsequent to our discussion of the area's retail structure, a profile of the department store that anchors the subject is presented to acquaint the reader with its overall market position therein.

Retail Structure

In order to examine the subject property in its proper context, an examination of the subject's most direct competition is necessary. Competition comes from a variety of sources, including existing regional malls, freestanding department stores, category killers, off-price retailers and large strip centers. Consideration is also given to the potential for new competition via proposed centers. The potential trade area for the subject mall is defined by it's own location and drawing

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

power. The competitive regional centers are presented on the following table. A more detailed profile of the existing centers (University Mall and McCain Mall) follows:

=======================================================================================================================
                                                 Regional Competition
-----------------------------------------------------------------------------------------------------------------------
                                    Year
           Property/               Built/      Mall GLA/                              Competition        Distance
        (Owner/Manager)            Renov.      Total GLA           Anchors              Status         from Subject
=======================================================================================================================
Park Plaza Mall                     1988        153,331/          Dillard's               N/A            (Subject)
University Avenue & West                        338,334        (two locations)
Markham
Little Rock, AR
-----------------------------------------------------------------------------------------------------------------------
University Mall                     1967/       152,760/          JC Penney            Secondary      0.1+/-mile south
University and West Capital         1988        565,521           M.M. Cohn
Avenue
Little Rock, AR
-----------------------------------------------------------------------------------------------------------------------
McCain Mall                         1973/       212,465           JC Penney             Primary          8+/-miles
State Highway 67/167 and            1991        766,621           Dillard's                              northeast
McCain Boulevard                                                    Sears                            (15+/-min. drive)
North Little Rock, AR                                             M.M. Cohn
-----------------------------------------------------------------------------------------------------------------------
Summit Mall (Proposed)              2003        230,000           Dillard's             Primary          5+/-miles
Interstate 430 at                    to         907,670                                               west/southwest
Shackleford Road                    2004                                                             (5-10 min. drive)
Little Rock, AR
=======================================================================================================================

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

COMPETITION MAP

[This graphic depicts a map of a portion of Little Rock, Arkansas with numbers indicating the location of the Park Plaza Mall and the locations of University Mall and McCain Mall.]

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

Competitive Retail Center No. 1 (Secondary)

Name:                                    University Mall

Location:                                300 South University Avenue
                                         University and West Capital Avenues
                                         Little Rock, Pulaski County, Arkansas

Owner/Developer:                         Simon Properties Group

Distance from Subject:                   0.1 mile south

Year Opened/Renovated:                   1967/1988

Total GLA:                               565,521+/- SF

Anchor Tenants:                          JC Penney                                       179,559 SF
                                         M.M. Cohn                                        87,492 SF
                                                                                         -------
                                         Total                                           267,051 SF

                                         (former Montgomery Ward anchor space
                                         containing 145,710 square feet is vacant;
                                         equating to a total of 412,761 square
                                         feet of anchor space)

Mall Shop GLA:                           152,760 (27.0% of total GLA)

Occupancy:                               +/- 70% (estimated)

Number of Mall Shops:                    +/- 55

Land Area:                               +/- 29 acres

Parking/Ratio:                           1,927 spaces; 3.4 per 1,000 square feet

Mall Shop Sales:                         N/A (Not included in the Directory of Major
                                         Malls 2001)

Average Rent:                            $15.00 to $25.00 per square foot (estimated)

Demographics (Primary Trade Area)
         Population:                     210,481 (Directory of Major Malls 2000)
         Avg. Household Income:          $55,725 (Not included in the Directory of
                                         Major Malls 2000; estimated based upon
                                         information from Claritas for subject property)

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

Comments:

This two-level mall is located immediately south of the subject property along the west side of University Avenue. However, it is not considered to be significantly competitive to the subject due to its inferior condition/appearance and tenant mix. An inspection of the property revealed that the mall is occupied by a high percentage of local and regional tenants. The Montgomery Ward anchor space is vacant.

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

Competitive Retail Center No. 2 (Primary)

Name:                                      McCain Mall

Location:                                  Northwest corner of State Highway
                                           67/167 and McCain Boulevard
                                           North Little Rock, Arkansas

Owner/Developer:                           Simon Properties Group

Distance from Subject:                     8+/- miles north (15+/- minute
                                           drive time)

Year Opened/Renovated:                     1973/1991

Total GLA:                                 766,621 SF

Anchor Tenants:                            Dillard's                                          232,849 SF
                                           Sears                                              110,341 SF
                                           JC Penney                                          170,941 SF
                                           Target                                              40,025 SF
                                                                                              -----------
                                           Total                                              554,156 SF

Mall Shop GLA:                             212,465 SF (27.7% of Total GLA)

Occupancy:                                 +/- 95% (total); +/- 86% (mall shop
                                           Directory of Major Malls 2001)

Number of Mall Shops:                      +/- 85

Land Area:                                 +/- 57 acres

Parking/Ratio:                             3,185 spaces; 4.2 per 1,000 square feet

Mall Shop Sales:                           N/A (Not included in the Directory of
                                           Major Malls 2001)

Average Rent:                              $25.00 to $35.00 per square foot (estimated)

Demographics (Primary Trade Area)
         Population:                       379,289 (Directory of Major Malls 2001)
         Avg. Household Income:            $55,725 (Not included in the Directory of
                                           Major Malls 2000; estimated based upon
                                           information from Claritas for subject property)

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

Comments:
McCain Mall is a two-level regional mall that primarily serves North Little Rock and the area's to the north. The Arkansas River and the subject property significantly limit the inflow to this property from the south. Similarly, this mall affects the inflow of shoppers to the subject from the north. This mall is similar to the subject in terms of alignment and overall appearance. While Park Plaza Mall has a wider assortment of national tenants, this facility has more anchor tenants.

In addition to the mall, surrounding retail developments, most notably include the following big box and specialty retailers: Target, Home Depot and Toys R Us. Again, this development increases the regional drawing of the district resulting in greater potential for inflow from the surrounding communities, including the subject's primary trade area.

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

Other Competition

In addition to the above primary competing regional centers, other competition in the area exists with shopping centers and other free-standing retail buildings.

Within Little Rock the highest concentration of existing and new retail development is located west of the subject to the west of Interstate Highway 430, particularly along West Markham Road, Financial Center Parkway/Chenal Parkway and Bowman Road. The intersection of Interstates 630 and 430 generally serves as the focal point for discount oriented and category-type retail development. Following is a list of some (but not all) of the newer notable retail centers and some proposed/possible developments/redevelopments.

       . As previously discussed in this section of the report, the development of Summit Mall was recently approved by the Little Rock City Directors. This proposed mall is to be constructed along the east side of Interstate Highway 430 to the south of Interstate Highway 630. Please refer to our previous discussion for more detail regarding this proposed facility.

       . Chenal Commons is located at 12801 Chenal Parkway and was completed within the past year. This center includes national tenants such as Old Navy (21,600 square feet), Dave's Bridal (11,500 square feet), Noodle Kidoodle (8,000 square feet) and OfficeMax (23,500 square feet).

       . Chenal Place Shopping Center at 12315 Chenal Parkway was developed in 1999 and contains 92,631 square feet of space, of which approximately 22,000 square feet is available for lease. Tenants in this center include Bed, Bath and Beyond and Staples.

       . Home Depot, Wal Mart, Target, Best Buy, Toys `R Us and Barnes & Noble are some of the national discount tenants with big-box retail space to the west of Interstate Highway 430.

       . There is a vacant 103,000 square foot building formerly occupied by Home Quarters along Chenal Parkway that is being marketed for sale in conjunction with another vacant Home Quarters in North Little Rock. These two facilities are viewed as prime candidates for redevelopment into multitenant facilities.

       . The 2000 Guide to Central Arkansas Commercial Real Estate, the occupancy rate during 2000 for the Little Rock area was 90.4 percent.

GLA per Capita

The data presented summarizes the extent of existing regional mall development inside the trade area. According to the National Research Bureau, the per capita average for the United States was 5.8 square feet in 1998. This statistic pertains to centers in excess of 400,000 square feet. Total GLA per capita (inclusive of all strip centers) in the United States in 1998 was 19.79 square feet.

Including the subject (Park Plaza Mall), McCain Mall and University Mall, the total per capita mall GLA in the Little Rock MSA is calculated at 3.3 square feet (centers greater than 400,000 square feet in size) well below the national average. By including the 878,000 square feet of mall space proposed for Summit Mall, the total per capital GLA in the MSA equates to 4.9 square feet, still below the national average.

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

Anchor Alignment

Park Plaza Mall is a community-oriented retail mall. The existing anchor stores at the subject are both occupied by Dillard's. This anchor tenant is primarily targeted toward middle-income consumers, which fits well with the demographic profile of the subject's immediate trade area. It should be noted that the lack of a variety of anchor tenants adds to the perceived risk associated with Park Plaza Mall. Provided below is a profile of Dillard's.

        Dillard's Department Stores, Inc.

        Dillard's is one of the nation's largest department store chains with divisions based out of Arkansas, Texas, Florida and Arizona. They have been one of the most aggressive owners expanding from 158 stores in 1989 to 337 stores in 29 states during 2000. The number of stores in 2000 represents a net decrease of five stores from 342 in 1999. Total sales for 2000 were $8.6 billion, a 1.3 percent decrease from 1999 sales, while comparable sales were up 3.0 percent.

        During 2000, Dillard's opened four new stores, did not purchase (acquire) any facilities and closed nine stores. For 2001 the company plans to construct seven stores totaling 1.4 million square feet and expand three other stores totaling 202,000 square feet.

        In 1998, the Company completed the acquisition of Mercantile Stores Company, Inc. for a reported $3.1 billion. Mercantile operated 106 predominantly fashion apparel stores and home design stores in 17 states. To avoid redundancy in certain regions, Dillard's sold 26 of those stores and exchanged seven others for new Dillard's stores.

        Stores typically feature brand name goods in the middle to upper-middle price range. Over 90 percent of sales come from apparel, cosmetics, accessories and shoes. In 1997, average sales of $152 per square foot were calculated based upon reported square footage for the chain.

===============================================================================================================================
                                1994          1995          1996           1997          1998          1999           2000

===============================================================================================================================
Total Sales                   $5,545,803    $5,918,038     $6,227,585    $6,631,752    $7,796,741     $8,676,711    $8,566,560
-------------------------------------------------------------------------------------------------------------------------------
Total Sales Increase                  8%            7%             5%            6%           18%            12%           -1%
-------------------------------------------------------------------------------------------------------------------------------
Gross Margin                       34.8%         34.2%          33.8%         33.8%         33.1%             --            --
-------------------------------------------------------------------------------------------------------------------------------
Sq/Ft (000)                       35,300        37,300         40,000        43,300        55,000         57,000        56,500
-------------------------------------------------------------------------------------------------------------------------------
No. Stores at Yr-End                 229           238            250           270           335            342           337
-------------------------------------------------------------------------------------------------------------------------------
Sales Per Sq/Ft                     $157          $159           $156          $153          $142           $152          $152
-------------------------------------------------------------------------------------------------------------------------------
Sales Per Store (000)            $24,217       $24,866        $24,910       $24,562       $23,274        $25,370       $25,420
-------------------------------------------------------------------------------------------------------------------------------
Comp-Sales Increase                   5%            2%             2%            2%            1%             --           -3%
===============================================================================================================================

        Dillard's strategy is to enter or further penetrate markets where it can become the dominant conventional department store operator. Over the past few years, much of their growth has been through acquisitions. Dillard's Private Label sales have increased in recent years. This strategy has allowed Dillard's to maintain a highly

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

     desirable image position with national brands while offering Private Brand pricing at savings of 25.0 percent or more.

Moody's ranks the company at "Ba1/Ba2" with commercial paper ranked "NP" (Not Prime). Standard and Poor's rates Dillard's at "A3/BBB" with a negative outlook.

Trade Area Definition

Park Plaza Mall is located just north of Interstate Highway 630, with no exposure or access to/from the interstate. The subject is located on one of the main commercial corridors serving the Little Rock area. However, it should be noted that the location of the subject along University Avenue defines this as one of the primary commercial corridors. The location and accessibility of dominant competing regional centers has a direct bearing on the boundaries and make-up of the subject's trade area. Principal competition is seen in McCain Mall, located northeast of the subject in North Little Rock. Secondary competition is considered to be the University Mall, even though it is located just south of the subject. These centers are cited as main source of competition by virtue of their location surrounding the subject and by virtue of their tenant merchandising strategy and price points.

We believe that it is also important to note that key community centers and freestanding "category killers" represent a force in the market's competitive environment. However, certainly there is a place for both in most retail environments. Of significant note is the degree to which these national retailers have entered the competitive market to the west of Interstate Highway
430. These developments increase the outflow of consumer expenditures from the subject's trade area to these alternative markets.

To summarize, the foundation of our analysis for delineation of the subject's trade area may be summarized as follows:

     1. Highway accessibility including area traffic patterns, geographical constraints and nodes of residential development.

     2. The position and nature of the area retail structure including the location of destination retail centers and the strength and composition of the retail infill as discussed above.

     3. The size, anchor tenancy and merchandising composition of area malls that are perceived to have overlapping trade areas, or whose trade areas serve to define the subject's potential capture rate.

     4. The size, anchor tenancy and merchandising composition of the subject mall relative to surrounding regional retail developments.

We were not provided with a shopper intercept survey for the subject mall, and therefore have defined the subject's trade area based on concentric radii distances from the mall site. In this analysis, we have analyzed the 10-, 20- and 30-mile radii. Such surrounding distances are deemed appropriate given that the subject is considered the preeminent mall in the Little Rock area. For purposes of this analysis, we estimate that the subject's primary trade extends for a distance of 20 miles in all directions.

Trade area demographic data has been provided by Claritas. Comparisons have been made between the city of Little Rock, the Little Rock MSA, the State of Arkansas and the United States, which lends some perspective to the dynamics of the trade area. The chart on the following page compares these statistics.

                                                                                                   Retail Market Analysis
-------------------------------------------------------------------------------------------------------------------------
DEMOGRAPHIC STATISTICS                                              Property: Park Plaza Mall
2000 Estimate and 2005 Projection Comparisons                                 6000 West Markham Street
Cushman & Wakefield, Inc.                                                     Little Rock, Pulaski County, Arkansas
-------------------------------------------------------------------------------------------------------------------------
                                 10-Mile    20-Mile    30-Mile    City of Little  Little Rock                United
                                  Radius     Radius     Radius         Rock          MSA        Arkansas     States
-------------------------------------------------------------------------------------------------------------------------
POPULATION
-----------------------------
   1980                           287,022    391,131    469,279      179,810      474,484     2,286,436   226,545,856
   1990                           288,214    413,737    508,268      175,795      513,117     2,350,725   248,709,872
   2000                           287,311    429,191    558,480      174,245      562,766     2,565,441   274,691,936
   2005                           291,073    442,734    590,435      176,064      595,324     2,661,009   287,123,328
Compound Change Annual
-----------------------------
   1980 - 2000                      0.01%      0.47%      0.87%       -0.16%        0.86%         0.58%         0.97%
   1990 - 2000                     -0.03%      0.37%      0.95%       -0.09%        0.93%         0.88%         1.00%
   2000 - 2005                      0.26%      0.62%      1.12%        0.21%        1.13%         0.73%         0.89%
-------------------------------------------------------------------------------------------------------------------------
HOUSEHOLD STATISTICS
-----------------------------
   1980                           107,260    141,544    167,136       68,424      168,985       816,065    80,389,688
   1990                           116,032    160,387    193,548       72,573      195,437       891,179    91,947,408
   2000                           118,465    170,427    216,814       74,202      218,410       987,606   103,192,376
   2005                           121,326    177,538    230,976       75,926      232,760     1,032,058   108,826,656
Compound Annual Change
-----------------------------
   1980 - 2000                      0.50%      0.93%      1.31%        0.41%        1.29%         0.96%         1.26%
   1990 - 2000                      0.21%      0.61%      1.14%        0.22%        1.12%         1.03%         1.16%
   2000 - 2005                      0.48%      0.82%      1.27%        0.46%        1.28%         0.88%         1.07%
--------------------------------------------------------------------------------------------------------------------------
AVERAGE HOUSEHOLD INCOME
-----------------------------
   1990                           $35,424    $34,313    $33,425      $36,897      $33,336       $27,378      $ 38,453
   2000                           $60,208    $57,574    $55,725      $62,460      $55,772       $44,801      $ 58,875
   2005                           $75,895    $72,588    $70,196      $77,876      $70,341       $55,704      $ 70,868
Compound Annual Change
-----------------------------
   1990 - 2000                      5.45%      5.31%      5.24%        5.40%        5.28%         5.05%         4.35%
   2000 - 2005                      4.74%      4.74%      4.73%        4.51%        4.75%         4.45%         3.78%
--------------------------------------------------------------------------------------------------------------------------
RETAIL SALES ANALYSIS
-----------------------------
Total Retail Sales ($Mil)          $4,534     $6,128     $7,372       $2,855       $7,449       $27,523    $3,186,503
     General Merchandise             $812     $1,111     $1,334         $511       $1,348        $4,516      $401,841
     Apparel & Accessory             $196       $247       $282         $124         $285          $814      $139,137
     Furniture & Home Furnishings    $240       $313       $355         $151         $358          $989      $170,539
     Other Sales                     $168       $227       $273         $106         $276        $1,018      $117,901
Total GAFO Sales                   $1,415     $1,898     $2,244         $891       $2,266        $7,337      $829,418
Total Expenditure Potential        $7,133     $9,812    $12,082       $4,635      $12,181       $44,246    $6,075,451

GAFO % of Total Retail Sales        31.2%      31.0%      30.4%        31.2%        30.4%         26.7%         26.0%
GAFO % of Total Expenditure
 Potential                          19.8%      19.3%      18.6%        19.2%        18.6%         16.6%         13.7%
--------------------------------------------------------------------------------------------------------------------------
SOURCE: Claritas
(1) Includes Home Appliance, Radio and T.V. Stores
(2) Other Sales estimated at 3.7% of Total Retail Sales
(3) Number of Households multiplied by Average Household Income
--------------------------------------------------------------------------------------------------------------------------

                                       27

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

Population

Once the market area has been established, the focus of our analysis centers on the trade area's population. Claritas provides historical, current and forecasted population estimates for the total trade area. Patterns of development density and migration are reflected in the current levels of population estimates.

Between 1990 and 2000, Claritas reports that the population within the 20-mile trade area increased by 15,454 to 429,191. This is a 3.7 percent increase (0.37 percent per annum) for the 10-year period. The more immediate 10-mile radius trade area showed a population growth decline of 903 residents between 1990 and 2000. Historic population growth within the trade area was at lower rates than experienced in the Little Rock MSA and State of Arkansas, but above that of the city of Little Rock

Provided on the following page is a graphic representation of the current population distribution within the subject's region. This graphic depicts a more densely populated area surrounding the subject, which includes the cities of Little Rock and North Little Rock. Overall, the subject is well positioned to capture general merchandise retail expenditures from the trade area.

The current projection is for stronger near term future population growth in the trade area relatively, even though it will still be less than the Little Rock MSA. Population additions within the 20-mile radius are forecast at 13,543 persons, an increase of 3.2 percent, or 0.62 percent per annum, compounded. The 30-mile radius trade area is forecast to add 31,955 persons, increasing by 5.7 percent, or 1.12 percent per annum, compounded. Over the next five years, population growth in the trade area is projected to be only slightly less than population growth rates in the State of Arkansas, but only one-half that of the 30-mile radius and the Little Rock MSA. The graphic on the second following page illustrates projected population growth within the trade area over the next five years (2000 - 2005). Future population growth is generally expected to occur in the more suburban areas outside the city limits.

Households

A household consists of all the people occupying a single housing unit. While individual members of a household purchase goods and services, these purchases actually reflect household needs and decisions. Thus, the household is a critical unit to be considered when reviewing market data and forming conclusions about the trade area as it impacts the retail center.

National trends indicate that the number of households are increasing at a faster rate than the growth of the population. Several noticeable changes in the way households are being formed have caused the acceleration in this growth, specifically:

     . The population in general is living longer on average. This results in an increase of single and two person households.

     . The divorce rate increased dramatically during the last decade, again resulting in an increase in single person households.

     . Many individuals have postponed marriage, thus also resulting in more single person households.

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

POPULATION

[This graphic depicts a map of the Little Rock, Arkansas metropolitan area with dots indicating current population densities throughout the area.]

                                                          Retail Market Analysis
--------------------------------------------------------------------------------


POPULATION GROWTH

[This graphic depicts a map of the Little Rock, Arkansas metropolitan area with dots indicating the projected population growth throughout the area.]

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

The trade area has experienced growth in the number of households both because of new residents locating to the area and for the reasons outline above. Between 1990 and 2000, the 20-mile trade area added 10,040 households, increasing by 6.3 percent to 170,427 units. This growth is equivalent to a compound annual increase of 0.61 percent. Alternatively, the immediate 10-mile trade area added 2,433 households to 118,465, indicating a lesser 0.21 percent annual rate of growth. Between 1990 and 2000, the trade area grew in terms of the number of households at a slower rate than the MSA and state of Arkansas but in excess of the city of Little Rock.

Between 2000 and 2005, the 20-mile radius trade area is expected to grow by 0.82 percent per annum to 177,538 households. This reflects an increased household growth rate compared to the prior 10-year period (1990 to 2000). This projected growth rate is still below that of the MSA and state; however, it is almost double that projected for the city.

Correspondingly, a greater number of smaller households with fewer children generally indicates more disposable income. In 1980, there were 2.76 persons per household in the 20-mile radius trade area. By 2000 the persons per household decreased to 2.52.

Trade Area Income

A significant statistic for retailers is the income potential of a trade area's population. Income levels, either on a per capita, per family or household basis, indicate the economic level of the residents of the market area and form an important component of this total analysis. More directly, average household income, when combined with the number of households, is a major determinant of an area's retail sales potential.

Trade area income figures for the subject support the profile of a broad middle income market. According to Claritas, average household income within the primary trade area (20-mile radius) in 2000 was approximately $57,574, approximately 103 percent of the MSA average ($55,772), 92 percent of the city average ($62,460) and 129 percent of the State average ($44,801). Comparison of the trade area's relative ranking is shown on the following chart. One interesting point to note is that the 10-mile radius has a higher average household income than the 20- and 30-mile radii.

================================================================================
                      Average Household Income Comparison

--------------------------------------------------------------------------------
                                                                Compound
             Area              2000              2005         Annual Growth
================================================================================
--------------------------------------------------------------------------------
10-mile radius                    $60,208           $75,895            4.7%
--------------------------------------------------------------------------------
20-mile radius                    $57,574           $72,588            4.7%
--------------------------------------------------------------------------------
30-mile radius                    $55,725           $70,196            4.7%
--------------------------------------------------------------------------------
City of Little Rock               $62,460           $77,876            4.5%
--------------------------------------------------------------------------------
Little Rock MSA                   $55,772           $70,341            4.8%
--------------------------------------------------------------------------------
State of Arkansas                 $44,801           $55,704            4.5%
--------------------------------------------------------------------------------
United States                     $58,875           $70,868            3.8%
================================================================================
Source: Claritas
================================================================================

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

Further analysis shows a relatively broad-based distribution of income, although skewed toward the lower income brackets. In general, as distance from the subject increases the percentage allocated to the higher income categories decreases. This information is summarized as follows:

=======================================================================================================================
                                      Household Income Distribution - Trade Area
-----------------------------------------------------------------------------------------------------------------------
                                                                     HH Income Allocations
-----------------------------------------------------------------------------------------------------------------------
               Category                    10-mile         20-mile         30-mile          City             MSA
-----------------------------------------------------------------------------------------------------------------------
        Greater Than $150,000                5.42%           4.43%           3.99%          6.23%           4.00%
-----------------------------------------------------------------------------------------------------------------------
         $100,000 - $150,000                 7.28%           6.52%           6.14%          7.41%           6.13%
-----------------------------------------------------------------------------------------------------------------------
         $ 75,000 - $100,000                11.10%          10.96%          10.61%         10.79%          10.64%
-----------------------------------------------------------------------------------------------------------------------
         $ 50,000 - $ 75,000                19.33%          20.47%          20.43%         18.69%          20.50%
-----------------------------------------------------------------------------------------------------------------------
          Less Than $ 50,000                56.91%          57.62%          58.81%         56.88%          58.72%
=======================================================================================================================
Source: Claritas
=======================================================================================================================

Provided on the following page is a graphic presentation of the household income distribution throughout the trade area.

                                                          Retail Market Analysis
--------------------------------------------------------------------------------





POPULATION GROWTH

[This graphic depicts a map of the greater Little Rock, Arkansas metropolitan area with dots indicating the projected population growth throughout the area.]

                                                          Retail Market Analysis
--------------------------------------------------------------------------------




AVERAGE HOUSEHOLD INCOME

[This graphic depicts a map of the greater Little Rock, Arkansas metropolitan area with dots indicating the average household income throughout the area.]

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

Effective Buying Income

Another measure of the ability of a trade area to support retail business is the area's effective buying income (EBI). This data is not measured by specific trade area, but rather by both the metropolitan statistical area (MSA), as well as on a county and state basis as reported in Sales and Marketing Management's Survey of Buying Power 2000. The City of Little Rock is in Pulaski County which, in turn, is part of the Little Rock MSA. At the end of 1999, the Little Rock MSA had an aggregate EBI of $9.96 billion and a median household EBI of $30,891. A comparison between the city, county, MSA and state is shown in the following table.

     =======================================================================
                            Effective Buying Income
     -----------------------------------------------------------------------
                                                      1999
     -----------------------------------------------------------------------
                                           Total EBI            Median
                                            ($000)              HH EBI
     =======================================================================
           City of Little Rock            $3,671,976           $37,400
     -----------------------------------------------------------------------
             Pulaski County               $6,720,602           $37,808
     -----------------------------------------------------------------------
             Little Rock MSA              $9,962,850           $30,891
     -----------------------------------------------------------------------
            State of Arkansas             $37,717,368          $20,337
     =======================================================================
              City % of MSA                  36.9%              121.1%
     -----------------------------------------------------------------------
             MSA % of State                  26.4%              152.0%
     =======================================================================

Retail Sales

Perhaps an even more important measure of area income is the amount spent on retail expenditures. Retail sales and growth are also tracked by Sales and Marketing Management's Survey of Buying Power. In 2000, the Little Rock MSA had an aggregate retail sales level of $7.9 billion, with average retail sales per household of $36,544. By comparison, the city of Little Rock average sales per household were $40,984, while the state of Arkansas was $28,799 and the U.S. was $33,113.

======================================================================================================================
                                                    Retail Sales

----------------------------------------------------------------------------------------------------------------------
                                                                                                    Compound Annual
                                                                                                    Change 1990-2000
                                              1990                2000                2005
----------------------------------------------------------------------------------------------------------------------
City of Little Rock ($000)                    $ 2,021,200        $  2,975,425                 N/A         3.9%
----------------------------------------------------------------------------------------------------------------------
Pulaski County ($000)                         $ 3,378,752        $  5,565,035        $  6,311,249         5.1%
----------------------------------------------------------------------------------------------------------------------
Little Rock MSA ($000)                        $ 4,147,589        $  7,937,360        $  9,654,069         6.7%
----------------------------------------------------------------------------------------------------------------------
Arkansas ($000)                               $15,386,039        $ 28,448,033        $ 35,614,134         6.3%
----------------------------------------------------------------------------------------------------------------------
United States ($Mil)                          $ 1,807,183        $  3,409,490        $  4,440,042         6.6%
======================================================================================================================
Source: Sales & Marketing Management, 2000

NOTE: In the 2000 publication Sales & Marketing Management (S&MM) changed from reporting prior year sales to current year sales. As a result, 1999 sales figures are unavailable. In addition, S&MM now uses the new NAICS categories in reporting total retail sales which include food services and drinking establishments were not included in prior year figures.
======================================================================================================================

As can be seen, Little Rock MSA has seen aggregate retail sales increases of 6.7 percent per year over the past ten years, above statewide growth and in line with the national sales increases. The city of Little Rock only experienced a retail sales growth rate of 3.9 percent from 1990 to 2000.

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

Through 2005, retail sales are projected to increase at an annual rate of 4.0 percent in the MSA, below the statewide growth projection of 4.6 percent per year, and nationwide growth of 5.4 percent per annum.

Mall Shop Sales

Although sales trends within the subject's region lend important insight into such an analysis, it is the subject's sales productivity that is, perhaps, most significant. Sales--and sales growth--are the driving impetus for rental rates and rent growth at retail properties and have significant bearing on the occupancy costs tenants are willing to pay.

We have reviewed actual sales reports for the years 1998 through 2000, plus for additional comparison the sales volume for twelve months ended March 2001. Tenant sales, totaled $73.17 in 1998, $82.67 million in 1999 and $83.80 million in 2000. For April 2, 2000 through March 31, 2001, the sales volume was $84.77 million. It is noted that these numbers are reflective of gross sales and do not adjust for partial year tenants. A more accurate measure of a mall's performance is indicated by comparable sales (sales from tenants that open and operating for at least one year). Based upon the provided information, the following comparable sales information was derived.

                       Comparable Store Sales
===================================================================
        Year             Unit Rate ($/SF)            Change
===================================================================
        1998                   $371                    N/A
-------------------------------------------------------------------
        1999                   $390                   5.1%
-------------------------------------------------------------------
        2000                   $387                  -0.8%
-------------------------------------------------------------------
    12 Mos. End                $391                   1.1%
     March 2001
===================================================================

Overall, sales grew at a compound annual rate of 2.1 percent from 1998 through 2000.

Industry Average Sales (Mall Shops)

The Urban Land Institute's Dollars and Cents of Shopping Centers (2000) reports national and regional sales averages for regional and super-regional shopping malls. Nationally, median sales at super-regional centers is reported at $264 per square foot. For regional malls, median sales are reported to be $204. A comparison of national and regional figures is shown on the following chart.

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

                                Mall Shop Sales*
                         Regional/Super-Regional Centers
================================================================================
          Area              Median            Lower Decile         Upper Decile
================================================================================
United States              $204/$264            $121/$176            $390/$360
--------------------------------------------------------------------------------
East                       $200/$280            $75/$197             $402/$391
--------------------------------------------------------------------------------
West                       $187/$271            $145/$198            $329/$390
--------------------------------------------------------------------------------
South                      $208/$225            $147/$175            $403/$353
--------------------------------------------------------------------------------
Midwest                    $219/$229            $128/$170            $396/$340
================================================================================
* Rounded to nearest dollar
--------------------------------------------------------------------------------
Source: Urban Land Institute Dollars and Cents of Shopping Centers (2000)
================================================================================

For regional malls in the Midwest, median sales are $219 per square foot, with super-regional mall sales of $229 per square foot. The upper decile regional malls show sales of $396 per square foot while upper decile super regional malls show median mall shop sales of $340 per square foot.

The sales per square foot of $391 are above regional mall classifications and almost to the level of super regional malls. It's sales performance of $391 per square foot can be compared to its peers group (regional malls) as shown below:

================================================================================
                       Average               Subject              Variance
================================================================================
United States           $204                   $391                191.7%
--------------------------------------------------------------------------------
Midwest                 $219                   $391                178.5%
================================================================================

The subject has historically performed at a higher level than its national peer group. The subject's performance, when compared to similar malls within the region, is expected to be toward the high of the range.

Anchor Store Sales

Dillard's, who operates two locations at Park Plaza Mall, is the only anchor tenant at the subject property. As a separately anchor, they are not required to report their sales figures to the subject mall owners. However, based upon information provided to us, as well as discussions with management, Dillard's currently has a sales volume around $280 per square foot.

The Urban Land Institute also tracks sales of owned and non-owned department stores by selected affiliation and region. This information is summarized in the following chart.

The data from ULI shows that the median sales level for department stores in super-regional malls varies from $153 to $165 per square foot with an overall average of $158 per square foot. Stores in the top 10.0 percent of their peers average (unweighted) approximately $244, while the top 2.0 percent average approximately $392 per square foot. This information, based on 1999, is summarized in the following chart.

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

                           Department Store Sales Data

================================================================================================
                                               Median            Top 10%            Top 2%
                Category/Region               Sales PSF         Sales PSF         Sales PSF
================================================================================================
Super-Regional U.S.
Owned Dept. Stores                              $158              $262               $523
National Chain                                  $159              $263               $523
Non-Owned Dept. Stores                          $190              $190               $361
National Chain                                  $193              $193               $381
Eastern Region                                  $158               ---                ---
Western Region                                  $185               ---                ---
Midwestern Region                               $176               ---                ---
Southern Region                                 $168               ---                ---
================================================================================================
Average - All Super-Regional Centers            $158              $227               $447
================================================================================================
Regional Malls U.S.
Owned Dept. Stores                              $157              $257               $385
National Chain                                  $160              $294               $426
Non-Owned Dept. Stores                          $250                --                 --
National Chain                                  $250                --                 --
Eastern Region                                  $141               ---                ---
Western Region                                  $200               ---                ---
Midwestern Region                               $178               ---                ---
Southern Region                                 $194               ---                ---
================================================================================================
Average - All Regional Centers                  $169              $276               $406
------------------------------------------------------------------------------------------------
Source: Urban Land Institute Dollars & Cents of Shopping Centers (2000)
                             -----------------------------------
================================================================================================

Data for department stores in regional malls shows that the median ranges from $141 to $250 per square foot with an overall average of $169 per square foot. The unweighted average for the top 10.0 percent and 2.0 percent are approximately $276 and $406 per square foot, respectively. Department stores within regional malls in the Midwestern Region have a median of $178 per square foot while department stores within super regional malls in the Southern Region indicate average sales of $194 per square foot.

With estimated average sales of approximately $280 per square foot, the subject's anchor stores are out-performing industry averages in comparison to their peer groups. In fact, these sales figures comfortably place the subject's anchor tenant in the top ten percent of their peer group.

Trade Area Expenditure Potential

On the basis of detailed population, income, and spending pattern analysis, estimates of household expenditures for shoppers goods merchandise have been developed for the trade area. Shoppers goods, or department store type merchandise (DSTM), comprise the overwhelming bulk of goods and products carried in regional malls and department stores.

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

Specifically, shoppers goods expenditure potentials represent the dollar amounts available for the merchandise that is primarily sold in the following store types:

..    General merchandise stores including department and other stores;
     -

..    Apparel and accessory stores;
     -

..    Furniture and home furnishing stores, and
     -

..    Other miscellaneous shoppers goods stores.
     -

These categories are also commonly referred to as GAFO goods.

DSTM or GAFO expenditure potential measures the ability of the market to purchase department store type goods. This expenditure potential is typically based upon current average household or per capita income levels in the market, and the estimated share of that income that has historically been spent on department store type merchandise.

Retail sales potential of a trade area is determined after estimating the percent of total aggregate income spent on GAFO goods. The Department of Commerce tabulates the total GAFO sales by city, county and state every five years. The last tabulation was completed in 1997, however, at this writing the results were not in final print. As such, the 1992 data is often cited. Taking these figures for the pertinent area and dividing them against total aggregate income yields the percentage of total aggregate income spent on GAFO goods within an area. For the United States the average is approximately 13.7 percent. For various states, the overall percentage of income devoted to shopping goods purchases (expenditures) ranges from roughly 10.0 to 17.0 percent. Nationally, it is estimated that 80 to 85 percent of specialty and in-line tenant regional shopping center sales are of shopper's goods. Claritas produces a Retail Expenditure Potential Report, the results of which were summarized previously on our Summary of Demographic Statistics. This data shows that GAFO sales as a percent of total expenditure potential is approximately 19.3 percent in the primary trade area. The Little Rock MSA is shown to be 18.6 and the State of Arkansas is 16.6 percent. This analysis relies on the 19.3 percent average for the primary trade area.

Market Share Analysis

We can also test the subject's sales potential on the basis of its implied market share of GAFO expenditure potential within the primary trade area.

To estimate market share, the amount previously calculated for center sales is divided by the trade area GAFO potential. The GAFO potential has been estimated to be approximately 19.3 percent of the total trade area's aggregate income. Total center sales are typically reduced by non-GAFO center sales (i.e. restaurant, convenience and service establishments) which range from 10.0 to
20.0 percent industry-wide. This number has been derived from conversations we had with market research personnel at some of the nation's largest retail development companies. In addition, the ICSC reports that, GAFO sales account for approximately 76.3 percent of all mall sales as reported in their property data base, Monthly Mall Merchandise Index. In our analysis, we have identified
           ------------------------------
certain non-GAFO categories (entertainment, restaurants) and in addition, we have deducted a contingency of 10.0 percent for other non-GAFO items (miscellaneous retail, etc.). These calculations can be seen on the following page chart. The model also presumes that 20.0 percent of the mall's sales will be inflow from outside of the primary market.

                                                         Retail Market Analysis
--------------------------------------------------------------------------------

The current market share of the Primary Trade Area GAFO potential is therefore calculated to be about 6.7 percent based on 2000 population and household statistics as provided by Claritas. For a center such as The Park Plaza Mall, this capture ratio is considered to be fairly strong given the large trade area and is indicative of its market position. For other properties which we have direct insight, GAFO potential tends to range from 8.0 to 20.0 percent of the primary trade area. Obviously, this ratio is impacted dramatically by the make-up of each market and competing centers.


===================================================================================================
MARKET SHARE ANALYSIS - Total Trade Area GAFO Sales

Property:   Park Plaza Mall
            6000 West Markham Street
            Little Rock, Pulaski County, Arkansas
===================================================================================================

                                                                              ---------------------
                                                                      Actual       Forecasted
------------------------------                                         2000           2001
SUBJECT SALES VOLUME                                 Area(SF)(1)      Sales          Sales(2)
------------------------------
  Subject Property Sales
      Anchor Stores
        Dillard's East                                   284,165    $79,566,200     $81,953,186
      Mall Shop Tenants                                  262,344    $83,804,442     $86,318,575
                                                     -----------  ------------- ---------------
  Total Center Sales (3):                                546,509   $163,370,642    $168,271,761

------------------------------
SUBJECT GAFO SALES
------------------------------

  Total Subject Sales                                                              $168,271,761
      Less: Non-GAFO Sales (%) at:           10.0%                                  ($8,631,857)
                                                                                ---------------
  Total Subject GAFO Sales                                                         $159,639,903
      Less: Sales Inflow (%) at:             20.0%                                 ($31,927,981)
                                                                                ---------------

  Total Primary Market GAFO Sales                                                  $127,711,923

------------------------------
TRADE AREA GAFO ANALYSIS (4)
------------------------------

  Primary Trade Area GAFO Potential
      Number of Households (Total Trade Area)                                           170,427
      Average Household Income (Total Trade Area)                                       $57,574
                                                                                ---------------
  Primary Trade Area Aggregate Income                                            $9,812,164,098

  GAFO Potential (%) at:                     19.3%                               $1,898,153,296
------------------------------
MARKET SHARE CALCULATION
------------------------------

  Total Subject GAFO Sales:                                                        $127,711,923
  Primary Trade Area GAFO Potential:                                             $1,898,153,296

Market Share of Primary Trade Area GAFO Potential:                                         6.7%
                                                                              ---------------------
===================================================================================================
(1) Based upon square footage contained in current rent roll.
(2) Assumes 3% growth rate.
(3) Based upon information provided by management.
(4) Housedhold and Income figures are based upon those provided by Claritas for Year 2000.
===================================================================================================

Summary and Conclusion

We have analyzed the retail trade history and profile of the Little Rock MSA in order to make reasonable assumptions as to the continued performance of the subject's trade area.

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

A metropolitan and location overview was presented which highlighted important points about the study area and demographic and economic data specific to the trade area was presented. We included a brief discussion of some of the competitive retail centers in the market area as well as a profile of the anchor tenants at the mall. The trade area profile discussed encompassed an MSA and surrounding radii surveys for the subject. Marketing information relating to these sectors was presented and analyzed in order to determine patterns of change and growth as it impacts the subject. This analysis entailed a review of the subject's actual retail sales relative to the achieved market share of the mall. The data is useful in giving quantitative dimensions of the total trade area, while our comments serve to provide qualitative insight into this area. The following summarizes our key conclusions:

     . While the subject is not visible from Interstate Highway 630, it does have good access along two primary traffic carriers with easy access to the interstate.

     . The trade area is characterized by middle income levels on a per household basis compared to the county and the state.

     . The trade area is further characterized by a large percentage of families. Average household size of 2.52 as compared to the state average at 2.60.

     . The trade area has experienced only modest population growth over the past 20 years. However, future population growth is forecast to increase over the historical indications. The MSA and state are projected to have population growth rates higher than the primary trade area.

     . The subject potentially faces significant regional competition within the city depending upon the final disposition of approval of the proposed Summit Mall.

     . Given Park Plaza Mall's tenant base, size and position relative to competing malls, its trade area is primarily considered to extend beyond the boundaries of the city of Little Rock.

On balance, it is our opinion that with continued competent management and aggressive marketing, Park Plaza Mall should continue to capture its share of area expenditures from within the trade area, which we have defined as the surrounding 20-mile radius. There are two negative influences affecting the subject property. One is the fact that the mall only has one anchor tenant situated in two locations. The second is the potential for competition pending the approval of the proposed Summit Mall. However, have shown that the subject currently performs at an above average sales level relative to industry benchmarks.

Marketability and Marketing Period

In this subsection, we consider the potential market appeal, marketability, and demand for a center like the subject in light of the current real estate investment market. As discussed in this report, the subject involves an enclosed three-level retail mall anchored by one department store in two locations for a combined GLA of approximately 549,709 square feet.

We have considered the potential market demand and investor risk in our analysis and valuation of the subject property through our selection of investment parameters, growth rates, and various assumptions employed. In our analysis, we have attempted to reflect current market conditions and investor criteria. Most of the shopping center properties that have been offered for sale at a "reasonable" price, have sold within 12 months exposure to the open market or less. Properties for which seller expectations of value exceed the market's perception have required more extended marketing periods and have generally sold below the initial asking

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

price, or have been pulled off the market. A "reasonable" price is defined as that price which offers a sufficient return to the investor relative to the demand for and the risk associated with the property. These returns vary widely in the current market depending on the particular investment, its occupancy level, the surrounding demographics, and upside or downside of the income stream.

The subject is characterized as a good quality enclosed regional mall. However, as mentioned, the property has only one anchor tenant and faces potential competition pending the final disposition of approval of the proposed Summit Mall. Nevertheless, the Park Plaza Mall serves a trade area with a population of approximately 430,000 people, which is projected to experience modest household growth into the foreseeable future. We believe that if the subject were offered for sale, it would represent a good investment opportunity given the level of sales. However, at the same time some perceived risk associated with the single anchor tenant and potential competition would be considered. Based on the above, it is our estimate that a market sale of the subject property should be realized within no more than 12 months exposure on the market.

                                                          Retail Market Analysis
--------------------------------------------------------------------------------

SITE PLAN

[This graphic depicts the layout of the Park Plaza Mall, including the Anchor Space not owned by the Park Plaza Mall, the Mall Shop Space owned by the Park Plaza Mall, the Ground Lease and the parking lots surrounding the Park Plaza Mall.]

                                                            Property Description
--------------------------------------------------------------------------------

Site Description
Location:                        Northwest corner of University Avenue and West Markham
                                 Street in the city of Little Rock, Pulaski County, Arkansas.
                                 The common street address for the property is 6000 West
                                 Markham Street.

Shape:                           Owned portion is irregular in shape. The entire mall,
                                 including the anchor owned land area, is rectangular in
                                 shape. We were not provided with a survey of the property.
                                 However, the reader is referred to the site plan on the
                                 facing page.

Site Area:
        Owned:                   10.746 acres
        Non-Owned(Anchor):       12.742 acres
                                 ------------
         Total:                  22.488 acres

Frontage:                        The property has frontage along the west side of University
                                 Avenue and the north side of West Markham Street.
                                 Additionally, the site has frontage along the east side of
                                 McKinley Street and West Park Plaza Street.

Topography/Terrain:              The site slopes gently to the south and southwest. However, the topography and the improvement of the parking deck
                                 provides for exterior access to each level of the mall.

Street Improvements:             University Avenue and West Markham Street are both four-lane arterials with left-hand turn lanes. Typical street
                                 improvements include concrete sidewalks and curbing,
                                 landscaping and lighting.  West Park Plaza Street is a
                                 two-lane paved road that serves as a "ring" road for the mall along the northern boundary of the site.  McKinley Street is a two-lane secondary road.

Soil Conditions:                 We did not receive nor review a soil report. However, we
                                 assume that the soil's load-bearing capacity is sufficient to support the existing structures. We did not observe any
                                 evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Utilities                        All utilities including water, sewer, electric, gas and
                                 telephone are connected and in use.

Access:                          Regional and local access to the site is good. The site has direct access to/from University Avenue, West Markham Street,
                                 McKinley Street and West Park Plaza Street. The
                                 intersections of West Markham Street and University Avenue,
                                 University

                                                            Property Description
--------------------------------------------------------------------------------

                                 Avenue and West Park Plaza Street and West Markham
                                 Street and McKinley Street all have traffic signals. The
                                 subject property has good access to/from Interstate Highway
                                 630, which is accessed via University Avenue approximately one-quarter mile south of the subject.

Land Use Restrictions:           We were not given a title report to  review. We do not
                                 know of any easements, encroachments or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:                    According to the Federal Flood Insurance Map, Community Panel
                                 No. 050181-0007E, dated November 3, 1993, the site is in Zone
                                 X, which identifies areas of minimal flood potential.
                                 Federal flood insurance is not required in a Flood Zone X.

Wetlands:                        We are aware of potential regulated wetlands along the west boundary of the site. This area is currently unimproved.
                                 Expansion of the parking lot into this area to provide
                                 needed parking for an expansion of the mall may be
                                 restricted. We recommend that appropriate experts be
                                 retained to determine the presence of regulated wetlands on the subject site.

Site Improvements:               Site improvements include surface and deck parking,
                                 pole-mounted lighting, landscaping and storm drains. The
                                 reader is referred to the subsequent Improvement Description for further discussion of the site improvements.

Hazardous Substances:            We were provided with a Phase I Environmental Site Assessment
                                 Update prepared by IVI Environmental, Inc., dated March 3,
                                 2000.  According to this assessment, there is "no evidence of recognized environmental conditions in connection with the subject."  Please refer to the Addenda for a copy of the
                                 Executive Summary. We observed no evidence of such during our physical inspection. However, we are not qualified to detect such substances. We are not trained to perform technical
                                 environmental inspections and recommend the services of a
                                 professional engineer for this purpose.

Comments:                        Overall, the size, accessibility and topography appear
                                 functionally adequate and conducive for regional retail
                                 utilization.

                                                            Property Description
--------------------------------------------------------------------------------

Improvements Description

The subject site is improved with a three-level, enclosed retail mall commonly known as Park Plaza Mall. The subject improvements comprise the mall shops and a ground lease improved with a branch bank building. The two Dillard's anchor department stores are separately owned and are not part of the subject property. Please refer to the site plan presented previously and the lease plans on the following pages.

We were not provided with plans and specifications for the subject improvements. The following description is based on information provided by the client, our physical inspection of the property and discussions with the mall manager.

                                                            Property Description
--------------------------------------------------------------------------------

BUILDING LAYOUT

[This layout consists of a plan of the second floor of the Park Plaza Mall]

                                                            Property Description
--------------------------------------------------------------------------------

Improvements:                                          Enclosed three-level retail shopping mall.

Year Built:                                            1988

Gross Leasable Area:

                                                       =============================================================
                                                                                       Square
                                                                Component               Feet         Allocation
                                                       =============================================================
                                                       Dillard's (East & West)         284,165
                                                       =============================================================
                                                       Total Anchors                   284,165         51.7%
                                                       =============================================================
                                                       In-Line Stores                  252,404
                                                       Food Court                        8,740
                                                       Kiosks                            1,200
                                                       =============================================================
                                                       Total Mall Shops                262,344         47.7%
                                                       =============================================================
                                                       Firstar Bank                      3,200
                                                       =============================================================
                                                       Total Outparcel                   3,200          0.6%
                                                       =============================================================
                                                       Total Center GLA                549,709        100.0%
                                                       =============================================================
                                                       Total Owned GLA                 265,544        100.0%
                                                       =============================================================

Gross Building Area:                                   546,509 square feet - Total Center
                                                       262,344 square feet - Owned

Construction Detail

         Foundations:                                  Reinforced floating concrete slab.

         Framing:                                      Fire proof steel frame with reinforced concrete slabs.

         Floor System:                                 Reinforced concrete on metal decking.

         Exterior Walls:                               Exterior  walls  consist of concrete  block which are finished with a textured concrete facing.

         Roof Structure/Cover:                         Structural steel truss system with metal decking. Roof cover is built-up composition, single-ply roof cover that was
                                                       reported to be in overall average condition. The common area roof consists of aluminum framed glass skylights with insulated glass panels.

         Ceiling Heights:                              Ceiling heights are 15 to 18 feet in the anchor tenant and common areas. Mall shop space has ceiling heights that range between
                                                       12 and 15 feet. There are common areas that are open from the first level to the ceiling.

         Pedestrian Doors/Entranceways:                Each of the pedestrian doors are glass in metal frames which are of relative modern design.

                                                            Property Description
--------------------------------------------------------------------------------

Mechanical Detail

         Heating and Cooling:                          There are eleven roof top units, totaling 460
                                                       tons which service the common areas. The mall tenants
                                                       receive chilled water by a 180-ton Carrier air cooled
                                                       chillier, as well as a 20-ton Carrier chiller. Chilled air is provided by two 350-ton Trane Centrifugal chiggers and 12
                                                       Carrier air handlers. According to management, all mechanical equipment is in good and functional condition.

         Plumbing:                                     The plumbing is assumed to be to municipal code. The tenant spaces are not directly metered, thus a charge for water
                                                       usage is assessed.

         Electrical Service:                           Assumed to meet municipal code. Tenants are billed for
                                                       electricity use by the mall management.

         Life Safety/Security:                         The building is fully sprinkled. The fire safety system
                                                       is centrally monitored and tied to the local fire
                                                       department. Emergency power is provided by a generator
                                                       for emergency lights, exit signs, smoke exhaust fans and
                                                       fire alarm systems.

Interior Detail

         Layout and Design:                            The subject is a three-Ievel enclosed regional mall that is generally rectangular in shape. There is a below grade
                                                       parking lot that provides direct access to the lowest
                                                       (garden level) of the mall. The mall offices, the cinema,
                                                       and a mixture of restaurant and conventional retail uses are located on the garden level. A combination of stairways,
                                                       escalators and elevators provide convenient vertical
                                                       transportation throughout the mall. The upper two levels of the mall have interior bridges. A skylight system provides excellent natural light to most areas. The overall design
                                                       and layout is functional and of modern design.

         Walls:                                        Typical interior finishes consist of painted or vinyl covered sheetrock.

         Flooring:                                     The common area floor covering primarily consists of
                                                       commercial grade terrazzo tiles. A mixture of carpet, marble, wood or vinyl tile is improved in the individual tenant
                                                       suites.

         Ceilings:                                     Varies. Generally a mixture of interlocking acoustical tile and painted sheetrock.

         Lighting:                                     Provided by a mixture of recessed incandescent and florescent lighting fixtures, with skylights providing most of the light in the common areas.

                                                            Property Description
--------------------------------------------------------------------------------

                                                       The stores have a combination of recessed florescent, and
                                                       incandescent fixtures.

         Storefronts:                                  Generally a mix of flush and "pop out" type. Almost all
                                                       reflect the most recent tenant design for the respective
                                                       chain as tenants have been renovating and leases have been renewed.

         Restrooms:                                    Public  restrooms are located in both the mall office area, as well as in each of the  anchor tenant spaces. Each tenant
                                                       space has individual private restrooms.

         Hazardous Substances:                         We were provided with a Phase I Environmental Site Assessment
                                                       Update prepared by IVI Environmental, Inc., dated March 3,
                                                       2000. According to this assessment, there is "no evidence of recognized environmental  conditions in connection  with the subject." Please  refer  to the Addenda for a copy of the
                                                       Executive Summary. We observed no evidence of such during our physical inspection. However, we are not qualified to detect such substances. We are not trained to perform technical
                                                       environmental inspections and recommend the services of a
                                                       professional engineer for this purpose.

Site Improvements

         On-Site Parking:                              2,211 parking spaces, which equates to approximately
                                                       4.05 spaces per 1,000 square feet of gross building area

         Landscaping:                                  Exterior landscaping at entrances and along streets consists of grass, ground cover, small shrubs and trees. Landscaping is attractive and well designed given the urban setting of the mall.

         Lighting:                                     Parking lot lighting is provided by pole-mounted lamps.

Americans with Disabilities                            The Americans With Disabilities Act (ADA) became effective January 26, 1992.
         Act Compliance:                               We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the  ADA.
                                                       It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not

                                                            Property Description
--------------------------------------------------------------------------------

                                                       consider possible non-compliance with the requirements of ADA in estimating the value of the property.

Condition:                                             The property is well maintained and the improvements are in good condition.
                                                       No evidence of any significant deferred maintenance was observed on our inspection of the property. We were provided a Property Condition Report prepared by IVI Architects, Engineers and Construction Consultants, dated
                                                       March 21, 2000. This report states that property "was considered to be in good condition." The report also stated that the property exhibited normal wear and tear commensurate with the age of the facility and has evidently received adequate preventative maintenance. The report recommended a minimum amount of $13,500 in immediate expenditures for installation of balusters on stair railings ($7,500) and an inspection of the fire sprinkler system ($6,000). Additionally, a minimum amount ($15,920) of short-term improvements were also recommended. The recommended short-term improvements included some concrete repair ($1,650), repair of cosmetic damage at the loading dock ($1,200), repaint tubular framing at entries and skylight gables ($3,500), reseal sill of skylight ($4,200), paint equipment screens ($1,870), paint rooftop gas lines ($1,400) and redistribute the roof ballast ($2,100). None of the items mentioned in this report are considered significant capital expenditures.

Comments:                                              The quality of the subject improvements is generally rated as good; the layout and functional plan are adequate for retail mall usage. The mall was constructed in 1988 and is approximately 13 years old and in good condition. The normal life expectancy for structures of this type is 45 to
                                                       50 years. The estimated effective age is considered equal to its chronological age of 13 years, thus having an estimated remaining economic life of 32 to 35 years.

                                                       Our review of the local environs reveals that there are no extraordinary external influences that negatively impact the value of the subject property. We do note, however, that the final value of the subject is influenced by the existence of established leases. This effect will be reflected and quantified in the valuation sections.

                                                                          Zoning
--------------------------------------------------------------------------------

The subject property is zoned C-3, General Commercial District, under the City of Little Rock zoning ordinance. According to the zoning ordinance, the purpose of this district is to allow the establishment of a commercial district. Permitted uses include most commercial and retail, activities, including banks, retail, hotel or motel, hospital, mini-warehouses, office, restaurants, schools, service stations and amusement related uses. Some of the restrictions imposed by this classification include:

         Minimum Lot Size:                14,000 square feet

         Minimum Lot Width:               100 feet

         Yard Setbacks

                  Front Yard:             25 feet

                  Rear Yard:              25 feet

                  Side Yard:              15 feet

         Maximum Building Height          35 feet

         Maximum Lot Surface Coverage:    80%

         Parking Requirement:             1 space per 225 square feet of gross
                                          leasable building area (4.44 spaces
                                          per 1,000 square feet)

A total of 2,211 paved parking spaces have been provided which equates to 4.05 spaces per 1,000 square feet of building area. While this is slightly below the allowable ordinance, it should be noted that given the closeness of these numbers there may be a difference in the calculation of building area utilized in this report and that used by the city of Little Rock.

We are not experts in the interpretation of complex zoning ordinances, but the property appears to be a conforming use. However, the determination of compliance is beyond the scope of this appraisal.

We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

                                               Real Estate Taxes and Assessments
--------------------------------------------------------------------------------

Overview

The property falls under the taxing jurisdictions of Pulaski County, the City of Little Rock and the Little Rock Independent School District. In Arkansas, real estate is assessed by the County Tax Assessor for the city and county. State real property tax is not collected in this state. The Assessment is based on 20 percent of the appraised valuation and the current assessment rate is established by the County Quorum Court and public vote. Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. In an effort to project the future tax liability for the property, we have analyzed the mill levies, the subject assessment and comparable property assessments.

Mill Levies

Following is a chart displaying a three-year trend in the total mill levy applicable to the subject through 2000. The 2001 mill levy will not be established until 2002, since taxes are paid a year behind in Pulaski County. In other words, 2000 taxes are payable in 2001.

                ===============================================
                                Mill Levy Summary
                ===============================================
                                    Year Rate
                                  (Per $1,000)

                ===============================================
                                   1996 $63.40
                                   1997 $63.90
                                   1998 $63.90
                                   1999 $63.00
                                   2000 $68.00
                ===============================================

As the preceding chart indicates, the mill levy affecting the subject property increased 7.9 percent from 1999 to 2000. Overall, from 1996 to 2000 the mill levy increased at a compound annual rate of 1.77 percent.

Current Assessment

The Pulaski County Assessor establishes the assessed value on real property for all of the previously noted taxing jurisdictions. By state law, the appraisal district is required to re-evaluate all real property every five years, with the assessment being set as of January 1 of each year. The subject property was last assessed in 1998. The parcel identification numbers for the subject are 44L-001-03-001-00, 44L-001-03-003-00 and 44L-001-03-005-00. Following is the
assessment of the subject property.

=========================================================================
         Current Assessor's Appraised Value and Assessed Value
-------------------------------------------------------------------------
   Account Number            Land       Improvements      Total
=========================================================================
44L-001-03-001-00/1/      $  288,450    $   377,210    $   665,570
44L-001-03-003-00         $  219,200    $    23,910    $   243,110
44L-001-03-005-00         $4,973,680    $52,595,500    $57,569,180
-------------------------------------------------------------------------
Total Appraised Value     $5,481,330.00 $52,996,620.00 $58,477,860.00
Assessment Ratio          x    20.0%    x     20.0%    x     20.0%
-------------------------------------------------------------------------
Assessed Value            $1,096,266    $10,599,324    $11,695,590
=========================================================================
(1) Note this account is paid directly by the ground lease tenant
=========================================================================

                                               Real Estate Taxes and Assessments
--------------------------------------------------------------------------------

Ad Valorem Tax Conclusion

The assessor's appraised value is slightly below than our value conclusion. However, it is considered reasonable as it equals roughly 78 percent of our value conclusion. Although assessor's appraised values (and related assessed values) are technically supposed to be 100 percent of market value, it has been our experience that regional malls typically fall below this amount. Thus, we believe that the subject's assessment of roughly 78 percent of market value estimated herein falls within a reasonable range of typical assessments. Considering this, to calculate the projected tax burden applicable to the subject property, we have used the 2000 mill rate (payable in 2001) and applied it to the current assessed value. This results in the following 2001 tax burden for the entire property (including that portion paid directly by the ground lease tenant).

================================================================================

                         Estimated Year 2001 Tax Burden
                            (Including Ground Lease)

================================================================================

     $58,477,860        X    20%  x  $68.00   /   1,000    =      $795,300

================================================================================

By excluding that portion of the assessment paid directly by the ground lease tenant, the 2001 tax burden applicable to the subject property equals:

================================================================================

                         Estimated Year 2001 Tax Burden
                            (Excluding Ground Lease)

===============================================================================

     $57,812,290        X    20%  x  $68.00   /   1,000    =      $786,247

================================================================================

Taxes are projected to increase at 3.0 percent per annum in our analysis. It should be noted that the leases at the subject property are on a net basis and as such the tenants will be responsible for real estate taxes. Thus a variance in actual taxes versus our projections should not have a material effect on the landlord's position.

                                                            Highest and Best Use
--------------------------------------------------------------------------------

According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

        Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

We have evaluated the site's highest and best use as if vacant and as improved. In both cases the highest and best use must meet four criteria. The use must be
(1) physically possible, (2) legally permissible, (3) financially feasible, and
(4) maximally productive. Because the site is improved with improvements that generate an important return, the focus of the highest and best use is on the site as improved.

Highest and Best Use As Though Vacant

        Legal Factors

The first test is the legally permissible uses of the parcel. Legal restrictions, as they apply to the subject property, are the public restrictions of zoning. The subject site is zoned C-3, General Commercial District by of the City of Little Rock. This zoning district allows for a variety of commercial uses, including retail businesses. To the best of our knowledge, the property complies with all of the zoning requirements under this zoning classification. As noted, we are not aware of any private restrictions that adversely affect the utilization of the site. Furthermore, we are not aware of any environmental constraints that might impact the property. Finally, it is recognized that the property has been in continuous operation as a retail use since 1988. As such, the existing leases, anchor store agreements, and reciprocal easement agreements that are in place dictate a retail use for the property.

        Physical Factors

The next factor considered is the possible use of the site is dictated by the physical aspects of the parcel itself. As noted in our Property Description section of the report, the site is of sufficient size to accommodate the existing improvements. The site has good visibility and accessibility and its soil and topography do not physically limit its use. All utilities are available to the site. Finally, compatibility with existing neighboring uses is also an important consideration. In the case of the subject, Park Plaza Mall helps define the immediate neighborhood as a destination regional retail district. Surrounding uses are generally compatible. With all of this in mind, we are of the opinion that a retail use of the site is physically possible.

        Financial Feasibility/Maximum Productivity

After determining those uses that are physically possible and legally permissible, the remaining uses must be analyzed in light of their financial feasibility. As indicated in the Local Market Area Analysis and Retail Market Analysis sections, area is considered to be attractive from the standpoint of regional shopping alternatives. Further, we see no significant changes in the local demographics that might threaten the economic viability of the subject site. While this implies a quantitative analysis, it is often most qualitative and sensitive to community, social, political, and governmental standards. In this case, the site is located in an area that has developed into an important commercial/retail hub. Existing neighborhood uses further compliment the site. The site's size, zoning, location and proximity to the regional road network suggest a retail utilization. Furthermore, as will be shown in the Income Capitalization Approach, the subject improvements

                                                            Highest and Best Use
--------------------------------------------------------------------------------

contribute to the value of the property through rental income. The subject Park Plaza Mall generates substantial gross sales revenue, which theoretically could be captured by a similar retail development of the site. Therefore, we conclude that the highest and best use of the subject, as if vacant, would be for regional retail development to the maximum density allowed under current zoning.

Highest and Best Use of Property as Improved

        Legal Factors

Legal restrictions, as they apply to the subject property, are the public restrictions of zoning. The subject site is zoned C-3, General Commercial District by of the City of Little Rock. This zoning district allows for a variety of commercial uses, including retail businesses. To the best of our knowledge, the improvements comply with all of the zoning requirements under this zoning classification. As noted, we are not aware of any private restrictions that adversely affect the utilization of the property. Furthermore, we are not aware of any environmental constraints that might impact the property. Finally, it is recognized that the property has been in continuous operation as a retail use since 1988. As such, the existing leases, anchor store agreements, and reciprocal easement agreements that are in place dictate retail use for the property.

        Physical Factors

The next constraint to be considered is the possible use of the site is dictated by the physical aspects of the parcel itself. As noted in our Property Description section of the report, the site is of sufficient size to accommodate the existing improvements. The property has good visibility and accessibility and its soil and topography do not physically limit its use. All utilities are available to the site. Finally, compatibility with existing neighboring uses is also an important consideration. In the case of the subject, Park Plaza Mall helps define the immediate neighborhood as a destination regional retail district. Surrounding uses are generally compatible. With all of this in mind, we are of the opinion that a retail use of considerable size is physically possible.

        Financial Feasibility/Maximum Productivity

After analyzing the physically possible and legally permissible aspects of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

As indicated in the Local Market Area and Retail Market Analysis section of this report, the subject area is considered to be attractive from the standpoint of regional shopping alternatives. Further, we see no significant changes in the local demographics that might threaten the economic viability of the subject site. Existing retail product found throughout the immediate trade area, namely University Mall, is judged to be marginally competitive on the basis of age, design and merchandising. The closest alternate shopping mall is about eight miles away. The defined trade area for the subject mall includes nearly 430,000 people within the 20-mile radius. In the Income Capitalization Approach, we have provided a detailed analysis of the subject's revenue producing ability as a regional mall. These projections have relied upon certain market based assumptions. Consideration has been given to competitive properties in the surrounding market and their potential effects on the subject property. Accordingly, we find that the property, under the concept of continued use, will produce a sufficient income stream to an investor. An alternative use would not be economically justifiable and, as a result, fails the test of financial

                                                            Highest and Best Use
--------------------------------------------------------------------------------

feasibility and maximum productivity. In our opinion, no other use of the site would provide as great a return. Therefore, we have concluded that the highest and best use of the site as improved is for continued utilization as a regional mall. Having said that, it should be remembered that a competing mall (Summit
Mall) has been proposed for development in the Little Rock area. If this mall is developed, it will likely have a significant negative impact on the subject property, especially considering that Dillard's has announced their intention to be an anchor at the proposed mall.

                                                               Valuation Process
--------------------------------------------------------------------------------

Overview

Appraisers typically use three approaches in valuing real property: the Cost Approach, the Sales Comparison Approach, and the Income Capitalization Approach. The type and age of the property and the quantity and quality of data effect the applicability in a specific appraisal situation.

Cost Approach

The Cost Approach renders an estimate of value based upon the price of obtaining a site and constructing improvements, both with equal desirability and utility as the subject property. Regional mall properties are not typically purchased based on the Cost Approach. The fundamental principle underlying this approach is the principle of substitution, which holds that "no prudent person will pay more for a property than the price of a site and the cost of construction, without undue delay, an equally desirable and useful property". The subject improvements consist of a regional mall, and the economic feasibility of the development is based primarily on the department store anchor tenants, which serve as the primary draw for the other major tenants and in-line space. Leases or other agreements with the anchor department stores are a fundamental component of the property's value, and replacing these anchors is an extremely speculative, costly, and time consuming process. The investment market aggressively underwrites quality regional malls because of the unique nature of the anchor tenant commitments and the difficulty in replacing the property both in terms of size and anchor commitments. In a property such as the subject, the proper estimation of accrued depreciation can be subjective and problematic. As such we have not employed the Cost Approach in this analysis.

Sales Comparison Approach

The Sales Comparison Approach is based on an estimate of value derived from the comparison of similar type properties that have recently been sold. Through an analysis of these sales, efforts are made to discern the actions of buyers and sellers active in the marketplace, as well as establish relative unit values upon which to base comparisons with regard to the subject. This approach has a direct application to the subject property. Furthermore, this approach has been used to develop investment indices and parameters from which to judge the reasonableness of our principal approach, the Income Capitalization Approach.

Income Capitalization Approach

By definition, the subject property is considered an income/investment property. Properties of this type are historically bought and sold on the ability to produce economic benefits, typically in the form of a yield to the purchaser on investment capital. Therefore, the analysis of income capabilities is particularly germane to this property since a prudent and knowledgeable investor would follow this procedure in analyzing its investment qualities. Therefore, the Income Capitalization Approach has been emphasized as our primary methodology for this valuation.

Reconciliation

This valuation concludes with a final estimate of the subject's market value based upon the total analysis as presented herein.

                                                       Sales Comparison Approach
--------------------------------------------------------------------------------

Methodology

The Sales Comparison Approach provides an estimate of market value by comparing recent sales of similar properties in the surrounding or competing area to the subject property. Inherent in this approach is the principle of substitution, which holds that, when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, market value and price trends can be identified. Comparability in physical, locational, and economic characteristics is an important criterion when comparing sales to the subject property. The basic steps involved in the application of this approach are as follows:

     1. Research recent, relevant property sales and current offerings throughout the competitive marketplace;

     2. Select and analyze properties considered most similar to the subject, giving consideration to the time of sale, change in economic conditions which may have occurred since date of sale, and other physical, functional, or locational factors;

     3. Identify sales which include favorable financing and calculate the cash equivalent price;

     4. Reduce the sale prices to a common unit of comparison, such as price per square foot of gross leasable area sold;

     5. Make appropriate adjustments between the comparable properties and the property appraised; and

     6.  Interpret the adjusted sales data and draw a logical value conclusion.

The most widely-used, market-oriented units of comparison for properties such as the subject are the sale price per square foot of gross leasable area (GLA) purchased, and the overall capitalization rate extracted from the sale. This latter measure will be addressed in the Income Capitalization Approach which follows this methodology. An analysis of the inherent sales multiple, where applicable, also lends additional support to the Sales Comparison Approach.

Market Overview

The typical purchaser of properties of the subject's caliber includes both foreign and domestic insurance companies, large retail developers, pension funds, and real estate investment trusts (REITs). The large capital requirements necessary to participate in this market and the expertise demanded to successfully operate an investment of this type, both limit the number of active participants and, at the same time, expand the geographic boundaries of the marketplace to include the international arena. Due to the relatively small number of market participants and the moderate amount of quality product available in the current marketplace, strong demand exists for the nation's quality retail developments.

Most institutional grade retail properties are existing, seasoned centers with good inflation protection. These centers offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. They tend to be characterized as having three to five department store anchors, most of which are dominant in the market. Mall shop sales are a minimum of $300 per square foot and the trade area offers good growth potential in terms of population and income levels. Equally important are centers that offer good upside potential

                                                       Sales Comparison Approach
--------------------------------------------------------------------------------

after face-lifting, renovations, or expansion. With new construction down, owners have accelerated their renovation and remerchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities continue to be serious impediments to new retail developments.

Real estate investment remains an important part of many institutional investors' diversified portfolios. Banks are aggressively competing for business, trying to regain market share lost to Wall Street, while the more secure life insurance companies are also aggressively competing in the market. Furthermore real estate investment trusts (REITs) have helped to provide liquidity within the real estate market, pushing demand for well-tenanted, quality properties, particularly regional malls. Currently, REITs have slowed their acquisition activity from the feverish pace of 1996/97. Selectively, they are still a buyer and do remain attractive to institutional investors due to their liquidity. However, overbuilding in the retail industry has resulted in the highest GLA per capita ever (20+/- square feet per person). In addition, continued consolidation in certain retail sectors along with bankruptcy filings among weaker chains has prompted some lenders and investors to tighten their underwriting criteria. Some investors shun further retail investment at this time, content that their portfolios have a sufficient weighting in this segment.

Nonetheless the market for dominant Class A institutional quality malls is tight, as characterized by limited amount of good quality product available. It is the consensus that Class A+/A property would trade in the 7.0 to 9.0 percent capitalization rate range, with rates below 7.5 percent likely limited to the top 15 to 20 malls with sales at least $450 per square foot and good potential for real net income growth. Furthermore, there is a viable market for the next tier product with cap rates in the broad 9.0 to 11.0 percent range. Most of the transaction which have occurred over the last 18 months have been in this category. Conversely, there are many third tier and lower quality malls offered on the market at this time. With limited demand from a much thinner market, cap rates for this class of malls are felt to be in the much broader 11.0 to 14.0 percent range. Pessimism about the long term viability of many of these lower quality malls has been fueled by the recent turmoil in the retail industry and the continued threat of e-commerce.

To better understand where investors stand in today's marketplace, we have surveyed active participants in the retail investment market. Based upon our survey, the following points summarize some of the more important "hot buttons" concerning investors:

Occupancy Costs - This "health ratio" measure is of fundamental concern today. The typical range for total occupancy cost-to-sales ratios falls between 10.0 and 15.0 percent. With operating expenses growing faster than sales in many malls, this issue has become even more important. As a general rule of thumb, malls with sales under $250 per square foot generally support ratios of 10.0 to
12.0 percent; $250 to $300 per square foot support 12.0 to 13.0 percent; $300 to $350 per square foot support 13.0 to 14.0 percent and over $400 per square foot support 14.0 to 15.0 percent. Experience and research show that most tenants will resist total occupancy costs that exceed 16.0 to 18.0 percent of sales. However, ratios of upwards to 20.0 percent are not uncommon for some higher margin tenants. This appears to be by far the most important issue to an investor today. Investors are looking for long term growth in cash flow and want to realize this growth through real rent increases. High occupancy costs limit the amount of upside through lease rollovers.

Market Dominance - The mall should truly be the dominant mall in the market, affording it a strong barrier to entry for new competition. Some respondents feel this is more important than the size of the trade area itself.

                                                       Sales Comparison Approach
--------------------------------------------------------------------------------

Strong Anchor Alignment - Having at least three department stores (four are ideal), two of which are dominant in that market. The importance of the traditional department store as an anchor tenant has returned to favor after several years of weak performance and confusion as to the direction of the industry. As a general rule, most institutional investors would not be attracted to a two-anchor mall.

Entertainment - Entertainment has become a critical element at larger centers as it is designed to increase customer traffic and extend customer staying time. This loosely defined term covers a myriad of concepts available ranging from mini-amusement parks, to multiplex theater and restaurant themes, to interactive virtual reality applications. The capacity of regional/super-regional centers to provide a balanced entertainment experience will serve to distinguish these properties from less distinctive formats such as power and smaller outlet centers.

Dense Marketplace - Several of the institutional investors favor markets of 300,000 to 500,000 people or greater within a 5 to 7 mile radius. Population growth in the trade area is also very important. One advisor likes to see growth
50.0 percent better than the U.S. average. Another investor cited that they will look at trade areas of 200,000+/- but that if there is no population growth forecaster in the market, a 50+/- basis point adjustment to the cap rate at the minimum is warranted.

Income Levels - Household incomes of $60,000+ which tends to be limited in many cases to top 50 MSA locations. Real growth with spreads of 200 to 300 basis points over inflation are ideal.

Good Access - Interstate access with good visibility and a location within or proximate to the growth path of the community.

Tenant Mix - A complimentary tenant mix is important. Mall shop ratios of 35+/- percent of total GLA are considered average with 75.0 to 80.0 percent allocated to national tenants. Mall shop sales of at least $250-$275 per square foot with a demonstrated positive trend in sales is also considered to be important.

Physical Condition - Malls that have good sight lines, an updated interior appearance and a physical plant in good shape are looked upon more favorably. While several developers are interested in turn-around situations, the risk associated with large capital infusions can add at least 200 to 300 basis points onto a cap rate.

Environmental Issues - The impact of environmental problems cannot be understated. There are several investors who won't even look at a deal if there are any potential environmental issues no matter how seemingly insignificant.

Operating Covenants - Some buyers indicated that they would not be interested in buying a mall if the anchor store operating covenants were to expire over the initial holding period. Others weigh each situation on its own merit. If it is a dominant center with little likelihood of someone coming into the market with a new mall, they are not as concerned about the prospects of loosing a department store. If there is a chance of loosing an anchor, the cost of keeping them must be weighed against the benefit. In many of their malls they are finding that traditional department stores are not always the optimum tenant but that a category killer or other big box use would be a more logical choice.

Regional Mall Property Sales

The 11 elements summarized above are all considered important from an investors prospective. Department stores have also been, and continue to be, the critical element on the feasibility and long term visibility of a regional mall. Evidence has shown that mall property sales that include

                                                       Sales Comparison Approach
--------------------------------------------------------------------------------

anchor stores have lowered the square foot unit prices for some comparables, and have affected investor perceptions. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues affecting department store anchors. Traditionally, department stores have been an integral component of a successful shopping center and, therefore, of similar investment quality if they were performing satisfactorily.

Consolidation has resulted in dramatic changes in this industry and has witnessed such dominant chains as Federated, Sears, JC Penney, Macy's, Saks and Dillard's continue to grow through acquisition and a return to profitability.

With all this in mind, investors are looking more closely at the strength of the anchors when evaluating an acquisition. Most of our survey respondents were of the opinion that they were indifferent to acquiring a center that included the anchors versus stores that were independently owned if they were good performers. However, where an acquisition includes anchor stores, it is not uncommon for the resulting cash flow to be segregated with the income attributed to anchors (base plus percentage rent) analyzed at a higher cap rate then that produced by the mall shops.

Cushman & Wakefield have extensively tracked regional mall transaction activity since 1991. We have summarized the most recent (1999 and 2000) transactions on the following pages. Historical sales (1991 - 1998) are retained in our files and are available upon request. These sales are inclusive of good quality Class A or B+/- properties that are dominant in their market. Also included are weaker properties in second tier cities that have a narrower investment appeal. As such, the most recent mall sales (1999/00) presented in this analysis show a wide variety of prices on a per unit basis, ranging from $25 per square foot up to $614 per square foot of total GLA purchased. When expressed on the basis of mall shop GLA acquired, the range is more broadly seen to be $39 to $1,021 per square foot. Alternatively, the overall capitalization rates that can be extracted from each transaction range from 6.46 percent to 15.32 percent, with the mean being 10.09 percent for 2000 for all transactions. This compares to
9.47 percent in 1999 and 9.02 percent for 1998. One further refinement is seen in that the average cap rate for 2000 among those sales, which involved just mall shop GLA only, was 8.59 percent. When at least one anchor was included in the sale, the average cap rate was approximately 194 basis points higher at
10.53 percent.

One obvious explanation for the wide unit variation is the inclusion (or exclusion) of anchor store square footage which has the tendency to distort unit prices for some comparables. Other sales include only mall shop area where small space tenants have higher rents and higher retail sales per square foot. A shopping center sale without anchors, therefore, gains all the benefits of anchor/small space synergy without the purchase of the anchor square footage. This drives up unit prices to over $250 per square foot, with most sales over $300 per square foot of salable area.

1991 - The fourteen sales included for 1991 show a mean price per square foot sold of $282. On the basis of mall shop GLA sold, these sales present a mean of $357. Sales multiples range from .74 to 1.53 with a mean of 1.17. Capitalization rates range from 5.60 to 7.82 percent with an overall mean of 6.44 percent. The mean terminal capitalization rate is approximately 100 basis points higher, or
7.33 percent. Yield rates range between 10.75 and 13.00 percent, with a mean of
11.52 percent for those sales reporting IRR expectancies.

1999 MALL SALES

------------------------------------------------------------------------------------------------------------------------------------
REGIONAL MALL SALES
1999 Transaction Chart
Cushman & Wakefield, Inc.
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                                             Mall
Sale                          Sale     Year                                                      Total         Sold          Shop
 No.    Property/Location     Date     Built           Grantor/Grantee           Sale Price       GLA           GLA          GLA
------------------------------------------------------------------------------------------------------------------------------------
99-1    Frederick Towne      Dec-99    1972     Lend Lease Real Estate          $ 28,425,000      593,409      467,775      190,135
        Mall                                    Investments
        Frederick, MD                           Andrew Hearns/Trammel Crow
------------------------------------------------------------------------------------------------------------------------------------
99-2    County Fair Mall     Dec-99    1986     Pacific Life/                   $ 15,800,000      402,339      402,339      152,889
        Woodland, CA                            Triple Net Properties
------------------------------------------------------------------------------------------------------------------------------------
99-3    Houston Galleria     Nov-99    1970/    Hines Interests/Urban Relad     $376,100,000    1,701,119       47,498      822,348
        Houston, Texas                 1982     Properties
------------------------------------------------------------------------------------------------------------------------------------
99-4    Burlington Center    Nov-99    1982     Morgan Guaranty Trust           $ 10,300,000      865,151      224,427      224,427
        Mall                                    Company of New York/
        Burlington                              GP, Burlington LLC
        Township, NJ
------------------------------------------------------------------------------------------------------------------------------------
99-5    Southwest Shopping   Nov-99    1980's   Southwest Shopping Center Co.   $196,500,000    3,778,193    2,526,330    1,560,744
        Center Portfolio                        LLC/
        (6 Malls)                               Zermias Services
------------------------------------------------------------------------------------------------------------------------------------
99-6    Cleveland Mall       Oct-99    1982/    Metropolitan Life Insurance     $ 14,775,000      430,037      430,037      183,855
        Shelby, NC                     1994     Company
                                                Hull/Storey Development
------------------------------------------------------------------------------------------------------------------------------------
99-7    Santa Rosa Mall      Oct-99    1974/    Lend Lease Real Estate          $ 43,000,000      737,406      537,006      255,637
        Fort Walton                    1988     Investments
        Beach, FI                               Jim Wilson and Associates
------------------------------------------------------------------------------------------------------------------------------------
99-8    Baybrook Mall        Oct-99    1978/    Breef USA Fund III/             $133,000,000    1,082,122      341,764      341,764
        Houston, TX                    1994     General Growth Properties
------------------------------------------------------------------------------------------------------------------------------------
99-9    Santa Monica Place   Oct-99    1980/    The Rouse Company/              $130,000,000      560,000      277,000      277,000
        Santa Monica, CA               1990     The Macerich Company
------------------------------------------------------------------------------------------------------------------------------------
99-10   Eastbridge Mall      Oct-99    1970/    Lend Lease Real Estate          $ 48,000,000    1,368,358       96,094      441,033
        San Jose, CA                   1995     Investments General Growth
                                                Properties/Ivanhoe
------------------------------------------------------------------------------------------------------------------------------------
99-11   Mall of Victor       Sep-99    1986     State of Wisconsin Investment   $ 54,100,000      497,621      422,771      223,772
        Valley                                  Board/
        Victorsville, CA                        Stanharch Group, Inc.
------------------------------------------------------------------------------------------------------------------------------------
99-12   Oak View Mall        Sep-99    1991     Oak View Mall Corp./            $112,000,000      854,206      456,286      250,000
        Omaha, NE                               General Growth
                                                Properties/Ivanhoe
------------------------------------------------------------------------------------------------------------------------------------
99-13   Six Flags Mall       Sep-99    1970/    Lend Lease Real Estate          $ 11,100,000      881,155      383,406      283,778
                                                Investments
        Arlington, TX                  1990     Five Prime Properties
------------------------------------------------------------------------------------------------------------------------------------
99-14   Riverside Square     Aug-99    1977/    JMB Income Properties LTD-XI/   $ 59,500,000      836,898      343,552      236,552
        Hackensack, NJ                 1995     Shopco/Lehman
------------------------------------------------------------------------------------------------------------------------------------
99-15   The Plaza            Aug-99    1989     Northwestern Mutual-Life/       $ 30,500,000      434,863      291,063      178,000
        Greenville, NC                          Colonial Properties Trust
------------------------------------------------------------------------------------------------------------------------------------
99-16   Palm Desert Town     Aug-99    1983/    Tnzec Hahn Corporation          $ 82,000,000      863,536      373,536      373,536
        Center                         1999     Westfield America
        Palm Desert, CA
------------------------------------------------------------------------------------------------------------------------------------
99-17   York Galleria Mall   Jul-99    1989/    Hartman Retail Properties/      $ 68,900,000      766,734      484,819      229,517
        York, PA                       1992     CBL & Associates
------------------------------------------------------------------------------------------------------------------------------------
99-18   Ala Moana            Jul-99    1958/    D/E Hawaii Joint Ventures/      $810,000,000    2,190,507    2,030,507      793,624
        Portfolio
(1)     Honolulu, Hawaii               66/67    General Growth Properties
                                       90/99
------------------------------------------------------------------------------------------------------------------------------------
99-19   Haywood Mall         Jul-99    1980/    Cousins Properties/             $138,000,000    1,255,000    1,255,000      368,000
(2)     Greenville, SC                 1996     Simon Property Group
------------------------------------------------------------------------------------------------------------------------------------
99-20   Sikes Center Mall    Jun-99    1974/    Hartman/                        $ 39,760,000      870,921      670,921      258,920
        Wichita Falls, TX              1991     Coyote Management
------------------------------------------------------------------------------------------------------------------------------------
99-21   Los Cerritos Center  Jun-99    1971/    Westfield America/              $188,000,000    1,320,675      519,394      519,394
(3)     Cerritos, CA                   1995     The Macarich Company
------------------------------------------------------------------------------------------------------------------------------------
99-22   Century City         Jun-99    1963/    Breef USA Fund III/             $272,000,000      784,002      784,002      339,693
        Shopping Center
        Los Angeles, CA                1995     Urban Shopping Centers
------------------------------------------------------------------------------------------------------------------------------------
99-23   Valley Fair          May-99    1988/    The Rouse Company/              $304,000,000    1,158,924       95,005      394,845
        Shopping Center
(2)     Santa Clara, CA                1997     Westfeld America
------------------------------------------------------------------------------------------------------------------------------------
99-24   Broward Mall         Feb-99    1974/    JMB Broward Mall Partnership    $ 94,200,000    1,000,802       84,215      284,215
        Broward, FL                    1993     Cadillac Fairview
------------------------------------------------------------------------------------------------------------------------------------
99-25   Washington Square    Feb-99    1974/    Winmar Oregon Inc./             $175,000,000    1,268,736       34,295      317,911
        Tigard, OR                     1995     Macarich Co. and Ontario
                                                Teacher's Pension
------------------------------------------------------------------------------------------------------------------------------------
99-26   Century III Mall     Feb-99    1979     Lend Lease Real Estate Invest   $114,000,000    1,290,345       64,987      458,032
(2)     West Mufflirn, PA                       Asset Enhancement Fund/
                                                Simon Property Group
------------------------------------------------------------------------------------------------------------------------------------
99-27   Chicago Ridge Mall   Jan-99    1981     Haitman-JMB/                    $ 91,000,000      836,000      499,661      316,000
        Chicago Ridge, IL                       Shopco Group LP
------------------------------------------------------------------------------------------------------------------------------------
        Survey Low:                                                             $ 10,300,000      402,339      224,427      162,889
------
        Survey High:                                                            $810,000,000    3,778,193    2,528,330    1,560,744


------------------------------------------------------------------------------------------------------------------------------------
        Survey Mean:                                                            $134,813,333    1,038,116       41,619      380,572
------------------------------------------------------------------------------------------------------------------------------------
        Survey Mean For Centers                                                 $106,250,000      915,382      336,726      336,726
        Where No Anchors Are Owned:
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                   1999


-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Sales
                                                             Capitalization Rates           Unit Rate Comparison   Multiple
                                                            ----------------------         ------------------------------------
     Mall               Mall                                              Termin
     Shop     Occupanc  Shop                                   Going-In     al              Price/GLA   Price/Mall
     Ratio       y     Sales/sf        NOI         NOI/sf       OAR        OAR      IRR     Purchased    Shop GLA
-------------------------------------------------------------------------------------------------------------------------------
     32.0%     77.0%     $238      $ 2,359,300   $  5.04        8.30%       --       --       $ 81        $  149      0.63


-------------------------------------------------------------------------------------------------------------------------------
     38.0%     75.0%     $225      $ 1,628,000   $  4.05       10.30%       --       --       $ 39        $  103      0.45

-------------------------------------------------------------------------------------------------------------------------------
     48.3%     88.0%     $529      $29,300,000   $030.92        7.79%       --       --       $397        $  457      0.86

-------------------------------------------------------------------------------------------------------------------------------
     33.7%     85.0%     $215      $ 1,380,200   $  6.15       13.40%       --       --       $ 48        $   48      0.21


-------------------------------------------------------------------------------------------------------------------------------
     41.3%     83.5%     $213      $20,051,000   $0 7.84       10.20%       --       --       $ 78        $  126      0.59



-------------------------------------------------------------------------------------------------------------------------------
     42.7%     92.0%     $200      $ 1,840,700   $  3.82       11.10%       --       --       $ 34        $   80      0.40


-------------------------------------------------------------------------------------------------------------------------------
     34.7%     74.0%     $238      $ 4,352,600   $  8.11       10.12%       --       --       $ 80        $  168      0.71

-------------------------------------------------------------------------------------------------------------------------------
     31.6%     96.0%     $435      $11,600,000   $033.94        8.72%       --       --       $389        $  389      0.89

-------------------------------------------------------------------------------------------------------------------------------
     49.5%     95.0%     $382      $11,050,000   $039.89        8.50%       --       --       $469        $  469      1.23

-------------------------------------------------------------------------------------------------------------------------------
     32.2%     78.0%     $303      $ 6,200,000   $  8.91       12.92%       --       --       $ 69        $  109      0.36

-------------------------------------------------------------------------------------------------------------------------------
     45.0%     78.8%     $290      $ 5,165,000   $ 12.22        9.55%       --       --       $128        $  242      0.83


-------------------------------------------------------------------------------------------------------------------------------
     29.3%     95.0%     $382      $ 9,400,000   $ 20.60        8.39%       --       --       $245        $  448      1.17


-------------------------------------------------------------------------------------------------------------------------------
     32.2%     80.0%     $150      $ 1,700,000   $  4.68       15.32%       --       --       $ 31        $   39      0.26


-------------------------------------------------------------------------------------------------------------------------------
     37.1%     80.0%     $365      $ 5,500,000   $ 16.01        9.24%       --       --       $173        $  252      0.69

-------------------------------------------------------------------------------------------------------------------------------
     40.9%     89.0%     $280      $ 3,080,500   $ 10.58       10.10%       --       --       $105        $  171      0.81

-------------------------------------------------------------------------------------------------------------------------------
     43.3%     76.0%     $291      $ 7,298,000   $ 19.54        8.90%       --       --       $220        $  220      0.75


-------------------------------------------------------------------------------------------------------------------------------
     29.9%     93.0%     $278      $ 5,994,300   $ 12.38        8.70%       --       --       $142        $  300      1.09

-------------------------------------------------------------------------------------------------------------------------------
     36.2%     91.9%     $889      $64,612,700   $031.82        7.98%       --       --       $399        $1,021      1.15


-------------------------------------------------------------------------------------------------------------------------------
     29.3%     96.0%     $390      $12,420,000   $0 9.90        9.00%       --       --       $110        $  375      0.96


-------------------------------------------------------------------------------------------------------------------------------
     38.6%     68.0%     $204      $ 4,310,000   $  8.42       10.84%       --       --       $ 59        $  154      0.75

-------------------------------------------------------------------------------------------------------------------------------
     39.3%     95.0%     $338      $14,570,000   $028.05        7.75%       --       --       $362        $  362      1.07

-------------------------------------------------------------------------------------------------------------------------------
     43.3%     91.0%     $502      $19,800,000   $025.26        7.28%       --       --       $347        $  801      1.60

-------------------------------------------------------------------------------------------------------------------------------
     34.1%     97.0%     $648      $19,823,500   $036.64        6.46%       --       --       $514        $  770      1.19

-------------------------------------------------------------------------------------------------------------------------------
     28.4%     96.0%     $324      $ 8,625,000   $ 30.35        9.16%       --       --       $331        $  331      1.02

-------------------------------------------------------------------------------------------------------------------------------
     25.1% 1   00.0%     $500      $12,444,434   $419.62        7.11%       --       --       $278        $  550      1.10

-------------------------------------------------------------------------------------------------------------------------------
     35.5%     80.0%     $276      $11,010,000   $019.49        9.66%    10.00%   11.90%      $202        $  249      0.90

-------------------------------------------------------------------------------------------------------------------------------
     37.8%     80.0%     $350      $ 8,100,000   $ 16.21        8.90%       --       --       $182        $  288      0.82

-------------------------------------------------------------------------------------------------------------------------------
     28.1%     68.0%     $150      $ 1,380,200   $  3.62        8.48%    10.00%   11.90%      $ 31        $   39      0.21
     49.5%    100.0%     $889      $64,612,700   $039.89       15.32%    10.00%   11.90%      $814        $1,021      1.80



-------------------------------------------------------------------------------------------------------------------------------
     38.6%     18.1%     $349      $11,230,194   $417.46        9.47%       --       --       $207        $  321      0.83
-------------------------------------------------------------------------------------------------------------------------------
     37.6%     90.8%     $331      $ 9,087,200   $ 26.32        8.40%       --       --       $303        $  303      0.86
-------------------------------------------------------------------------------------------------------------------------------

1999 MALL SALES

================================================================================
REGIONAL MALL SALES
1999 Transaction Chart
Cushman & Wakefield, Inc.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Mall    Mall             Mall
Sale                     Sale   Year                                              Total   Sold     Shop    Shop             Shop
No.   Property/Location  Date   Built         Grantor/Grantee         Sale Price   GLA     GLA     GLA     Ratio Occupancy  Sales/sf
------------------------------------------------------------------------------------------------------------------------------------
      Survey Mean For Centers Where At Least One Anchor is Owned:    $142,974,286  1,073,179     728,731  393,099  38.4%  84.9% $385
====================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                                                        1999

                                                                                                       Sales
                                      Capitalization Rates                   Unit Rate Comparison     Multiple
----------------------------------------------------------------------------------------------------------------
$11,842,478       $14.93              9.49%                --         --     $180            $326      0.82
================================================================================================================
                          _______________________________
(1) Sale In [ILLEGIBLE]
(2) Sale Price reflects 100% interest for a partial interest rate
(3) Appraisers estimate for NOI
================================================================================================================

2001 MALL SALES

--------------------------------------------------------------------------------
REGIONAL MALL SALES                                                         2001
2001 Transaction Chart
Cushman & Wakefield, Inc.
--------------------------------------------------------------------------------

                                                                                                   Mall    Mall               Mall
Sale                       Sale    Year                                           Total    Sold    Shop    Shop               Shop
No.     Property/Location  Date    Built    Grantor/Grantee         Sale Price    GLA      GLA     GLA     Ratio  Occupancy Sales/sf
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
01-1   Willowbrook Mall   Mar-01  198/92   Lend Lease Real Estate  $ 144,900,000 1,529,824 423,440 423,440  27.7%  92.5%     $ 430
                                           Investment/
       Houston, Texas                      GGP Homart II LLC
------------------------------------------------------------------------------------------------------------------------------------
01-2   The Mall at        Apr-01  1950/92  Green Hills Associates/ $  82,750,000   647,762 460,862 310,648  48.0%  97.0%     $ 365
       Green Hills
       (Portion)                           Davis Street Land Co.
       NWC of Abbott
       Martin and
       Hillsboro Rd
       Nashville, TN
------------------------------------------------------------------------------------------------------------------------------------
       Survey Low:                                                 $  82,750,000   647,762 423,440 310,648  27.7%  92.5%     $ 365
       Survey High:                                                $ 144,900,000 1,592,824 460,862 423,440  48.0%  97.0%     $ 430

------------------------------------------------------------------------------------------------------------------------------------
       Survey Mean:                                                $ 113,825,000 1,088,793 442,151 367,044  37.8%  94.8%     $ 398
------------------------------------------------------------------------------------------------------------------------------------
       Survey Mean For Centers Where
       No Anchors Are Owned:                                       $ 144,900,000 1,529,624 423,440 423,440  27.7%  92.5%     $ 430
------------------------------------------------------------------------------------------------------------------------------------
       Survey Mean For Centers Where
       At Least One Anchor is Owned:                               $  82,750,000   647,762 460,342 310,648  48.0%  97.0%     $ 365
====================================================================================================================================


------------------------------------------------------------------------------------------------------------------------------------

                                                                                        Capitalization Rates    Unit Rate Comparison
                                                                                        --------------------    --------------------
Sale                       Sale    Year                                                Going-In  Terminal       Price/GLA Price/Mall
No.     Property/Location  Date    Built    Grantor/Grantee           NOI      NOI/sf    OAR       OAR     IRR  Purchased  Shop GLA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
01-1   Willowbrook Mall   Mar-01  198/92   Lend Lease Real Estate
                                           Investment/
       Houston, Texas                      GGP Homart II LLC       $ 12,896,416  330.46  8.90%       --     --   $ 342       $ 342
------------------------------------------------------------------------------------------------------------------------------------
01-2   The Mall at        Apr-01  1950/92  Green Hills Associates/ $  8,000,000 $ 17.36  9.67%       --     --   $ 180       $ 268
       Green Hills
       (Portion)                           Davis Street Land Co.
       NWC of Abbott
       Martin and
       Hillsboro Rd
       Nashville, TN
------------------------------------------------------------------------------------------------------------------------------------
       Survey Low:                                                 $  8,000,000 $ 17.38  8.90%     0.00%  0.00%  $ 160       $ 268
       Survey High:                                                $ 12,896,416 $ 30.48  9.67%     0.00%  0.00%  $ 342       $ 342

------------------------------------------------------------------------------------------------------------------------------------
       Survey Mean:                                                $ 10,445,208 $ 23.91  9.28%       --     --   $ 261       $ 304
------------------------------------------------------------------------------------------------------------------------------------
       Survey Mean For Centers Where
       No Anchors Are Owned:                                       $ 12,396,416 $ 30.48  8.90%       --     --   $ 342       $ 342
------------------------------------------------------------------------------------------------------------------------------------
       Survey Mean For Centers Where
       At Least One Anchor is Owned:                               $  8,000,000 $ 17.38  9.67%       --     --   $ 180       $ 268
====================================================================================================================================


                                                                         Sales
                                                                        Multiple
                                                                        --------
Sale                       Sale    Year
No.     Property/Location  Date    Built    Grantor/Grantee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
01-1   Willowbrook Mall   Mar-01  198/92   Lend Lease Real Estate
                                           Investment/
       Houston, Texas                      GGP Homart II LLC             0.80
--------------------------------------------------------------------------------
01-2   The Mall at        Apr-01  1950/92  Green Hills Associates/       0.73
       Green Hills
       (Portion)                           Davis Street Land Co.
       NWC of Abbott
       Martin and
       Hillsboro Rd
       Nashville, TN
--------------------------------------------------------------------------------
       Survey Low:                                                       0.73
       Survey High:                                                      0.80

--------------------------------------------------------------------------------
       Survey Mean:                                                      0.76
--------------------------------------------------------------------------------
       Survey Mean For Centers Where
       No Anchors Are Owned:                                             0.80
--------------------------------------------------------------------------------
       Survey Mean For Centers Where
       At Least One Anchor is Owned:                                     0.73
--------------------------------------------------------------------------------
                               ______________________
 *      Partial Interest Rate
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

2000 MALL SALES

------------------------------------------------------------------------------------------------------------------------------------
REGIONAL MALL SALES
2000 Transaction Chart
Cushman & Wakefield, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                       Mall  Mall             Mall
Sale   Property/        Sale    Year                                              Total      Sold      Shop  Shop  Occupanc   Shop
No.    Location         Date    Built      Grantor/Grantee        Sale Price       GLA       GLA       GLA   Ratio    y     Sales/sf
------------------------------------------------------------------------------------------------------------------------------------
00-1  The Westchester  0ct-00   1995       Nomura Real Estate/     $370,000,000    821,286   615,089  471,893 57.5%   98.0%   $  550
      White Plains,                        CalPERS
      New York

00-2  Manhattan        Sep-00   1981       Manhattan Village       $89,000,000     551,847   424,112  267,712 48.5%   95.0%   $  325
      Village Mall                         LLC (AMB)/
      Manhattan                            Madison Manhattan
      Beach,                               Village LP
      California                          (Madison Marquette)

00-3  Temple Mall      Aug-00   1976/1991  First Union Real        $25,700,000     577,000   577,000  216,522 37.5%   83.0%   $  241
      Temple, TX                           Estate
                                           Investment/ Colonial
                                           Properties
                                           Trust

00-4  Magic Valley     Aug-00   1986/1998  Fund A Magic Valley     $28,150,000     479,545   367,428  121,428 25.3%   98.0%   $  230
      Mall                                 Inc /
      Twin Falls,                          Greenfield &
      Idaho                                Associates

00-5  North Star       Jun-00   1960/1997  North Star Mall,        $261,540,000  1,282,530   493,303  493,303 38.5%   91.0%   $  476
      Mall*                                Inc. /
      San Antonio, TX                      RNA Advisors

00-6  Northgate Mall   Jun-00   Jun-00     Eastrich Northgate      $ 78,000,000    510,039   510,039  330,039 54.7%   87.0%   $  298
      Colerain                             LLC /
      Township, OH                         Fredence Partners LLC


00-7  Fairlane         Jun-00   1974/1995  Clegerton Corp /        $ 11,455,000    449,554   449,554  135,087 30.0%   95.0%   $  183
      Village Mall
      Norwegian & E.                       Equity Investment
      Norwegian, PA                        Group


00-8  Crossroads       Apr-00   1966/1995  First Union Real        $ 80,300,000    790,587   576,191  277,027 35.0%   93.0%   $  362
      Center                               Estate/
      St. Cloud, MN                        General Growth
                                           Properties

00-9  Cranberry Mall   Apr-00   1987       Shopco Malls, LP/       $ 33,500,000    524,524   524,524  218,698 41.7%   78.0%   $  225
      Westminster, MD                      Strategic Resources

00-10 Willow Grove     Feb-00   1982       Lend Lease/             $148,375,000    999,443   339,258  339,258 33.9%   93.0%   $  369
      Park                                 Preit/Pasers
      Willow Grove,
      PA

00-11 Stones River     Jan-00   1992       Citicorp Real Estate/   $ 32,000,000    399,679   399,679  150,875 37.7%   89.0%   $  269
      Mall                                 Concords Realty
      Murfreesboro,                        Partners LLC
      TN

      Survey Low:                                                  $ 11,455,000    399,679   339,258  121,428 25.3%   76.0%   $  183

      Survey High:                                                 $370,000,000  1,282,530   615,089  493,303 64.7%   98.0%   $  550


      Survey Mean:                                                 $105,092,727    671,458   479,662  274,711 41.0%   90.5%   $  323

      Survey Mean For Centers Where No Anchors Are Owned:          $203,957,500  1,140,987   416,281  416,261 36.2%   92.0%      423

      Survey Mean For Centers Where At Least One Anchor is Owned:  $ 83,122,778    387,118   493,735  243,251 42.0%   90.2%     8300
------------------------------------------------------------------------------------------------------------------------------------

*    Partial Interest Rate
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             2000

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Sales
                                                           Capitalization Rates     Unit Rate Comparison   Multiple
                                                           --------------------     --------------------   --------
                                                                       Termin
Sale   Property/                                           Going-In     al          Price/GLA   Price/Mall
No.    Location                           NOI      NOI/sf    OAR        OAR   IRR   Purchased   Shop GLA
----------------------------------------------------------------------------------------------------------------------
00-1  The Westchester                   $26,675,000  $ 46.62   7.75%      --     --      $ 602     $ 764         1.43
      White Plains,
      New York

00-2  Manhattan                         $ 7,700,000  $ 18.16   8.65%      --     --      $ 210     $ 332         1.02
      Village Mall
      Manhattan
      Beach,
      California

00-3  Temple Mall                       $ 2,852,700  $  4.94  11.10%      --     --      $  45     $ 119         0.49
      Temple, TX

00-4  Magic Valley                      $ 3,250,000  $  8.85  11.55%      --     --      $  77     $ 232         1.01
      Mall
      Twin Falls,
      Idaho

00-5  North Star                        $19,372,000  $ 39.27   7.41%      --     --      $ 530     $ 530         1.11
      Mall*
      San Antonio, TX

00-6  Northgate Mall                    $ 8,834,000  $ 17.32  11.33%      --     --      $ 153     $ 236         0.79
      Colerain
      Township, OH


00-7  Fairlane                          $ 1,474,170  $  3.28  12.87%      --     --      $  25     $  85         0.46
      Village Mall
      Norwegian & E.
      Norwegian, PA

00-8  Crossroads                        $ 8,700,000  $ 15.10  10.83%      --     --      $ 139     $ 290         0.80
      Center
      St. Cloud, MN

00-9  Cranberry Mall                    $ 3,350,000  $  6.39  10.00%      --     --      $  64     $ 163         0.66
      Westminster, MD

00-10 Willow Grove                      $12,000,000  $ 35.37   8.20%      --     --      $ 431     $ 431         1.17
      Park
      Willow Grove,
      PA

00-11 Stones River                      $ 2,998,000  $  7.50   9.37%      --     --      $  80     $ 212         0.73
      Mall
      Murfreesboro,
      TN

      Survey Low:                       $ 1,474,170  $  3.28   7.41%    0.00% 00.00%     $  25     $  85         0.48

      Survey High:                      $28,675,000  $ 46.62  12.87%    0.00% 00.00%     $ 602     $ 784         1.43


      Survey Mean:                      $ 9,016,716  $ 18.44   8.91%      --     --      $ 214     $ 310         0.88

      Survey Mean For Centers Where
        No Anchors Are Owned:           $15,686,000  $ 37,32   7.60%      --     --      $ 481     $ 481         1.14

      Survey Mean For Centers Where
       At Least One Anchor is Owned:    $ 7,837,097  $ 14.24  10.38%      --     --      $ 188     $ 271         0.82


         =======================================================================

--------------------------------------------------------------------------------
REGIONAL MALL SALES TRANSACTION TRENDS
Cushman & Wakefield, Inc.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
                                              1988         1989          1990         1991         1992           1993
     -------------------------------------------------------------------------------------------------------------------
     Mean Capitalization Rate                 6.16%        6.05%         6.33%        6.44%        7.31%          7.92%
     Number of Transactions                     14           10            16           14           11             16
     Total GLA Sold                      7,260,666    4,131,976    14,106,688   14,054,262   11,892,502     17,179,610
     Mean GLA Sold                         518,619      413,196       394,236      463,293      496,530        580,406
     Mean NOI/SF                        $    12.80   $    12.56   $     17.01  $     17.82  $     18.83    $     18.48
     Mean Price/SF Bold                 $      214   $      214   $       296  $       282  $       259    $       242
     Aggregate Value of Transactions    $1,177,501   $  717,380   $ 1,843,931  $ 1,711,105  $ 1,304,620    $ 2,140,027
     ($000)
-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------------------------------------
                                             1994         1995         1996         1997          1998          1999        2000
     ---------------------------------------------------------------------------------------------------------------------------
     Mean Capitalization Rate                8.37%        9.13%        9.44%        9.83%         9.02%         9.47%       9.91%
     Number of Transactions                    14           19           29           56            56            27          11
     Total GLA Sold                    12,975,689   15,329,193   29,570,041   34,234,577    32,634,095    17,323,710   5,276,177
     Mean GLA Sold                        502,246      494,965      528,797      611,332       582,752       641,619     479,652
     Mean NOI/SF                      $     15.90  $     16.74  $     18.19  $     12.71   $     14.39   $     17.46  $    18.44
     Mean Price/SF Bold               $       197  $       193  $       187  $       140   $       188   $       207  $      214
     Aggregate Value of Transactions  $ 1,288,225  $ 1,684,331  $ 2,845,491  $ 4,739,407   $ 4,747,681   $ 3,639,980  $   99,206
     ($000)
----------------------------------------------------------------------------------------------------------------------------------


               Mean Capitalization Rate Trends For Regional Malls


      [BAR CHART ILLUSTRATING MEAN CAPITALIZATION RATE TRENDS FOR REGIONAL
                       MALLS INDICATED IN THE DATA ABOVE]

--------------------------------------------------------------------------------

1992 - In 1992, the eleven transactions display prices ranging from $136 to $511 per square foot of GLA sold, with a mean of $259 per square foot. For mall shop area sold, the 1992 sales suggest a mean price of $320 per square foot. Sales multiples range from .87 to 1.60 with a mean of 1.07. Capitalization rates range between 6.00 and 7.97 percent with the mean cap rate calculated at 7.31 percent for 1992. For sales reporting a going-out cap rate, the mean is shown to be 7.75 percent. Yield rates range from 10.75 to around 12.00 percent with a mean of
11.56 percent.

1993 - For 1993, a total of sixteen transactions have been tracked. These sales show an overall average sale price of $242 per square foot based upon total GLA sold and $363 per square foot based solely upon mall GLA sold. Sales multiples range from .65 to 1.82 and average 1.15. Capitalization rates continued to rise in 1993, showing a range between 7.00 and 10.10 percent. The overall mean has been calculated to be 7.92 percent. For sales reporting estimated terminal cap rates, the mean is also equal to 7.92 percent. Yield rates for 1993 sales range from 10.75 to 12.50 percent with a mean of 11.53 percent for those sales reporting IRR expectancies. On balance, the year was notable for the number of dominant Class A malls which transferred.

1994 - Sales data for 1994 shows fourteen confirmed transactions with a mean unit price per square foot of $197 per square foot of total GLA sold and $288 per square foot of mall shop GLA. Sales multiples range from 0.57 to 1.43 and show a mean of about 0.96. The mean going-in capitalization rate is shown to be
8.37 percent. The residual capitalization rates average 8.13 percent. Yield rates range from 10.70 to 11.80 percent and average 11.17 percent. During 1994, many of the closed transactions involved second and third tier malls. This accounted for the significant drop in unit rates and corresponding increase in cap rates. Probably the most significant sale involved the Riverchase Galleria, a 1.2 million square foot center in Hoover, Alabama. LaSalle Partners purchased the mall of behalf of the Pennsylvania Public School Employment Retirement System for $175.0 million. The reported cap rate was approximately 7.4 percent.

1995 - Cushman & Wakefield has researched 19 mall transactions for 1995. With the exception of possibly Natick Mall and Smith Haven Mall, by and large the quality of malls sold are lower than what has been shown for prior years. For example, the average transaction price has been slipping. In 1993, the peak year, the average deal was nearly $133.8 million. In 1995, it is shown to be $88.6 million which is even skewed upward by Natick and Smith Haven Malls which had a combined price of $486.0 million. The mean price per square foot of total GLA sold is calculated to be $193 per square foot. The range in values of mall GLA sold is $93 to $686, with a calculated mean of $284 per square foot. The upper end of the range is formed by Queens Center with mall shop sales of nearly $700 per square foot. Characteristics of these lesser quality malls would be higher initial capitalization rates. The range for these transactions is 7.25 to
11.10 percent, with a mean of 9.13 percent. Most market participants indicated that continued turmoil in the retail industry will force cap rates to move higher.

1996 - 1996 saw a return of real estate investors to the regional mall market. REITs were far and away been the most active buyers. The increase in activity was a result of a combination of dynamics. The liquidity of REITs as well as the availability of capital made acquisitions much easier compared to previous two to three years. In addition, sellers became much more realistic in there pricing, recognizing that the long term viability of a regional mall requires large infusions of capital. The 29 transactions we tracked for the year range in size from approximately $22.2 million to $451.0 million. The malls sold also run the gamut of quality ranging from several secondary properties in small markets to such higher profile properties as Old Orchard Shopping Center in Chicago and The Plaza and Court at King of Prussia in Philadelphia. Sale

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prices per square foot of mall shops GLA range from $119 to $534, with a mean of
$243. REIT's primary focus on initial return with their underwriting centered on in place income. As such, capitalization rates ranged from 7.0 percent to 12.1 percent, with a mean of 9.44 percent.

1997 - Mall sales activity in 1997 exceeded the number of sales tracked in 1996. REITs continued to show their appetite for acquisitions. Most of the sales that occurred in 1997 involved "B" grade malls. Exceptions exist with respect to Regency Square, San Francisco Shopping Center, Tysons Corner, and The Falls Shopping Center in Miami, Florida. These properties are viewed as among the nation's premier retail properties. The 50 transactions we have tracked range in size from $3.9 million to $412.0 million. Unit sale prices also vary widely from $21 to $594 per square foot of GLA sold. On the basis of mall shop GLA, the range is from $36 to $770 per square foot. Overall rates fall between 6.90 percent and 12.77 percent, with an overall mean of about 9.59 percent. Mall shop sales per square foot range from $106 to $649, with a mean of $286 per square foot.

1998 - Among the 56 transactions in 1998, the average deal size was about $84.8 million. While a majority of the sales could be categorized as "B/B+" malls, some of the more notable assets sold included Woodland Hills (Tulsa, Oklahoma), Stamford Town Center (Stamford, Connecticut), Spring Hill Mall (West Dundee, Illinois), The Village at Corte Madera (Corte Madera, California), Westside Pavilion (Los Angeles), and Phipps Plaza (Atlanta). Overall, cap rates ranged from 6.06 to 12.12 percent, with a mean cap rate of 9.02 percent calculated. The mean price per square foot of acquired GLA was $166. For those sales involving only mall shop GLA, the average cap rate was around 8.34 percent, with a mean price per square foot sold of $344. When at least one anchor was included in the transaction, the mean cap rate jumped to about 9.15 percent, while the price per square foot sold dropped to $134 per foot.

1999 - For the year, 1999 data shows 27 total transactions, including several in the "B/B+" grouping of assets, as well as the Houston Galleria, one of the top malls in the country and the dominant Washington Square Mall, an "A+" rated property in Portland, Oregon with average mall shop sales of about $500 per square foot. Also include among the survey is the sale of Ala Moana Center in Honolulu, Hawaii and Century City Shopping Center in Los Angeles, California, both dominant Class A properties. Cap rates range from 6.46 percent, to 15.32 percent, with an overall mean of approximately 9.47 percent.

2000 - Activity in 2000 is off precipitously from prior year data with only thirteen confirmed transactions. Most of the transactions involve B/B type properties with the notable exception of the 50 percent interest sale in the Westchester. The remainder of the sales indicate capitalization rates ranging from 7.41 to 12.87 percent. The average cap rate is 8.59 percent. The price per square foot based on total GLA ranges from $25 per square foot to $602 per square foot with a mean of $204. The price per square foot of mall shop GLA exhibited ranges from $85 per square foot to $784 per square foot with a mean of $289 per square foot.

2001 - Activity shown in 2001 is related to two transactions. Both of the transactions involve B/A type properties. The sales indicate capitalization rates ranging from 8.90 to 9.67 percent. The average cap rate is 9.28 percent. The price per square foot based on total GLA ranges from $180 per square foot to $342 per square foot with a mean of $261. The price per square foot of mall shop GLA exhibited ranges from $266 per square foot to $342 per square foot with a mean of $304 per square foot.

While these unit prices implicitly contain both the physical and economic factors affecting the real estate, the statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has limited direct application. The price per square foot of mall shop GLA acquired yields one common form of comparison. However this can be distorted if anchor and/or other major tenants generate a significant amount of income. The following chart shows this relationship along with other selected indices.

--------------------------------------------------------------------------------

                            Selected Average Indices*

=================== ========================== =============================== ================ =============
 Transaction Year     Price/SF of Total GLA        Price/SF of Mall Shops        Mean Sales       Mean OAR
                          Range/Mean **              Range/Overall Mean           Multiple
=================== ========================== =============================== ================ =============
       1991                $156 - $556                  $203 - $  556                1.17           6.44%
                              $282                          $357
------------------- -------------------------- ------------------------------- ---------------- -------------
       1992                $136 - $511                  $226 - $  511                1.07           7.31%
                              $259                          $320
------------------- -------------------------- ------------------------------- ---------------- -------------
       1993                $ 73 - $471                  $173 - $  647                1.15           7.92%
                              $242                          $363
------------------- -------------------------- ------------------------------- ---------------- -------------
       1994                $ 83 - $378                  $129 - $  502                0.96           8.37%
                              $197                          $288
------------------- -------------------------- ------------------------------- ---------------- -------------
       1995                $ 53 - $686                  $ 93 - $  686                0.96           9.13%
                              $193                          $284
------------------- -------------------------- ------------------------------- ---------------- -------------
       1996                $ 44 - $534                  $119 - $  534                0.85           9.44%
                              $187                          $243
------------------- -------------------------- ------------------------------- ---------------- -------------
       1997                $ 21 - $594                  $ 36 - $  770                0.83           9.63%
                              $140                          $247
------------------- -------------------------- ------------------------------- ---------------- -------------
       1998                $ 27 - $571                  $ 80 - $  571                0.89           9.02%
                              $168                          $266
------------------- -------------------------- ------------------------------- ---------------- -------------
       1999                $ 31 - $614                  $ 39 - $1,021                0.83           9.47%
                              $207                          $321
------------------- -------------------------- ------------------------------- ---------------- -------------
       2000                $ 25 - $602                  $ 85 - $  784                0.85          10.09%
                              $204                          $289
------------------- -------------------------- ------------------------------- ---------------- -------------
       2001                $180 - $342                  $266 - $  342                0.76           9.28%
                              $261                          $304
=============================================================================================================
       *  Includes all transactions for particular year
-------------------------------------------------------------------------------------------------------------
      **  Based on total GLA acquired
=============================================================================================================

The chart above shows that the annual average price per square foot of total GLA acquired has ranged from $140 to $282 per square foot during the period 1991-1998. Up until 1998, a declining trend has generally been in evidence as cap rates have risen. The mean in 2000 was $204 per square foot. As discussed, one of the factors that may influence the unit rate is whether or not anchor stores are included in the total GLA that is transferred. Thus, a further refinement can be made between those malls that have transferred with anchor space, and those which have included only mall GLA. The price per square foot of mall shop GLA declined from a high of $363 per square foot in 1993, to a low of $243 per square foot in 1996. This measure has risen the past three years. In 1997, the price per square foot increased to $247 per square foot, while 1998 data shows another increase to $266 per foot and in 1999, $321 per

--------------------------------------------------------------------------------

square foot. This is a reversal of the declining trend in evidence between 1993 and 1996. Data for 2000 shows a significant decline in the unit rate to $289 per square foot, which was in concert with a rise in the average cap rate to 10.09 percent. While the data shown for 2001 shows increasing statistics, it should be remembered that this information is based upon only two transactions of relatively good quality properties.

Analysis of Sales

We have presented a summary of several transactions involving regional and super-regional-sized retail shopping malls from which price trends may be identified for the extraction of value parameters. These transactions have been segregated by year of acquisition so as to lend additional perspective on our analysis. Comparability in both physical and economic characteristics are the most important criteria for analyzing sales in relation to the subject property. However, it is also important to recognize the fact that regional shopping malls are distinct entities by virtue of age and design, visibility and accessibility, the market segmentation created by anchor stores and tenant mix, the size and purchasing power of the particular trade area, and competency of management. Thus, the Sales Comparison Approach, when applied to a property such as the subject can, at best, only outline the parameters in which the typical investor operates. The majority of these sales transferred either on an all cash (100.0 percent equity) basis or its equivalent utilizing market-based financing. Where necessary, we have adjusted the purchase price to its cash equivalent basis for the purpose of comparison.

As the reader shall see, we have attempted to make comparisons of the transactions to the subject primarily along economic lines. For the most part, the transactions have involved dominant or strong Class A centers in top similar MSA locations which generally have solid, expanding trade areas and good income profiles. Some of the other transactions are in decidedly inferior second tier locations with limited growth potential and near term vacancy problems. These sales tend to reflect lower unit rates and higher capitalization rates.

Application to Subject Property

Because the subject is theoretically selling both mall shop and anchor GLA, we will focus our analysis on recent sales that also included mall shop space. As a basis for comparison, we will analyze the subject based upon projected first stabilized years net operating income (NOI). This process allows us to analyze the subject property in relation to sales of malls that were essentially "stabilized" at the time of sale.

The first year NOI (FY 2002) has been projected to be $26.24 per square foot, based upon 265,544 square feet of owned GLA. Derivation of the subject's projected net operating income is presented in the Income Capitalization Approach section as calculated by the Argus cash flow model.

Since the income that an asset will produce has direct bearing on the price that a purchaser is willing to pay, it is obvious that a unit price, which falls above the range indicated by the comparables, would be applicable to the subject.

Net Income Multiplier Method

Many of the comparables were bought on expected income, not gross leasable area, making unit prices a somewhat subjective reflection of investment behavior regarding regional malls. In order to quantify the appropriate adjustments to the indicated per square foot unit values, we have compared the subject's first year pro forma net operating income to the pro forma income of the individual sale properties. In our opinion, a buyer's criterion for the purchase of a retail

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--------------------------------------------------------------------------------

property is predicated primarily on the property's income characteristics. Thus, we have identified a relationship between the net operating income and the sales price of the property. Typically, a higher net operating income per square foot corresponds to a higher sales price per square foot. Therefore, this adjustment incorporates factors such as location, tenant mix, rent levels, operating characteristics, and building quality.

Provided below, we have extracted the net income multiplier from those improved sales that we feel are most comparable to the subject from a physical, locational, and economic stand point. The equation for the net income multiplier
(NIM), which is the inverse of the equation for the capitalization rate (OAR), is calculated as follows:

       NIM   =    Sales Price
                  -----------

                  Net Operating Income

                        Net Income Multiplier Calculation

================== ==================== ================== =====================
                                                                = Net Income
    Sale No.*            Price/SF            /NOI/SF              Multiplier
================== ==================== ================== =====================
      01-01                $342               $30.46                11.23
------------------ -------------------- ------------------ ---------------------
      00-05                $530               $39.27                13.50
------------------ -------------------- ------------------ ---------------------
      00-10                $431               $35.37                12.19
------------------ -------------------- ------------------ ---------------------
      99-08                $389               $33.94                11.46
------------------ -------------------- ------------------ ---------------------
      99-09                $469               $39.89                11.76
------------------ -------------------- ------------------ ---------------------
      99-16                $220               $19.54                11.26
------------------ -------------------- ------------------ ---------------------
      99-21                $362               $28.05                12.91
------------------ -------------------- ------------------ ---------------------
      99-24                $331               $30.35                10.91
================== ==================== ================== =====================
       Mean                $384               $32.11                11.90
================================================================================
*Determine to be most comparable transactions.
================================================================================

Valuation of the subject property utilizing the net income multipliers (NIMs) from the comparable properties accounts for the disparity of the net operating incomes ($NOIs) per square foot between the comparables and the subject. Within this technique, each of the adjusted NIMs are multiplied by the $NOI per square foot of the subject, which produces an adjusted value indication for the subject. The net operating income per square foot for the subject property is calculated as the first year of the holding period, as detailed in the Income Capitalization Approach section.

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                           ADJUSTED UNIT RATE SUMMARY

================== ==================== ================== =====================
                          Subject           Net Income           Indicated
     Sale No.             NOI/SF           X Multiplier         Price = $/SF
================== ==================== ================== =====================
      01-01               $ 26.24                11.23            $ 294.68
------------------ -------------------- ------------------ ---------------------
      00-05               $ 26.24                13.50            $ 354.24
------------------ -------------------- ------------------ ---------------------
      00-10               $ 26.24                12.19            $ 319.87
------------------ -------------------- ------------------ ---------------------
      99-08               $ 26.24                11.46            $ 300.71
------------------ -------------------- ------------------ ---------------------
      99-09               $ 26.24                11.76            $ 308.58
------------------ -------------------- ------------------ ---------------------
      99-16               $ 26.24                11.26            $ 295.46
------------------ -------------------- ------------------ ---------------------
      99-21               $ 26.24                12.91            $ 338.76
------------------ -------------------- ------------------ ---------------------
      99-24               $ 26.24                10.91            $ 286.28
================== ==================== ================== =====================
       Mean               $ 26.24                11.90            $ 312.26
================== ==================== ================== =====================

From the process above, we see that the indicated net income multipliers range from 10.91 to 13.50 with a mean of 11.90. The adjusted unit rates range from $286.28 to $354.24 per square foot of owned GLA, with a mean of approximately $312.26 per square foot.

It is obviously difficult to compare the subject when compared to these varying sales. Nevertheless, the process utilized here is a way of bringing the sales into a better comparison with the subject. We recognize that the sale price per square foot of gross leasable area, including land, implicitly contains both the physical and economic factors of the value of a shopping center. Such statistics by themselves, however, do not explicitly convey many of the details surrounding a specific income producing property like the subject.

Nonetheless, the process we have undertaken here is an attempt to quantify the unit price based upon the subject's income producing potential.

The subject property is a three level, enclosed center that is anchored by Dillard's (two locations). The property also contains a ground lease improved with a freestanding branch bank building. The center was constructed in 1988. The mall is situated on a 23.5 acre site, of which 10.75 acres is owned with the mall shop space. The center faces minimal competition from one regional malls within a 30 mile radius. At the present time the mall shop space is 86.2 percent occupied and generating comparable mall shop sales of approximately $390 per square foot.

It should be noted that the eight comparables utilized herein generally have NOIs/SF higher than the subject property. Overall, it appears as if an appropriate indication for the subject property should be at the low end of the range provided previously. Considering the characteristics of the subject relative to the above, we believe that a unit rate within the range of the comparables of $290 to $300 per square foot is appropriate. Applying this unit rate range to 265,544 square feet of owned GLA results in a value of approximately $77.0 million to $79.7 million for the subject, as shown below:

--------------------------------------------------------------------------------

                       265,544 SF                    265,544 SF
                 X           $290              X           $300
                 ----------------              ----------------
                      $77,007,760                   $79,663,200


Market Value Conclusion
We have considered all of the above relative to the physical and economic characteristics of the subject. It is difficult to relate the subject to comparables that are in such widely divergent markets with different cash flow characteristics. Nonetheless, the process, which we have undertaken here, presents a quantifiable analysis of the typical acquisition process involving assets of this caliber. After considering all of the available market data in conjunction with the characteristics of the subject property, the indices of investment that generated our value ranges are as follows:

Unit Price Per Square Foot

Salable Square Feet:                                       265,544 SF

Price Per SF of Salable Area:                      $290.00 to $300.00

Indicated Value Range:                     $77,000,000 to $79,700,000

The parameters above show a value range of approximately $77.4 to $79.7 million for the subject property. Considering the characteristics of the subject relative to the analysis, we believe that a unit rate in the middle of the range (say, $78.0 million) is appropriate for the subject property. Based upon FY 2002 net operating income of $6.97 million, a going-in overall capitalization rate of
8.9 percent is suggested, which is considered reasonable for the subject.

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


Introduction

The Income Capitalization Approach is based upon the economic principle that the value of a property capable of producing income is the present worth of anticipated future net benefits. The net income projected is translated into a present value indication using the capitalization process. There are various methods of capitalization that are based on inherent assumptions concerning the quality, durability and pattern of the income projection. Where the pattern of income is irregular due to existing leases that will terminate at staggered, future dates, or to an absorption or stabilization requirement on a newer development, discounted cash flow analysis is the most accurate.

Discounted Cash Flow Analysis (DCF) is a method of estimating the present worth of future cash flow expectancies by individually discounting each anticipated collection at an appropriate discount rate. The indicated market value by this approach is the accumulation of the present worth of future projected years' net income (before income taxes and depreciation) and the present worth of the reversion (the estimated property value at the end of the projection period). The estimated value of the reversion at the end of the projection period is based upon capitalization of the next year's projected net operating income. This is the more appropriate method to use in this assignment, given the step up in lease rates and the long-term tenure of retail tenants.

A second method of valuation, using the Income Approach, is to directly capitalize a stabilized net income based on rates extracted from the market or built up through mortgage equity analysis. This is a valid method of estimating the market value of a property such as the subject, which is at stabilized operations.


Discounted Cash Flow Analysis

The Discounted Cash Flow (DCF) produces an estimate of value through an economic analysis of the subject property in which the net income generated by the asset is converted into a capital sum at an appropriate rate. First, the revenues which a fully informed investor can expect the subject to produce over a specified time horizon are established through an analysis of the current rent roll, as well as the rental market for similar properties. Second, the projected expenses incurred in generating these gross revenues are deducted. Finally, the residual net income is discounted into a capital sum at an appropriate rate, which is then indicative of the subject property's current value in the marketplace.

In this Income Capitalization Approach to the valuation of the subject, we will utilize a 10-year holding period for the investment in the subject property, with the cash flow analysis commencing on April 1, 2001. Income and expenses for fiscal year 2002 are based on historical and 2001 budgeted items and are projected based on our estimated growth rates.

Although an asset such as the subject has a much longer useful life, investment analysis becomes more meaningful if limited to a time period considerably less than the real estate's economic life, but of sufficient length for an investor. A 10-year holding period for this investment is long enough to model the asset's performance and benefit from its lease-up, but short enough to reasonably estimate the expected income and expenses of the real estate.

The revenues and expenses that an informed investor may expect to incur from the subject property will vary, without a doubt, over the holding period. Major investors active in the market for this type of real estate establish certain parameters in the computation of these cash flows and criteria for decision making which this valuation analysis must include if it is to be truly

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market-oriented. These current computational
parameters are dependent upon market conditions in the area of the subject property as well as the market parameters for this type of real estate, which we view as being national in scale.

By forecasting the anticipated income stream and discounting future value at reversion into a current value, the capitalization process may be applied to derive a value that an investor would pay to receive that particular income stream. Typical investors price real estate on their expectations of the magnitude of these benefits and their judgment of the risks involved. Our valuation endeavors to reflect the most likely actions of typical buyers and sellers of property interest similar to the subject.

An analytical real estate computer model that simulates the behavioral aspects of property and examines the results mathematically is employed for the discounted cash flow analysis. In this instance, it is the Argus 8.6 computer model. Since investors are the basis of the marketplace in which the subject property will be bought and sold, this type of analysis is particularly germane to the appraisal problem at hand. On the following page is a summary of the expected annual cash flows from the operation of the subject over the stated investment holding period.

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

                                 Park Plaza Mall
                            6000 West Markham Street
                      Little Rock, Pulaski County, Arkansas

                               Cash Flow Anaylysis

------------------------------------------------------------------------------------------------------------------------
                                      Fiscal          Fiscal         Fiscal       Fiscal        Fisca           Fiscal
                                       Year            Year           Year         Year         LYear            Year
                                       2002            2003           2004         2005          2006            2007
------------------------------------------------------------------------------------------------------------------------
REVENUE FROM OPERATIONS
 Rental Income                     $ 6,587,575     $ 6,931,551   $ 7,140,956   $ 7,396,661   $ 7,453,760    $  7,721,307

 Overage Rent                      $   196,730     $   233,794   $   272,529   $   320,142   $   337,955    $    336,576

  Common Area Maintenance (CAM)    $ 2,390,292     $ 2,620,431   $ 2,692,218   $ 2,832,329   $ 2,948,283    $  3,028,098
  Real Estate Taxes                $   765,214     $   838,932   $   864,108   $   891,122   $   899,751    $    924,675
  Insurance                        $    45,425     $    49,380   $    50,601   $    51,385   $    51,850    $     53,100
  Electricity                      $   508,279     $   562,298   $   579,170   $   590,764   $   605,907    $    611,812
  HVAC                             $   678,128     $   700,620   $   691,005   $   621,730   $   552,755    $    514,226
  Promotion Income                 $   365,310     $   408,040   $   424,859   $   444,617   $   494,237    $    519,094
  Scavengr Income                  $    91,753     $    92,155   $    92,048   $    85,880   $    82,292    $     77,590
  Other Utilities                      $42,685     $    47,456   $    48,885   $    50,978   $    53,952    $     55,377
                                  --------------------------------------------------------------------------------------
 Total Recoveries                  $ 4,885,066     $ 5,319,312   $ 5,442,894   $ 5,568,805   $ 5,689,007    $  5,783,970

 Storage Income                    $    32,000     $    32,960   $    33,949   $    34,967   $    36,016    $     37,097
 Specialty Leasing Income          $   200,000     $   206,000   $   212,180   $   218,545   $   225,102    $    231,855
 Miscellaneous Income              $    30,000     $    30,900   $    31,827   $    32,782   $    33,765    $     34,778
 Vacancy & Collection Loss:          ($116,694)      ($124,847)  $  (128,564)  $  (132,856)    ($134,807)      ($138,419)
                                 ---------------------------------------------------------------------------------------

Effective Gross Income             $11,814,677     $12,629,670   $13,005,771   $13,439,046   $13,640,798    $ 14,007,164

RECOVERABLE EXPENSES
 Common Area Maintenance (CAM)     $ 2,200,000     $ 2,266,000   $ 2,333,980   $ 2,403,999   $ 2,476,119    $  2,550,403
 Real Estate Taxes                 $   786,247     $   809,834   $   834,129   $   859,153   $   884,928    $    911,476
 Insurance                         $    40,000     $    41,200   $    42,438   $    43,709   $    45,020    $     46,371
 Utilities                         $   610,000     $   628,300   $   647,149   $   666,563   $   686,560    $    707,157
  Electricity                      $   560,000     $   576,800   $   594,104   $   611,927   $   630,285    $    649,193
  Other Utilities                  $    50,000     $    51,500   $    53,045   $    54,636   $    56,275    $     57,964
 Store HVAC                        $   195,000     $   200,850   $   206,876   $   213,082   $   219,474    $    226,058
 Scavenger                         $    35,000     $    36,050   $    37,131   $    38,245   $    39,393    $     40,575
 Marketing/Promotion               $   410,000     $   422,300   $   434,969   $   448,018   $   461,459    $    475,302
                                  --------------------------------------------------------------------------------------

Total Recoverable Expenses         $ 4,276,247     $ 4,404,534   $ 4,536,670   $ 4,672,769   $ 4,812,953    $  4,957,342
NON-RECOVERABLE EXPENSES
 Landlord Repairs/Expense          $    10,000     $    10,300   $    10,609   $    10,927   $    11,255    $     11,593
 Specialty Leasing Expense         $     2,000     $     2,060   $     2,122   $     2,185   $     2,251    $      2,319
 General & Administrative          $   100,000     $   103,000   $   106,090   $   109,273   $   112,551    $    115,927
 Marketing/Promotion               $    90,000     $    92,700   $    95,481   $    98,345   $   101,296    $    104,335
 Management Fee                    $   354,440     $   378,890   $   390,173   $   403,171   $   409,224    $    420,215
 Other                             $    15,000     $    15,450   $    15,914   $    16,391   $    16,883    $     17,389
                                  --------------------------------------------------------------------------------------
Total Non-Recoverable Expenses     $   571,440     $   602,400   $   620,389   $   640,292   $   853,460    $    671,778
Total Operating Expenses           $ 4,847,687     $ 5,006,934   $ 5,157,059   $ 5,313,061   $ 5,466,413    $  5,629,120
                                  --------------------------------------------------------------------------------------
Net Operating Income               $ 6,966,990     $ 7,622,736   $ 7,848,712   $ 8,125,985   $ 8,174,385    $  8,378,044
                                  --------------------------------------------------------------------------------------
 Alterations                       $   310,453     $   121,416   $   223,417   $   116,816   $   302,245    $    105,818
 Commissions                       $    85,596     $    44,463   $   105,745   $    55,291   $   160,937    $     56,346
 Reserves                          $    52,469     $    54,043   $    55,664   $    57,334   $    59,054    $     60,828
                                  --------------------------------------------------------------------------------------
Net Cash Flow                      $ 6,618,472     $ 7,402,814   $ 7,463,886   $ 7,896,544   $ 7,652,149    $  8,155,054
                                  --------------------------------------------------------------------------------------

--------------------------     -----------------------------------------------------------------------------------------
                                      Fiscal         Fiscal          Fiscal        Fiscal        Fiscal       Compound
                                       Year           Year            Year          Year          Year         Growth
                                       2008           2009            2010          2011          2012          Rate
--------------------------     -----------------------------------------------------------------------------------------
REVENUE FROM OPERATIONS
 Rental Income                     $ 7,883,486    $ 8,069,439     $ 8,274,914   $ 8,448,611   $ 8,489,579       2.57%

 Overage Rent                      $   357,867    $   352,767     $   391,117   $   429,204   $   481,269       9.36%

  Common Area Maintenance (CAM)    $ 3,073,494    $ 3,159,267     $ 3,214,775   $ 3,335,215   $ 3,323,907       3.35%
  Real Estate Taxes                $   947,652    $   976,299     $   996,352   $ 1,035,977   $ 1,036,959       3.09%
  Insurance                        $    53,624    $    51,867     $    52,529   $    53,152   $    53,003       1.55%
  Electricity                      $   633,055    $   677,554     $   705,698   $   736,207   $   734,772       3.79%
  HVAC                             $   466,307    $   406,963     $   363,335   $   307,949   $   280,151      -8.46%
  Promotion Income                 $   529,778    $   535,477     $   532,044   $   539,151   $   540,613       4.00%
  Scavengr Income                  $    75,995    $    68,694     $    58,396   $    49,833   $    46,095      -6.65%
  Other Utilities                  $    57,462    $    62,005     $    63,675   $    66,470   $    65,654       4.40%
                                  --------------------------------------------------------------------------    -----
Total Recoveries                   $ 5,837,367    $ 5,938,126     $ 5,988,804   $ 6,123,954   $ 6,081,154       2.21%

Storage Income                     $    38,210    $    39,358     $    40,537   $    41,753   $    43,005       3.00%
Specialty Leasing Income           $   238,810    $   245,975     $   253,354   $   260,955   $   268,783       3.00%
Miscellaneous Income               $    35,822    $    36,896     $    38,003   $    39,143   $    40,317       3.00%
Vacancy & Collection
Loss:                                ($140,787)     ($143,603)      ($146,548)    ($150,018)    ($150,520)      N/A
                                  --------------------------------------------------------------------------    ---

Effective Gross Income             $14,250,775    $14,538,956     $14,840,181   $15,193,602   $15,253,607       2.59%

RECOVERABLE EXPENSES
 Common Area Maintenance (CAM)     $ 2,626,915    $ 2,705,723     $ 2,786,894   $ 2,870,501   $ 2,958,616       3.00%
 Real Estate Taxes                 $   938,820    $   968,985     $   995,994   $ 1,025,874   $ 1,056,650       3.00%
 Insurance                         $    47,762    $    49,195     $    50,671   $    52,191   $    53,757       3.00%
 Utilities                         $   728,372    $   750,223     $   772,730   $   795,912   $   819,789       3.00%
  Electricity                      $   668,669    $   688,729     $   709,391   $   730,673   $   752,593       3.00%
  Other Utilities                  $    59,703    $    61,494     $    63,339   $    65,239   $    67,196       3.00%
 Store HVAC                        $   232,840    $   239,825     $   247,020   $   254,431   $   262,064       3.00%
 Scavenger                         $    41,792    $    43,046     $    44,337   $    45,667   $    47,037       3.00%
 Marketing/Promotion               $   489,561    $   504,248     $   519,376   $   534,957   $   551,006       3.00%
                                  --------------------------------------------------------------------------    -----

Total Recoverable Expenses         $ 5,106,062    $ 5,259,245     $ 5,417,022   $ 5,579,533   $ 5,746,919       3.00%

NON-RECOVERABLE EXPENSES
 Landlord Repairs/Expense          $    11,941    $    12,299     $    12,668   $    13,048   $    13,439       3.00%
 Specialty Leasing Expense         $     2,388    $     2,460     $     2,534   $     2,610   $     2,688       3.00%
 General & Administrative          $   119,405    $   122,987     $   126,677   $   130,477   $   134,392       3.00%
 Marketing/Promotion               $   107,465    $   110,689     $   114,009   $   117,430   $   120,952       3.00%
 Management Fee                    $   427,523    $   436,169     $   445,205   $   455,808   $   457,608       2.59%
 Other                             $    17,911    $    18,448     $    19,002   $    19,572   $    20,159       3.00%
                                  --------------------------------------------------------------------------    -----

Total Non-Recoverable Expenses     $   686,633    $   703,052     $   720,095   $   738,945   $   749,238       2.75%
Total Operating Expenses           $ 5,792,695    $ 5,962,297     $ 6,137,117   $ 6,318,478   $ 6,496,157       2.97%
                                  --------------------------------------------------------------------------
Net Operating Income               $ 8,458,080    $ 8,576,659     $ 8,703,064   $ 8,875,124   $ 8,757,450       2.31%
                                  --------------------------------------------------------------------------

 Alterations                       $   167,543    $   156,117     $   191,089   $    47,774   $   266,652      -1.51%
 Commissions                       $    89,212    $    83,131     $   101,749   $    28,265   $   157,761       6.30%
 Reserves                          $    62,650    $    64,530     $    66,466   $    68,460   $    70,514       3.00%
                                  --------------------------------------------------------------------------    -----

Net Cash Flow                      $ 8,138,675    $ 8,272,881     $ 8,343,760   $ 8,730,625   $ 8,262,623       2.40%
                                  --------------------------------------------------------------------------

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

A general outline summary of the major steps involved may be listed as follows:

1. Analysis of the income stream: establishment of an economic (market) rent for tenant space; projection of future revenues annually based upon existing and pending leases; probable renewals at market rentals; and expected vacancy experience;

2. Estimation of a reasonable period of time to achieve stabilized occupancy of the existing property and make all necessary improvements for marketability;

3. Analysis of projected escalation recovery income based upon an analysis of the property's history as well as the experiences of reasonably similar properties;

4. Derivation of the most probable net operating income and pre-tax cash flow (net income less reserves, tenant improvements, leasing commissions and any extraordinary expenses to be generated by the property) by subtracting all property expenses from the effective gross income; and

5. Estimation of a reversionary sale price based upon capitalization of the net operating income (before reserves, tenant improvements and leasing commissions or other capital items) at the end of the projection period.

Following is a detailed discussion of the components that form the basis of this analysis.

Discounted Cash Flow

Potential Gross Revenues

The total potential gross revenues generated by the subject property are composed of a number of distinct elements: minimum rent determined by lease agreement; additional overage rent based upon a percentage of retail sales; reimbursement of certain expenses incurred in the ownership and operation of the real estate; and other miscellaneous revenues. Minimum base rent represents a legal contract establishing a return to investors in the real estate, while the passing-on of certain expenses to tenants serves to maintain this return in an era of continually rising costs of operation. Additional rent based upon a percentage of retail sales experienced at the subject serves to preserve the purchasing power of the residual income to an equity investor over time. Finally, miscellaneous income adds an additional source of revenue in the complete operation of the subject property.

In the initial year of the investment, Fiscal Year 2002, it is projected that the subject property will generate approximately $11.92 million in potential gross revenues, equivalent to $44.44 per square foot of total appraised (owned) GLA of 265,544 square feet. These forecasted revenues may be allocated to the following components:

                                 REVENUE SUMMARY
                  Initial Year of Investment - Fiscal Year 2002

===========================================================================================
   Revenue Component                         Amount          Unit Rate /1/     Income Ratio
===========================================================================================
Minimum Rent                           $    6,587,575         $ 24.81             55.2%
---------------------------------------------------------------------- --------------------
Overage Rent                           $      196,730         $  0.74              1.6%
---------------------------------------------------------------------- --------------------
Expense Recoveries                     $    4,885,066         $ 18.40             40.9%
---------------------------------------------------------------------- --------------------
Miscellaneous Income/2/                $      262,000         $  0.99              2.2%
---------------------------------------------------------------------- --------------------
Total                                  $11,931,371.00         $ 45.94            99.90%
===========================================================================================
/1/ Reflects total owned GLA of 265,544 SF.
/2/ Includes Specialty Leasing and Miscellaneous Income
===========================================================================================

Minimum Rental Income

Minimum rent produced by the subject property is derived from that paid by the various tenant types. The projection utilized in this analysis is based upon the actual rent roll and our projected leasing schedule in-place as of the date of appraisal, together with our assumptions as to the absorption of the vacant space, market rent growth, and renewal/turnover probability. We have incorporated all executed leases in our analysis as well as those out for signature or those with high probability of coming to fruition. These transactions represent a reasonable and prudent assumption from an investor's standpoint.

The rental income that an asset such as the subject property will generate for an investor is analyzed as to its quality, quantity, and durability. The quality and probable duration of income will affect the amount of risk that an informed investor may expect over the property's useful life. Segregation of the income stream along these lines allows us to control the variables related to the center's forecasted performance with greater accuracy. Each tenant type lends itself to a specific weighting of these variables as the risk associated with each varies.

Minimum rents forecasted at the subject property are essentially derived from various tenant categories, namely specialty tenant revenues consisting of all in-line shops, major and anchor tenant revenues. In our investigation and analysis of the marketplace, we have surveyed, and ascertained where possible, rent levels being commanded by competing centers. However, it should be recognized that large retail shopping centers are generally considered to be separate entities by virtue of age and design, accessibility, visibility, tenant mix, and the size and purchasing power of its trade area. Consequently, the best measure of minimum rental income is its actual rent roll leasing schedule. As such, our analysis of recently negotiated leases for tenants at the subject provides important insight into perceived market rent levels for the property. In as much as a tenant's ability to pay rent is based upon expected sales achievement, the level of negotiated rents is directly related to the individual tenant's perception of their expected performance at the center.

Specialty/In-Line Shops

Our analysis of market rent levels for in-line shops has resolved itself to a variety of influencing factors. Although it is typical that larger tenant spaces are leased at lower per square foot rates and lower percentages, the type of tenant as well as the variable of location within the mall can often distort this size/rate relationship. The following chart presents an analysis of in-line shop rents based upon leases in-place for 2001.

======================================================================================

LEASES IN-PLACE - 2001 Mall Shop Tenants
Park Plaza Mall
Cushman & Wakefield, Inc.

-------------------------------------------------------------------------------------
     Suite Size             Applicable     Pro-Rata         Initial          Rent Per
      Category                Sq/Ft         Share         Market Rent       Square Ft.
-------------------------------------------------------------------------------------
   Under    1,000 SF         7,690 SF        3.41%              *               *
   1,001 -  2,000 SF        20,090 SF        8.91%              *               *
   2,001 -  3,500 SF        37,517 SF       16.64%              *               *
   3,501 -  5,000 SF        38,878 SF       17.25%              *               *
   5,001 - 10,000 SF        28,416 SF       12.61%              *               *
    Over   10,000 SF        57,373 SF       25.45%              *               *
         Jewelers            6,429 SF        2.85%              *               *
        Restaurants         19,923 SF        8.84%              *               *
        Food Court           9,098 SF        4.04%              *               *
-------------------------------------------------------------------------------------

Mall Shop Average Rent:    225,414 SF      100.00%        $ 6,291,523        $ 27.91

=====================================================================================


From the chart, we would expect to see a general pattern of an inverse relationship between suite size and rent. That is, as the suite size increases, the average unit base rent achieved declines. As can be seen, lease rates generally have an inverse relationship with suite size and show an overall average rent of about $27.91 per square foot.

An analysis of income in place can be influenced by older leases, which could arguably be viewed as not being indicative of current market conditions. As such, an analysis of the most recent leasing at the center is appropriate.

Recent Leasing Activity

To better understand in-line rent levels at the property, we have broken down the analysis into recent leasing activity to calculate current rental rates. The chart on the following page presents an overview of recent leasing for the subject property based upon actual, executed leases.

--------------------------------------------------------------------------------

===================================================================================================================================
RECENT LEASING ACTIVITY - Mall Shop Tenants By Size
Park Plaza Mall
Cushman & Wakefield, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
                                                 Lease            Average   Initial  Initial  Initial     Final    Final   % Change
       Tenant Category                   Lease   Term     Area     Annual    Rent/   Annual    Rent/      Annual   Rent/    In Rent
       (By Size/Area)                    Comm.   (Yrs)  (Sq/Ft)     Rent     Sq/Ft    Rent     Sq/Ft       Rent    Sq/Ft   Over Term
------------------------------------------------------------------------------------------------------------------------------------
1. Tenants (less than) 1,000 Sq/Ft
   Merle Norman                   3066    *        *       738        *        *        *       *            *       *          *
   Vitamin World                  1004    *        *       693        *        *        *       *            *       *          *
------------------------------------------------------------------------------------------------------------------------------------
Subtotal/Average                                  10.8     716   $ 36,135   $50.50  $ 34,000   $47.52   $ 38,000   $53.11    11.8%
------------------------------------------------------------------------------------------------------------------------------------

2. Tenants 1,000 - 2,000 Sq/Ft
   Crabtree & Evelyn              3126    *        *     1,456        *        *        *       *            *       *          *
   Sam & Libby Footwear           3116    *        *     1,767        *        *        *       *            *       *          *
   The Icing                      3040    *        *     1,694        *        *        *       *            *       *          *
   Gymboree                       3024    *        *     1,981        *        *        *       *            *       *          *
   Cache                          2158    *        *     1,950        *        *        *       *            *       *          *
------------------------------------------------------------------------------------------------------------------------------------
Subtotal/Average                                  10.5   1,770   $ 62,470   $35.50  $ 60,325   $34.09   $ 64,593   $36.50     7.1%
------------------------------------------------------------------------------------------------------------------------------------

3. Tenants 2,000 - 3,500 Sq/Ft
   Petite Sophisticate            3028    *        *     2,554        *        *        *       *            *       *          *
   Ann Taylor                     2002    *        *     3,452        *        *        *       *            *       *          *
   The Wherehouse                 1028    *        *     2,469        *        *        *       *            *       *          *
   Athlete's Foot                 3008    *        *     3,245        *        *        *       *            *       *          *
------------------------------------------------------------------------------------------------------------------------------------
Subtotal/Average                                   8.9   2,930   $ 99,424   $33.93  $ 98,265   $33.54   $100,733   $34.38     2.5%
------------------------------------------------------------------------------------------------------------------------------------

4. Tenants 3,500 - 5,000 Sq/Ft
   abercrombie                    3016    *        *     4,215        *        *        *       *            *       *          *
   Brentano's                     2206    *        *     4,300        *        *        *       *            *       *          *
   American Eagle Outfitters      3132    *        *     4,200        *        *        *       *            *       *          *
   Too                            2200    *        *     3,615        *        *        *       *            *       *          *
------------------------------------------------------------------------------------------------------------------------------------
Subtotal/Average                                   9.4   4,083   $111,091   $27.21  $108,956   $26.69   $113,156   $27.72     3.9%
------------------------------------------------------------------------------------------------------------------------------------

5. Tenants 5,000 - 10,000 Sq/Ft
   The Buckle                     3054    *       10.4   5,386        *     $28.67      *       *            *       *          *
------------------------------------------------------------------------------------------------------------------------------------
Subtotal/Average                                  10.4   5,386        *     $28.67      *       *            *       *          *
------------------------------------------------------------------------------------------------------------------------------------

6. Tenants Over 10,000 Sq/Ft
   Abercrombie & Fitch            2090    *       10.7  10,429        *     $23.21      *       *            *       *          *
------------------------------------------------------------------------------------------------------------------------------------
Subtotal/Average                                  10.7  10,429        *     $23.21      *       *            *       *          *
------------------------------------------------------------------------------------------------------------------------------------

7. Jewelers
   Kay Jewelers                   3076    *        *     1,116        *        *        *       *            *       *          *
   Regency Jewelers               1000    *        *     1,085        *        *        *       *            *       *          *
   Bailey, Banks & Biddle         2110    *        *     2,801        *        *        *       *            *       *          *
------------------------------------------------------------------------------------------------------------------------------------
Subtotal/Average                                  10.3   1,667   $100,072   $60.02  $ 96,100   $57.64   $106,433   $63.83    10.8%
------------------------------------------------------------------------------------------------------------------------------------

8. Restaurants
   Ruby Tuesday                   2042    *        *     4,724        *        *        *       *            *       *        0.0%
   Forbidden City                 1034    *        *     4,241        *        *        *       *            *       *        0.0%
------------------------------------------------------------------------------------------------------------------------------------
Subtotal/Average                                   3.4   4,483   $ 67,500   $15.06  $ 67,500   $15.06   $ 67,500   $15.06     0.0%
------------------------------------------------------------------------------------------------------------------------------------

9. Food Court
   Coffee Beanery                 3130    *        *     1,046        *        *        *       *            *       *          *
   Chick-Fil-A                    1022    *        5.0   1,942   $ 52,997   $27.29  $ 52,997   $27.29   $ 52,997   $27.29     0.0%
   Great American Cookie          1072    *        *       608        *        *        *       *            *       *          *
   Manchu Wok                     1086    *        *       846        *        *        *       *            *       *          *
------------------------------------------------------------------------------------------------------------------------------------
Subtotal/Average                                   8.4   1,111   $ 46,639   $42.00  $ 44,999   $40.52   $ 48,499   $43.67     7.8%
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

Survey Total (Excludes 9. Food Court):             9.7   3,018   $ 95,635   $31.68  $ 92,507   $30.65   $ 99,118   $32.84     7.1%

====================================================================================================================================


As shown, 26 leases have been surveyed, reflecting an overall average rent of $30.65 per square foot. The highest rent for typical shop space is attained from Group 1 (Tenants * 1,500 SF) with an average of $50.50 per square foot. The averages generally decline by size category to $23.21 for Group 6 (Tenants Over 10,000 SF). As can also be seen, food court and jeweler spaces have the highest rental rates per square foot.

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

         . Shops * 1,000 Sq./Ft - This grouping includes two recent leases with an average rental rates of $46.14 and $55.15 per square

         -----------------------------------------------------------------------
            foot. The overall average rental is $50.50 per square foot. The recent leases were signed in 1999 and 2000. Lease terms range from 10.4 to 11.3 years with an average of 10.8 years. Based upon recent leases in this category, as well as leases in place, we estimate the market rental rate at $50.00 per square foot.

         . Shops 1,001 - 2,000 Sq./Ft - This grouping includes five recent leases executed during 1999 and 2000. These leases have terms ranging from 9.8 to 10.8-years, with an average term of 10.5 years. Average base rents range from $30.00 to $42.11 per square foot, with an overall average of $35.30 per square foot. Based upon the recent leasing activity as well as leases in place, we have concluded an average market rent for this size category of $35.00 per square foot.

         . Shops 2,001 - 3,500 Sq./Ft - There are four recent leases in this category, average rents ranging from $26.00 to $40.00 per square foot with an overall average of $33.93 per square foot. Recent lease terms range from 5.0 to 10.8 years with an average of 8.9 years. Based upon the recent leasing activity as well as leases in place, we have concluded an average market rent for this size category of $34.00 per square foot.

         . Shops 3,501 - 5,000 Sq./Ft - This category includes four recent leases with average rental rates ranging from $24.00 to $30.03 per square foot. The overall average was calculated at $27.21 per square foot, which is generally consistent with the in place average rate of $27.37 per square foot. The recent leases have terms range from
            6.1 to 10.8 years, with an average of 9.4 years. Based upon the recent leasing activity as well as leases in place, we have concluded an average market rent for this size category of $27.50 per square foot.

         . Shops 5,001 - 10,000 Sq./Ft - This grouping includes only one recent lease that commenced in 1999. This tenant has a term of 10.4 years at an average rental rate of $28.67 per square foot. This is slightly higher than the overall average rent in place of $25.33 per square foot for similar sized lease spaces. Based upon the recent leasing activity as well as leases in place, we have concluded an average market rent for this size category of $27.00 per square foot.

         . Shops ** 10,000 Sq./Ft - This grouping also includes only one recent lease. While this lease commenced in 1997, it is the most recent for a space of this size. This lease has a term of 10.7 years with an average rental rate of $23.21 per square foot. The overall average rent in place for spaces over 10,000 square feet is $24.24 per square foot. Based upon the recent leasing activity as well as leases in place, we have concluded an average market rent for this size category of $24.00 per square foot.

         . Jewelers - This grouping includes three recent leases executed during 1998 and 1999. These leases have terms ranging from 10.2 to 10.6-years, with an average term of 10.3 years. Average base rents range from $32.26 to $78.58 per square foot, with an overall average of $60.02 per square foot. Based upon the recent leasing activity as well as leases in place, we have concluded an average market rent for this size category of $60.00 per square foot.

         . Restaurants - This grouping includes two recent leases with an average rental rates of $10.58 and $20.04 per square foot. The overall average rental is $15.06 per square foot. The recent leases were signed in 1998 and 2001. Lease terms range from 1.0 to 5.8 years with an average of 3.4 years. Based upon recent leases in this category, as well as leases in place, we estimate the market rental rate at $15.00 per square foot..

         . Food Court/Food Services- This grouping includes four recent leases with average rental rates from $27.29 to $61.07 per square foot. The overall average rental is $42.00 per square foot. The overall average rental rate is brought downward by a recent five-year extension to

*  Less than
** Greater than

         ----------------------------------------------------------------------

            Chick-Fil-A at $27.29 per square foot. The recent leases were signed in 1999 and 2001 and have lease terms ranging from 5.0 to
            10.0 years with an average of 8.4 years. Based upon recent leases in this category, as well as leases in place, we estimate the market rental rate at $50.00 per square foot.

         For the most part the transactions within the leases in-place and recent leases transactions implicitly support the assumption that, typically, there is an inverse correlation between unit rates and the amount of space being leased. We recognize that, in practice, there are unit rate gradations with tenant categories based on such attributes as location within the center/building, unit frontage and depth, tenant type and credit worthiness, concessions/tenant allowances, etc. However, as the tenant mix and configuration may not be fixed over time, it is more appropriate to estimate what the average base rent levels paid at the property would be for the different tenant categories.

         Market Comparisons - Occupancy Cost Ratios

         In further support of developing a forecast for market rent levels, we have undertaken a comparison of minimum rent to projected sales and total occupancy costs to sales ratios. Generally, our research and experience with other regional malls shows that the ratio of minimum rent to sales falls within the 7.0 to 10.0 percent range in the initial year of the lease, with 7.5 percent to 8.5 percent being most typical. By adding additional costs to the tenant, such as real estate tax and common area maintenance recoveries, a total occupancy cost may be derived. Expense recoveries and other tenant charges can add up to
         100.0 percent of minimum rent and comprise the balance of total tenant costs.

         The typical range for total occupancy cost-to-sales ratios falls between 11.0 and 15.0 percent. As a general rule, where sales exceed $275 to $300 per square foot, 14.0 to 15.0 percent would be a reasonable cost of occupancy. Experience and research show that most tenants will resist total occupancy costs that exceed 15.0 to 18.0 percent of sales. Obviously, this comparison will vary from tenant to tenant and property to property.

         In higher end markets where tenants are able to generate sales above industry averages, tenants can generally pay rents that fall toward the upper end of the ratio range. Moreover, if tenants perceive that their sales will be increasing at real rates that are in excess of inflation, they will typically be more inclined to pay higher initial base rents. Obviously, the opposite would be true for poorer performing centers in that tenants would be squeezed by the thin margins related to below average sales. With fixed expenses accounting for a significant portion of the tenants contractual obligation, there would be little room left for base rent.

         In this context, we have provided an occupancy cost analysis for several regional malls with which we have had direct insight over the past year. This information is provided on the following page. On average, these ratio comparisons provide a realistic check against projected market rental rate assumptions.

                                                  Income Capitalization Approach
================================================================================

OCCUPANCY COST CHART

------------------------------------------------------------------------------------------------------------------------------------
                                              OCCUPANCY COST ANALYSIS/COMPARISON

------------------------------------------------------------------------------------------------------------------------------------
  No.     Area Location          State  Budget  Year          No.   Total     Shop     Avg.  Recoverie  Avg. Rent-   Total
                                         Year   Built      Stories   GLA      GLA      Rent     $      Sales sales   Cost   Location
------------------------------------------------------------------------------------------------------------------------------------
   -    UU-Super-Regional Malls    US   1999     -            -   1,004,520  352,080  $19.70 $10.14  $  259.84  7.5% 11.5%  -
------------------------------------------------------------------------------------------------------------------------------------
   -    UU-Regional Malls          US   1999     -            -     172,740  237,637  $11.89 $ 5.53  $  220.43  5.0%  7.4%  -
------------------------------------------------------------------------------------------------------------------------------------
   -    ICSC-All Enclosed Malls    US   1998     -            -     184,906  274,928  $15.74 $10.33  $  211.96  7.4% 12.3%  -
------------------------------------------------------------------------------------------------------------------------------------
   -    ICSC-Malls > 1,000,000 sf  US   1998     -            -   1,140,149  374,287  $25.52 $14.25  $  265.38  9.6% 15.0%  -
------------------------------------------------------------------------------------------------------------------------------------
   -    ICSC-Fashion Malls         US   1998     -            -          -       -    $21.27 $12.34  $  279.63  7.6% 12.0%  -
------------------------------------------------------------------------------------------------------------------------------------
Note:  Industry figures include median minimum & percentage rent; CAM includes administrative fee
------------------------------------------------------------------------------------------------------------------------------------
CENTERS WITH SALES OVER $400 PER SQ/FT
------------------------------------------------------------------------------------------------------------------------------------
   1    Phoenix-Mesa PMSA          AZ   1999   1961/74/91/98  3   1,119,406  617,987  $41.77 $20.20  $  480.00  8.7% 12.9% Urban
------------------------------------------------------------------------------------------------------------------------------------
   2    Phoenix-Mesa PMSA          AZ   1999   1963/86/93     1     557,419  281,389  $36.60 $17.44  $  408.00  9.0% 13.2% Urban
------------------------------------------------------------------------------------------------------------------------------------
   3    Sacramento County MSA      CA   1999   1957/81/90/94  2   1,115,889  409,896  $38.00 $15.24  $  460.00  8.3% 11.5% Suburban
------------------------------------------------------------------------------------------------------------------------------------
   4    San Francisco MSA          CA   1997      1988        8     499,930  183,430  $53.60 $32.45  $  540.00  9.9% 15.9% Urban
------------------------------------------------------------------------------------------------------------------------------------
   5    San Francisco MSA          CA   1997     1954/88      2     154,164  264,413  $33.75 $22.52  $  407.00  8.3% 13.8% Urban
------------------------------------------------------------------------------------------------------------------------------------
   6    San Jose MSA               CA   1997      1986        2   1,139,384  394,496  $38.95 $20.15  $  593.00  6.6% 10.0% Suburban
------------------------------------------------------------------------------------------------------------------------------------
   7    Fairfield County MSA       CT   1999   1986/91/92     2   1,263,845  493,567  $35.50 $13.60  $  406.38  8.7% 12.1% Suburban
------------------------------------------------------------------------------------------------------------------------------------
   8    Hawaii MSA                 HI   1999   1958/66/87/99  3   1,803,854  793,624  $80.00 $18.70  $  823.00  9.7% 12.0% Suburban
------------------------------------------------------------------------------------------------------------------------------------
   9    Boston MSA                 MA   1996   1966/93/94     2   1,155,068   31,068  $41.79 $13.08  $  426.00  9.8% 12.9% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  10    Boston MSA                 MA   1997      1989        3     650,804  329,573  $38.88 $22.80  $  403.00  9.6% 15.3% Urban
------------------------------------------------------------------------------------------------------------------------------------
  11    Las Vegas MSA              NV   1997     1992/97      1     475,940  475,940  $80.00 $36.76  $1,000.00  9.0% 11.7% Urban
------------------------------------------------------------------------------------------------------------------------------------
  12    Queens County MSA          NY   1996   1973/90/95     4     625,659  149,971  $54.00 $46.37  $  670.00  8.1% 15.0% Urban
------------------------------------------------------------------------------------------------------------------------------------
  13    Cincinnati MSA             OH   1996   1956/88/94     2   1,117,491  381,943  $35.74 $13.87  $  400.00  8.9% 12.4% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  14    Portland-Vancouver PMSA    OR   1998     1974/85      1   1,268,737  317,911  $40.00 $10.76  $  500.00  8.0% 10.2% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  15    Richmond MSA               VA   1999     1975/87      2     779,456  239,890  $34.50 $13.99  $  429.50  6.0% 11.3% Suburban
------------------------------------------------------------------------------------------------------------------------------------
Survey Mean:                                                      1,008,470  384,473  $45.54 $21.18  $  529.73  8.6% 12.7%
------------------------------------------------------------------------------------------------------------------------------------
CENTERS WITH SALES OF $300-$400 PER SQ/FT

------------------------------------------------------------------------------------------------------------------------------------
  16    Phoenix-Mesa MSA           AZ   1999      1993        2   1,133,976  395,562  $27.74 $15.39  $  340.00  8.2% 12.7% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  17    Phoenix-Mesa MSA           AZ   1999   1990/91/94     2   1,061,364  367,372  $26.76 $13.39  $  315.00  8.5% 12.7% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  18    Phoenix-Mesa PMSA          AZ   1999   1979/91/98     1   1,221,788  416,360  $28.52 $14.34  $  334.00  8.5% 12.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  19    Ontario MSA                CA   1999      1994        1   1,345,385  501,526  $24.40 $18.23  $  345.00  2.1% 11.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  20    Fairfield County MSA       CT   1999      1982        3     866,654  373,456  $44.80 $23.10  $  391.40 12.0% 17.9% Urban
------------------------------------------------------------------------------------------------------------------------------------
  21    Daytona Beach MSA          FL   1996   1974/90/96     1   1,064,922  246,379  $25.42 $12.12  $  300.00  8.5% 12.5% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  22    Miami MSA                  FL   1995      1982        1   1,120,827  290,385  $29.36 $16.55  $  355.00  8.3% 12.9% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  23    Baltimore MSA              MD   1997   1959/82/92     4     952,021  532,892  $32.65 $14.08  $  379.00  8.6% 12.3% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  24    Detroit MSA                MI   1999      1976        2   1,123,687  526,679  $32.20 $21.99  $  304.00 10.6% 17.8% Urban
------------------------------------------------------------------------------------------------------------------------------------
  25    St. Louis MSA              MO   1996     1974/94      2     442,321  181,608  $30.00 $13.93  $  365.00  8.2% 12.0% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  26    Monmouth-Ocean County MSA  NJ   1999      1990        2   1,494,293  556,978  $33.95 $18.52  $  382.00  8.9% 13.7% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  27    Las Vegas MSA              NV   1999   1968/93/96     1   1,212,108  303,540  $30.50 $13.38  $  334.00  9.1% 13.1% Urban
------------------------------------------------------------------------------------------------------------------------------------
  28    Rochester MSA              NY   1999   1971/86/96     1   1,783,024  461,892  $25.64 $12.31  $  310.00  8.3% 12.2% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  29    White Plains MSA           NY   1996     1980/93      4     882,728  326,813  $32.65 $25.84  $  344.00  9.5% 17.0% Urban
------------------------------------------------------------------------------------------------------------------------------------
  30    Portland-Vancouver PMSA    OR   2000   1960/73/91     3   1,487,669  434,971  $30.00 $ 7.66  $  335.97  8.9% 11.2% Urban
------------------------------------------------------------------------------------------------------------------------------------
  31    Washington D.C. MSA        VA   1996   1968/86/91     2    1,446,22  784,575  $25.00 $12.63  $  320.00  7.8% 11.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
  32    Seattle MSA                WA   1995     1979/95      1   1,012,754  311,019  $27.35 $ 7.86  $  325.00  8.4% 10.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
Survey Mean:                                                      1,150,103  412,495  $29.94 $15.26  $  340.20  8.8% 13.3%
------------------------------------------------------------------------------------------------------------------------------------

     ==========================================================================

------------------------------------------------------------------------------------------------------------------------------------
CENTERS WITH SALES OF $250-$300 PER SQ/FT
------------------------------------------------------------------------------------------------------------------------------------
 33  Northern Arizona Region  AZ   1999  1979/86/99     1     353,425   149,423   $19.45  $12.65  $  283.00   6.9%  11.3% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 34  Phoenix-Mesa MSA         AZ   1999    1981/93      1     887,552   292,963   $15.10  $12.31  $  260.00   5.8%  10.5% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 35  Riverside County MSA     CA   1995    1970/91      1   1,044,536   411,640   $22.59  $17.00  $  260.00   9.0%  15.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 36  Hawaii MSA               HI   1999  1985/94/96/99  1     467,776   154,535   $21.91  $11.43  $  262.00   8.4%  12.2% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 37  Bloomingdale MSA         IL   1995  1981/88/91     2   1,292,186   427,609   $21.84  $10.37  $  250.00   8.7%  12.9% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 38  Monroe MSA               LA   1996     1985        1     520,779   338,675   $19.62  $ 9.77  $  271.00   7.2%  10.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 39  Boston MSA               MA   1997    1989/92      1     770,575   276,681   $19.30  $13.19  $  253.00   7.6%  12.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 40  Bristol County MSA       MA   1996    1992/93      2     998,436   341,948   $21.80  $12.18  $  257.00   8.5%  13.2% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 41  Worcester MSA            MA   1996    1971/87      1     445,875   182,372   $72.36  $14.93  $  200.00   7.8%  12.9% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 42  Baltimore MSA            MD   1997    1956/91      1     462,313   241,146   $19.00  $14.51  $  255.00   7.5%  13.1% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 43  Washington-Baltimore     MD   1996    1979/93      2     661,534   245,112   $19.22  $19.77  $  257.00   7.5%  15.2% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 44  Minneapolis              MN   1995    1962/94      1     682,228   201,561   $21.00  $22.51  $  262.00   8.0%  16.6% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 45  Buffalo MSA              NY   1996    1965/89      1     753,105   285,771   $19.67  $14.83  $  250.00   7.9%  13.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 46  Orange County MSA        NY   1992     1980        1     466,984   153,331   $18.00  $14.64  $  264.00   6.8%  12.4% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 47  Dayton MSA               OH   1997    1969/94      2   1,329,514   446,381   $26.20  $10.81  $  286.00   9.2%  12.9% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 48  Norfolk-Chesapeake MSA   VA   1997  1981/88/97     2     770,209   302,490   $20.70  $12.30  $  272.00   7.6%  12.1% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 49  Burlington MSA           VT   1995  1979/89/92     1     490,424   185,398   $23.00  $ 9.51  $  294.00   7.8%  11.1% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 50  Tacoma-Bremerton MSA     WA   1998  1985/88/95     1     708,425   197,502   $22.00  $ 8.31  $  280.00   7.9%  10.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
Survey Mean:                                                  789,160   268,841   $20.71  $13.39  $  266.33   7.8%  12.8%
------------------------------------------------------------------------------------------------------------------------------------
CENTERS WITH SALES UNDER $250 PER SQ/FT
------------------------------------------------------------------------------------------------------------------------------------
 51  Tucson MSA               AZ   1997  1974/84/99     1     419,106   296,005   $20.00  $ 7.50  $  244.00   8.2%  11.3% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 52  Pueblo MSA               CO   1999    1976/79      1     575,013   192,151   $15.00  $11.20  $  223.00   6.7%  11.7% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 53  Gainsville MSA           GA   1997  1964/87/96     1     518,422   191,919   $16.50  $ 8.06  $  239.00   6.9%  10.3% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 54  Indianapolis MSA         IN   1995    1968/87      1   1,239,059   260,359   $22.43  $ 9.00  $  235.00   9.5%  13.4% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 55  North/Central Kansas     KS   1995    1987/90      1     400,307   185,324   $14.97  $10.31  $  212.00   7.1%  11.9% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 56  Alexandria MSA           LA   1996    1973/96      1     873,833   292,560   $16.00  $12.67  $  216.00   7.4%  13.3% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 57  Westminster MSA          MD   1997    1987/94      1     525,702   194,271   $16.20  $14.67  $  238.00   6.8%  13.0% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 58  Genesee County MSA       MI   1995    1980/93      1     451,036   230,625   $16.00  $ 9.01  $  219.00   7.3%  11.4% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 59  Santa Fe MSA             NM   1999  1985/86/87     1     569,689   278,154   $15.00  $ 7.54  $  211.00   7.1%  10.7% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 60  Chermung County MSA      NY   1997  1967/81/95     2     910,623   306,188   $15.25  $ 9.20  $  220.00   6.9%  11.1% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 61  Rochester MSA            NY   1999  1959/82/94/99  2   1,560,262   440,121   $19.60  $14.55  $  249.00   7.9%  13.7% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 62  Syracuse MSA             NY   1999  1988/89/90/94  1     785,300   309,247   $16.00  $13.27  $  225.00   7.1%  13.0% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 63  Syracuse MSA             NY   1999  1954/62/84/96  2   1,002,734   367,044   $14.27  $14.58  $  212.00   6.7%  13.6% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 64  Bartlesville MSA         OK   1998    1984/86      1     351,809   157,513   $11.30  $ 7.03  $  166.00   6.8%  11.0% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 65  Bucks County MSA         PA   1995    1968/75      1     348,309   305,212   $19.35  $10.00  $  239.00   8.1%  12.3% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 66  Johnson City             TN   1996  1971/91/96     2     557,715   223,110   $17.50  $ 8.71  $  207.00   8.5%  12.7% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 67  Nashville MSA            TN   1995     1990        2     716,482   373,662   $15.25  $13.30  $  180.00   8.5%  15.9% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 68  Amarillo MSA             TX   1995    1982/86      1     689,506   316,190   $18.00  $ 7.53  $  200.00   9.0%  12.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 69  Prince William City MSA  VA   1997  1972/88/96     1     716,800   302,900   $21.50  $14.57  $  240.00   9.0%  15.0% Suburban
------------------------------------------------------------------------------------------------------------------------------------
Survey Mean:                                                  726,931   274,871   $16.85  $10.57  $  219.74   7.7%  12.5%
------------------------------------------------------------------------------------------------------------------------------------
        Survey Low:                                           348,309   149,423   $11.30  $ 7.03  $  168.00   5.3%  10.0%

        Survey High:                                        1,819,406   793,624   $80.00  $46.37  $1,000.00  12.0%  17.9%

        Survey Median:                                        837,728   306,188   $22.59  $13.39  $  286.00   8.7%  12.7%
------------------------------------------------------------------------------------------------------------------------------------
        Survey Mean:                                          903,628   331,032   $27.32  $14.79  $  328.96 $ 8.2%  12.8%
------------------------------------------------------------------------------------------------------------------------------------

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

From this analysis we see that the ratio of base rent-to-sales ranges from approximately 6.57 to 11.96 percent, while the total occupancy cost ratios vary from 9.40 to 17.86 percent when all recoverable expenses are included. The surveyed mean for the malls and industry standards analyzed is 8.29 percent and
13.13 percent, respectively. Some of the higher ratios are found in older malls situated in urban areas that have higher operating structures due to less efficient layout and designs, older physical plants, and higher security costs, which in some malls can add upwards of $2.00 per square foot to common area maintenance.

These relative measures can be compared with two well known publications, The Score (1999) by the International Council of Shopping Centers and Dollars & Cents of Shopping Centers (2000) by the Urban Land Institute. The most recent publications indicate base rent-to-sales ratios of approximately 6.0 to 8.0 percent and total occupancy cost ratios of 9.0 and 13.0 percent, respectively.

Finally, we have also looked to the portfolio performance of several publicly traded companies to ascertain further support for rent-to-sales ratios and total occupancy cost ratios.

  ---------------------------------------------------------------------------
  PORTFOLIO OPERATING ANALYSIS
  ---------------------------------------------------------------------------
                          Average   Average  Average   Rent-Sales  Occupancy
        Company/ REIT    Occupancy  Rent/SF  Sales/SF  Ratio/(1)/  Cost Radio
  ---------------------------------------------------------------------------
  The Macerich Company     92.8%    $ 25.60  $ 336.00      7.6%       11.1%
  Simon Property Group     90.6%    $ 27.33  $ 367.00      7.4%       12.3%
  General Growth           90.1%    $ 26.04  $ 341.00      7.6%         --
  Urban Shopping Centers   93.4%    $ 33.08  $ 418.00      8.3%       12.0%
  Taubman Centers          89.0%    $ 43.58  $ 453.00      9.6%       14.1%
  CBL & Associates         94.5%    $ 20.68  $ 285.00      7.3%       11.5%
  Westfield America        84.0%    $ 26.83  $ 344.00      7.8%       12.0%
  Crown America            84.0%    $ 18.63  $ 258.00      7.2%       10.1%
  ---------------------------------------------------------------------------
  Survey Low:              84.0%    $ 18.63  $ 258.00      7.2%       10.1%
  Survey High:             94.5%    $ 43.58  $ 453.00      9.6%       14.1%
  Survet Mean:             89.8%    $ 27.72  $ 350.25      7.9%       11.9%
  ---------------------------------------------------------------------------
  Source: 1999 Annual Reports & 10-K fillings
    /(1)/ Where ratios were reported, these figures have been used.
  ---------------------------------------------------------------------------
In general, while the rental ranges and ratio of base rent to sales vary substantially from mall to mall and tenant to tenant, they do provide general support for the rental ranges and ratio, which is projected for the subject property.

Conclusion - Market Rent Estimates

Previously, in the Retail Market Analysis section of the appraisal, we discussed the subject's sales potential. For 2001 we have projected comparable store sales of $391 per square foot based upon the sales volume for each tenant for 12 months ending March 2001.

Since tenant recoveries are forecasted to be towards the upper end of the range for a property of the subject's caliber, we feel that the subject's initial rent-to-sales ratio should fall in the 7.0 to 8.0 percent range. These ratios appear to be readily achievable based upon industry data, as well as considering our forecasted growth in sales during the initial years of our analysis. We

--------------------------------------------------------------------------------
can test the subject's rent achievement potential relative to forecasted sales levels. This sensitivity is shown below.

                           Rent-To-Sales Calculation
        ===========================================================
            Avg. Sales/          Rent-To-Sales      Avg. Rent/
                SF*                  Ratio              SF
        ===========================================================
                $391        X        7.0%       =     $27.37
        -----------------------------------------------------------
                $391        X        7.5%       =     $29.33
        -----------------------------------------------------------
                $391        X        8.0%       =     $31.28
        ===========================================================
        * Excludes food court and major tenants.
        ===========================================================

From this analysis, we would be inclined to look toward an average market rental rate between $27.00 and $31.00 per square foot for mall shop tenants at the subject property. With this in mind, we can again revisit the subject's "leases in-place" and "recent leasing." The following chart presents a comparison of existing leases with recent leasing and our projected market rental rate for each category.

                  In-Line Rent Comparisons and Conclusions
        ===========================================================
                                  Leases   Recent       C&W
                Size Category    In-Place  Leasing   Conclusion

        ===========================================================
          *1,000 SF               $42.88   $50.50      $50.00
        -----------------------------------------------------------
          1,001 -   2,000 SF      $32.46   $35.30      $35.00
        -----------------------------------------------------------
          2,001 -   3,500 SF      $28.82   $33.93      $34.00
        -----------------------------------------------------------
          3,501 -   5,000 SF      $27.37   $27.21      $27.50
        -----------------------------------------------------------
          5,001 -  10,000 SF      $25.33   $28.67      $27.00
        -----------------------------------------------------------
          **10,000 SF             $24.24   $23.21      $24.00
        -----------------------------------------------------------
          Jewelers                $61.85   $60.02      $60.00
        -----------------------------------------------------------
          Restaurants             $12.01   $15.06      $15.00
        ===========================================================
          Average                 $29.08   $31.00      $29.11
        ===========================================================
        *  Less Than
        ** Greater Than

As discussed, the average rental rate for all in-place leases as of this writing is approximately $29.08 per square foot. By comparison, recent lease transactions show a higher overall average rental rate of $31.00 per foot. Looking at a pure rent-to-sales ratio, it would appear that the subject could support an average rent between $27.00 and $31.00 per square foot. After considering all of the above, we have developed a weighted average rental rate of approximately $29.11 per square foot based upon a relative weighting of tenant space by size. The average rent is a weighted average rent for all in-line mall tenants only. This average market rent, as well as average market rent ranges within each category, has been allocated to space as shown on the facing page.

--------------------------------------------------------------------------------

GARDEN LEVEL LEASE PLAN

[This graphic depicts a floor plan of the garden level of the Park Plaza Mall and indicates the different types of tenants and their relevant square footage by color.]

--------------------------------------------------------------------------------

FIRST FLOOR LEASE PLAN

[This graphic depicts a floor plan of the first floor of the Park Plaza Mall and indicates the different types of tenants and their relevant square footage by color.]

--------------------------------------------------------------------------------

SECOND FLOOR LEASE PLAN

[This graphic depicts a floor plan of the second floor of the Park Plaza Mall and indicates the different types of tenants and their relevant square footage by color]

--------------------------------------------------------------------------------

Occupancy Cost - Test of Reasonableness

Our weighted average rent can next be tested against total occupancy costs in the mall based upon the standard recoveries for new mall tenants. A total built-up occupancy cost can be derived by taking the weighted average rent and adding projected occupancy costs for tenants in the mall. This total can then be tested against the average sales for mall tenants. Our total occupancy cost analyses can be found on the following chart.

                     TOTAL OCCUPANCY COST ANALYSIS - FY 2002

     --------------------------------------------------------------------------------------------
               Tenant Cost                                            Estimated Expenses/SF
     --------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------
     Economic Base Rent
       Weighted Average Rent                                                      $    29.11
     --------------------------------------------------------------------------------------------
     Occupancy Costs (1)                                                          $    18.40
     --------------------------------------------------------------------------------------------
     Total Tenant Costs                                                           $    47.51
     --------------------------------------------------------------------------------------------
     Projected Average Sales                                                      $   391.00
     --------------------------------------------------------------------------------------------
     Rent to Sales Ratio                                                                7.45%
     --------------------------------------------------------------------------------------------
     Cost of Occupancy Ratio                                                           12.15%
     --------------------------------------------------------------------------------------------
     1.  A complete discussion of reimbursable expenses is presented later in this analysis.
     --------------------------------------------------------------------------------------------

The base rent to sales ratio is shown to be 7.45 percent for the subject property, which is at the lower end but generally supported by our survey which ranged from 5.8 to 12.0 percent and averaging 8.2 percent. Total occupancy cost as a percentage of sales ranges is shown to be 12.15 percent for the subject. Again this figure is generally consistent with the centers surveyed which ranged from 10.0 to 17.9 percent with an average of 12.7 percent. For those facilities with sales similar to the subject property ($300 to $400 per square foot), rent to sales ratios ranged from 7.1 to 12.0 percent with an average of 8.8 percent and occupancy costs ranged from 10.8 to 17.8 percent with an average of 13.3 percent. Based on these parameters our conclusions of market rent appear reasonable and well supported.

In addition to size, we have also considered the effect of retail product type on market rent. Industry statistics reveal that certain product types, such as jewelry stores are able to achieve sales levels far in excess of the mall average. Correspondingly these tenants are able to afford rentals significantly higher than comparable space occupied by other types of retails. However, the success of a mall is dependent upon the synergy of various product types and as such we have based our projections on a typical tenant mix.

Anchor and Major Tenant Leases

The subject property does not include any owned and leased anchor tenant spaces. Dillard's, which owns and operates the two anchor locations at the subject property, currently pays $127,874.28 ($0.45 per square foot) in CAM recoveries and $19,891.56 ($0.17 per square foot) in promotion/marketing recoveries. According to information provided by the client, the covenants with Dillard's extends until December 31, 2031.

Out Lot Tenant Leases

There is one out lot tenant included in the subject ownership. Following is a brief discussion of this lease.

--------------------------------------------------------------------------------


..    Firstar Bank ground leases a site at the northeast corner of West Markham
     Street and McKinely Street that is improved with a branch bank facility. According to the Pulaski County Assessor's Office the land area associated with this property is 27,400 square feet and the improvements include 3,910 square feet. The rent roll for the subject property identifies this space as containing 3,200 square feet, which has been utilized throughout or analysis. The lease commenced in March 1993 and extends through November 2003. There are two remaining five year renewal options. The base rent is flat over the term at $7,518,15 per month, or $90,217.80 per annum. According to information provided to our office the rental rate during the option periods appears to be the same as that during the original term. Firstar Bank is billed directed by the taxing entities within Pulaski County for the real estate taxes associated with their improvements and land area. No other operating expenses are paid by this tenant.


Lease Term and Steps

The typical lease term for new in-line retail leases in centers such as the subject generally ranges from 5 to 15 years, with larger tenants showing leases from 10 to 15 years. Market practice dictates that it is not uncommon to get rent bumps throughout the lease terms either in the form of fixed dollar amounts or a percentage increase based upon changes in some index, usually the Consumer Price Index (CPI). Often the CPI clause will carry a minimum annual increase and be capped at a higher maximum amount. According to the previously summarized recent leasing analysis, executed deals and leases substantially negotiated at the subject have been in the range of 5.0 to 11.3 years with an overall average of approximately 9.7 years for in-line shops. Leases show an average increase over the lease term of approximately 7.1 percent. However, our rent analysis and market rent conclusions considered the average rental rate over the lease terms. After a review of the subject and our experience with other regional malls, we have utilized a 10-year lease term for the in-line shops at the subject property.

Concessions

Developers and owners have a number of methods to induce tenants to locate at their properties. Included among these concession packages are free rent, tenant build-out costs, and cash allowances. Concessions are typically dependent upon local market practice and/or the strength of the particular property or mall owner/developer.

Free Rent

Information provided by management indicates that free rent is sometimes given in lieu of tenant improvement allowances. Because we have included an estimate of tenant improvement allowance, free rent is considered a relative non-issue with tenants at the subject. Our experience with regional malls shows that free rent is generally limited to new projects in marginal locations without strong anchor tenants that are having trouble leasing, or older centers that are losing tenants to new malls in their trade area. Accordingly, we do not believe that it will be necessary to offer free rent to tenants at the subject. It is noted that, while we have not ascribed any free rent for new tenants, we have made allowances for tenant workletter, which acts as a form of inducement to convince tenants to locate at the subject.

--------------------------------------------------------------------------------

Tenant Improvements

Similar to free rent, tenant improvement allowances have also been a relative non-issue at the subject. We are advised that ownership typically leases space on an "as is" basis, although some of the stronger national tenants have received workletter allowances. Based upon our experience with other malls, a TI allowance of approximately $8.00 to $20.00 per square foot can be fairly typical. Generally, allowances vary lease by lease, depending upon build-out requirements and rental rates achieved. For this analysis, we have made an allowance of $15.00 per square foot (2001) for future turnover space where a tenant is projected to leave their space. We have made a minimal provision of $1.00 per square foot to be applied to all renewal tenants. We believe these assumptions offer further support for the attainment of projected rent levels within the property, as well as absorption. Based upon our 67/33 percent renewal probability for tenants, the weighted average allowance is $5.62 per square foot.

Absorption/Lease-Up

For this analysis, we have identified approximately 36,121 square feet of currently vacant mall shop space, equivalent to approximately 13.8 percent of mall shop area. This space includes stores currently occupied on a temporary basis and spaces with pending lease commitments. By excluding the pending lease commitment factored into our analysis for the vacant movie theater, which is anticipated to begin in the 4th Quarter of 2001, the amount of vacant space drops significantly to 12,327 square feet (4.7 percent of mall shop area). Given the dynamics of the subject's trade area coupled with its actual historic occupancy, we have assumed that approximately 5,578 square feet (2.1 percent) of the mall shop space remains unleased. The primary reason for doing so is to allow a "natural" stabilized occupancy to occur over the holding period, as opposed to deducting a vacancy loss.

In forecasting the scheduled absorption of the remaining vacant space, we have considered that the nature of prospective activity remains good. To this end, management has been working actively with a number of strong national and regional tenants. On balance, we believe that it is reasonable to forecast a 24-month absorption period for the minimal 6,749 square feet of space leased up in our analysis.

Rent Growth Rates

Market rent will, over the life of a prescribed holding period, quite obviously follow an erratic pattern. According to surveys by both Cushman & Wakefield's Valuation Advisory Services and Peter Korpacz and Associates, major investors active in the acquisition of shopping centers are using growth rates of 0.0 percent to 5.0 percent in their analysis, with 2.5 percent to 4.0 percent being most prevalent on a stabilized basis.

The tenants' ability to pay rent is closely tied to its increases in sales. However, rent growth can be more impacted by competition and management's desire to attract and keep certain tenants that increase the center's synergy and appeal. In our analysis we have increased rental rates by 3 percent per annum throughout the balance of the projection period.

Conclusion - Minimum Rent

In the initial full year of the investment (FY 2002), it is projected that the subject property will produce approximately $6.6 million in minimum rental income. This estimate of base rental income is equivalent to $24.81 per square foot of total owned GLA. Alternatively, minimum rental income accounts for roughly 55 percent of all potential gross revenues. Further analysis

--------------------------------------------------------------------------------

shows that over the holding period (FY 2002-2011), minimum rent advances at an average compound annual rate of 2.6 percent. This increase is a synthesis of the mall's fixed rental increases as well as market rents from rollover or turnover of space.


Overage Rent

In addition to minimum base rent, many tenants at the subject property have contracted to pay a percentage of their gross annual sales over a pre-established base amount as overage rent. Many leases have a natural breakpoint although a number have stipulated breakpoints. The average overage percentage for small space retail tenants is in a range of 5.0 to 6.0 percent with food court and kiosk tenants generally at 6.0 to 10.0 percent.

Traditionally, it takes a number of years for a retail center to mature and gain acceptance before generating any sizable percentage income. As a center matures, the level of overage rents typically becomes a larger percentage of total revenue. It is a major ingredient protecting the equity investor against inflation.

In the Retail Market Analysis section, we discussed the historic and forecasted sales levels for the mall tenants. Because of the dynamics in the marketplace, it is difficult to predict with accuracy what sales will be on an individual tenant level. As such, we have employed the following methodology:

..    For existing tenants who report sales, we have utilized the actual sales for the prior twelve months ending March 31, 2001 and forecasted that sales will continue at our projected sales growth rate as discussed herein.

..    For tenants who do not report sales or who do not have percentage clauses, we have assumed that a non-reporting tenant will always occupy that particular space.

..    For new tenants, we have not forecasted any overage rent as investors are unlikely to credit this income to speculative tenants.

On balance, our forecasts are deemed to be reasonable. The cash flow shows that overage rent is reasonable based upon the established sales level. From our experience we know that a significant number of new tenants will be into a percentage rent situation by at least the midpoint of their leases. The standard lease provides for a natural breakpoint, which for mall shops, would typically be 5.0 percent. Assuming an average initial rent of about $29.11 per square foot and a 5.0 percent natural breakpoint, a tenant would need to achieve a sales level of $582 per square foot before generating any overage rent.

In the initial year of the investment holding period, overage revenues are estimated to amount to $196,730 (net of any recaptures) equivalent to $0.74 per square foot of owned GLA. Overall, overage rent in our analysis, increases at a compound annual rate of 9.4 percent over the holding period.

Sales Growth Rates

In the Retail Market Analysis section, we discussed that retail sales in the Little Rock MSA have been increasing at a compound annual rate of 6.7 percent per year over the past decade. However, within the city of Little Rock retail sales only increased at a compound annual rate of 3.9 percent during the same time period. According to both the Cushman & Wakefield and Korpacz surveys, major investors are looking at a range of growth rates of 0.0 percent initially, to a high of 5.0 percent in their computational parameters. Most typically, growth of 3.0-4.0

--------------------------------------------------------------------------------

percent is seen in these surveys. Between 1998 and 2000 sales at the subject property increased at a compound annual rate of 7.0 percent. However, these increases increase can be attributed to new tenants added during this time period. In from 1998 to 2000 comparable mall shop sales increased at a modest compound annual rate of 2.1 percent per year. In our analysis tenant sales are increased in accordance with projected inflationary trends, or 3.0 percent per annum.


Expense Reimbursements/Miscellaneous Income

We were not provided detailed information regarding reimbursement pools and methods for tenants at the subject property. Instead, we were provided with the current reimbursement amounts of each tenant. However, based upon the information we were given and our experience with similar properties we were able to ascertain the following: (1) by lease agreement, tenants at the subject are required to reimburse the lessor for certain operating expenses. Included among these operating items are real estate taxes, common area maintenance, trash removal (scavenger) and tenant utilities; (2) common area maintenance, utilities and real estate tax recoveries are generally based upon a tenant's pro-rata share of the expense.


Common Area Maintenance
Under the mall's standard lease, mall tenants pay their pro rata share of the CAM expense plus an administrative charge of typically 15.0 percent, less contributions from the anchor stores. While the pro-rata share is likely determined on a variety of different methodologies, such as lease occupied area
(LOA) or gross leasable area. Given the lack of detail provided, following is a summary of the standard clause that we assume will be in place for a new tenants. It should be noted that this clause may result in some slippage of expenses. However, because we were not provided with detailed reimbursement methods for the tenants such a scenario is deemed reasonable.


    =======================================================================
                  Common Area Maintenance Recovery Calculation

    =======================================================================
       CAM Expense:        Total actual costs for year, inclusive of
                               amortized capital improvements
    -----------------------------------------------------------------------
       Add:                         15% Administrative Fee
    -----------------------------------------------------------------------
       Less:                      Contributions from Anchors
    -----------------------------------------------------------------------
       GLA Denominator:  Gross leasable area excluding anchor stores and out lots
    =======================================================================


Based on our projected expenses and the stipulated recoveries by each tenant, the standard CAM recovery equates to $8.97 per square foot of leased area for Year One.


Real Estate Taxes
Mall Shop tenants are also required pay real estate tax recoveries based upon a pro-rata share of the expense. Tax recoveries are currently based upon a tenant's pro rata share of the expense.

--------------------------------------------------------------------------------

Other Reimbursable Expenses
Other reimbursable expenses include insurance, promotion, trash removal and tenant utilities. The standard lease at the property includes the tenant paying for the cost of heating and cooling their particular store based upon an energy audit previously conducted for the facility. Because this reimbursement is based on individual tenant usage it is problematic to model this recovery on a tenant by tenant basis. In 2000 the subject property generated a total of $1,726,716 in other reimbursable expenses. For 2001 management has projected these reimbursements to total $1,283,179. However, it should be noted that the 2001 budget did not include a line item for promotion/marketing reimbursements. In our analysis we have based these recoveries on the actual reimbursements outlined for each tenant. Our estimate totals $1,726,560, which appears reasonable.


Other Income

Along with reimbursement items, the subject also generates other miscellaneous income. Miscellaneous income is essentially derived from specialty leasing for temporary tenants, storage rent, Christmas kiosks, pushcarts, and other charges. During 2000 Other Income totaled $348,458. For the 2001 budget management estimates a decline to $268,675. Based upon the mall's history and operating budget, we have projected Other income at $262,000. Of this total, $32,000 is attributed to storage income, $200,000 to specialty income and $30,000 is attributable to miscellaneous income.


Allowance for Vacancy and Credit Loss

The investor of an income producing property is primarily interested in the cash revenues that the property is likely to produce annually over a specified period of time rather than what it could produce if it were always 100 percent occupied with all tenants paying rent in full and on time. It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turnover, non-payment or slow payment by tenants. For this analysis, we have we segregated the income stream by type of obligation (minimum rent and recoveries) and by tenant type (anchor tenants, mall shops and outparcels). We have also included a provision to account for rent loss during the downtime between lease commitments.

1. Minimum Rent - The mall shop tenants at the subject property represent a myriad of national, regional and local retailers with highly divergent credit ratings. In aggregate the credit worthiness of the tenants is perceived to be typical of an enclosed center. The anchor tenants represent a good mix of national and regional retailers, which are well perceived by the investment community. Furthermore occupancy costs for the anchor tenants is relatively low which allows the tenants to successfully operate the store even during economic downturns. With this in mind, we have first reflected a 1.0 percent contingency for both stabilized and unforeseen vacancy and credit loss against all specialty tenant rental income. We would note that we have also assumed that approximately 2.1 percent of the mall shop space (5,578 square feet) remains unleased as structural vacancy.

2. Recovery Income - As previously discussed the standard lease at the subject property includes the recovery of operating expenses over an occupied area. As such this income source is not subject to a loss due to vacancy. Nevertheless we believe it is appropriate to utilize a provision as a contingency against credit loss. In the case of the subject property we have utilized a 1.0 percent credit loss provision.

--------------------------------------------------------------------------------

3. Downtime - We have also forecasted that there is a 67.0 percent probability that an existing tenant will renew their lease. Upon turnover, we have forecasted that rent loss equivalent to three months (one month weighted average) would be incurred to account for the time and/or costs associated with bringing space back on line. Thus, minimum rent as well as overage rent and certain other income has been reduced by this forecasted probability.

It is noted that the actual vacancy and credit loss calculation is modeled in the Excel spreadsheet which presents the cash flow and not in the Argus model. The chart on the following page outlines the physical occupancy of the subject over the holding period. As can be seen, the average occupancy is 96.3 percent, which after consideration of the 1.0 percent collection loss equates to an effective average occupancy of 95.3 percent.

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

                                 Park Plaza Mall
                            6000 West Markham Street
                      Little Rock, Pulaski County, Arkansas

                      Occupancy Analysis - Owned Mall Area

------------------------------------------------------------------------------------------------------------------------------------
                          Fiscal   Fiscal    Fiscal   Fiscal    Fiscal    Fiscal     Fiscal    Fiscal   Fiscal    Fiscal    Fiscal
                            2002     2003      2004     2005      2006      2007       2008      2009     2010      2011      2012
-----------------------------------------------------------------------------------------------------------------------------------
   April                 225,208  251,169   259,966  259,966   259,957   258,024    259,966   259,966  259,966   259,966   258,920
   May                   225,208  255,893   259,966  259,966   228,592   259,966    259,966   259,966  259,966   259,957   259,966
   June                  229,423  255,893   259,966  259,966   259,966   259,966    259,966   259,966  259,966   259,966   259,966
   July                  230,111  255,893   259,966  244,396   259,966   259,966    259,966   259,966  259,966   259,966   259,278
   August                230,111  255,893   259,966  259,966   259,966   259,966    259,966   259,966  259,966   259,966   259,966
   September             230,111  257,062   259,966  259,966   259,966   259,966    259,966   249,008  259,966   259,966   259,966
   October               230,111  257,062   259,966  259,966   259,966   259,966    259,966   259,966  259,966   259,966   259,966
   November              253,905  257,062   259,966  259,966   259,966   259,966    259,966   259,966  259,966   259,966   236,172
   December              253,905  257,062   259,966  259,966   259,966   259,966    259,966   259,966  259,966   259,966   236,172
   January               253,262  251,682   225,387  259,966   252,054   258,069    258,406   252,787  246,810   255,956   250,732
   February              250,847  257,062   256,923  256,114   251,469   247,463    236,559   255,366  249,508   257,461   259,423
   March                 255,893  259,966   259,966  259,966   259,966   259,966    259,966   256,589  259,566   259,966   254,820
                         ----------------------------------------------------------------------------------------------------------
Average Occupied SF      239,008  255,975   256,831  258,348   255,983   258,604    257,885   257,790  257,965   259,422   254,612
Total SF (Owned)         265,544  265,544   265,544  265,544   265,544   265,544    265,544   265,544  265,544   265,544   265,544

Average Occupancy           90.0%    96.4%     96.7%    97.3%     96.4%     97.4%      97.1%     97.1%    97.1%     97.7%     95.9%
                                  ------------------------------------------------------------------
2002 to 2006                95.4%    94.4% (including the Global Vacancy and Collection Loss Factor)
2007 to 2011                97.3%    96.3% (including the Global Vacancy and Collection Loss Factor)
2002 to 2011                96.3%    95.3% (including the Global Vacancy and Collection Loss Factor)
2012 (Reversion Year)       95.9%    94.9% (including the Global Vacancy and Collection Loss Factor)
----------------------------------------------------------------------------------------------------------------------------------

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

Operating Expenses

Total expenses incurred in the production of income from the subject property are divided into two categories: reimbursable and non-reimbursable items. The major expenses that are reimbursable include common area maintenance, HVAC, insurance, utilities, marketing/promotion and real estate taxes. The non-reimbursable expenses associated with the subject property include certain general and administrative expenses, as well as miscellaneous expenses, including non-recoverable maintenance, and management. Other expenses include a reserve for the replacement of short-lived capital components, alteration costs associated with bringing space up to occupancy standards, and leasing commissions.

The various expenses incurred in the operation of the subject property have been estimated from information provided by a number of sources. We have reviewed the subject's component operating history for 2000, the 2001 budget provided by ownership, actual operating information for January through April 2001 (annualized) and the operating budget from January through April 2001 (annualized). This information is summarized in the table on the following page. We have compared this information to published data that is available, as well as comparable expense information at competing area centers. Finally, this information has been tempered by our experience with other regional shopping centers.

Expense Growth Rates

Expense growth rates are generally forecasted to be more consistent with inflationary trends than with competitive market forces. The Winter 2000 Cushman & Wakefield survey of Class A regional malls found the low and high mean from each respondent to be 3.1 percent. The rates ranged from 2.5 to 4.0 percent. The Fourth Quarter 2000 Korpacz survey reports that the range in expense growth rates for national regional malls runs from 3.0 percent to 3.5 percent with an average of 3.07 percent, down 15 basis points from one year ago. For this analysis, unless otherwise stated, expenses are forecasted to grow by 3.0 percent per annum over the holding period.

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

                                 Park Plaza Mall
                            6000 West Markham Street
                      Little Rock, Pulaski County, Arkansas
                      Operating Income and Expense Analysis

                                       -------------------------------------------------------------------------------------
                                               Actual 2000                 Actual 2001             Operating Budget 2001
                                                                         (January - April            (January - April
                                                                           Annualized)                  Annualized)
                                       -------------------------------------------------------------------------------------
                                        Actual Amount    Per SF    Actual Amount     Per SF      Actual Amount      Per SF
----------------------------------------------------------------------------------------------------------------------------
REVENUE FROM OPERATIONS
  Rental Income                        $  6,528,795     $  24.59   $  6,461,900     $  24.33     $  6,231,975      $   23.47

  Percentage Rent                      $    249,327     $   0.94      ($151,039)    $ ($0.57)    $          0      $    0.00

  Recoveries
   Common Area Maintenance (CAM)       $  1,912,279     $   7.20   $  2,051,043     $   7.72     $  2,130,234      $    8.02
   Real Estate Taxes                   $    765,734     $   2.88   $    720,949     $   2.71     $    748,653      $    2.82
   Insurance                           $     28,597     $   0.11   $     61,860     $   0.23     $     41,313      $    0.16
   Electricity                         $    459,072     $   1.73   $    516,547     $   1.95     $    436,674      $    1.64
   HVAC                                $    671,367     $   2.53   $    663,193     $   2.50     $    682,071      $    2.57
   Promotion Income                    $    437,067     $   1.65   $    476,410     $   1.79     $    502,692      $    1.89
   Scavenger Income                    $     92,177     $   0.35   $     90,452     $   0.34     $     84,972      $    0.32
   Other Utilities                     $     38,435     $   0.14   $     38,140     $   0.14     $     37,827      $    0.14
                                       ------------     --------   ------------     --------     ------------      ---------
  Total Recoveries                     $  4,404,729     $  16.59   $  4,618,594     $  17.39     $  4,664,436      $   17.57

  Storage Income                       $     33,212     $   0.13   $     30,600     $   0.12     $     32,625      $    0.12
  Specialty Leasing Income             $    276,857     $   1.04   $    169,257     $   0.64     $    193,575      $    0.73
  Miscellaneous Income                 $     38,389     $   0.14   $     29,188     $   0.11     $     11,400      $    0.04
  Vacancy & Collection Loss:           $          0     $   0.00   $          0     $   0.00     $          0      $    0.00
                                       ------------     --------   ------------     --------     ------------      ---------
  Effective Gross Income               $ 11,531,309     $  43.43   $ 11,158,499     $  42.02     $ 11,134,011      $   41.93

RECOVERABLE EXPENSES
  Common Area Maintenance (CAM)        $  1,735,263     $   6.53   $  1,903,739     $   7.17     $  2,292,579      $    8.63
  Real Estate Taxes                    $    765,000     $   2.88   $    763,425     $   2.87     $    765,000      $    2.88
  Insurance                            $     23,250     $   0.09   $     50,614     $   0.19     $     39,300      $    0.15
  Utilities                            $    654,367     $   2.46   $    523,660     $   1.97     $    600,060      $    2.26
   Electricity                                  N/A          N/A            N/A          N/A              N/A            N/A
   Other Utilities                              N/A          N/A            N/A          N/A              N/A            N/A
  Store HVAC                           $    208,258     $   0.78   $    177,542     $   0.67     $    196,740      $    0.74
  Scavenger                            $     34,614     $   0.13   $     24,784     $   0.09     $     36,924      $    0.14
  Marketing/Promotion                  $    345,772     $   1.30   $    306,617     $   1.15     $    583,572      $    2.20
                                       ------------     --------   ------------     --------     ------------      ---------
Total Recoverable Expenses             $  3,766,524     $  14.18   $  3,750,581     $  14.12     $  4,514,175      $   17.00

NON-RECOVERABLE EXPENSES
  Landlord Repairs/Expense             $     19,681     $   0.07   $      5,092     $   0.02     $     11,100      $    0.04
  Specialty Leasing Expense            $      1,030     $   0.00   $        974     $   0.00     $     99,500      $    0.37
  General & Administrative             $     75,601     $   0.28   $    439,990     $   1.66     $    119,613      $    0.45
  Marketing/Promotion                  $     88,893     $   0.33   $     84,162     $   0.32     $     87,912      $    0.33
  Management Fee                       $    353,780     $   1.33   $    359,009     $   1.35     $    318,939      $    1.20
  Other                                $     15,766     $   0.05   $      7,788     $   0.03     $      1,800      $    0.01
                                       ------------     --------   ------------     --------     ------------      ---------
Total Non-Recoverable Expenses         $    554,751     $   2.09   $    897,014     $   3.38     $    638,864      $    2.41

TOTAL EXPENSES                         $  4,321,275     $  16.27   $  4,647,595     $  17.50     $  5,153,039      $   19.41

Net Operating Income                   $  7,210,034     $  27.15   $  6,510,904     $  24.52     $  5,980,972      $   22.52
----------------------------------------------------------------------------------------------------------------------------
                                         --------------------------------------------------------
                                          Proposed Budget 2001        Cushman & Wakefield
                                                                      Year One Projections
                                         --------------------------------------------------------
                                         Actual Amount   Per SF     Annual Amount     Per SF
-------------------------------------------------------------------------------------------------
REVENUE FROM OPERATIONS
  Rental Income                           $ 6,445,971   $  24.27    $  6,587,575     $   24.81

  Percentage Rent                         $   328,540   $   1.24    $    196,730     $    0.74

  Recoveries
   Common Area Maintenance (CAM)          $ 2,194,830   $   8.27    $  2,390,292     $    9.00
   Real Estate Taxes                      $   769,412   $   2.90    $    765,214     $    2.88
   Insurance                              $    42,084   $   0.16    $     45,425     $    0.17
   Electricity                            $   435,368   $   1.64    $    506,279     $    1.91
   HVAC                                   $   682,702   $   2.57    $    678,128     $    2.55
   Promotion Income                       $       N/A   $    N/A    $    365,310     $    1.38
   Scavenger Income                       $    85,414   $   0.32    $     91,753     $    0.35
   Other Utilities                        $    37,631   $   0.14    $     42,665     $    0.18
                                          -----------   --------    ------------     ---------
  Total Recoveries                        $ 4,247,421   $  16.00    $  4,885,066     $   18.40

  Storage Income                          $    32,175   $   0.12    $     32,000     $    0.12
  Specialty Leasing Income                $   226,100   $   0.85    $    200,000     $    0.75
  Miscellaneous Income                    $    10,400   $   0.04    $     30,000     $    0.11
  Vacancy & Collection Loss:              $         0   $   0.00       ($116,694)       ($0.44)
                                          -----------   --------    -------------    ----------
  Effective Gross Income                  $11,290,607   $  42.52    $ 11,814,677     $   44.49

RECOVERABLE EXPENSES
  Common Area Maintenance (CAM)           $ 2,380,575   $   8.96    $  2,200,000     $    8.28
  Real Estate Taxes                       $   765,000   $   2.88    $    788,247     $    2.96
  Insurance                               $    39,296   $   0.15    $     40,000     $    0.15
  Utilities                               $   605,160   $   2.28    $    610,000     $    2.30
   Electricity                            $   557,160   $   2.10    $    580,000     $    2.11
   Other Utilities                        $    49,000   $   0.18    $     50,000     $    0.19
  Store HVAC                              $   196,740   $   0.74    $    195,000     $    0.73
  Scavenger                               $    36,994   $   0.14    $     35,000     $    0.13
  Marketing/Promotion                     $       N/A   $    N/A    $    410,000     $    1.54
                                          -----------   --------    ------------     ---------
Total Recoverable Expenses                $ 4,024,765   $  15.16    $  4,276,247     $   16.10

NON-RECOVERABLE EXPENSES
  Landlord Repairs/Expense                $     7,700   $   0.03    $     10,000     $    0.04
  Specialty Leasing Expense               $   101,100   $   0.38    $      2,000     $    0.01
  General & Administrative                $    89,457   $   0.34    $    100,000     $    0.38
  Marketing/Promotion                     $    87,912   $   0.33    $     90,000     $    0.34
  Management Fee                          $   338,718   $   1.28    $    354,440     $    1.33
  Other                                   $     8,650   $   0.03    $     15,000     $    0.06
                                          -----------   --------    ------------     ---------
Total Non-Recoverable Expenses            $   633,537   $   2.39    $    571,440     $    2.15

TOTAL EXPENSES                            $ 4,658,302   $  17.54    $  4,847,687     $   18.26

Net Operating Income                      $ 6,632,305   $  24.98    $  8,966,990     $   26.24

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

Reimbursable Operating Expenses

We have analyzed each item of expense individually and attempted to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion, judgment and experience. The following is a detailed summary and discussion of the reimbursable operating expenses incurred in the operation of the subject property during the initial year of the investment holding period.

Common Area Maintenance - This expense category includes the annual cost of miscellaneous building maintenance contracts, recoverable labor and benefits, security, landscaping, insurance, cleaning and janitorial, exterminating, supplies, snow removal, exterior lighting, common area energy, gas and fuel, equipment rental, and other miscellaneous charges. In addition, ownership may pass-through an administrative fee. For billing purposes, management is also permitted to add certain non-operational charges for interest and depreciation of capital repairs.

In malls where the CAM budget is high, discretion must be exercised in not trying to pass along every charge as the tenants will resist. As discussed, the standard lease agreement allows management to pass along the CAM expense to tenants on the basis of occupied gross leasable area. We would note that the subject property is in need of significant parking lot repairs, the cost of which management believes can be passed through to the tenants under the existing lease clause. Based upon the relatively low occupancy cost at the subject property this cost would not be excessively onerous to the tenants.

During 2000, common area maintenance at the subject property was $6.53 per square foot of mall shop space. For 2001, management has projected an increase to $8.96 per square foot. The January through April 2001 expense information provides an annualized indication of $7.17 per square foot. Finally, by annualizing the operating budget from January through April 2001 this expense is indicated to be $8.63 per square foot. In our analysis we have included a common area maintenance expense of $2,200,000 or $8.28 per square foot.

Real Estate Taxes - As previously discussed we have projected the 2001 tax liability for the property based upon the actual assessment of the property. Thereafter taxes are projected to increase in accordance with projected inflationary trends or 3.0 percent per year.

Insurance - This expense was $0.09 per square foot in 2000. For 2001, management has projected an increase to $0.15 per square foot. The January through April 2001 expense information provides an annualized indication of $0.19 per square foot and the annualized operating budget (January through April 2001) indicates $0.15 per square foot. In our analysis we have included an insurance expense of $40,000 or $0.15 per square foot.

Utilities - During 2000, this expense was $2.46 per square foot of mall shop space. For 2001, management has projected an increase to $2.88 per square foot. The January through April 2001 expense information provides an annualized indication of $1.97 per square foot. Finally, by annualizing the operating budget from January through April 2001 this expense is indicated to be $2.26 per square foot. In our analysis we have included a utilities expense totaling $610,000 or $2.30 per square foot.

Store HVAC - This expense represents the tenant's allocation for heating and cooling their individual space. For 2000, this expense was $0.78 per square foot. For 2001, management has projected a slight decrease to $0.74 per square foot. The January through April 2001 expense information provides an annualized indication of $0.67 per square foot and the

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

annualized operating budget (January through April 2001) indicates $0.74 per square foot. In our analysis we have included this expense to be $195,000 or $0.73 per square foot.

Scavenger - This expense item is related to trash removal from the individual tenant space. Not all tenants pay the same amount on a per unit basis because the use of each tenant determines the appropriate charge. For example, food court and tenants that generate a large amount of waste are charged at a higher rate. During 2000, this expense was $0.13 per square foot of mall shop space. For 2001, management has projected a slight increase to $0.14 per square foot. The January through April 2001 expense information provides an annualized indication of $0.09 per square foot. Finally, by annualizing the operating budget from January through April 2001 this expense is indicated to be $0.14 per square foot. In our analysis we have included a scavenger expense totaling $35,000 or $0.13 per square foot.

Marketing/Promotion - This expense was $1.30 per square foot in 2000. This item was not specifically included in the 2001 budget provided by management. The January through April 2001 expense information provides an annualized indication of $1.15 per square foot and the annualized operating budget (January through April 2001) indicates $2.20 per square foot. Based upon all of the indications, we have included a marketing/promotion expense of $410,000 or $1.54 per square foot.

Non-Reimbursable Expenses

Total non-reimbursable expenses at the subject property are projected from accepted practices and industry standards. Again, we have analyzed each item of expenditure in an attempt to project what the typical investor in a property similar to the subject would consider reasonable, based upon actual operations, informed opinion, and experience. The following is a detailed summary and discussion of non-reimbursable expenses incurred in the operation of the subject property for the initial year.

Repairs & Maintenance - Landlord - This expense includes all non-reimbursable repair & maintenance charges. In 2000 this expense totaled $19,681. In 2001 the expense is projected at $7,700. The January through April 2001 expense information provides an annualized indication of $5,092 and the annualized operating budget (January through April 2001) indicates an expense of $11,100. In our analysis we have included the landlord repair & maintenance expense at $10,000.

Specialty Leasing - This represents cost specifically associated with specialty leasing items. In 2000 this expense totaled $1,030. In 2001 the expense is projected at $101,100; however, capital expenditures totaling $98,000 related to the purchase of carts/kiosks are included in this figure. The January through April 2001 expense information provides an annualized indication of $974 and the annualized operating budget (January through April 2001) indicates an expense of $99,500 (again however capital expense items are included). In our analysis we have included the specialty leasing expense at $2,000.

Marketing/Promotion - This expense represents the landlord's contribution to the marketing fund. During 2000 this expense totaled $88,893. In 2001 the expense is projected at $87,912. The January through April 2001 expense information provides an annualized indication of $84,162 and the annualized operating budget (January through April 2001) indicates an expense of $87,912. In our analysis we have included the landlord's marketing/promotion expense at $90,000.

Management - The annual cost of managing the subject property is projected to be
5.0 percent of minimum and percentage rent or 3.0 percent of effective gross income. During 1999 the

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

management fee totaled 3.1 percent of effective gross income (5.2 percent of minimum and percentage rent). In our analysis we have included a management fee of 3.0 percent of effective gross income. In the initial year of our analysis, this amount is shown to be $354,440. This amount is equivalent to approximately
5.2 percent of minimum and percentage rent. Our estimate is reflective of a typical management agreement with a firm in the business of providing professional management services. This amount is considered typical for a retail complex of this size. Our investigation into the market for this property type indicates an overall range of fees of 2.0 to 4.0 percent. Since we have reflected a structure where ownership separately charges leasing commissions, we have used the mid-point of the range as providing for compensation for these services.

Other Expenses - This category is provided for various miscellaneous and sundry expenses that ownership typically incurs without pass-through to tenants. During 2000 this expense totaled $15,766. In 2001 the expense is projected at $8,650. The January through April 2001 expense information provides an annualized indication of $7,788 and the annualized operating budget (January through April
2001) indicates an expense of $1,800. In our analysis we have included other expenses totaling $10,000.

Alterations/Tenant Improvements - The principal component of this expense is ownership's estimated cost to prepare a vacant suite for tenant use. At the expiration of a lease, we have made a provision for the likely expenditure of some monies on ownership's part for tenant improvement allowances. In this regard, we have forecasted a cost of $15.00 per square foot for turnover space (initial cost growing at expense growth rate) weighted by our turnover probability of 33.0 percent. We have also given a minimal alteration allowance of $1.00 for renewal (rollover) retail tenants. The blended rate based on our 67/37 turnover probability is therefore $5.62 per square foot. These costs are forecasted to increase at our implied expense growth rate.

Leasing Commissions - A typical structure for retail leasing commissions is $3.00 to $4.00 per square foot for new tenants and $1.00 to $2.00 per square foot for renewal tenants. We have utilized a rate of $4.00 per square foot for new tenants and $2.00 for renewal tenants. These rates are increased by $0.50 and $0.25 per square foot, respectively, every five years. This structure implies a pay-out up front at the start of a lease. The cost is weighted by our 67/33 percent renewal/turnover probability. Thus, upon lease expiration, a leasing commission charge of $2.60 per square foot would be incurred.

Capital Improvements - Management did not provided us with a five year capital budget for the property. However, in discussions with management it was indicated that there are not major capital expenditures planned for the property.

Replacement Reserves - It is customary and prudent to set aside an amount annually for the replacement of short-lived capital items such as the roof, parking lot and certain mechanical items. The repairs and maintenance expense category has historically included some capital items that have been passed through to the tenants. This appears to be a fairly common practice among most malls. However, we feel that over a holding period some repairs or replacements will be needed that will not be passed on to the tenants. Typical replacement reserves range anywhere from $0.10 to $0.30 per square foot depending upon the age and quality of the center. For purposes of this report, we have estimated an expense of about $0.20 per square foot applied to the total owned GLA during the first year of our analysis ($52,469), thereafter increasing by our expense growth rate.

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

Net Income/Net Cash Flow

The total expenses of the subject property, including alterations, commissions, capital expenditures, and reserves, are annually deducted from total income, thereby leaving a residual net operating income or net cash flow to the investors in each year of the holding period before debt service. In the initial year of investment, the net operating income is forecasted to be equal to approximately $6,982,990 which is equivalent to 58.6 percent of effective gross income. Deducting other expenses results in a net cash flow loss before debt service of approximately $6,088,025.

                                OPERATING SUMMARY
                  Initial Year of Investment - Fiscal Year 2001

     --------------------------------------------------------------------------------------------
                                                  Aggregate Sum    Unit Rate *  Operating Ratio
     --------------------------------------------------------------------------------------------
     Effective Gross Income                        $11,814,677      $   44.49     100.0%
     --------------------------------------------------------------------------------------------
     Operating Expenses                            $ 4,847,687      $   18.26      41.0%
     --------------------------------------------------------------------------------------------
     Net Operating Income                          $ 6,966,990      $   26.24      59.0%
     --------------------------------------------------------------------------------------------
     Other Expenses                                $   448,518      $    1.69       3.8%
     --------------------------------------------------------------------------------------------
     Cash Flow                                     $ 6,518,472      $   24.55      55.2%
     --------------------------------------------------------------------------------------------
     Based on total mall shop GLA of 265,544 square feet
     --------------------------------------------------------------------------------------------

The rate of change to both net income and cash flow is important from an investor's perspective. Based on our calculations, growth rate in net operating income is forecasted to approximate 2.3 percent per annum over the next ten years.

Investment Parameters - Discounted Cash Flow

After projecting the income and expense components of the subject property, investment parameters must be set in order to forecast property performance over the holding period. These parameters include the selection of capitalization rates (both initial and terminal) and application of an appropriate discount or yield rate, also referred to as the internal rate of return (IRR).

Selection of Capitalization Rates

Overall Capitalization Rate

The overall capitalization rate bears a direct relationship between net operating income generated by the real estate in the initial year of investment (or initial stabilized year) and the value of the asset in the marketplace. Overall rates are affected by the existing leasing schedule of the property, the strength or weakness of the local rental market, the property's position relative to competing properties, and the risk/return characteristics associated with competitive investments.

Although the Comparable Sale transactions indicate a rising trend in capitalization rates for the period 1990-1997, we feel that much of this has to do with the quality of product that has been selling. Sellers of better performing dominant Class A malls have been unwilling to waver on their pricing. Many of the malls sold over the past 18-24 months are found in less desirable,

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

second or third tier locations, or represent turnaround situations with properties that are poised for expansion or remerchandising. Sales of strong performing centers have been more scarce and as a result the more recent figures tend to be skewed towards Class B properties. During 1998, cap rates on average did decline for the first time in several years as transaction activity was very high. Figures for 1999 show mixed results while the average cap rate is up. There is a wide disparity between the quality of the assets which runs the gamut between truly dominant Class A+ assets and malls which sold for redevelopment or repositioning.

Data through year end 2000 is mixed as there is a dearth of transaction activity owing in large part to the REIT pull back.

          ------------------------------------------------------------------------------------
                                     Overall Capitalization Rates
                                          Regional Mall Sales
          ------------------------------------------------------------------------------------
                    Year                     Range                Mean        Point Change
          -------------------------------------------------------------------------------------
                    1988                    5.00% -  8.00%         6.19%                 --
          ------------------------------------------------------------------------------------
                    1989                    4.57% -  7.26%         6.22%                + 3
          ------------------------------------------------------------------------------------
                    1990                    5.06% -  9.11%         6.29%                + 7
          ------------------------------------------------------------------------------------
                    1991                    5.60% -  7.82%         6.44%                +15
          ------------------------------------------------------------------------------------
                    1992                    6.00% -  7.97%         7.31%                +87
          ------------------------------------------------------------------------------------
                    1993                    7.00% - 10.10%         7.92%                +61
          ------------------------------------------------------------------------------------
                    1994                    6.98% - 10.29%         8.37%                +45
          ------------------------------------------------------------------------------------
                    1995                    7.25% - 11.10%         9.13%                +76
          ------------------------------------------------------------------------------------
                    1996                    7.00% - 12.00%         9.44%                +31
          ------------------------------------------------------------------------------------
                    1997                    7.34% - 12.77%         9.63%                +19
          ------------------------------------------------------------------------------------
                    1998                    6.06% - 12.12%         9.02%               - 61
          ------------------------------------------------------------------------------------
                    1999                    6.46% - 15.32%         9.47%                +45
          ------------------------------------------------------------------------------------
                    2000                    7.41% - 12.87%        10.09%                +62
          ------------------------------------------------------------------------------------
          Basis Point Change
          ------------------------------------------------------------------------------------
                 1988-2000                                                        + 390 BPs
          ----------------------------------------------------------------- ------------------
                 1997-2000                                                        +  46 BPs
          ------------------------------------------------------------------------------------

The data shows that the between 1988 and 1997 average capitalization rate have demonstrated a rising trend each year. 1998 mark the first decrease in overall rates over the period studied. During the early 1990s the increase in capitalization rates was a reflection of both rising interest rates and increasing first year returns demanded by investors in light of several fundamental changes in the retail sector. More recently the competition for well located and high performing centers has increased, fueled primarily by the REITs and has resulted in declining capitalization rates. Although the 1998 figures represent a modest decline from 1997 it is important to note that two thirds of the property transferred were based on capitalization rates of less than 9.5 percent with one third of the properties less than 9.0 percent. Figures for 1999 show a return to a rising trend with an average rate of 9.47 percent. However, this is still down from 1997 when the trend reversed itself. Data for the year 2000 shows an average capitalization rate of 10.09 percent, up 62 basis points over 1999.

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

The Cushman & Wakefield's Winter 2000 survey reveals that going-in cap rates for all regional shopping center types range between 7.0 and 11.0 percent, with a low average of 8.9 percent and high average of 9.1 percent, respectively; a spread of 20 basis points. It is noted that this range is distorted due to the inclusion of Class B assets and "Value Added" opportunities. The range for Class A malls is much tighter, showing a spread of 8.0 to 9.5 percent for overall cap rates and low and high means of 8.3 percent and 8.6 percent, respectively. As expected, criteria for both Class B and "Value Added" malls, going-in capitalization and yield rates range from 100 to 270 basis points above rates for Class A assets.

Terminal, or going-out rates for Class A assets are now averaging 8.9 and 9.3 percent, indicating a spread of 60 to 70 basis points over the going-in rates. Again, on an overall basis, including Class B and "value added" properties, the respective averages are 9.7 percent and 10.2 percent. Finally, our current survey also shows that investors have become more cautious in their underwriting, positioning "retail" lower on their investment rating scales in terms of preferred investments.

     -----------------------------------------------------------------------------------------------------
                             Cushman & Wakefield Valuation Advisory Services *

                               National Investor Survey - Regional Malls (%)
     ----------------------------------------------------------------------------------------------------
        Investment          Winter 1999/2000           Summer/Fall 2000             Winter 2000
                        ---------------------------------------------------------------------------------
        Parameters          Low          High          Low         High          Low          High
     ----------------------------------------------------------------------------------------------------
     OAR/Going-In        7.0 - 12.0   7.8 - 12.0    8.0 - 13.0   8.0 - 13.0   7.0 - 11.0   7.0 - 11.0

                            9.2           9.4          9.6          9.8          8.9           9.1

     ----------------------------------------------------------------------------------------------------
     OAR/Terminal        7.5 - 12.0   7.0 - 12.0    8.4 - 13.5   8.5 - 13.5   8.5 - 12.0   8.5 - 13.0

                            9.5           9.7          9.9         10.2%         9.7          10.2%

     ----------------------------------------------------------------------------------------------------
     IRR                10.0 - 20.0  10.5 - 25.0   10.0 - 25.0  10.0 - 25.0  10.5 - 20.0  10.5 - 20.0

                           14.1          14.5         14.3         14.6         12.0          12.4
     -----------------------------------------------------------------------------------------------------
     * Reflects overall results which includes Class A/B properties as well as value added opportunities.
     -----------------------------------------------------------------------------------------------------

The Fourth Quarter 2000 Peter F. Korpacz survey generally concurs with these findings, citing that investor preferences for regional malls have changed. The pool of mall buyers overall has shrunk as the REITs for the most part have stepped back and are looking selectively. Few pension funds are buying outright but they are looking to partner with REITs for the right opportunity. Deals are being made but the pool of buyers for the top tier category is much less than ever. Furthermore, the "B" grade malls have been effected by the rise in interest rates. The survey notes that the gap in cap rates between the Class A and Class B assets has widened. Recent sales of B-/C grade malls are by opportunistic buyers who will attempt to reposition the property or possibly de-mall it entirely. Debate continues about the effect of E-commerce and the long-term issues with regard to regional malls, particularly those that don't reinvent themselves to differentiate the shopping "experience".

The general consensus among regional mall participants is that prices did indeed fall off toward the end of 1999, a trend which continued through 2000. However, the effect on Class A+/A- properties seems to have been minimal, with some investors citing price increases for the best product. By contrast, Class B and C malls have taken a bigger hit, with prices down as much as 10.0 to 20.0 percent.

                                                 Income Capaitalization Approach
--------------------------------------------------------------------------------

According to the Korpacz survey, the key value indicators in the national regional mall market increased this quarter. The average capitalization rate increased 26 basis points to 8.70 percent, although this rate represents an increase of only 1 basis point from the figure one year ago. The average discount rate (IRR) also increased to 11.41 percent, which represents a 13 basis point increase from this time last year.

==============================================================================================================
                                        NATIONAL REGIONAL MALL MARKET

                                             FOURTH QUARTER 2000
==============================================================================================================
                                               CURRENT                   LAST
            KEY INDICATORS                     QUARTER                 QUARTER                YEAR AGO
======================================= ======================= ====================== =======================
Free & Clear Equity IRR
--------------------------------------- ----------------------- ---------------------- -----------------------
 RANGE                                      9.75% - 13.50%          9.75% - 13.50%         9.75% - 14.00%

 AVERAGE                                         11.41                  11.24                  11.28%
--------------------------------------- ----------------------- ---------------------- -----------------------
CHANGE (Basis Points)                             -                      +17                    +13
--------------------------------------------------------------------------------------------------------------
Free & Clear Going-In Cap Rate
--------------------------------------------------------------------------------------------------------------
RANGE                                        6.60% - 9.50%          6.60% - 9.50%          6.60% - 14.50%

AVERAGE                                          8.70%                  8.44%                  8.69%
--------------------------------------- ----------------------- ---------------------- -----------------------
CHANGE (Basis Points)                               -                     +26                     +1
--------------------------------------------------------------------------------------------------------------
Residual Cap Rate
--------------------------------------------------------------------------------------------------------------
RANGE                                       7.50% - 10.50%         7.50% - 10.50%          7.50% - 10.50%

AVERAGE                                         8.95%                   8.68%                  8.63%
--------------------------------------- ----------------------- ---------------------- -----------------------
CHANGE (Basis Points)                             -                      +27                    +32
==============================================================================================================
Source:  Peter Korpacz Associates, Inc. - Real Estate Investor Survey Fourth Quarter 2000
==============================================================================================================

As can be seen from the data, most investment rates have remained flat from the previous quarter. It is noted that these measures had been relatively stable over the past year. The survey further cites the following capitalization rate ranges by class of property:

      ================================================================
                            Cap Rates by Class
      ------------------ ------------------------- -------------------
      Asset Class            Cap Rate Range         Cap Rate Mean
      ================== ========================= ===================
      A+                     7.50% -  9.00%              8.10%
      ------------------ ------------------------- -------------------
      A                      7.50% -  9.50%              8.48%
      ------------------ ------------------------- -------------------
      B+                     8.00% - 10.00%              8.81%
      ------------------ ------------------------- -------------------
      B                      9.00% - 11.00%             10.00%
      ================== ========================= ===================

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

Most retail properties that are considered institutional grade are existing, seasoned centers with good inflation protection that offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. Equally important are centers that offer good upside potential after face-lifting, renovations, or expansion. With new construction down and acquisition activity substantially, owners have accelerated renovation and re-merchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities are now serious impediments to new retail development.

Finally, investors have recognized that consumer lifestyle changes, industry consolidations and bankruptcies have fundamentally altered the retail landscape. This trend was strongly in evidence as the economy proceeded through 2000 in view of retail chains whose troublesome earnings are forcing major restructures or even liquidations. Trends toward more casual dress at work and consumers growing pre-occupation with their leisure and home lives have created the need for refocused leasing efforts to bring those tenants to the mall that help differentiate them from the competition. As such, entertainment, a loosely defined concept, is one of the most common directions malls have taken. Cinema's, however, once viewed as the lifeblood anchor for an entertainment component are currently in a state of turmoil. Other competition is coming from emerging concepts such as life style centers, urban entertainment centers, pedestrian oriented shopping streets, and expanding mega-malls. The effects of e-commerce continue to be one of the most discussed and possibly over-analyzed topics.

A trend toward bringing in larger specialty and category tenants to the mall is also in evidence. The risk from an owner's standpoint is finding that mix which works the best. Nonetheless, the cumulative effect of these changes which had given to a rise in rates as investors found it necessary to adjust their risk premiums in their underwriting, has been somewhat mitigated by the accelerated demand from buyers.

Based upon this discussion, we are inclined to group and characterize regional malls into the general categories following:

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------
  Cap Rate Range                   Category
  --------------                   --------

     7.5% to 8.0% (A+)       Top 15 to 20+/-malls in the country. Excellent
                             demographics with high sales ($450+/-/SF) and good upside.

     8.0% to 9.0% (A)        Dominant Class A investment grade property, high
                             sales levels, relatively good health ratios, excellent demographics (top 50 markets), and considered to present a significant barrier to entry within its trade area. Sales tend to be in the $300 to $400 per square foot range.

     9.0% to 11.0% (B+/B-)   Somewhat broad characterization of investment
                             quality properties ranging from primary MSAs to second tier cities. Properties at the higher end of the scale are probably somewhat vulnerable to new competition in their market.

     11.0% to 16.0% (B-/C)   Remaining product that has limited appeal or
                             significant risk which will attract only a smaller, select group of investors.

   Conclusion - Overall Capitalization Rate

Based upon this analysis, we can develop a going-in capitalization rate for the subject based upon its tenancy, investment appeal, quality, and inherent risks. As discussed, the subject performs above regional norms for sales productivity, and is one of the dominant malls in its region, creating a retail hub for the area. The property appears to be fairly well positioned in its market, and appears to face little new competition in the future. To summarize, the following points present an overview of our analysis of the subject's investment appeal:

    . The Park Plaza Mall is a one-anchor enclosed center. The subject is well positioned to capture convenience retail expenditures from the communities located in the greater Little Rock and surrounding areas. However, the Little Rock MSA is not necessarily considered one of the primary MSA's.

    . The property was constructed in 1988 and is generally in good overall condition.

    . The property faces future competition in the form of the proposed Summit Mall, which, if developed, would be the largest regional mall in the state of Arkansas.

    . The subject benefits from its location on University Avenue, with easy access to/from Interstate Highway 630.

    . The mall is currently 93.4 percent occupied. Small shop space is the mall is presently 86.2 percent occupied with almost all of the vacant space related to the vacant movie theater. The property is occupied by a variety of national and regional merchants.

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

     . Overall, we are inclined to group the subject property into the B+/A categories previously discussed, indicating capitalization rates of roughly in the 8.5 to 10.00 percent range.

On balance, we have looked toward a stabilized going-in capitalization rate between 9.00 and 9.5 percent for the subject property.

Terminal Capitalization Rate

The residual cash flows generated annually by the subject property comprise only the first part of the return, which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analyses in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is harder to visualize; hence a slightly higher rate is warranted for added risks in forecasting. On average, the Cushman & Wakefield survey shows a 50 basis point differential, while Korpacz reports 25 basis points.

To account for the risks involved in managing the subject and maintaining acceptable levels of occupancy, we have added 25 to 50 basis points to our estimated terminal capitalization rate. Thus, the projected terminal capitalization rate will range from 9.25 to 10.0 percent. This range of rates is applied to the following year's net operating income before reserves, capital expenditures, leasing commissions and alterations as it would be the first received by a new purchaser of the subject property. Therefore, we have elected to utilize a terminal capitalization rate of 9.5 percent. From the projected reversionary value to an investor, we have made a deduction to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 2.0 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses, including an allowance for alteration costs that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax the net proceeds of sale to be received by an investor in the subject property at the end of the holding period.

Selection of Discount Rate/Internal Rate of Return

The discounted cash flow analysis makes several assumptions that reflect typical investor requirements for yield on real property. These assumptions are difficult to directly extract from any given market sale or by comparison to other investment vehicles. Instead, investor surveys of major real estate investment funds and trends in bond yield rates are often cited to support such analysis.

Yield rates on long term real estate investments range widely between property types. As cited in Cushman & Wakefield's Winter 2000 survey, investors in regional malls are currently looking at broad rates of return between 10.50 and
20.00 percent depending on investment quality. The average low IRR for Class A malls is 11.5 percent, while the average high is 11.8 percent. The indicated low and high averages for Class B properties are 12.5 and 13.0 percent, respectively. The Korpacz Survey reports an average internal rate of return of
11.41 percent for the Fourth Quarter 2000, up slightly from the last quarter's figure of 11.24 percent.

The yield rate on a long-term real estate investment can also be compared with yield rates offered by alternative financial investments since real estate must compete in the open market for capital. In developing an appropriate risk rate for the subject, consideration has been given to a number of different investment opportunities. The following is a list of rates offered by other types of securities:

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------
     ========================================= ==========================
        Market Rates and Bond Yields                     May 10, 2001

     ========================================= ==========================
     Reserve Bank Discount Rate                                  4.00%
     ----------------------------------------- --------------------------
     Prime Rate                                                  7.50%
     ----------------------------------------- --------------------------
     6-Month Treasury Bills                                      3.70%
     ----------------------------------------- --------------------------
     U.S. 10-Year Notes                                          5.31%
     ----------------------------------------- --------------------------
     U.S. 30-Year Bonds                                          5.75%
     ----------------------------------------- --------------------------
     Corporate Bonds Aaa                                         7.26%
     --------------------------------------------------------------------
     Source: Federal Reserve Statistical Release

     ====================================================================

This compilation of yield rates from alternative investments reflects varying degrees of risk as perceived by the market. Therefore, a riskless level of investment might be seen in a 6-month treasury bill at 3.70 percent. A more risky investment, such as corporate bonds, would currently yield a higher rate of 7.26 percent. Ten-year treasury notes are currently yielding around 5.31 percent, while 30-year bonds are at 5.75 percent.

Real estate investment typically requires a higher rate of return (yield) and is much influenced by the relative health of financial markets. A retail center investment tends to incorporate a blend of risk and credit based on the tenant mix, the anchors that are included (or excluded) in the transaction, and the assumptions of growth incorporated within the cash flow analysis. An appropriate discount rate selected for a retail center thus attempts to consider the underlying credit and security of the income stream, and includes an appropriate premium for liquidity issues relating to the asset.

There has historically been a consistent relationship between the spread in rates of return for real estate and the "safe" rate available through long-term treasuries or high-grade corporate bonds. A wider gap between return requirements for real estate and alternative investments has been created in recent years due to illiquidity issues, the absence of third party financing, and the decline in property values.

We would also note that much of the risk factored into such an analysis is reflected in the assumptions employed within the cash flow model, including rent and sales growth, turnover probability, reserves for replacement, and vacancy provisions.

Investors have suggested that the retail investment market has become increasingly "tiered" over the past two years. The country's premier properties are considered to have the strongest trade areas, excellent anchor alignments, and significant barriers of entry to future competitive supply. It is our opinion that the subject would attract strong interest from institutional investors if offered for sale in the current marketplace.

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

We also considered the current tenant expiration dates in our analysis. The timing of lease expirations is an important element and a prospective buyer of the property would attempt to assess the risk relative to upcoming turnover. Further, we have considered the likelihood and timing of potential competition, i.e. the proposed Summit Mall.

Conclusion - Discount Rate
We have briefly discussed the investment risks associated with the subject. On balance, it is our opinion that an investor in the subject property would require an internal rate of return between 11.50 and 12.25 percent.

Present Value Analysis
Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken, and a recapture of the original investment. Typical holding periods usually range from 10 to 20 years and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the cash flows anticipated over a 10-year period commencing on April 1, 2001.

A sale or reversion is deemed to occur at the end of the 10th year, based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in the 10th year is buying the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

The present value is formulated by discounting the property cash flows at various yield rates. The yield rate utilized to discount the projected cash flow and eventual property reversion has been based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yield to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from comparable property sales.

The following tables summarize the critical assumptions utilized within our discounted cash flow analysis.

==========================

Cash Flow Assumptions

==========================

To reiterate, the formulation of these cash flows incorporate the following general assumptions in our computer model:

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

========================================================================================
            SUMMARY OF CRITICAL ASSUMPTIONS FOR DISCOUNTED CASH FLOW
========================================================================================
Subject  Property                                                       Park Plaza Mall
----------------------------------------------------------------------------------------
Location                                          Little Rock, Pulaski County, Arkansas
----------------------------------------------------------------------------------------
Property Type                                                             Regional Mall
========================================================================================
SQUARE FOOTAGE RECONCILIATION

========================================================================================
Total Gross Leasable Area                                                    549,709 SF
----------------------------------------------------------------------------------------
    Anchor GLA                                                               284,165 SF
----------------------------------------------------------------------------------------
    Mall Shop & Kiosk GLA                                                    262,344 SF
----------------------------------------------------------------------------------------
    Outparcel GLA                                                              3,200 SF
========================================================================================
    Total Owned GLA                                                          265,544 SF
========================================================================================

========================================================================================
VACANCY/OCCUPANCY
========================================================================================
Currently Vacant Space                                                        31,587 SF
----------------------------------------------------------------------------------------
Vacancy Rate (Based On Mall Shop & Kiosk GLA)                                     13.8%
----------------------------------------------------------------------------------------
Assumed Static Vacancy                                                         5,578 SF
----------------------------------------------------------------------------------------
Static Vacancy Rate                                                                2.1%
----------------------------------------------------------------------------------------
Global Vacancy & Credit Loss                                                       1.0%
----------------------------------------------------------------------------------------
Stabilized Occupancy (Non-Anchor GLA)                                          +/-95.0%
----------------------------------------------------------------------------------------
Forecasted Date Of Stabilization                                          November 2001
----------------------------------------------------------------------------------------
Absorption Period                                                             24 Months
========================================================================================

========================================================================================
TYPICAL LEASE TERM
========================================================================================
----------------------------------------------------------------------------------------
Releasing Assumption                                     Rental Rates Go To Market Rent
----------------------------------------------------------------------------------------
Average Lease Term                                                             10 Years
----------------------------------------------------------------------------------------
Average Rent Steps                                   None (average rents were analyzed)
----------------------------------------------------------------------------------------
Renewal Probability                                                               67.0%
----------------------------------------------------------------------------------------
Weighted Average Downtime                                                       1 Month
========================================================================================

========================================================================================
MARKET RENT/SALES CONCLUSIONS
========================================================================================
Market Rent Estimates
----------------------------------------------------------------------------------------
  Under     1,000 SF                                                          $50.00/SF
----------------------------------------------------------------------------------------
  1,001 -   2,000 SF                                                          $35.00/SF
----------------------------------------------------------------------------------------
  2,001 -   3,500 SF                                                          $34.00/SF
----------------------------------------------------------------------------------------
  3,501 -   5,000 SF                                                          $27.50/SF
----------------------------------------------------------------------------------------
  5,001 - 10,000 SF                                                           $27.00/SF
----------------------------------------------------------------------------------------
  Over    10,000 SF                                                           $24.00/SF
----------------------------------------------------------------------------------------
  Jewelers                                                                    $60.00/SF
----------------------------------------------------------------------------------------
  Restaurants                                                                 $15.00/SF
----------------------------------------------------------------------------------------
  Average Mall Shop Market Rent                                               $29.11/SF
----------------------------------------------------------------------------------------
Rental Basis                                                                        NNN
========================================================================================

========================================================================================
  GROWTH RATE ASSUMPTIONS
========================================================================================
  Sales Growth                                                                 3.0% /YR
----------------------------------------------------------------------------------------
  Market Rent Growth                                                           3.0% /YR
----------------------------------------------------------------------------------------
  Expense Growth Rate                                                          3.0% /YR
----------------------------------------------------------------------------------------
  Tax Growth Rate                                                              3.0% /YR
========================================================================================

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

  ======================================================================================
  OPERATING EXPENSE DATA
  ======================================================================================
  Tenant Improvement Allowance
  --------------------------------------------------------------------------------------
    New Tenants                                                              $15.00 /SF
  --------------------------------------------------------------------------------------
    Renewal Tenants                                                           $1.00 /SF
  --------------------------------------------------------------------------------------
  Leasing Commissions
  --------------------------------------------------------------------------------------
    New Tenants                                                              $ 4.00 /SF
  --------------------------------------------------------------------------------------
    Renewal Tenants                                                          $ 2.00 /SF
  --------------------------------------------------------------------------------------
  Management Fee                                                                   3.0%
  --------------------------------------------------------------------------------------
  Capital Reserves (PSF Of Owned GLA)                                          $0.20/SF
  ======================================================================================


  ======================================================================================
  RATES OF RETURN
  ======================================================================================
  Cash Flow Start Date                                                    April 1, 2001
  --------------------------------------------------------------------------------------
  Going-In Capitalization Rate                                                9.0%-9.5%
  --------------------------------------------------------------------------------------
  Terminal Capitalization Rate                                              9.25%-10.0%
  --------------------------------------------------------------------------------------
  Discount Rate                                                            11.5%-12.25%
  --------------------------------------------------------------------------------------
  Reversionary Sales Costs                                                         2.0%
  --------------------------------------------------------------------------------------
  Holding Period                                                               10 Years
========================================================================================

For a property such as the subject, it is our opinion that an investor would require an all cash discount rate in the range of 11.5 to 12.5 percent. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value so as to yield 11.5 to 12.5 percent at 25 basis point intervals on equity capital over the holding period. This range of rates reflects the risks associated with the investment. Discounting these cash flows over the range of yield and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A valuation matrix and sensitivity analysis for the subject appears on the following page.

Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $69.9 to $75.6 million. Giving consideration to all of the characteristics of the subject previously discussed, we feel that a prudent investor would require a yield which falls near the middle of the range outlined above for this property. Accordingly, we believe that based upon all of the assumptions inherent in our cash flow analysis, an investor would look toward an IRR around 11.5 percent and a terminal rate of 9.5 percent as being most representative of the subject's value in the market.

In view of the analysis presented here, it becomes our opinion that the discounted cash flow analysis indicates a value of $75,000,000 (rounded) for the subject property as of May 10, 2001, Assuming Dillard's Remains as Anchor Tenant in the Park Plaza Mall. Based on this analysis, the investment indices found on the second following page are indicated.

                                                  Income Capitalization Approach
================================================================================

----------------------------------------------------------------------------------------------------------------------------
SENSITIVITY ANALYSIS
Park Plaza Mall                   1            2             3             4          5             6            7
Cushman & Wakefield, Inc.      2002         2003          2004          2005       2006          2007         2008
                               ----         ----          ----          ----       ----          ----         ----
----------------------------------------------------------------------------------------------------------------------------
Effective Gross Income:      $11,814,677   $12,629,670  $13,005,771   $13,439,046   $13,640,798   $14,007,164  $14,250,775
Operating Expenses:          $ 4,847,687   $ 5,006,934  $ 5,157,059   $ 5,313,061   $ 5,486,413   $ 5,629,120  $ 5,792,695
Net Operating Income:        $ 6,968,990   $ 7,622,736  $ 7,848,712   $ 8,125,985   $ 8,174,385   $ 8,378,044  $ 8,576,659
Net Cash Flow:               $ 6,518,472   $ 7,402,814  $ 7,463,888   $ 7,896,544   $ 7,652,149   $ 6,155,054  $ 8,272,881
Property Value:              $75,000,000


Net Sale Price:              $78,634,540   $80,965,661  $83,825,951   $84,325,235   $86,426,138   $87,251,773  $88,475,009
Net Cash Flow:               $ 6,518,472   $ 7,402,814  $ 7,463,686   $ 7,896,544   $ 7,652,149   $ 8,155,054  $ 8,136,675
    - NOI Return:                   9.29%        10.16%       10.83%        10.83%        10.90%        11.17%       11.28%
    - Cash-On-Cash Return:          8.69%         9.87%        9.95%        10.53%        10.20%        10.87%       10.85%


Discounted Income Stream
Discounted Sales Price:      $70,524,251   $65,125,509  $60,471,938   $54,557,956   $50,149,981   $45,407,235  $41,294,912
Discounted Cash Flow:        $ 5,846,163   $ 5,954,525  $ 5,384,438   $ 5,109,020   $ 4,440,267   $ 4,244,022  $ 3,798,653
Net Present Value:           $76,370,414   $76,926,197  $77,657,084   $76,852,102   $76,884,394   $76,385,670  $76,072,000

------------------------------------------------------------------------------------------------------------
SENSITIVITY ANALYSIS
Park Plaza Mall                 8             9            10             11            CAGR
Cushman & Wakefield, Inc.    2009          2010          2011           2012            2002-11
                             -----        ------       ------          -----            --------------------
------------------------------------------------------------------------------------------------------------
Effective Gross Income:     $14,538,958     $14,840,161   $15,193,602   $15,253,607     2.8%
Operating Expenses:         $ 5,962,297     $ 6,137,117   $ 6,318,478   $ 6,496,157     3.0%
Net Operating Income:       $ 8,576,659     $ 8,703,064   $ 8,875,124   $ 8,757,450     2.7%
Net Cash Flow:              $ 8,272,881     $ 8,343,760   $ 8,730,625                   3.3%
Property Value:                                           $90,340,011                   2.1%


Net Sale Price:             $89,778,976     $91,553,911   $90,340,011                   Average Returns
Net Cash Flow:              $ 8,272,881     $ 8,343,760   $ 8,730.625                   Over Holding Period
                                                                                        -------------------
    - NOI Return:                 11.44%          11.60%        11.83%                  NOI        10.9%
    - Cash-On-Cash Return:        11.03%          11.13%        11.64%                  Cash       10.5%


Discounted Income Stream                                                                Yield Composition
                                                                                        -----------------
Discounted Sales Price:     $37,581,638     $34,371,865   $30,418,057                   Reversion        40.7%
Discounted Cash Flow:       $ 3,483,043     $ 3,132,478   $ 2,939,657                   Cash Flow        59.3%
                                                                                        ---------        -----
Net Present Value:          $75,829,769     $75,744,473   $74,730,322                   Total Value     100.0%


--------------------------------------------------------------------------------
ASSUMPTIONS & CONCLUSIONS
--------------------------------------------------------------------------------
Value Range:                           Low           High         Conclusion
Discount Rate:                        12.25%        11.50%          11.50%
Terminal Cap Rate:                    10.00%         9.25            9.50
--------------------------------------------------------------------------------
Value Range/Conclusion:              $69,932,232  $75,552,432      $75,000,000
--------------------------------------------------------------------------------
    - Going-in Cap Rate:                    9.96%        9.22%            9.29%
    - Price/sf Owned GLA:            $    263.35  $    284.52      $    282.44
    - Price/sf Mall Shop GLA:        $    266.57  $    287.99      $    285.88
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
 SALES YIELD MATRIX
--------------------------------------------------------------------------------------------
     Net Reversion      Terminal
     Cost of Sale:   Capitalization          Discount Rate (IRR)
                                      ------------------------------------------------------
         2.00%            Rate             11.50%        11.75%        12.00%        12.25%
--------------------------------------------------------------------------------------------
      $92,781,632             9.25%   $75,552,432   $74,384,934   $73,242,099   $72,123,319
      $90,340,011             9.50%   $74,730,322   $73,581,032   $72,455,962   $71,354,517
      $68,023,600             9.75%   $73,950,372   $72,818,356   $71,710,140   $70,625,140
      $85,823,010            10.00%   $73,209,419   $72,093,814   $71,001,609   $89,932,232
--------------------------------------------------------------------------------------------

           [BAR CHART COMPARING NOL v. CASH FLOW DATA INDICATED ABOVE]


  [BAR CHART COMPARING NPV v. NET SALES PRICE DATA BY YEAR AS INDICATED ABOVE]

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS
Park Plaza Mall
Cushman & Wakefield, Inc.

--------------------------------------------------------------------------------

 Year           Net Cash                Discount Factor       Present Value           Composition     Annual Cash
 No.   Year       Flow                      11.50%            of Cash Flows            of Yield      on Cash Return
-------------------------------------------------------------------------------------------------------------------
1      2002       $ 6,518,472    x      0.8968610      =      $ 5,846,163                7.82%              8.69%
2      2003       $ 7,402,814    x      0.8043596      =      $ 5,954,525                7.97%              9.87%
3      2004       $ 7,463,886    x      0.7213988      =      $ 5,384,438                7.21%              9.95%
4      2005       $ 7,896,544    x      0.6469944      =      $ 5,109,020                6.84%             10.53%
5      2006       $ 7,652,149    x      0.5802640      =      $ 4,440,267                5.94%             10.20%
6      2007       $ 8,155,054    x      0.5204162      =      $ 4,244,022                5.68%             10.87%
7      2008       $ 8,138,675    x      0.4667410      =      $ 3,798,653                5.08%             10.85%
8      2009       $ 8,272,881    x      0.4186018      =      $ 3,463,043                4.63%             11.03%
9      2010       $ 8,343,760    x      0.3754276      =      $ 3,132,478                4.19%             11.13%
10     2011       $ 8,730,625    x      0.3367064      =      $ 2,939,657                3.93%             11.64%

-----------------------------------------------------------------------------------------------------------------
Total Present Value of Cash Flows:                            $44,312,266               59.30%             10.48%
                                                                                        Total            Average
-----------------------------------------------------------------------------------------------------------------


Reversion  Year     NOI/Income         /    Terminal OAR   =          Reversion
-------------------------------------  /    ------------         ---------------
11         2012     $ 8,757,450/                   9.50%   =         $92,183,684
                    Less: Cost of Sale             2.00%            ($ 1,843,674)
                    Less: TIs & Commissions                          $         0
                    -----------------------                      ---------------
                    Net Reversion                                    $90,340,011
                    x Discount Factor                                  0.3367064
                    -----------------                            ---------------
                    Total Present Value of Reversion                 $30,418,057        40.70%

Total Present Value of Cash Flows & Reversion:                       $74,730,322       100.00%

                    ------------------------------------------------------------
                    ROUNDED VALUE via
                    DISCOUNTED CASH FLOW:                            $75,000,000
                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    Owned Gross Leasable Area:                          265,544
                    Value Per Square Foot (Owned GLA):               $   282.44

                    Mall Shop Gross Leasable Area:                      262,344
                    Value Per Square Foot (Mall Shops):              $   285.88

                    Year One NOI                                     $6,966,990
                    Implicit Going-In Capitalization Rate:                 9.29%

                    Compound Annual Growth Rate
                    Concluded Value to Net Reversion Value:                2.09%

                    Compound Annual Growth Rate
                    Net Cash Flow:                                         2.40%
                    ------------------------------------------------------------

--------------------------------------------------------------------------------
We note that the computed equity yield is not necessarily the true rate of return on equity capital. This analysis has been performed on a pre-tax basis. The tax benefits created by real estate investment will serve to attract investors to a pre-tax yield that is not the full measure of the return on capital.

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

-----------------------------------

Direct Capitalization

-----------------------------------

To further support our value conclusion derived via the discounted cash flow, we have also utilized the direct capitalization method. In direct capitalization, an overall rate is applied to the net operating income of the subject property. In this case, we will again consider the indicated overall rates from the comparable sales in the Sales Comparison Approach as well as those rates established in our Investor Survey.

In view of our total analysis, we would anticipate that the subject property would trade at an overall rate of approximately 9.0 to 9.5 percent applied to the first year income. Applying these rates to the Year One (FY 2002) net operating income before reserves, alterations, and other expenses for the subject results in a value of approximately $73.3 to $77.4 million summarized in the following chart.

----------------------------------------------------------------------------
                              Direct Capitalization

----------------------------------------------------------------------------
        FY 2002 Net Operating Income            $ 6,966,990
----------------------------------------------------------------------------
                   9.00%                        $77,411,000
----------------------------------------------------------------------------
                   9.25%                        $75,318,811
----------------------------------------------------------------------------
                   9.50%                        $73,336,737
============================================================================

From this range, we are inclined to conclude at a Market Value of $75,000,000 via Direct Capitalization as of May 10, 2001, Assuming Dillard's Remains as Anchor Tenant in the Park Plaza Mall. This value is indicative of an overall rate of 9.29 percent.

-----------------------------------

Investment Value

-----------------------------------

On April 3, 2001, the Little Rock City Directors voted seven to three in approving the Summit Mall development. Summit Mall is a proposed regional mall that is to be constructed by Simon Property Group on 97 acres situated along the east side of Interstate Highway 430, between Interstate Highway 430 and Shackleford Road (west-southwest of the subject property). Dillard's department store, which is based in Little Rock, will reportedly vacate their stores at Park Plaza Mall in favor of approximately 300,000 square feet of anchor space at the Summit Mall development. Summit Mall will reportedly contain 907,670 square feet of regional mall space (of which 230,000 square feet and 677,670 square feet will be anchor space), a 3,700 seat multiplex cinema and 77,000 square feet of outlying retail/office space. If constructed, this development will be the largest regional mall in the state of Arkansas and the cost of development has been reported to be around $150 million, including $11 million for road/infrastructure construction, which is to be completed by the developer. Planning for Summit Mall originally began about thirteen years ago (in the late 1980's). It should be noted that there is opposition to this proposed development. In fact, as of May 2, 2001 residents and organizations opposing Summit Mall filed a lawsuit against the city of Little Rock and delivered petitions to the city in order to seek a citywide special election regarding the approval of the development. As of the date of this report, no building permits have been issued and, given the

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

likely impending court battle, even if approval is finally granted it could likely be a minimum of three years before Summit Mall is completed

Because of the possibility that Summit Mall may be constructed and Dillard's may relocate from Park Plaza Mall to Summit Mall, we have been request to estimate an Investment Value of the subject property assuming Dillard's vacates Park Plaza Mall and ownership holds the subject property until cash flow no longer supports the existing debt service assuming the Dillard's anchor spaces are not re-occupied. As part of this analysis we have analyzed the net cash flow of the subject property after debt service. For this analysis, we utilized the Argus
8.6 cash flow created for our preceding analysis. However, in order to account for the affect of Dillard's vacating the property, several assumptions had to be modified and/or added. The assumptions utilized in our analysis include:

1. Timing - As discussed, given the current opposition to Summit Mall, it appears reasonable to project that three years will be required to complete the facility. Therefore, the opening of Summit Mall and Dillard's vacation of the subject property is projected to occur in April 2004.

2. Occupancy/Leasing - In our analysis, we have specifically assumed that once Dillard's vacates the property a replacement tenant does not occupy their current stores at Park Plaza Mall. Given the negative impact of Dillard's vacating Park Plaza Mall many tenants are anticipated to also vacate the property. Further, with the opening of Summit Mall, it is anticipated that numerous tenants relocate to the new mall. To account for these possibilities we have not renewed any of the existing leases that expire after December 1, 2003. In other words, as the current leases expire the existing tenants do not renew and no replacement tenants occupy the spaces. While such an approach may, on the surface, appear extreme, it is our opinion that this is appropriate given that we can only project the income stream guaranteed by the existing leases in this scenario. Additionally, any tenants that begin before December 2003 expire at the same time as the projected move-out of Dillard's.

3. Co-Tenancy - Several of the existing tenants have co-tenancy clauses allowing them to terminate the lease or pay only a percentage rent in lieu of a base rent if Dillard's and/or a percentage of the small shop area is vacant. For this analysis, we utilized the co-tenancy clauses of the tenant's as provided by the current owner.

4. Expenses - Because the subject property is anticipated to experience a significant decrease in occupancy after Dillard's vacates the property, the various expenses (with the exception of taxes and insurance) were made somewhat dependent upon occupancy. It should be noted that the expenses were analyzed as fixed expenses in our previous analysis given the overall strong occupancy of the property over the holding period.

5. Debt Service - Based upon information provided by Mr. Scott Kiva with Landau & Heyman, the current monthly mortgage payment for the subject property before escrows is $332,612.66, which equates to $3,991,352 per year. As can be seen on the cash flow that follows in this section, the net cash flow before generated by the subject property is capable of supporting the debt service until Year Five.

6. Holding Period - Given that the cash flow generated by the property no longer satisfies the debt service in Year Five, our analysis consists of a four year holding period.

7.   Sales Growth - Until the completion of Summit Mall, we have grown sales at
     3.0 percent per year, as previously discussed. During the first year of Summit Mall sales at the subject

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

     property are projected to decrease 33 percent, with additional decreases of 10 percent per year thereafter.

8. Market Rent Growth - Given the likelihood of Summit Mall under this scenario we have held market rents at the subject property steady in Years One, Two and Three. During Year Four we decreased market rents by 67.0 percent with additional 10 percent per year decreases thereafter.

9. Present Value/Discount Rate - Given the risk inherent in this scenario, a discount rate much higher than that utilized for the scenario assuming Dillard's remains at Park Plaza Mall is required. In our opinion a discount rate roughly twice that previously utilized may be necessary. Overall, we have utilized a range of present value/discount rates from 18.0 to 22.0 percent.

Based upon the assumptions outlined above, our estimated cash flow after debt service for the subject property is shown on the following page.

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

                                 Park Plaza Mall
                            6000 West Markham Street
                      Little Rock, Pulaski County, Arkansas

                               Cash Flow Analysis

====================================================================================================================================
                                                     Fiscal          Fiscal           Fiscal          Fiscal             Compound
                                                      Year            Year             Year            Year               Growth
                                                      2002            2003             2004            2005                Rate
====================================================================================================================================
REVENUE FROM OPERATIONS

  Rental Income                                   $  6,587,575    $  6,890,171     $  6,917,184    $  5,184,100             -7.68%

  Overage Rent                                    $    177,305    $    208,029     $    235,263    $    120,759            -12.02%

     Common Area Maintenance (CAM)                $  2,347,036    $  2,542,761     $  2,568,240    $  1,930,654             -6.30%
     Real Estate Taxes                            $    765,281    $    834,314     $    855,103    $    626,328             -6.46%
     Insurance                                    $     45,429    $     49,147     $     50,142    $     37,914             -5.85%
     Electricity                                  $    487,329    $    536,331     $    544,929    $    378,725             -8.06%
     HVAC                                         $    676,902    $    695,730     $    683,196    $    553,924             -6.46%
     Promotion Income                             $    360,723    $    392,102     $    394,734    $    292,548             -6.74%
     Scavenger Income                             $     91,307    $     90,606     $     89,649    $     73,327             -7.05%
     Other Utilities                              $     40,549    $     44,644     $     45,162    $     31,300             -8.27%
                                                 ----------------------------------------------------------------       ------------
  Total Recoveries                                $  4,814,556    $  5,185,635     $  5,231,155    $  3,924,720             -6.58%

  Storage Income                                  $     13,727    $     15,064     $     15,261    $     10,989             -7.15%
  Specialty Leasing Income                        $     85,794    $     94,147     $     95,382    $     68,683             -7.15%
  Miscellaneous Income                            $     17,152    $     18,317     $     18,687    $     15,922             -2.45%
  Vacancy & Collection Loss:                      ($   115,794)   ($   122,838)    ($   123,836)   ($   184,592)               N/A
                                                 ----------------------------------------------------------------       ------------
Effective Gross Income                            $ 11,580,315    $ 12,288,525     $ 12,389,096    $  9,140,581             -7.58%

RECOVERABLE EXPENSES
     Common Area Maintenance (CAM)                $  1,948,746    $  2,019,924     $  2,077,024    $  2,074,302              2.10%
     Real Estate Taxes                            $    786,247    $    809,834     $    834,129    $    859,153              3.00%
     Insurance                                    $     40,000    $     41,200     $     42,436    $     43,709              3.00%
     Utilities                                    $    538,906    $    558,671     $    574,442    $    573,274              2.08%
       Electricity                                $    496,044    $    514,162     $    528,697    $    528,004              2.10%
       Other Utilities                            $     42,862    $     44,509     $     45,745    $     45,270              1.84%
     Store HVAC                                   $    167,162    $    173,586     $    178,406    $    176,553              1.84%
     Scavenger                                    $     25,007    $     26,263     $     26,912    $     25,132              0.17%
     Marketing/Promotion                          $    292,939    $    307,651     $    315,251    $    294,409              0.17%
                                                 ----------------------------------------------------------------       ------------
Total Recoverable Expenses                        $  3,799,007    $  3,937,129     $  4,048,600    $  4,046,532              2.13%

NON-RECOVERABLE EXPENSES
  Landlord Repairs/Expense                        $      7,145    $      7,504     $      7,689    $      7,181              0.17%
  Specialty Leasing Expense                       $      1,429    $      1,501     $      1,538    $      1,436              0.16%
  General & Administrative                        $     85,724    $     89,018     $     91,490    $     90,540              1.84%
  Marketing/Promotion                             $     77,152    $     80,117     $     82,341    $     81,486              1.84%
  Management Fee                                  $    347,409    $    368,656     $    371,673    $    274,217             -7.58%
  Other                                           $     10,717    $     11,256     $     11,534    $     10,771              0.17%
                                                 ----------------------------------------------------------------       ------------
Total Non-Recoverable Expenses                    $    529,576    $    558,052     $    566,265    $    465,631             -4.20%

Total Operating Expenses                          $  4,328,583    $  4,495,181     $  4,614,865    $  4,512,163              1.39%

                                                 ================================================================
Net Operating Income                              $  7,251,732    $  7,793,344     $  7,774,231    $  4,628,418            -13.90%
                                                 ================================================================

  Alterations                                     $    310,453    $    149,616     $     66,180    $          0           -100.00%
  Commissions                                     $     33,596    $     42,728     $     21,416    $          0           -100.00%
  Reserves                                        $     52,469    $     54,043     $     55,664    $     57,334              3.00%

                                                 ================================================================       ------------
Net Cash Flow                                     $  6,855,214    $  7,546,957     $  7,630,971    $  4,571,084            -12.64%
                                                 ================================================================

LESS:  Debt Service                               $  3,991,352    $  3,991,352     $  3,991,352    $  3,991,352            134.27%

                                                 ================================================================
Net Cash Flow                                     $  2,863,862    $  3,555,605     $  3,639,619    $    579,732            -41.82%
                                                 ================================================================

------------------------------------------------------------------------------------------------------------------------------------

                                                  Income Capitalization Approach
--------------------------------------------------------------------------------

The following tables outlines the present value of the of the cash flows at discount/present value rates ranging from 18 to 22 percent.

--------------------------------------------------------------------------------
                     Investment Value Present Value Analysis
--------------------------------------------------------------------------------

                      NET                 PRESENT VALUE              PRESENT                            ANNUAL
      FISCAL          CASH                  FACTOR @                VALUE OF       COMPOSITION       CASH ON CASH
       YEAR           FLOW                    18.00%               CASH FLOWS        OF YIELD            RETURN
------------------------------------------------------------------------------------------------------------------------
       2002        $2,863,862      X         0.84746      =          $ 2,427,002         32.38%            38.18%
       2003        $3,555,605      X         0.71818      =          $ 2,553,580         34.07%            47.41%
       2004        $3,639,619      X         0.60863      =          $ 2,215,184         29.56%            48.53%
       2005        $  579,732      X         0.51579      =          $   299,019          3.99%             7.73%

Total Present Value of Cash Flows                                    $ 7,494,786        100.00%            14.19%
                                                                                                         Average
                                   ROUNDED:                          $ 7,500,000

------------------------------------------------------------------------------------------------------------------------
                      NET                 PRESENT VALUE              PRESENT                            ANNUAL
      FISCAL          CASH                  FACTOR @                VALUE OF       COMPOSITION       CASH ON CASH
       YEAR           FLOW                    22.00%               CASH FLOWS        OF YIELD            RETURN
------------------------------------------------------------------------------------------------------------------------
       2002        $2,863,862      X         0.81967      =          $ 2,347,428         31.32%            38.18%
       2003        $3,555,605      X         0.67186      =          $ 2,388,877         31.87%            47.41%
       2004        $3,639,619      X         0.55071      =          $ 2,004,363         26.74%            48.53%
       2005        $  579,732      X         0.45140      =          $   261,690          3.49%             7.73%

Total Present Value of Cash Flow                                     $ 7,002,359        100.00%            15.20%
                                                                                                         Average

                                   ROUNDED:                          $ 7,000,000


                                   ---------------------------------------
                                         Range of Present Values
                                   ---------------------------------------
                                               $ 7,000,000
                                                   to
                                               $ 7,500,000
                                   ---------------------------------------

-------------------------------------------------------------------------------------------------------------------------



As can be seen, based upon our analysis, the investment value of the subject property ranges from $7,000,000 to $7,500,000. In view of the analysis presented here, it is our opinion that an Investment Value of $7,250,000 (rounded) for the subject property as of May 10, 2001, Assuming Dillard's Vacates Park Plaza Mall and the Anchor Space Remains Vacant is appropriate, reasonable and well supported.

It should be noted that the Investment Value included herein was specifically performed at the request of the client. This value is not necessarily reflective of what we believe may actually happen at the property if Dillard's were to vacate. Specifically, given the historical sales volume at the property it appears possible as if a replacement tenant could replace Dillard's. If so, the affect of Dillard's vacating the property as outlined herein would likely not be as severe.

                                         Reconciliation and Final Value Estimate
--------------------------------------------------------------------------------
                                         RECONCILIATION AND FINAL VALUE ESTIMATE
--------------------------------------------------------------------------------

Reconciliation is the process of deriving a single point value estimate for the subject property from the indications provided by the approaches at hand. This process requires the weighing of each approach as they relate to the appraisal assignment and resolving the differences among the valuation procedures. In the end, a single estimate of market value is concluded based upon the appropriateness of each value indication. A summary of the value indications for the subject is set forth below.

          ============================================================
                                 Value Summary
          ============================================================
           Cost Approach                                        N/A
          ------------------------------------------------------------
           Sales Comparison Approach                   $ 78,000,000
          ------------------------------------------------------------
           Income Capitalization Approach
          ------------------------------------------------------------
               Discounted Cash Flow                    $ 75,000,000
          ------------------------------------------------------------
               Direct Capitalization                   $ 75,000,000
          ============================================================

Two approaches to value have been utilized for this analysis. In general terms, the approaches included provide complimentary results, each technique supporting the other. The range of values runs from $75.0 million to $78.0 million, a spread of +/- 3.9 percent.

Cost Approach

The Cost Approach renders an estimate of value based upon the price of obtaining a site and constructing improvements, both with equal desirability and utility as the subject property. Regional mall properties are not typically purchased based on the Cost Approach. The fundamental principle underlying this approach is the principle of substitution, which holds that "no prudent person will pay more for a property than the price of a site and the cost of construction, without undue delay, an equally desirable and useful property". The subject improvements consist of a regional mall, and the economic feasibility of the development is based primarily on the department store anchor tenants, which serve as the primary draw for the other major tenants and in-line space. Leases or other agreements with the anchor department stores are a fundamental component of the property's value, and replacing these anchors is an extremely speculative, costly, and time consuming process. The investment market aggressively underwrites quality regional malls because of the unique nature of the anchor tenant commitments and the difficulty in replacing the property both in terms of size and anchor commitments. In a property such as the subject, the proper estimation of accrued depreciation can be subjective and problematic. As such we have not employed the Cost Approach in this analysis.

Sales Comparison Approach

The Sales Comparison Approach has arrived at a value for the subject property by analyzing historical arms-length transactions, reducing the gathered information to common units of comparison, adjusting the sale data for differences with the subject, and interpreting the results to yield a meaningful value conclusion. The basis of these conclusions was the cash-on-cash return based on net income and the adjusted price per square foot of gross leasable area sold.

The process of comparing historical sales data to assess what purchasers have been paying for similar type properties is weak in estimating future expectations. Although the unit sale price yields comparable conclusions, it is not the primary tool by which the investor market for a property like the subject operates. In addition, no two properties are alike with respect to quality

                                         Reconciliation and Final Value Estimate
--------------------------------------------------------------------------------

of construction, location, market segmentation and income profile. As such, subjective judgment necessarily becomes a part of the comparative process.

The usefulness of this approach is that it interprets specific investor parameters established in their analysis and ultimate purchase of a property. In light of the above, this methodology is best suited as support for the conclusions of the Income Capitalization Approach. It provides useful market extracted rates of return, such as overall rates, to simulate investor behavior in the Income Capitalization Approach.

Income Capitalization Approach

Discounted Cash Flow Analysis
-----------------------------

The subject property is highly suited to analysis by the discounted cash flow method (DCF) as it will be bought and sold in investment circles. The focus on property value in relation to anticipated income is well founded since the basis for investment is profit in the form of return or yield on invested capital.

The subject property, as an investment vehicle, is sensitive to all changes in the economic climate and the economic expectations of investors. The discounted cash flow analysis may easily reflect changes in the economic climate of investor expectations by adjusting the variables used to qualify the model. In the case of the subject property, the DCF can analyze existing leases, probabilities of future rollovers and turnovers, and reflect the expectations of overage rents. Essentially, the DCF can model many of the dynamics of a complex shopping center.

Particular emphasis is placed on the results of the discounted cash flow analysis because of the applicability of this method in accounting for the specific characteristics of the property, as well as being the tool used by many purchasers.

Direct Capitalization
---------------------

Direct capitalization has its basis in capitalization theory and uses the premise that the relationship between income and sales price may be expressed as a rate or its reciprocal, a multiplier. This process selects rates derived from the marketplace, in much the same fashion as the Sales Comparison Approach, and applies this to a projected net operating income to derive a sale price. The weakness here is the idea of using one year of cash flow as the basis for calculating a sale price. This is simplistic in its view of expectations and may sometimes be misleading. If the year chosen for the analysis of the sale price contains an income steam that is over or understated, this error is compounded by the capitalization process. Nonetheless, real Estate of the subject's caliber is commonly purchased on a direct capitalization basis.

Overall, this methodology has been given important consideration in our total analysis of the subject property based upon stabilized operations.

Conclusions

We have briefly discussed the applicability of each of the methods presented. Because of certain vulnerable characteristics in the Sales Comparison Approach, it has been used as supporting evidence and as a final check on the value conclusion indicated by the Income Capitalization Approach methodologies. The ranges in value exhibited by the Income Capitalization Approach are consistent with the leasing profiles. Each indicates complimentary

                                         Reconciliation and Final Value Estimate
--------------------------------------------------------------------------------

results with the Sales Comparison Approach, the conclusions being supportive of each method employed, and neither range being extremely high or low in terms of the other.

As a result of our analysis, we have formed an opinion that the Market Value of the Leased Fee Estate in the referenced real property Assuming Dillard's Remains as Anchor Tenant in the Park Plaza Mall, subject to the assumptions, limiting conditions, certifications, and definitions, as of May 10, 2001, the date of analysis, was:

                          SEVENTY FIVE MILLION DOLLARS
                                   $75,000,000

Additionally, we have formed an opinion that the Investment Value of the leased fee estate in the referenced real property Assuming Dillard's Vacates Park Plaza Mall and the Anchor Space Remains Vacant, subject to the assumptions, limiting conditions, certifications, and definitions, as of May 10, 2001, the date of analysis, was:

                SEVEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS
                                   $7,250,000

                                             Assumptions and Limiting Conditions
--------------------------------------------------------------------------------
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

"Appraisal" means the appraisal report and opinion of value Stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.


This appraisal is made subject to the following assumptions and limiting conditions:

1. This is a Complete Appraisal in a Self-Contained Report, which is intended to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice. The appraiser is not responsible for unauthorized use of this report.

2. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real Estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise Stated. No survey of the Property was undertaken.

3. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

4. The opinion of value is only as of the date Stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

5. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise Stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

6. Except as may be otherwise Stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

7. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, State and local zoning and environmental regulations and laws, unless noncompliance is Stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

8. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no

                                             Assumptions and Limiting Conditions
--------------------------------------------------------------------------------

     responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

9. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

10. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real Estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real Estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

11. Unless otherwise Stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

12. Unless otherwise Stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

                                                      Certification of Appraisal
--------------------------------------------------------------------------------

                                                      CERTIFICATION OF APPRAISAL
--------------------------------------------------------------------------------

We certify that, to the best of our knowledge and belief:

1.   The Statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

4. We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5. Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6. Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7. Our analyses, opinions, and conclusions have been developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. James J. Foster has completed an inspection of the property that is the subject of this report. Ronald W. Potts, MAI has reviewed and approved the report but did not inspect the property.

9. No one provided significant professional assistance to the persons signing this report.

10. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

11. As of the date of this report, Ronald W. Potts, MAI has completed the requirements of the continuing education program of the Appraisal Institute.

12. The value conclusions contained in this report have not been influenced by the investment manager, fund participants, their advisors and consultants.




______________________________             ________________________________
James J. Foster                            Ronald W. Potts, MAI
Appraiser                                  Director/Manager
Valuation Advisory Services                Valuation Advisory Services
Certification No. TX-1326063-G             Certification No. TX-1321575-G

                                                                         ADDENDA
--------------------------------------------------------------------------------


               Addendum        Contents

                  A.           Legal Description

                  B.           Argus Supporting Schedules

                  C.           Argus Presentation Rent Roll

                  D.           Phase I Environmental Survey - Conclusions

                  E.           Qualifications of the Appraisers

                                                                         Addenda
--------------------------------------------------------------------------------




                                   ADDENDUM A

                                Legal Description

                                   Exhibit A5

Reserve Tract "A": A part of the NE1/4 NE1/4, Section 1, Township 1 North, Range 13 West, Pulaski County, Arkansas, more particularly described as follows: From the Southeast corner of the said NE1/4 NE1/4; run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said NE1/4 NE1/4 and the centerline of West Markham Street (of 60 foot width) for 651.67 feet; thence North 01 degree 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street for 264.08 feet; thence North 01 degree 21 minutes 37 seconds East for 42.00 feet; thence North 88 degrees 38 minutes 23 seconds West for 250.64 feet to the point of beginning; thence North 00 degrees 29 minutes East for 168.54 feet; thence North 88 degrees 37 minutes 06 seconds West for 150.11 feet to the East right of way line of McKinley Street (of 30.0 foot width) and a point 15.0 feet East of the West line of the NE1/4 NE1/4; thence South 00 degrees 29 minutes West and along the East right of way line of McKinley Street and parallel with the West line of the NE1/4 NE1/4 for 210.60 feet to the North right of way line of West Markham Street and a point 30.0 feet North of the South line of the NE1/4 NE1/4; thence South 88 degrees 38 minutes 23 seconds East and along the North right of way line of West Markham Street and parallel with the South line of the NE1/4 NE1/4 for 150.11 feet; thence North 00 degrees 29 minutes East for 42.0 feet to the point of beginning, containing 0.7256 acres, more or less. Now platted as part of Tract A, Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat Book C, page 519, records of Pulaski County, Arkansas.

LESS AND EXCEPT

Part of the NE1/4 NE1/4, Section 1, Township 1 North, Range 13 West, beginning at the Southwest corner of the NE1/4 NE1/4 of said Section; thence North 30 feet; thence East 15 feet to the point of beginning; thence East parallel to the South line of the NE1/4 NE1/4, 150 feet; thence North parallel to the West line of the NE1/4 NE1/4 100 feet; thence West parallel to the South line 150 feet; thence South parallel to the West line 100 feet to the point of beginning, containing a piece of land 150 feet on West Markham Street having a depth of 100 feet, located in the City of Little Rock, Pulaski County, Arkansas, being the land leased to Exxon Corporation, successor in interest to Esso Standard Oil Company.

Reserve Tract "B":

A part of the NE1/4, NE1/4, Section 1, Township 1 North, Range 13 West, Pulaski County, Arkansas, more particularly described as follows: From the Southeast corner of the said NE1/4, NE1/4; run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the Said NE1/4 NE1/4 and the centerline of West Markham Street (of 60.0 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street for 264.08 feet to the point of beginning; thence North 01 degrees 21 minutes 37 seconds east for 42.00 feet; thence North 88 degrees 38 minutes 23 seconds West for 250.64 feet; thence South 00 degrees 29 minutes West for 42.00 feet to the North right of way line of West Markham Street; thence South 88 degrees 38 minutes 23 seconds East and along the North right of way line of West Markham Street and parallel with the South line of the NE1/4 NE1/4 for 250.00 feet to the point of beginning, containing 0.2413 acres, more or less now platted as part of Tract D of Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat recorded C-519, records of Pulaski County, Arkansas.

Reserve Tract "C"

Being Lots 1, 2, 3 and 4, Henry Meirose Addition to the City of Little Rock, Arkansas, more particularly described as follows: from the Southeast corner of the said NE1/4 NE1/4 run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said NE1/4 NE1/4 and the centerline of West Markham Street (of 60.0 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street for 264.08 feet; thence North 01 degrees 21 minutes 37 seconds East for 42.0 feet; thence North 88 degrees 38 minutes 23 seconds West for 250.64 feet; thence North 00 degrees 29 minutes East for 168.54 feet; thence North 88 degrees 37 minutes 06 seconds West for 150.11 feet to the East right of way line of McKinley Street (of 30.0 foot width) and a point 15.0 feet East of the West line of the NE1/4 NE1/4; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and Parallel with the West line of the NE1/4 NE1/4 for 556.51 feet to the Northwest corner of Lot 26, Henry Meirose Addition to the City of Little Rock (as recorded in Plat Book 1, Page 62) and the Southwest Corner of an alley (of 20 foot width) running in an East-West direction; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and parallel with the West line of the NE1/4 NE1/4 for 20.0 feet to the Southwest corner of Lot 1, Henry Meirose Addition to the City of Little Rock (recorded in Plat Book 1, Page 62) and the point of beginning; thence continue North 00 degrees 29 minutes East and along the West line of said Lot 1 and Parallel with the West line of the NE1/4 NE1/4 for 140.0 feet to the Northwest corner of said Lot 1 and a point on the South right of way line of "C" Street (of varying width); thence South 88 degrees 50 minutes 28 seconds East and along the North line of Lots 1, 2, 3 and 4, Henry Meirose Addition to the City of Little Rock and the South right of way line of "C" Street 196.0 feet to the common North corner of Lots 4 and 5, Henry Meirose Addition; thence South 00 degrees 29 minutes West and along the common line of Lots 4 and 5, Henry Meirose Addition to the City of Little Rock, for 140.0 feet to the common South corner of Said Lots 4 and 5 and a point on the North line of the previously mentioned East-West alley; thence North 88 degrees 50 minutes 28 seconds West and along the South line of Lots 4, 3, 2 and 1, Henry Meirose Addition to the City of Little Rock and the North line of previously mentioned East-West alley for 196.0 feet to the point of beginning, containing 0.6299 acres, more or less, now platted as Tract C of Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat Record C-519, records of Pulaski County, Arkansas.

Developer Tract:

A part of the NE1/4 NE1/4, Section 1, Township 1 North, Range 13 West, which included "B" Street and Arthur Street, closed by City of Little Rock Ordinance No. 11,439 and No. 11,061, and parts of Lots 14, 15 and 16, Henry Meirose Addition to the City of Little Rock, all being in Pulaski County, Arkansas, more particularly described as follows: From the Southeast corner of the Said NE1/4 NE1/4 run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said NE1/4 NE1/4 and the center line of West Markham Street (of 60 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street and the point of beginning; said point being the Southeast corner of the Dillard Department Stores, Inc. tract; thence North 01 degrees 21 minutes 37 seconds East for 194.81 feet; thence North 88 degrees 38 minutes 23 seconds West for
160.36 feet to a point which is in line with the East wall of a two story brick building occupied by Dillard Department Stores, Inc.; thence North 01 degrees 24 minutes 36 seconds East and along the East wall and East wall projected North for 594.02 feet to the North Line of an East-West alley and a point on the South line of Lot 11, Henry Meirose Addition to the City of Little Rock; thence South 88 degrees 50 minutes 28 seconds East and along the South line of Lots 11, 12 and 13, Henry Meirose Addition to the City of Little Rock and the North line of the East-West alley for 114.11 feet to the Southeast corner of said Lot 13; thence North 00 degrees 29 minutes East and along the East line of said Lot 13 and the West right of way line of Arthur Street for 26.12 feet to a point; thence South 89 degrees 03 minutes 32 seconds East for 637.63 feet to the West right of way line of University Avenue (of 80 foot width) and 40.0 feet West of the East line of the NE1/4 NE1/4, thence South and along the West right of way line of University Avenue and parallel with the East line of the NE1/4 NE1/4 for
55.00 feet; thence North 89 degrees 03 minutes 32 seconds West for 200.00 feet; thence South 01 degrees 21 minutes 37 seconds West for 200.00 feet; thence North 88 degrees 38 minutes 23 seconds West for 59.44 feet; thence South 01 degrees 26 minutes 04 seconds West for 368.75 feet; thence North 88 degrees 38 minutes 23 seconds West for 69.86 feet; thence South 01 degrees 21 minutes 37 seconds West for 150.00 feet; thence South 88 degrees 38 minutes 23 seconds East for 143.81 feet; thence North 01 degrees 21 minutes 37 seconds East for 129.01 feet; thence South 88 degrees 38 minutes 23 seconds East for 200.00 feet to the West right of way line of University Avenue and a point 40.0 feet West of the East line of the NE1/4 NE1/4; thence South and along the West right of way line of University Avenue and parallel with the East line of the NE1/4 NE1/4 for 122.36 feet to the P.C. of a curve to the right whose radius is 29.36 feet and whose Delta angle is 91 degrees 03 minutes 53 seconds; thence along the Arc of said curve for 46.66 feet (Chord bearing and distance of South 45 degrees 39 minutes 59 seconds West
41.91 feet) to the P.T. of said curve and a point on the North right of way line of West Markham Street (at this point the distance from the centerline of West Markham Street and from the South line of the NE1/4 NE1/4 is 51.0 feet); thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street and Parallel with the South line of the NE1/4 NE1/4 for 160.00 feet to the P.C. of a curve to the left whose radius is 101.00 feet and delta angle of 37 degrees 25 minutes 51 seconds; thence along the arc of said curve and North right of way line of West Markham Street for 65.98 feet (chord bearing and distance of South 72 degrees 26 minutes 51 seconds West 64.82 feet) the P.T. of said curve and a point 30.0 feet North of the South line of the NE1/4 NE1/4; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street and parallel with the South line the NE1/4 NE1/4 for 359.15 feet to the point of beginning, less and except part of the previously mentioned East-West alley and part of Arthur Street more particularly described as follows: beginning at the Southeast corner of Lot 13, Henry Meirose Addition to the City of Little Rock; thence North 00 degrees 29 minutes East and along the East line of Said Lot 13 and the West right of way line of Arthur Street for 26.12 feet; thence South 89 degrees 03 minutes 32 seconds East for
15.33 feet; thence South 00 degrees 36 minutes 17 seconds West for 46.18 feet; thence North 88 degrees 50 minutes 28 seconds West for 129.66 feet; thence North 01 degrees 24 minutes 34 seconds East for 20.0 feet to the North line of the East-West alley; thence South 88 degrees 50 minutes 28 seconds East for 114.11 feet to the point of beginning, containing 9.5841 acres including the alley and Street and 9.5154 acres excluding the alley and Street, now platted as Tract E of Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat record C-519, records of Pulaski County, Arkansas.

Easement Tracts - Dillard Department Stores, lnc.

A part of the NE1/4 NE1/4, Section 1, Township 1 North, Range 13 West, which includes a portion of "B" Street closed by City of Little Rock, Ordinance No. 11,439 and Lots 7 through 13 and Lots 14 through 26, inclusive, Henry Meirose Addition to the City of Little Rock, all being in Pulaski County, Arkansas, more particularly described as follows: From the Southeast corner of the Said NE1/4 NE1/4; run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said NE1/4 NE1/4 and the centerline of West Markham Street (of 60 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street and the Point of beginning; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street for 264.08 feet; thence North 01 degrees 21 minutes 37 seconds East for 42.0 feet; thence North 88 degrees 38 minutes 23 seconds West for 250.64 feet; thence North 00 degrees 29 minutes East for 168.54 feet; thence North 88 degrees 37 minutes 06 seconds West for 150.11 feet to the East right of way line of McKinley Street (of 30.0 foot width) and a point 15.0 feet East of the West line of the NE1/4 NE1/4; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and parallel with the West line of the NE1/4 NE1/4 for 556.51 feet to the Northwest corner of Lot 26, Henry Meirose Addition to the City of Little Rock (as recorded in Plat Book 1, Page 62) and the Southwest corner of an alley (of 20 foot width) running in an East-West Direction; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and parallel with the West line of the NE1/4 NE1/4 for 20.0 feet to the Southwest corner of Lot 1, Henry Meirose Addition and the Northwest corner of the East-West alley; thence South 88 degrees 50 minutes 28 seconds East and along the South line of Lots 1, 2, 3, 4, 5, and 6, Henry Meirose Addition to the City of Little Rock and the North line of the East-West alley for 294.00 feet to the common South corner of Lots 6 and 7, Henry Meirose Addition to the City of Little Rock; thence North 00 degrees 29 minutes East and along the common line of said Lots 6 and 7 for 140.00 feet to the common North corner of said Lots 6 and 7 and a point on the South right of way line of "C" Street (varying width right of way); thence South 88 degrees 50 minutes 28 seconds East and along the North line of Lots 7, 8, 9, 10. 11, 12 and 13, Henry Meirose Addition to the City of Little Rock and the South right of way line of "C" Street for
336.50 feet to the Northeast corner of said Lot 13 and the West right of way line of Arthur Street; thence South 00 degrees 29 minutes West and along the West right of way line of Arthur Street 140.00 feet to the Southeast corner of Lot 13, Henry Meirose Addition to the City of Little Rock, and a point on the East-West alley previously mentioned; thence North 88 degrees 50 minutes 28 seconds West and along the South line of Lots 13, 12 and 11, Henry Meirose Addition to the City of Little Rock and along the North line of Said East-West alley for 114.11 feet to a point which is in line with the East wall of a two story brick building occupied by Dillard Department Stores, Inc.; thence South 01 degrees 24 minutes 36 seconds West and along the East wall and East wall line projected both North and South for 594.02 feet to a point; thence South 88 degrees 38 minutes 23 seconds East for 160.36 feet to a point; thence South 01 degrees 21 minutes 37 seconds West for 194.81 feet to the point of beginning; less and except the East-West alley (of 20 foot width) running through Henry Meirose Addition to the City of Little Rock, more particularly described as follows: beginning at the Northwest corner of Lot 26, Henry Meirose Addition to the City of Little Rock (as recorded in Plat book 1, Page 62) and the Southwest Corner of an alley (of 20 foot width) running in an East-West Direction; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and parallel with the West line of the NE1/4 NE1/4 for 20.0 feet to the Northwest corner of the alley and the Southwest corner of Lot 1, Henry Meirose Addition; thence South 88 degrees 50 minutes 28 seconds East and along the North line of Said East-West alley and the South line of Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, and 11, Henry Meirose Addition to the City of Little Rock,
516.39 feet; thence South 01 degrees 24 minutes 36 seconds West for 20.00 feet to a point on the North line of Lot 16, Henry Meirose Addition to the City of Little Rock and a point on the South line of said East-West alley; thence North 88 degrees 50 minutes 28 seconds West and along the North line of Lots 16 through 28, inclusive, Henry Meirose Addition to the City of Little Rock and the South line of said East-West alley for 516.07 feet to the point of beginning, containing 10.0577 acres, including the East-West alley and 9.8207 acres, excluding the alley, now platted as Tract B and Part of Tract D of Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat record C-519, records of Pulaski County, Arkansas.

Easement Tract: Construction Developers Incorporated:

A part of the NE1/4 NE1/4, Section 1, Township 1 North, Range 13 West, Pulaski County, Arkansas, more particularly described as follows: From the Southeast corner of the Said NE1/4 NE1/4; run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said NE1/4 NE1/4 and the centerline of West Markham Street (of 60 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street; thence North 01 degrees 21 minutes 37 seconds East for
194.81 feet; thence North 88 degrees 38 minutes 23 seconds West for 160.36 feet to a point which is in line with the East wall of a two story brick building occupied by Diilard Department Stores, Inc.; thence North 01 degrees 24 minutes 36 seconds East and along the East wall and East wall projected North for 594.02 feet to the North line of an East-West alley and a point on the South line of Lot 11, Henry Meirose Addition to the City of Little Rock; thence South 88 degrees 50 minutes 28 seconds East and along the South line of Lots 11, 12 and 13, Henry Meirose Addition to the City of Little Rock, and the North Line of the East-West alley for 114.11 feet to the Southeast corner of Said Lot 13; thence North 00 degrees 29 minutes East and along the East of said Lot 13 and the West Right of way line of Arthur Street for 26.12 feet to a point; thence South 89 degrees 03 minutes 32 seconds East for 637.63 feet to the West right of way line of University Avenue (of 80 feet width) and
40.0 feet West of the East line of the NE1/4 NE1/4; thence South and along the West right of way line of University Avenue and parallel with the East line of the NE1/4 NE1/4 for 55.00 to the point of beginning; thence North 89 degrees 03 minutes 32 seconds West for 200.00 feet; thence South 01 degrees 21 minutes 37 seconds West for 200.00 feet; thence North 88 degrees 38 minutes. 23 seconds West. for 59.44 feet; thence South 01 degrees 26 minutes 04 seconds West for
368.75 feet thence North 88 degrees 38 minutes 23 seconds West for 69.86 feet; thence South 01 degrees 21 minutes 37 seconds West for 150.00 feet; thence South 88 degrees 38 minutes 23 seconds East for 143.81 feet; thence North 01 degrees 21 minutes 37 seconds East for 129.01 feet; thence South 88 degrees 38 minutes 23 seconds East for 200.00 feet to the West right of way line of University Avenue; thence North and along the West right of way line of University Avenue and parallel with the East line of the NE1/4 NE1/4 for 591.37 feet to the point of beginning; containing 3.7999 acres, more or less, now platted as Tract F of Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat Record C-519, records of Pulaski County, Arkansas.

Non-Anchor Leased Area 254,794

                                                                         Addenda
--------------------------------------------------------------------------------




                                   ADDENDUM B

                           Argus Supporting Schedules

              DETAILED LEASE EXPIRATION SCHEDULE (FIRST TERM ONLY)


                                                           Market          Base Rent      Expiration                     Percent of
     No.               Tenant               Suite         Leasing          /SqFt/Yr          Date        Square Feet       Total
     ---               ------               -----         -------          --------          ----        -----------       -----
     50.         Candy Headquarters         3074      (less than)1000          *              *              543             0.1
     74.         Teletouch                  K2060          Kisok               *              *              100
     63.         Kay Bee Toyes              3156        2000 to 35             *              *              3,058           0.6

     22.         Ruby Tuesday               2042        Restaurant             *              *              4,724           0.9
                                                                                                            ======          ====

Total for Year Ending Mar-2002                                                                               8,425           1.5%

      4.         Tilt                       1008        2000 to 35             *              *              3,013           0.5
     55.         Rolling Pin                3112        2000 to 35             *              *              2,367           0.4
                                                                                                            ======          ====

Total for Year Ending Mar-2003                                                                               5,380           1.0%

     69.         Firstar Bank               6302        Ground Lea             *              *              3,200           0.6
                 (GROUND LE
      8.         Forbidden City             1034        Restaurant             *              *              4,241           0.8
     16.         Lerner                     2006        5000 to 10             *              *              6,188           1.1
     17.         Lane Bryant                2010        5000 to 10             *              *              6,024           1.1
     19.         Claire's Boutique          2018      (less than)1000          *              *                980           0.2
     20.         Zale's Jewelers            2022           Jeweler             *              *              1,427           0.3
     29.         Firstar Bank               2130        1000 to 20             *              *              1,038           0.2
     30.         Nailworks                  2134        1000 to 20             *              *              1,795           0.3
     40.         Wilsons                    3020        1000 to 20             *              *              1,853           0.3
     47.         Eddie Bauer                3058        5000 to 10             *              *              5,799           1.1
     54.         Lenscrafters               3108        3500 to 50             *              *              4,025           0.7
     65.         Electronics Boutique       3162        1000 to 20             *              *              1,059           0.2
     76.         Suntime                    K2310          Kisok               *              *                150
     37.         Structure                  3000        2000 to 35             *              *              3,043           0.6
                                                                                                            ======          ====

Total for Year Ending Mar-2004                                                                              40,822           7.4%

     24.         The Limited                2078     (greater than)10000       *              *             15,570           2.8
     15.         Ann Taylor                 2002        2000 to 35             *              *              3,452           0.6
     73.         Houndstooth                K2022          Kisok               *              *                200
     77.         cyberXpo                   K3022          Kisok               *              *                200
     78.         PNC                        ATM-l           ATM                *              *                  9
                                                                                                            ======          ====

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

              DETAILED LEASE EXPIRATION SCHEDULE (FIRST TERM ONLY)
                         (continued from previous page)

                                                           Market          Base Rent    Expiration                     Percent of
     No.               Tenant               Suite         Leasing          /SqFt/Yr        Date        Square Feet       Total
     ---               ------               -----         -------          --------        ----        -----------       -----
Total for Year Ending Mar-2005                                                                            19,431          3.5%

     33.        Gap/Gap Kids/Banana         2174    (greater than)10000       *              *            31,374          5.7
                Rep
      5.        Burger King                 1016         Food Court           *              *               774          0.1
      9.        Fruliati                    1070         Food Court           *              *               581          0.1
     14.        Arby's                      1090         Food Court           *              *             1,101          0.2
     23.        Victoria's Secret           2050         3500 to 50           *              *             4,971          0.9
     52.        Auntie Anne's Pretzels      3094         Food Court           *              *               485          0.1
      2.        Suncoast Movies             1002         1000 to 20           *              *             1,937          0.4
     31.        Gadzooks                    2154         1000 to 20           *              *             2,000          0.4
     61.        Bombay                      3142         3500 to 50           *              *             4,560          0.8
      6.        Chick-Fil-A                 1022         Food Court           *              *             1,942          0.4
                                                                                                         =======         ====

Total for Year Ending Mar-2006                                                                            49,725          9.0%

     28.        Deck the Walls              2126      (less than)1000         *              *               948          0.2
     60.        Sunglass Hut                3136      (less than)1000         *              *               949          0.2
     18.        Talbots Petite              2014         2000 to 35           *              *             2,894          0.5
     21.        Talbots                     2034         3500 to 50           *              *             4,209          0.8
     34.        Select Comfort              2196      (less than)1000         *              *             1,000          0.2
     36.        Brentanos                   2206         3500 to 50           *              *             4,300          0.8
                                                                                                         =======         ====

Total for Year Ending Mar-2007                                                                            14,300          2.6%

     45.        Overland Trading            3044         1000 to 20          *               *             1,560          0.3
                Company
     25.        Abercrombie & Fitch         2090    (greater than)10000      *               *            10,429          1.9
     26.        Footlocker                  2098         2000 to 35          *               *             3,181          0.6
     64.        Bentley's Luggage           3160         2000 to 35          *               *             2,647          0.5
     67.        Lady Footlocker             3172         2000 to 35          *               *             2,367          0.4
     68.        Champ Sport                 3176         3500 to 50          *               *             4,783          0.9
                                                                                                         =======         ====

Total for Year Ending Mar-2008                                                                            24,967          4.5%

     53.        Luby's Cafeteria            3100         Restaurant          *               *            10,958          2.0

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

              DETAILED LEASE EXPIRATION SCHEDULE (FIRST TERM ONLY)
                         (continued from previous page)


                                                    Market           Base Rent    Expiration                       Percent of
    No.         Tenant                  Suite       Leasing           /SqFt/Yr       Date         Square Feet         Total
    ---         ------                  -----       -------          ---------    ----------      -----------      ----------
     1.  Regency Jewlers                1000        Jeweler              *            *              1,085             0.2
    10.  Great American Cookie          1072       Food Court            *            *                608             0.1
    13.  Manchu Wok                     1086       Food Court            *            *                846             0.2
    27.  Bailey, Banks & Biddle         2110        Jeweler              *            *              2,801             0.5
    49.  Mastercuts                     3070   (less than)1000           *            *                849             0.2
    62.  Regis                          3152   (less than)1000           *            *                990             0.2
     7.  The Wherehouse                 1028       2000 to 35            *            *              2,469             0.4
    41.  Gymboree                       3024       1000 to 20            *            *              1,981             0.4
    66.  Kirklands                      3166       2000 to 35            *            *              3,227             0.6
    75.  Elegant Accent                 K2078        Kisok               *            *                150
                                                                                                    ======             ===
                                                                                                    25,964             4.7%
Total for Year Ending Mar-2009

    11.  Great Steak & Potato Co        1074       Food Court            *            *                869             0.2
    12.  Sbarro                         1078       Food Court            *            *                846             0.2
    38.  Athlete's Foot                 3008       2000 to 35            *            *              3,245             0.6
    44.  The Icing                      3040       1000 to 20            *            *              1,694             0.3
    46.  The Buckle                     3054       5000 to 10            *            *              5,386             1.0
    51.  Kay Jeweler                    3076        Jeweler              *            *              1,116             0.2
     3.  Vitamin World                  1004   (less than)1000           *            *                693             0.1
    32.  Cache                          2158       1000 to 20            *            *              1,950             0.4
    35.  Too                            2200       3500 to 50            *            *              3,615             0.7
    59.  American Eagle                 3132       3500 to 50            *            *              4,200             0.8
                                                                                                    ======             ===

Total for Year Ending Mar-2010                                                                      23,614             4.3%

    42.  Petite Sophisticate            3028       2000 to 35            *            *              2,554             0.5
    57.  Crabtree & Evelyn              3126       1000 to 20            *            *              1,456             0.3
    48.  Merle Norman                   3066   (less than)1000           *            *                738             0.1
    56.  Sam & Libby Footwear           3116       1000 to 20            *            *              1,767             0.3
    58.  Coffee Beanery                 3130       1000 to 20            *            *              1,046             0.2
                                                                                                    ======             ===

Total for Year Ending Mar-2011                                                                       7,561             1.4%

   81.  2150 - Vacant                   Mo 4   (less than)1000           *            *                688             0.1


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

              DETAILED LEASE EXPIRATION SCHEDULE (FIRST TERM ONLY)
                         (continued from previous page)


                                                    Market           Base Rent    Expiration                       Percent of
    No.         Tenant                  Suite       Leasing           /SqFt/Yr        Date         Square Feet         Total
    ---         ------                  -----       -------          ---------    ----------      -----------      ----------
    79.  1054-VCT Movie Theater         Mo 8         Movie               *             *             23,794            4.3
    39.  abercrombie                    3016       3500 to 50            *             *              4,215            0.8
    43.  Crown Shop                     3032       5000 to 10            *             *              5,019            0.9
    82.  3004 - Vacant                  Mo 12      1000 to 20            *             *              1,988            0.4
                                                                                                    =======           ====

Total for Year Ending Mar-2012                                                                       35,704            6.5%

    83.  3010 - Vacant                  Mo 18      1000 to 20            *             *              1,169            0.2
    84.  3048 - Vacant                  Mo 24      1000 to 20            *             *              2,904            0.5
                                                                                                    =======           ====

Total for Year Ending Mar-2013                                                                        4,073            0.7%

Building Total                                                                                      259,966           47.3%


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

            SUPPORTING SCHEDULE - SQUARE FEET EXPIRING - (ALL TERMS)


                                            Year 1      Year 2     Year 3     Year 4      Year 5      Year 6      Year 7     Year 8
For the Years Ending                       Mar-2002    Mar-2003   Mar-2004   Mar-2005    Mar-2006    Mar-2007    Mar-2008   Mar-2009
                                           --------    --------   --------   --------    --------    --------    --------   --------
TENANT                     SUITE              *           *          *          *           *           *           *          *
  Candy Headquarters       3074               *           *          *          *           *           *           *          *
  Teletouch                K2060              *           *          *          *           *           *           *          *
  Kay Bee Toyes            3156               *           *          *          *           *           *           *          *
  Ruby Tuesday             2042               *           *          *          *           *           *           *          *
  Tilt                     1008               *           *          *          *           *           *           *          *
  Rolling Pin              3112               *           *          *          *           *           *           *          *
  Firstar Bank (GROUND
  LE                       6302               *           *        3,200        *           *           *           *          *
  Forbidden City           1034               *           *          *          *           *           *           *          *
  Lerner                   2006               *           *          *          *           *           *           *          *
  Lane Bryant              2010               *           *          *          *           *           *           *          *
  Claire's Boutique        2018               *           *          *          *           *           *           *          *
  Zale's Jewelers          2022               *           *          *          *           *           *           *          *
  Firstar Bank             2130               *           *          *          *           *           *           *          *
  Nailworks                2134               *           *          *          *           *           *           *          *
  Wilsons                  3020               *           *          *          *           *           *           *          *
  Eddie Bauer              3058               *           *          *          *           *           *           *          *
  Lenscrafters             3108               *           *          *          *           *           *           *          *
  Electronics Boutique     3162               *           *          *          *           *           *           *          *
  Suntime                  K2310              *           *          *          *           *           *           *          *
  Structure                3000               *           *          *          *           *           *           *          *
  The Limited              2078               *           *          *          *           *           *           *          *
  Ann Taylor               2002               *           *          *          *           *           *           *          *
  Houndstooth              K2022              *           *          *          *           *           *           *          *
  cyberXpo                 K3022              *           *          *          *           *           *           *          *
  PNC                      ATM-1              *           *          *          *           *           *           *          *
  Gap/Gap Kids/Banana
  Rep                      2174               *           *          *          *           *           *           *          *
  Burger King              1016               *           *          *          *           *           *           *          *
  Frullati                 1070               *           *          *          *           *           *           *          *
  Arby's                   1090               *           *          *          *           *           *           *          *
  Victoria's Secret        2050               *           *          *          *           *           *           *          *
  Auntie Anne's Pretzels   3094               *           *          *          *           *           *           *          *
  Suncoast Movies          1002               *           *          *          *           *           *           *          *
  Gadzooks                 2154               *           *          *          *           *           *           *          *
  Bombay                   3142               *           *          *          *           *           *           *          *
  Chick-Fil-A              1022               *           *          *          *         1,942         *           *          *
  Deck the Walls           2126               *           *          *          *           *           *           *          *


                                            Year 9      Year 10     Year 11    Year 12
For the Years Ending                       Mar-2010     Mar-2011    Mar-2012   Mar-2013
                                           --------     --------    --------   --------
TENANT                     SUITE
  Candy Headquarter        3074               *            *           *          *
  Teletouch                K2060              *            *           *          *
  Kay Bee Toyes            3156               *            *           *          *
  Ruby Tuesday             2042               *            *           *          *
  Tilt                     1008               *            *           *          *
  Rolling Pin              3112               *            *           *          *
  Firstar Bank (GROUND
  LE                       6302               *            *           *          *
  Forbidden City           1034               *            *           *          *
  Lerner                   2006               *            *           *          *
  Lane Bryant              2010               *            *           *          *
  Claire's Boutique        2018               *            *           *          *
  Zale's Jewelers          2022               *            *           *          *
  Firstar Bank             2130               *            *           *          *
  Nailworks                2134               *            *           *          *
  Wilsons                  3020               *            *           *          *
  Eddie Bauer              3058               *            *           *          *
  Lenscrafters             3108               *            *           *          *
  Electronics Boutique     3162               *            *           *          *
  Suntime                  K2310              *            *           *          *
  Structure                3000               *            *           *          *
  The Limited              2078               *            *           *          *
  Ann Taylor               2002               *            *           *          *
  Houndstooth              K2022              *            *           *          *
  cyberXpo                 K3022              *            *           *          *
  PNC                      ATM-1              *            *           *          *
  Gap/Gap Kids/Banana
  Rep                      2174               *            *           *          *
  Burger King              1016               *            *           *          *
  Frullati                 1070               *            *           *          *
  Arby's                   1090               *            *           *          *
  Victoria's Secret        2050               *            *           *          *
  Auntie Anne's Pretzels   3094               *            *           *          *
  Suncoast Movies          1002               *            *           *          *
  Gadzooks                 2154               *            *           *          *
  Bombay                   3142               *            *           *          *
  Chick-Fil-A              1022               *            *           *          *
  Deck the Walls           2126               *            *           *          *


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

            SUPPORTING SCHEDULE - SQUARE FEET EXPIRING - (ALL TERMS)

                                         Year 1        Year 2      Year 3    Year 4     Year 5      Year 6
For the Years Ending                    Mar-2002      Mar-2003    Mar-2004  Mar-2005   Mar-2006    Mar-2007
                                        --------      --------    --------  --------   --------    --------
TENANT                          SUITE
   Sunglass Hut                 3136       *             *           *         *          *           *
   Talbots Petite               2014       *             *           *         *          *           *
   Talbots                      2034       *             *           *         *          *           *
   Select Comfort               2196       *             *           *         *          *           *
   Brentanos                    2206       *             *           *         *          *           *
   Overland Trading
   Company                      3044       *             *           *         *          *           *
   Abercrombie & Fitch          2090       *             *           *         *          *           *
   Footlocker                   2098       *             *           *         *          *           *
   Bentley's Luggage            3160       *             *           *         *          *           *
   Lady Footlocker              3172       *             *           *         *          *           *
   Champ Sport                  3176       *             *           *         *          *           *
   Luby's Cafeteria             3100       *             *           *         *          *           *
   Firstar Bank (GROUND
   LE                           6302       *             *           *         *          *           *
   Regency Jewlers              1000       *             *           *         *          *           *
   Great American Cookie        1072       *             *           *         *          *           *
   Manchu Wok                   1086       *             *           *         *          *           *
   Bailey, Banks & Biddle       2110       *             *           *         *          *           *
   Mastercuts                   3070       *             *           *         *          *           *
   Regis                        3152       *             *           *         *          *           *
   The Wherehouse               1028       *             *           *         *          *           *
   Gymboree                     3024       *             *           *         *          *           *
   Kirklands                    3166       *             *           *         *          *           *
   Elegant Accent               K2078      *             *           *         *          *           *
   Great Steak & Potato Co      1074       *             *           *         *          *           *
   Sbarro                       1078       *             *           *         *          *           *
   Athlete's Foot               3008       *             *           *         *          *           *
   The Icing                    3040       *             *           *         *          *           *
   The Buckle                   3054       *             *           *         *          *           *
   Kay Jeweler                  3076       *             *           *         *          *           *
   Vitamin World                1004       *             *           *         *          *           *
   Cache                        2158       *             *           *         *          *           *
   Too                          2200       *             *           *         *          *           *
   American Eagle               3132       *             *           *         *          *           *
   Petite Sophisticate          3028       *             *           *         *          *           *
   Crabtree & Evelyn            3126       *             *           *         *          *           *
   Merle Norman                 3066       *             *           *         *          *           *
   Sam & Libby Footwear         3116       *             *           *         *          *           *
   Coffee Beanery               3130       *             *           *         *          *           *

                                         Year 7     Year 8     Year 9     Year 10   Year 11      Year 12
For the Years Ending                    Mar-2008   Mar-2009   Mar-2010    Mar-2011  Mar-2012     Mar-2013
                                        --------   --------   --------    --------  --------     --------
TENANT                          SUITE
   Sunglass Hut                 3136       *          *          *           *         *            *
   Talbots Petite               2014       *          *          *           *         *            *
   Talbots                      2034       *          *          *           *         *            *
   Select Comfort               2196       *          *          *           *         *            *
   Brentanos                    2206       *          *          *           *         *            *
   Overland Trading
   Company                      3044       *          *          *           *         *            *
   Abercrombie & Fitch          2090    10,429        *          *           *         *            *
   Footlocker                   2098       *          *          *           *         *            *
   Bentley's Luggage            3160       *          *          *           *         *            *
   Lady Footlocker              3172       *          *          *           *         *            *
   Champ Sport                  3176       *          *          *           *         *            *
   Luby's Cafeteria             3100       *          *          *           *         *            *
   Firstar Bank (GROUND
   LE                           6302       *        3,200        *           *         *            *
   Regency Jewlers              1000       *          *          *           *         *            *
   Great American Cookie        1072       *          *          *           *         *            *
   Manchu Wok                   1086       *          *          *           *         *            *
   Bailey, Banks & Biddle       2110       *          *          *           *         *            *
   Mastercuts                   3070       *          *          *           *         *            *
   Regis                        3152       *          *          *           *         *            *
   The Wherehouse               1028       *          *          *           *         *            *
   Gymboree                     3024       *          *          *           *         *            *
   Kirklands                    3166       *          *          *           *         *            *
   Elegant Accent               K2078      *          *          *           *         *            *
   Great Steak & Potato Co      1074       *          *          *           *         *            *
   Sbarro                       1078       *          *          *           *         *            *
   Athlete's Foot               3008       *          *          *           *         *            *
   The Icing                    3040       *          *          *           *         *            *
   The Buckle                   3054       *          *          *           *         *            *
   Kay Jeweler                  3076       *          *          *           *         *            *
   Vitamin World                1004       *          *          *           *         *            *
   Cache                        2158       *          *          *           *         *            *
   Too                          2200       *          *          *           *         *            *
   American Eagle               3132       *          *          *           *         *            *
   Petite Sophisticate          3028       *          *          *           *         *            *
   Crabtree & Evelyn            3126       *          *          *           *         *            *
   Merle Norman                 3066       *          *          *           *         *            *
   Sam & Libby Footwear         3116       *          *          *           *         *            *
   Coffee Beanery               3130       *          *          *           *         *            *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

            SUPPORTING SCHEDULE - SQUARE FEET EXPIRING - (ALL TERMS)

                                      Year 1     Year 2      Year 3     Year 4     Year 5     Year 6
For the Years Ending                 Mar-2002   Mar-2003    Mar-2004   Mar-2005   Mar-2006   Mar-2007
                                     --------   --------    --------   --------   --------   --------
TENANT                     SUITE
  2150 - Vacant            Mo 4          *           *          *          *          *          *
  1054-VCT Movie Theater   Mo 8          *           *          *          *          *          *
  abercrombie              3016          *           *          *          *          *          *
  Crown Shop               3032          *           *          *          *          *          *
  3004 - Vacant            Mo 12         *           *          *          *          *          *
  3010 - Vacant            Mo 18         *           *          *          *          *          *
  3048 - Vacant            Mo 24         *           *          *          *          *          *
                                       ------     ------     -------    -------    -------    -------
TOTAL SQFT EXPIRING                     8,425      5,380      40,822     19,431     49,725     14,400
                                       ======     ======     =======    =======    =======    =======
PERCENT OF TOTAL
EXPIRING                                  1.5%       1.0%        7.4%       3.5%       9.0%       2.6%

                                        Year 7    Year 8     Year 9     Year 10    Year 11     Year 12
For the Years Ending                   Mar-2008  Mar-2009   Mar-2010   Mar-2011   Mar-2012    Mar-2013
                                       --------  --------   --------   --------   --------    --------
TENANT                     SUITE
  2150 - Vacant            Mo 4            *         *          *           *         *           *
  1054-VCT Movie Theater   Mo 8            *         *          *           *         *           *
  abercrombie              3016            *         *          *           *         *           *
  Crown Shop               3032            *         *          *           *         *           *
  3004 - Vacant            Mo 12           *         *          *           *         *           *
  3010 - Vacant            Mo 18           *         *          *           *         *           *
  3048 - Vacant            Mo 24           *         *          *           *         *           *
                                        -------   -------    -------     ------    -------     -------
TOTAL SQFT EXPIRING                      24,967    29,314     24,014      7,570     39,405      14,177
                                        =======   =======    =======     ======    =======     =======
PERCENT OF TOTAL
EXPIRING                                    4.5%      5.3%       4.4%       1.4%       7.2%        2.6%


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                SUPPORTING SCHEDULE - OCCUPANCY ABSORPTION RATES
     Physical Occupancy Based on Absorption & Turnover Vacancy Assumptions

                           Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9  Year 10  Year 11  Year 12
For the Years Ending     Mar-2002 Mar-2003 Mar-2004 Mar-2005 Mar-2006 Mar-2007 Mar-2008 Mar-2009 Mar-2010 Mar-2011 Mar 2012 Mar-2013
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
SQFT OCCUPIED
  April                   222,008  247,969  256,766  256,766  256,757  254,824  256,766  256,766  256,766  256,766  255,720  256,766
  May                     222,008  252,693  256,766  256,766  225,392  256,766  256,766  256,766  256,766  256,757  256,766  252,042
  June                    226,223  252,693  256,766  256,766  256,766  256,766  256,766  256,766  256,766  256,766  256,766  256,766
  July                    226,911  252,693  256,766  241,196  256,766  256,766  256,766  256,766  256,766  256,766  256,078  256,766
  August                  226,911  252,693  256,766  256,766  256,766  256,766  256,766  256,766  256,766  256,766  256,766  256,766
  September               226,911  253,862  256,766  256,766  256,766  256,766  256,766  245,808  256,766  256,766  256,766  255,597
  October                 226,911  253,862  256,766  256,766  256,766  256,766  256,766  256,766  256,766  256,766  256,766  256,766
  November                250,705  253,862  256,766  256,766  256,766  256,766  256,766  256,766  256,766  256,766  232,972  256,766
  December                250,705  253,862  256,766  256,766  256,766  256,766  256,766  256,766  256,766  256,766  232,972  256,766
  January                 247,647  248,482  222,187  256,766  248,854  254,869  255,206  249,587  243,610  252,756  247,532  256,766
  February                247,647  253,862  253,723  252,914  248,269  244,263  233,359  252,166  246,308  254,261  256,223  251,386
  March                   252,693  256,766  256,766  256,766  256,766  256,766  256,766  253,389  256,366  256,766  251,620  253,862
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
AVERAGE OCCUPIED FOR
 THE YEAR                 235,808  252,775  253,631  255,148  252,783  255,404  254,685  254,590  254,765  256,222  251,412  255,585
                         ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ========
NET ABSORPTION
  Annual Percentage
   Absorbed                30,685    4,073                                                (3,377)   2,977      400   (5,146)   2,242
  Average Monthly
   Absorption               2,557      339                                                  (281)     248       33     (429)     187
                         ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

                           Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9  Year 10  Year 11  Year 12
For the Years Ending     Mar-2002 Mar-2003 Mar-2004 Mar-2005 Mar-2006 Mar-2007 Mar-2008 Mar-2009 Mar-2010 Mar-2011 Mar 2012 Mar-2013
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
PERCENTAGE OCCUPANCY
  April                    40.39%   45.11%   46.71%   46.71%   46.71%   46.36%   46.71%   46.71%   46.71%   46.71%   46.52%   48.71%
  May                      40.39%   45.97%   46.71%   46.71%   41.00%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   45.85%
  June                     41.15%   45.97%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46 71%
  July                     41.28%   45.97%   46.71%   43.88%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.58%   46.71%
  August                   41.28%   45.97%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%
  September                41.28%   46.18%   46.71%   46.71%   46.71%   46.71%   46.71%   44.72%   46.71%   46.71%   46.71%   46.50%
  October                  41.28%   46.18%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%
  November                 45.61%   46.18%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   46.71%   42.38%   46.71%
  December                 45.61%   46.18%   46.71%   46.71%   46.71%   46.71%   46.73%   46.71%   46.71%   46.71%   42.38%   46.71%
  January                  45.49%   45.20%   40.42%   46.71%   45.27%   46.36%   42.45%   45.40%   44.32%   45.98%   45.03%   46.71%
  February                 45.05%   46.18%   46.16%   46.01%   45.16%   44.43%   42.45%   45.87%   44.81%   46.25%   46.61%   45.73%
  March                    45.97%   46.71%   45.71%   46.71%   46.71%   46.71%   46.71%   46.10%   46.64%   46.71%   45.77%   46.18%
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
AVERAGE OCCUPANCY FOR
 THE YEAR                  42.90%   45.98%   46.14%   46.42%   45.98%   46.46%   46.33%   46.31%   46.35%   46.61%   45.74%   46.49%
                         ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ========
NET ABSORPTION
  Annual Percentage
   Absorbed                 5.58%    0.74%                                                (0.61%)   0.54%    0.07%   (0.94%)   0.41%
  Average Monthly
   Percentage               0.47%    0.06%                                                (0.05%)   0.05%    0.01%   (0.08%)   0.03%
                         ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

               SUPPORTING SCHEDULE - AVERAGE SQUARE FEET OCCUPANCY

                                            Year 1    Year 2    Year 3    Year 4    Year 5    Year 6    Year 7    Year 8
For the Years Ending                      Mar-2002  Mar-2003  Mar-2004  Mar-2005  Mar-2006  Mar-2007  Mar-2008  Mar-2009
                                          --------  --------  --------  --------  --------  --------  --------  --------
TENANT                           SUITE
     Regency Jewlers             1000        1,085     1,085     1,085     1,085     1,085     1,085     1,085       995
     Suncoast Movies             1002        1,937     1,937     1,937     1,937     1,776     1,937     1,937     1,937
     Vitamin World               1004          693       693       693       693       693       693       693       693
     Tilt                        1008        3,013     2,762     3,013     3,013     3,013     3,013     3,013     3,013
     Burger King                 1016          774       774       774       774       710       774       774       774
     Chick-Fil-A                 1022        1,942     1,942     1,942     1,942     1,942     1,780     1,942     1,942
     The Wherehouse              1028        2,469     2,469     2,469     2,469     2,469     2,469     2,469     2,263
     Forbidden City              1034        4,241     4,241     3,888     4,241     4,241     4,241     4,241     4,241
     Frullati                    1070          581       581       581       581       533       581       581       581
     Great American Cookie       1072          608       608       608       608       608       608       608       557
     Great Steak & Potato Co     1074          869       869       869       869       869       869       869       869
     Sbarro                      1078          846       846       846       846       846       846       846       846
     Manchu Wok                  1086          846       846       846       846       846       846       846       776
     Arby's                      1090        1,101     1,101     1,101     1,101     1,009     1,101     1,101     1,101
     Ann Taylor                  2002        3,452     3,452     3,452     3,164     3,452     3,452     3,452     3,452
     Lerner                      2006        6,188     6,188     5,672     6,188     6,188     6,188     6,188     6,188
     Lane Bryant                 2010        6,024     6,024     5,522     6,024     6,024     6,024     6,024     6,024
     Talbots Petite              2014        2,894     2,894     2,894     2,894     2,894     2,653     2,894     2,894
     Claire's Boutique           2018          980       980       980       980       980       980       980       980
     Zale's Jewelers             2022        1,427     1,427     1,308     1,427     1,427     1,427     1,427     1,427
     Talbots                     2034        4,209     4,209     4,209     4,209     4,209     3,858     4,209     4,209
     Ruby Tuesday                2042        4,724     4,330     4,724     4,724     4,724     4,724     4,724     4,724
     Victoria's Secret           2050        4,971     4,971     4,971     4,971     4,557     4,971     4,971     4,971
     The Limited                 2078       15,570    15,570    15,570    14,273    15,570    15,570    15,570    15,570
     Abercrombie & Fitch         2090       10,429    10,429    10,429    10,429    10,429    10,429     9,560    10,429
     Footlocker                  2098        3,181     3,181     3,181     3,181     3,181     3,181     2,916     3,181
     Bailey, Banks & Biddle      2110        2,801     2,801     2,801     2,801     2,801     2,801     2,801     2,568
     Deck the Walls              2126          948       948       948       948       948       869       948       948
     Firstar Bank                2130        1,038     1,038       952     1,038     1,038     1,038     1,038     1,038
     Nailworks                   2134        1,795     1,795     1,645     1,795     1,795     1,795     1,795     1,795
     Gadzooks                    2154        2,000     2,000     2,000     2,000     1,833     2,000     2,000     2,000
     Cache                       2158        1,950     1,950     1,950     1,950     1,950     1,950     1,950     1,950
     Gap/GapKids/Banana Rep      2174       31,374    31,374    31,374    31,374    28,760    31,374    31,374    31,374
     Select Comfort              2196        1,000     1,000     1,000     1,000     l,000       917     1,000     1,000
     Too                         2200        3,615     3,615     3,615     3,615     3,615     3,615     3,615     3,615
     Brentanos                   2206        4,300     4,300     4,300     4,300     4,300     3,942     4,300     4,300
     Structure                   3000        3,043     3,043     2,789     3,043     3,043     3,043     3,043     3,043
     Athlete's Foot              3008        3,245     3,245     3,245     3,245     3,245     3,245     3,245     3,245
     abercrombie                 3016        3,513     4,215     4,215     4,215     4,215     4,215     4,215     4,215
     Wilsons                     3020        1,853     1,853     1,699     1,853     1,853     1,853     1,853     1,853
     Gymboree                    3024        1,981     1,981     1,981     1,981     1,981     1,981     1,981     1,816
     Petite Sophisticate         3028        2,554     2,554     2,554     2,554     2,554     2,554     2,554     2,554
     Crown Shop                  3032        5,019     5,019     5,019     5,019     5,019     5,019     5,019     5,019
     The Icing                   3040        1,694     1,694     1,694     1,694     1,694     1,694     1,694     1,694
     Overland Trading Compan     3044        1,560     1,560     1,560     1,560     1,560     1,560     1,430     1,560
     The Buckle                  3054        5,386     5,386     5,386     5,386     5,386     5,386     5,386     5,386
     Eddie Bauer                 3058        5,799     5,799     5,316     5,799     5,799     5,799     5,799     5,799
     Merle Norman                3066          738       738       738       738       738       738       738       738
     Mastercuts                  3070          849       849       849       849       849       849       849       778

                                            Year 9   Year 10   Year 11   Year 12
For the Years Ending                      Mar-2010  Mar-2011  Mar-2012  Mar-2013
                                          --------  --------  --------  --------
TENANT                           SUITE
     Regency Jewlers             1000        1,085     1,085     1,085     1,085
     Suncoast Movies             1002        1,937     1,937     1,937     1,937
     Vitamin World               1004          635       693       693       693
     Tilt                        1008        3,013     3,013     3,013     2,762
     Burger King                 1016          774       774       774       774
     Chick-Fil-A                 1022        1,942     1,942     1,942     1,942
     The Wherehouse              1028        2,469     2,469     2,469     2,469
     Forbidden City              1034        4,241     4,241     4,241     4,241
     Frullati                    1070          581       581       581       581
     Great American Cookie       1072          608       608       608       608
     Great Steak & Potato Co     1074          797       869       869       859
     Sbarro                      1078          776       846       846       846
     Manchu Wok                  1086          846       846       846       846
     Arby's                      1090        1,101     1,101     1,101     1,101
     Ann Taylor                  2002        3,452     3,452     3,452     3,452
     Lerner                      2006        6,188     6,188     6,188     6,188
     Lane Bryant                 2010        6,024     6,024     6,024     6,024
     Talbots Petite              2014        2,894     2,894     2,894     2,894
     Claire's Boutique           2018          980       980       980       980
     Zale's Jewelers             2022        1,427     1,427     1,427     1,427
     Talbots                     2034        4,209     4,209     4,209     4,209
     Ruby Tuesday                2042        4,724     4,724     4,724     4,330
     Victoria's Secret           2050        4,971     4,971     4,971     4,971
     The Limited                 2078        5,570    15,570    15,570    15,570
     Abercrombie & Fitch         2090        0,429    10,429    10,429    10,429
     Footlocker                  2098        3,181     3,181     3,181     3,181
     Bailey, Banks & Biddle      2110        2,801     2,801     2,801     2,801
     Deck the Walls              2126          948       948       948       948
     Firstar Bank                2130        1,038     1,038     1,038     1,038
     Nailworks                   2134        1,795     1,795     1,795     1,795
     Gadzooks                    2154        2,000     2,000     2,000     2,000
     Cache                       2158        1,788     1,950     1,950     1,950
     Gap/GapKids/Banana Rep      2174        1,374    31,374    31,374    31,374
     Select Comfort              2196        1,000     1,000     1,000     1,000
     Too                         2200        3,314     3,615     3,615     3,615
     Brentanos                   2206        4,300     4,300     4,300     4,300
     Structure                   3000        3,043     3,043     3,043     3,043
     Athlete's Foot              3008        2,975     3,245     3,245     3,245
     abercrombie                 3016        4,215     4,215     3,864     4,215
     Wilsons                     3020        1,853     1,853     1,853     1,853
     Gymboree                    3024        1,981     1,981     1,981     1,981
     Petite Sophisticate         3028        2,554     2,341     2,554     2,554
     Crown Shop                  3032        5,019     5,019     4,601     5,019
     The Icing                   3040        1,553     1,694     1,694     1,694
     Overland Trading Compan     3044        1,560     1,560     1,560     1,560
     The Buckle                  3054        4,937     5,386     5,386     5,386
     Eddie Bauer                 3058        5,799     5,799     5,799     5,799
     Merle Norman                3066          738       677       738       738
     Mastercuts                  3070          849       849       849       849

              SUPPORTING SCHEDULE - AVERAGE SQUARE FEET OCCUPANCY
                         (continued from previous page)

                                                 Year 1      Year 2     Year 3    Year 4    Year 5    Year 6    Year 7    Year 8
     For the Years Ending                      Mar-2002    Mar-2003   Mar-2004  Mar-2005  Mar-2006  Mar-2007  Mar-2008  Mar-2009
                                               --------    --------   --------  --------  --------  --------  --------  --------
     Candy Headquarters              3074           498         543        543       543       543       543       543       543
     Kay Jeweler                     3076         1,116       1,116      1,116     1,116     1,116     1,116     1,116     1,116
     Auntie Anne's Pretzels          3094           485         485        485       485       445       485       485       485
     Luby's Cafeteria                3100        10,958      10,958     10,958    10,958    10,958    10,958    10,958    10,045
     Lenscrafters                    3108         4,025       4,025      3,690     4,025     4,025     4,025     4,025     4,025
     Rolling Pin                     3112         2,367       2,170      2,367     2,367     2,367     2,367     2,367     2,367
     Sam & Libby Footwear            3116         1,767       1,767      1,767     1,767     1,767     1,767     1,767     1,767
     Crabtree & Evelyn               3126         1,456       1,456      1,456     1,456     1,456     1,456     1,456     1,456
     Coffee Beanery                  3130         1,046       1,046      1,046     1,046     1,046     1,046     1,046     1,046
     American Eagle                  3132         4,200       4,200      4,200     4,200     4,200     4,200     4,200     4,200
     Sunglass Hut                    3136           949         949        949       949       949       870       949       949
     Bombay                          3142         4,560       4,180      4,560     4,180     4,560     4,560     4,560     4,560
     Regis                           3152           990         990        990       990       990       990       990       908
     Kay Bee Toys                    3156         2,803       3,058      3,058     3,058     3,058     3,058     3,058     3,058
     Bentley's Luggage               3160         2,647       2,647      2,647     2,647     2,647     2,647     2,426     2,647
     Electronics Boutique            3162         1,059       1,059        971     1,059     1,059     1,059     1,059     1,059
     Kirklands                       3166         3,227       3,227      3,227     3,227     3,227     3,227     3,227     2,958
     Lady Footlocker                 3172         2,367       2,367      2,367     2,367     2,367     2,367     2,170     2,367
     Champ Sport                     3176         4,783       4,783      4,783     4,783     4,783     4,783     4,384     4,783
     Firstar Bank (GROUND LEVEL)     6302
     Firstar Bank (GROUND LEVEL)     6302
     Firstar Bank (GROUND LEVEL)     6302
     Dillards (CAM & PROMO)          6700
     Houndstooth                     K2022          200         200        200       183       200       200       200       200
     Teletouch                       K2060           92         100        100       100       100        92       100       100
     Elegant Accent                  K2078          150         150        150       150       150       150       150       138
     Suntime                         K2310          150         150        138       150       150       150       150       138
     cyberXpo                        K3022          200         200        200       183       200       200       200       200
     PNC                             ATM-1            9           9          9         9         8         9         9         9
     1054 -VCT Movie Theater         Mo 8         9,914      23,794     23,794    23,794    23,794    23,794    23,794    23,794
     2012 - Vacant                   Mo 240
     2150 - Vacant                   Mo 4           516         688        688       688       688       688       688       688
     3004 - Vacant                   Mo 12          166       1,988      1,988     1,988     1,988     1,988     1,988     1,988
     3010 - Vacant                   Mo 18                      682      1,169     1,169     1,169     1,169     1,169     1,169
     3048 - Vacant                   Mo 24                      242      2,904     2,904     2,904     2,904     2,904     2,904
     Vacant Kiosk                    Mo 240
     Vacant Kiosk                    Mo 240
     Vacant ATM-2                    Mo 300
                                     --------   -------     -------    -------   -------   -------   -------   -------   -------

   TOTAL AMOUNT PER YEAR                        235,808     252,775    253,631   255,147   252,783   255,404   254,685   254,590
                                                =======     =======    =======   =======   =======   =======   =======   =======
   AVERAGE PERCENT OCCUPANCY                      42.90%      45.98%     46.14%    46.42%    45.98%    46.46%    46.33%    46.31%


                                                     Year 9       Year 10      Year 11       Year 12
   For the Years Ending                            Mar-2010      Mar-2011     Mar-2012      Mar-2013
                                                   --------      --------     --------      --------
     Candy Headquarters                  3074           543           543          498           543
     Kay Jeweler                         3076         1,023         1,116        1,116         1,116
     Auntie Anne's Pretzels              3094           485           485          485           485
     Luby's Cafeteria                    3100        10,958        10,958       10,958        10,958
     Lenscrafters                        3108         4,025         4,025        4,025         4,025
     Rolling Pin                         3112         2,367         2,367        2,367         2,170
     Sam & Libby Footwear                3116         1,767         1,620        1,767         1,767
     Crabtree & Evelyn                   3126         1,456         1,335        1,456         1,456
     Coffee Beanery                      3130         1,046         1,046          959         1,046
     American Eagle                      3132         3,850         4,200        4,200         4,200
     Sunglass Hut                        3136           949           949          949           949
     Bombay                              3142         4,560         4,560        4,560         4,560
     Regis                               3152           990           990          990           990
     Kay Bee Toys                        3156         3,058         3,058        2,803         3,058
     Bentley's Luggage                   3160         2,647         2,647        2,647         2,647
     Electronics Boutique                3162         1,059         1,059        1,059         1,059
     Kirklands                           3166         3,227         3,227        3,227         3,227
     Lady Footlocker                     3172         2,367         2,367        2,367         2,367
     Champ Sport                         3176         4,783         4,783        4,783         4,783
     Firstar Bank (GROUND LEVEL)         6302
     Firstar Bank (GROUND LEVEL)         6302
     Firstar Bank (GROUND LEVEL)         6302
     Dillards (CAM & PROMO)              6700
     Houndstooth                         K2022          183           200          200           200
     Teletouch                           K2060          100           100           92           100
     Elegant Accent                      K2078          150           150          150           150
     Suntime                             K2310          150           150          150           150
     cyberXpo                            K3022          183           200          200           200
     PNC                                 ATM-1            9             8            9             9
     1054 - VCT Movie Theater            Mo 8        23,794        23,794       19,828        23,794
     2012 - Vacant                       Mo 240
     2150 - Vacant                       Mo 4           688           688          631           688
     3004 - Vacant                       Mo 12        1,988         1,988        1,822         1,988
     3010 - Vacant                       Mo 18        1,169         1,169        1,169         1,072
     3048 - Vacant                       Mo 24        2,904         2,904        2,904         2,662
     Vacant Kiosk                        Mo 240
     Vacant Kiosk                        Mo 240
     Vacant ATM-2                        Mo 300
                                         -------    -------       -------      -------       -------
   TOTAL AMOUNT PER YEAR                            254,765       256,222      251,412       255,585
                                                    =======       =======      =======       =======
   AVERAGE PERCENT OCCUPANCY                          46.35%        46.61%       45.74%        46.49%

             SUPPORTING SCHEDULE - PREVAILING MARKET RATE PER SQ FT

                                    Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9  Year 10  Year 11
For the Years Ending              Mar-2002 Mar-2003 Mar-2004 Mar-2005 Mar-2006 Mar-2007 Mar-2008 Mar-2009 Mar-2010 Mar-2011 Mar-2012
                                  -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
TENANT                     SUITE
   Regency Jewlers          1000      *        *        *       *         *        *        *        *       *         *        *
   Suncoast Movies          1002      *        *        *       *         *        *        *        *       *         *        *
   Vitamin world            1004      *        *        *       *         *        *        *        *       *         *        *
   Tilt                     1008      *        *        *       *         *        *        *        *       *         *        *
   Burger King              1016      *        *        *       *         *        *        *        *       *         *        *
   Chick-Fil-A              1022      *        *        *       *         *        *        *        *       *         *        *
   The Wherehouse           1028      *        *        *       *         *        *        *        *       *         *        *
   Forbidden City           1034      *        *        *       *         *        *        *        *       *         *        *
   Frullati                 1070      *        *        *       *         *        *        *        *       *         *        *
   Great American Cookie    1072      *        *        *       *         *        *        *        *       *         *        *
   Great Steak & Potato Co  1074      *        *        *       *         *        *        *        *       *         *        *
   Sbarro                   1078      *        *        *       *         *        *        *        *       *         *        *
   Manchu Wok               1086      *        *        *       *         *        *        *        *       *         *        *
   Arby's                   1090      *        *        *       *         *        *        *        *       *         *        *
   Ann Taylor               2002      *        *        *       *         *        *        *        *       *         *        *
   Lerner                   2006      *        *        *       *         *        *        *        *       *         *        *
   Laner Bryant             2010      *        *        *       *         *        *        *        *       *         *        *
   Talbots Petite           2014      *        *        *       *         *        *        *        *       *         *        *
   Claire's Boutique        2018      *        *        *       *         *        *        *        *       *         *        *
   Zale's Jewelers          2022      *        *        *       *         *        *        *        *       *         *        *
   Talbots                  2034      *        *        *       *         *        *        *        *       *         *        *
   Ruby Tuesday             2042      *        *        *       *         *        *        *        *       *         *        *
   Victoria's Secret        2050      *        *        *       *         *        *        *        *       *         *        *
   The Limited              2078      *        *        *       *         *        *        *        *       *         *        *
   Abercrombie & Fitch      2090      *        *        *       *         *        *        *        *       *         *        *
   Footlocker               2098      *        *        *       *         *        *        *        *       *         *        *
   Bailey, Banks & Biddle   2110      *        *        *       *         *        *        *        *       *         *        *
   Deck the Walls           2126      *        *        *       *         *        *        *        *       *         *        *
   Firstar Bank             2130      *        *        *       *         *        *        *        *       *         *        *
   Nailworks                2134      *        *        *       *         *        *        *        *       *         *        *
   Gadzooks                 2154      *        *        *       *         *        *        *        *       *         *        *
   Cache                    2158      *        *        *       *         *        *        *        *       *         *        *
   Gap/GapKids/Banana Rep   2174      *        *        *       *         *        *        *        *       *         *        *
   Select Comfort           2196      *        *        *       *         *        *        *        *       *         *        *
   Too                      2200      *        *        *       *         *        *        *        *       *         *        *
   Brentanos                2206      *        *        *       *         *        *        *        *       *         *        *
   Structure                3000      *        *        *       *         *        *        *        *       *         *        *
   Athlete's Foot           3008      *        *        *       *         *        *        *        *       *         *        *
   abercrombie              3016      *        *        *       *         *        *        *        *       *         *        *
   Wilsons                  3020      *        *        *       *         *        *        *        *       *         *        *
   Gymboree                 3024      *        *        *       *         *        *        *        *       *         *        *
   Petite Sophisticate      3028      *        *        *       *         *        *        *        *       *         *        *
   Crown Shop               3032      *        *        *       *         *        *        *        *       *         *        *
   The Icing                3040      *        *        *       *         *        *        *        *       *         *        *
   Overland Trading Company 3044      *        *        *       *         *        *        *        *       *         *        *
   The Buckle               3054      *        *        *       *         *        *        *        *       *         *        *
   Eddie Bauer              3058      *        *        *       *         *        *        *        *       *         *        *
   Merle Norman             3066      *        *        *       *         *        *        *        *       *         *        *
   Mastercuts               3070      *        *        *       *         *        *        *        *       *         *        *

                                   Year 12
For the Years Ending              Mar-2013
                                  --------
TENANT                     SUITE
   Regency Jewlers          1000     *
   Suncoast Movies          1002     *
   Vitamin world            1004     *
   Tilt                     1008     *
   Burger King              1016     *
   Chick-Fil-A              1022     *
   The Wherehouse           1028     *
   Forbidden City           1034     *
   Frullati                 1070     *
   Great American Cookie    1072     *
   Great Steak & Potato Co  1074     *
   Sbarro                   1078     *
   Manchu Wok               1086     *
   Arby's                   1090     *
   Ann Taylor               2002     *
   Lerner                   2006     *
   Laner Bryant             2010     *
   Talbots Petite           2014     *
   Claire's Boutique        2018     *
   Zale's Jewelers          2022     *
   Talbots                  2034     *
   Ruby Tuesday             2042     *
   Victoria's Secret        2050     *
   The Limited              2078     *
   Abercrombie & Fitch      2090     *
   Footlocker               2098     *
   Bailey, Banks & Biddle   2110     *
   Deck the Walls           2126     *
   Firstar Bank             2130     *
   Nailworks                2134     *
   Gadzooks                 2154     *
   Cache                    2158     *
   Gap/GapKids/Banana Rep   2174     *
   Select Comfort           2196     *
   Too                      2200     *
   Brentanos                2206     *
   Structure                3000     *
   Athlete's Foot           3008     *
   abercrombie              3016     *
   Wilsons                  3020     *
   Gymboree                 3024     *
   Petite Sophisticate      3028     *
   Crown Shop               3032     *
   The Icing                3040     *
   Overland Trading Company 3044     *
   The Buckle               3054     *
   Eddie Bauer              3058     *
   Merle Norman             3066     *
   Mastercuts               3070     *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

             SUPPORTING SCHEDULE - PREVAILING MARKET RATE PER SQ. FT
                         (continued from previous page)


                                             Year 1     Year 2    Year 3    Year 4    Year 5    Year 6    Year 7    Year 8
For the Years Ending                       Mar-2002   Mar-2003  Mar-2004  Mar-2005  Mar-2006  Mar-2007  Mar-2008  Mar-2009
                                           --------   --------  --------  --------  --------  --------  --------  --------
  Candy Headquarters            3074          *           *        *          *         *         *         *         *
  Kay Jeweler                   3076          *           *        *          *         *         *         *         *
  Auntie Anne's Pretzels        3094          *           *        *          *         *         *         *         *
  Luby's Cafeteria              3100          *           *        *          *         *         *         *         *
  Lenscrafters                  3108          *           *        *          *         *         *         *         *
  Rolling Pin                   3112          *           *        *          *         *         *         *         *
  Sam & Libby Footwear          3116          *           *        *          *         *         *         *         *
  Crabtree & Evelyn             3126          *           *        *          *         *         *         *         *
  Coffee Beanery                3130          *           *        *          *         *         *         *         *
  American Eagle                3132          *           *        *          *         *         *         *         *
  Sunglass Hut                  3136          *           *        *          *         *         *         *         *
  Bombay                        3142          *           *        *          *         *         *         *         *
  Regis                         3152          *           *        *          *         *         *         *         *
  Kay Bee Toys                  3156          *           *        *          *         *         *         *         *
  Bentley's Luggage             3160          *           *        *          *         *         *         *         *
  Electronics Boutique          3162          *           *        *          *         *         *         *         *
  Kirklands                     3166          *           *        *          *         *         *         *         *
  Lady Footlocker               3172          *           *        *          *         *         *         *         *
  Champ Sport                   3176          *           *        *          *         *         *         *         *
  Firstar Bank (GROUND LEVEL)   6302          *           *        *          *         *         *         *         *
  Firstar Bank (GROUND LEVEL)   6302          *           *        *          *         *         *         *         *
  Firstar Bank (GROUND LEVEL)   6302          *           *        *          *         *         *         *         *
  Dillards (CAM & PROMO)        6700          *           *        *          *         *         *         *         *
  Houndstooth                   K2022         *           *        *          *         *         *         *         *
  Teletouch                     K2060         *           *        *          *         *         *         *         *
  Elegant Accent                K2078         *           *        *          *         *         *         *         *
  Suntime                       K2310         *           *        *          *         *         *         *         *
  cyberXpo                      K3022         *           *        *          *         *         *         *         *
  PNC                           ATM-l         *           *        *          *         *         *         *         *
  1054-VCT Movie Theater        Mo8           *           *        *          *         *         *         *         *
  2012 - Vacant                 Mo 240        *           *        *          *         *         *         *         *
  2150 - Vacant                 Mo 4          *           *        *          *         *         *         *         *
  3004 - Vacant                 Mo 12         *           *        *          *         *         *         *         *
  3010 - Vacant                 Mo 18         *           *        *          *         *         *         *         *
  3048 - Vacant                 Mo 24         *           *        *          *         *         *         *         *
  Vacant Kiosk                  Mo 240        *           *        *          *         *         *         *         *
  Vacant Kiosk                  Mo 240        *           *        *          *         *         *         *         *
  Vacant ATM-2                  Mo 300        *           *        *          *         *         *         *         *
                                ------    ---------   --------  --------  --------  --------  --------  --------  --------

WEIGHTED AVERAGE PER SqFt                     28.46      29.31     30.19     31.10     32.03     32.99     33.98     35.00
                                          =========   ========  ========  ========  ========  ========  ========  ========

                                                Year 9     Year 10    Year 11     Year 12
For the Years Ending                          Mar-2010    Mar-2011   Mar-2012    Mar-2013
                                              --------    --------   --------    --------
  Candy Headquarters            3071              *           *          *           *
  Kay Jeweler                   3076              *           *          *           *
  Auntie Anne's Pretzels        3094              *           *          *           *
  Luby's Cafeteria              3100              *           *          *           *
  Lenscrafters                  3108              *           *          *           *
  Rolling Pin                   3112              *           *          *           *
  Sam & Libby Footwear          3116              *           *          *           *
  Crabtree & Evelyn             3126              *           *          *           *
  Coffee Beanery                3130              *           *          *           *
  American Eagle                3132              *           *          *           *
  Sunglass Hut                  3136              *           *          *           *
  Bombay                        3142              *           *          *           *
  Regis                         3152              *           *          *           *
  Kay Bee Toys                  3156              *           *          *           *
  Bentley's Luggage             3160              *           *          *           *
  Electronics Boutique          3162              *           *          *           *
  Kirklands                     3166              *           *          *           *
  Lady Footlocker               3172              *           *          *           *
  Champ Sport                   3176              *           *          *           *
  Firstar Bank (GROUND LEVEL)   6302              *           *          *           *
  Firstar Bank (GROUND LEVEL)   6302              *           *          *           *
  Firstar Bank (GROUND LEVEL)   6302              *           *          *           *
  Dillards (CAM & PROMO)        6700              *           *          *           *
  Houndstooth                   K2022             *           *          *           *
  Teletouch                     K2060             *           *          *           *
  Elegant Accent                K2078             *           *          *           *
  Suntime                       K2310             *           *          *           *
  cyberXpo                      K3022             *           *          *           *
  PNC                           ATM-l             *           *          *           *
  1054-VCT Movie Theater        Mo8               *           *          *           *
  2012 - Vacant                 Mo 240            *           *          *           *
  2150 - Vacant                 Mo 4              *           *          *           *
  3004 - Vacant                 Mo 12             *           *          *           *
  3010 - Vacant                 Mo 18             *           *          *           *
  3048 - Vacant                 Mo 24             *           *          *           *
  Vacant Kiosk                  Mo 240            *           *          *           *
  Vacant Kiosk                  Mo 240            *           *          *           *
  Vacant ATM-2                  Mo 300            *           *          *           *
                                ------        --------    --------   --------    --------

WEIGHTED AVERAGE PER SqFt                        36.05       37.13      38.25       39.39
                                              ========    ========   ========    ========


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

               SUPPORTING SCHEDULE - SCHEDULED BASE RENT PER SQFT


                                    Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9  Year 10  Year 11
For the Years Ending              Mar-2002 Mar-2003 Mar-2004 Mar-2005 Mar-2006 Mar-2007 Mar-2008 Mar-2009 Mar-2010 Mar-2011 Mar-2012
TENANT                      SUITE -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

   Regency Jewlers          1000    *       *        *        *         *        *        *        *       *        *        *
   Suncoast Movies          1002    *       *        *        *         *        *        *        *       *        *        *
   Vitamin world            1004    *       *        *        *         *        *        *        *       *        *        *
   Tilt                     1008    *       *        *        *         *        *        *        *       *        *        *
   Burger King              1016    *       *        *        *         *        *        *        *       *        *        *
   Chick-Fil-A              1022  27.29   27.29    27.29    27.29     27.29      *        *        *       *        *        *
   The Wherehouse           1028    *       *        *        *         *        *        *        *       *        *        *
   Forbidden City           1034    *       *        *        *         *        *        *        *       *        *        *
   Frullati                 1070    *       *        *        *         *        *        *        *       *        *        *
   Great American Cookie    1072    *       *        *        *         *        *        *        *       *        *        *
   Great Steak & Potato Co  1074    *       *        *        *         *        *        *        *       *        *        *
   Sbarro                   1078    *       *        *        *         *        *        *        *       *        *        *
   Manchu Wok               1086    *       *        *        *         *        *        *        *       *        *        *
   Arby's                   1090    *       *        *        *         *        *        *        *       *        *        *
   Ann Taylor               2002    *       *        *        *         *        *        *        *       *        *        *
   Lerner                   2006    *       *        *        *         *        *        *        *       *        *        *
   Lane Bryant              2010    *       *        *        *         *        *        *        *       *        *        *
   Talbots Petite           2014    *       *        *        *         *        *        *        *       *        *        *
   Claire's Boutique        2018    *       *        *        *         *        *        *        *       *        *        *
   Zale's Jewelers          2022    *       *        *        *         *        *        *        *       *        *        *
   Talbots                  2034    *       *        *        *         *        *        *        *       *        *        *
   Ruby Tuesday             2042    *       *        *        *         *        *        *        *       *        *        *
   Victoria's Secret        2050    *       *        *        *         *        *        *        *       *        *        *
   The Limited              2078    *       *        *        *         *        *        *        *       *        *        *
   Abercrombie & Fitch      2090    *       *        *        *         *        *        *        *       *        *        *
   Footlocker               2098    *       *        *        *         *        *        *        *       *        *        *
   Bailey, Banks & Biddle   2110    *       *        *        *         *        *        *        *       *        *        *
   Deck the Walls           2126    *       *        *        *         *        *        *        *       *        *        *
   Firstar Bank             2130    *       *        *        *         *        *        *        *       *        *        *
   Nailworks                2134    *       *        *        *         *        *        *        *       *        *        *
   Gadzooks                 2154    *       *        *        *         *        *        *        *       *        *        *
   Cache                    2158    *       *        *        *         *        *        *        *       *        *        *
   Gap/GapKids/Banana Rep   2174    *       *        *        *         *        *        *        *       *        *        *
   Select Comfort           2196    *       *        *        *         *        *        *        *       *        *        *
   Too                      2200    *       *        *        *         *        *        *        *       *        *        *
   Brentanos                2206    *       *        *        *         *        *        *        *       *        *        *
   Structure                3000    *       *        *        *         *        *        *        *       *        *        *
   Athlete's Foot           3008    *       *        *        *         *        *        *        *       *        *        *
   abercrombie              3016    *       *        *        *         *        *        *        *       *        *        *
   Wilsons                  3020    *       *        *        *         *        *        *        *       *        *        *
   Gymboree                 3024    *       *        *        *         *        *        *        *       *        *        *
   Petite Sophisticate      3028    *       *        *        *         *        *        *        *       *        *        *
   Crown Shop               3032    *       *        *        *         *        *        *        *       *        *        *
   The Icing                3040    *       *        *        *         *        *        *        *       *        *        *
   Overland Trading Company 3044    *       *        *        *         *        *        *        *       *        *        *
   The Buckle               3054    *       *        *        *         *        *        *        *       *        *        *
   Eddie Bauer              3058    *       *        *        *         *        *        *        *       *        *        *
   Merle Norman             3066    *       *        *        *         *        *        *        *       *        *        *
   Mastercuts               3070    *       *        *        *         *        *        *        *       *        *        *
   Candy Headquarters       3074    *       *        *        *         *        *        *        *       *        *        *
   Kay Jeweler              3076    *       *        *        *         *        *        *        *       *        *        *
   Auntie Anne's Pretzels   3094    *       *        *        *         *        *        *        *       *        *        *
   Luby's Cafeteria         3100    *       *        *        *         *        *        *        *       *        *        *
   Lenscrafters             3108    *       *        *        *         *        *        *        *       *        *        *
   Rolling Pin              3112    *       *        *        *         *        *        *        *       *        *        *
   Sam & Libby Footwear     3116    *       *        *        *         *        *        *        *       *        *        *










                                     Year 12
For the Years Ending                Mar-2013
TENANT                      SUITE   --------
   Regency Jewlers          1000       *
   Suncoast Movies          1002       *
   Vitamin world            1004       *
   Tilt                     1008       *
   Burger King              1016       *
   Chick-Fil-A              1022       *
   The Wherehouse           1028       *
   Forbidden City           1034       *
   Frullati                 1070       *
   Great American Cookie    1072       *
   Great Steak & Potato Co  1074       *
   Sbarro                   1078       *
   Manchu Wok               1086       *
   Arby's                   1090       *
   Ann Taylor               2002       *
   Lerner                   2006       *
   Lane Bryant              2010       *
   Talbots Petite           2014       *
   Claire's Boutique        2018       *
   Zale's Jewelers          2022       *
   Talbots                  2034       *
   Ruby Tuesday             2042       *
   Victoria's Secret        2050       *
   The Limited              2078       *
   Abercrombie & Fitch      2090       *
   Footlocker               2098       *
   Bailey, Banks & Biddle   2110       *
   Deck the Walls           2126       *
   Firstar Bank             2130       *
   Nailworks                2134       *
   Gadzooks                 2154       *
   Cache                    2158       *
   Gap/GapKids/Banana Rep   2174       *
   Select Comfort           2196       *
   Too                      2200       *
   Brentanos                2206       *
   Structure                3000       *
   Athlete's Foot           3008       *
   abarcrombie              3016       *
   Wilsons                  3020       *
   Gymboree                 3024       *
   Petite Sophisticate      3028       *
   Crown Shop               3032       *
   The Icing                3040       *
   Overland Trading Company 3044       *
   The Buckle               3054       *
   Eddie Bauer              3058       *
   Merle Norman             3066       *
   Mastercuts               3070       *
   Candy Headquarters       3074       *
   Kay Jeweler              3076       *
   Auntie Anne's IPretzels  3094       *
   Luby's Cafeteria         3100       *
   Lenscrafters             3108       *
   Rolling Pin              3112       *
   Sam & Libby Footwear     3116       *

---------
* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

               SUPPORTING SCHEDULE - SCHEDULED BASE RENT PER SQFT
                         (continued from previous page)

                                                    Year 1    Year 2    Year 3    Year 4    Year 5    Year 6    Year 7    Year 8
   For the Years Ending                           Mar-2002  Mar-2003  Mar-2004  Mar-2005  Mar-2006  Mar-2007  Mar-2008  Mar-2009
                                                  --------  --------  --------  --------  --------  --------  --------  --------
   TENANT                              SUITE
     Crabtee & Evelyn                  3126          *         *         *         *         *         *         *         *
     Coffee Beanery                    3130          *         *         *         *         *         *         *         *
     American Eagle                    3132          *         *         *         *         *         *         *         *
     Sunglass Hut                      3136          *         *         *         *         *         *         *         *
     Bombay                            3142          *         *         *         *         *         *         *         *
     Regis                             3152          *         *         *         *         *         *         *         *
     Kay Bee Toyes                     3156          *         *         *         *         *         *         *         *
     Bentley's Luggage                 3160          *         *         *         *         *         *         *         *
     Electronics Boutique              3162          *         *         *         *         *         *         *         *
     Kirklands                         3166          *         *         *         *         *         *         *         *
     Lady Footlocker                   3172          *         *         *         *         *         *         *         *
     Champ Sport                       3176          *         *         *         *         *         *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *         *         *         *         *         *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *         *         *         *         *         *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *         *         *         *         *         *         *         *
     Dillards (CAM & PROMO)            6700          *         *         *         *         *         *         *         *
     Houndstooth                       K2022         *         *         *         *         *         *         *         *
     Teletouch                         K2060         *         *         *         *         *         *         *         *
     Elegant Accent                    K2078         *         *         *         *         *         *         *         *
     Suntime                           K2310         *         *         *         *         *         *         *         *
     cyberXpo                          K3022         *         *         *         *         *         *         *         *
     PNC                               ATM-1         *         *         *         *         *         *         *         *
     1054-VCT Movie Theater            Mo 8          *         *         *         *         *         *         *         *
     2012 - Vacant                     Mo 240        *         *         *         *         *         *         *         *
     2150 - Vacant                     Mo 4          *         *         *         *         *         *         *         *
     3004 - Vacant                     Mo 12         *         *         *         *         *         *         *         *
     3010 - Vacant                     Mo 18         *         *         *         *         *         *         *         *
     3048 - Vacant                     Mo 24         *         *         *         *         *         *         *         *
     Vacant Kiosk                      Mo 240        *         *         *         *         *         *         *         *
     Vacant Kiosk                      Mo 240        *         *         *         *         *         *         *         *
     Vacant ATM-2                      Mo 300        *         *         *         *         *         *         *         *
                                      -------    --------  --------  --------  --------  --------  --------  --------  --------
   WEIGHTED AVERAGE PER SqFt                        1l.98     12.61     12.99     13.46     13.56     14.05     14.34     14.68
                                                 ========  ========  ========  ========  ========  ========  ========  ========

                                                   Year 9    Year 10   Year 11   Year 12
   For the Years Ending                          Mar-2010   Mar-2011  Mar-2012  Mar-2013
                                                 --------   --------  --------  --------
   TENANT                              SUITE
     Crabtee & Evelyn                  3126          *          *         *         *
     Coffee Beanery                    3130          *          *         *         *
     American Eagle                    3132          *          *         *         *
     Sunglass Hut                      3136          *          *         *         *
     Bombay                            3142          *          *         *         *
     Regis                             3152          *          *         *         *
     Kay Bee Toyes                     3156          *          *         *         *
     Bentley's Luggage                 3160          *          *         *         *
     Electronics Boutique              3162          *          *         *         *
     Kirklands                         3166          *          *         *         *
     Lady Footlocker                   3172          *          *         *         *
     Champ Sport                       3176          *          *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *          *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *          *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *          *         *         *
     Dillards (CAM & PROMO)            6700          *          *         *         *
     Houndstooth                       K2022         *          *         *         *
     Teletouch                         K2060         *          *         *         *
     Elegant Accent                    K2078         *          *         *         *
     Suntime                           K2310         *          *         *         *
     cyberXpo                          K3022         *          *         *         *
     PNC                               ATM-1         *          *         *         *
     1054-VCT Movie Theater            Mo 8          *          *         *         *
     2012 - Vacant                     Mo 240        *          *         *         *
     2150 - Vacant                     Mo 4          *          *         *         *
     3004 - Vacant                     Mo 12         *          *         *         *
     3010 - Vacant                     Mo 18         *          *         *         *
     3048 - Vacant                     Mo 24         *          *         *         *
     Vacant Kiosk                      Mo 240        *          *         *         *
     Vacant Kiosk                      Mo 240        *          *         *         *
     Vacant ATM-2                      Mo 300        *          *         *         *
                                      -------    --------    ------   --------  --------
   WEIGHTED AVERAGE PER SqFt                        15.05     15.37     15.44     16.00
                                                 ========    ======   ========  ========

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities Exchange Commission.

              SUPPORTING SCHEDULE - SCHEDULED BASE RENTAL REVENUE

                                   Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9  Year 10  Year 11
For the Years Ending              Mar-2002 Mar-2003 Mar-2004 Mar-2005 Mar-2006 Mar-2007 Mar-2008 Mar-2009 Mar-2010 Mar-2011 Mar-2012
                                  -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
TENANT                     SUITE
   Regency Jewlers          1000     *        *         *       *        *        *        *        *        *        *        *
   Suncoast Movies          1002     *        *         *       *        *        *        *        *        *        *        *
   Vitamin world            1004     *        *         *       *        *        *        *        *        *        *        *
   Tilt                     1008     *        *         *       *        *        *        *        *        *        *        *
   Burger King              1016     *        *         *       *        *        *        *        *        *        *        *
   Chick-Fil-A              1022     *        *         *       *        *        *        *        *        *        *        *
   The Wharehouse           1028     *        *         *       *        *        *        *        *        *        *        *
   Forbidden City           1034     *        *         *       *        *        *        *        *        *        *        *
   Frullati                 1070     *        *         *       *        *        *        *        *        *        *        *
   Great American Cookie    1072     *        *         *       *        *        *        *        *        *        *        *
   Great Steak & Potato Co  1074     *        *         *       *        *        *        *        *        *        *        *
   Sbarro                   1078     *        *         *       *        *        *        *        *        *        *        *
   Manchu Wok               1086     *        *         *       *        *        *        *        *        *        *        *
   Arby's                   1090     *        *         *       *        *        *        *        *        *        *        *
   Ann Taylor               2002     *        *         *       *        *        *        *        *        *        *        *
   Lerner                   2006     *        *         *       *        *        *        *        *        *        *        *
   Lane Bryant              2010     *        *         *       *        *        *        *        *        *        *        *
   Talbots Petite           2014     *        *         *       *        *        *        *        *        *        *        *
   Claire's Boutique        2018     *        *         *       *        *        *        *        *        *        *        *
   Zale's Jewelers          2022     *        *         *       *        *        *        *        *        *        *        *
   Talbots                  2034     *        *         *       *        *        *        *        *        *        *        *
   Ruby Tuesday             2042     *        *         *       *        *        *        *        *        *        *        *
   Victoria's Secret        2050     *        *         *       *        *        *        *        *        *        *        *
   The Limited              2078     *        *         *       *        *        *        *        *        *        *        *
   Abercrombie & Fitch      2090     *        *         *       *        *        *        *        *        *        *        *
   Footlocker               2098     *        *         *       *        *        *        *        *        *        *        *
   Bailey, Banks & Biddle   2110     *        *         *       *        *        *        *        *        *        *        *
   Deck the Walls           2126     *        *         *       *        *        *        *        *        *        *        *
   Firstar Bank             2130     *        *         *       *        *        *        *        *        *        *        *
   Nailworks                2134     *        *         *       *        *        *        *        *        *        *        *
   Gadzooks                 2154     *        *         *       *        *        *        *        *        *        *        *
   Cache                    2158     *        *         *       *        *        *        *        *        *        *        *
   Gap/GapKids/Banana Rep   2174     *        *         *       *        *        *        *        *        *        *        *
   Select Comfort           2196     *        *         *       *        *        *        *        *        *        *        *
   Too                      2200     *        *         *       *        *        *        *        *        *        *        *
   Brentanos                2206     *        *         *       *        *        *        *        *        *        *        *
   Structure                3000     *        *         *       *        *        *        *        *        *        *        *
   Athlete's Foot           3008     *        *         *       *        *        *        *        *        *        *        *
   abarcrombie              3016     *        *         *       *        *        *        *        *        *        *        *
   Wilsons                  3020     *        *         *       *        *        *        *        *        *        *        *
   Gymboree                 3024     *        *         *       *        *        *        *        *        *        *        *
   Petite Sophisticate      3028     *        *         *       *        *        *        *        *        *        *        *
   Crown Shop               3032     *        *         *       *        *        *        *        *        *        *        *
   The Icing                3040     *        *         *       *        *        *        *        *        *        *        *
   Overland Trading Company 3044     *        *         *       *        *        *        *        *        *        *        *
   The Buckle               3054     *        *         *       *        *        *        *        *        *        *        *
   Eddie Bauer              3058     *        *         *       *        *        *        *        *        *        *        *
   Merle Norman             3066     *        *         *       *        *        *        *        *        *        *        *
   Mastercuts               3070     *        *         *       *        *        *        *        *        *        *        *
   Candy Headquarters       3074     *        *         *       *        *        *        *        *        *        *        *
   Kay Jeweler              3076     *        *         *       *        *        *        *        *        *        *        *
   Auntie Anne's IPretzels  3094     *        *         *       *        *        *        *        *        *        *        *
   Luby's Cafeteria         3100     *        *         *       *        *        *        *        *        *        *        *
   Lenscrafters             3108     *        *         *       *        *        *        *        *        *        *        *
   Rolling Pin              3112     *        *         *       *        *        *        *        *        *        *        *
   Sam & Libby Footwear     3116     *        *         *       *        *        *        *        *        *        *        *


                                    Year 12
For the Years Ending                Mar-2013
                                    --------
TENANT                     SUITE
   Regency Jewlers          1000       *
   Suncoast Movies          1002       *
   Vitamin world            1004       *
   Tilt                     1008       *
   Burger King              1016       *
   Chick-Fil-A              1022       *
   The Wharehouse           1028       *
   Forbidden City           1034       *
   Frullati                 1070       *
   Great American Cookie    1072       *
   Great Steak & Potato Co  1074       *
   Sbarro                   1078       *
   Manchu Wok               1086       *
   Arby's                   1090       *
   Ann Taylor               2002       *
   Lemer                    2006       *
   Lane Bryant              2010       *
   Talbots Petite           2014       *
   Claire's Boutique        2018       *
   Zale's Jewelers          2022       *
   Talbots                  2034       *
   Ruby Tuesday             2042       *
   Victoria's Secret        2050       *
   The Limited              2078       *
   Abercrombie & Fitch      2090       *
   Footlocker               2098       *
   Bailey, Banks & Biddle   2110       *
   Deck the Walls           2126       *
   Firstar Bank             2130       *
   Nailworks                2134       *
   Gadzooks                 2154       *
   Cache                    2158       *
   Gap/GapKids/Banana Rep   2174       *
   Select Comfort           2196       *
   Too                      2200       *
   Brentanos                3000       *
   Structure                3000       *
   Athlete's Foot           3008       *
   abarcrombie              3016       *
   Wilsons                  3020       *
   Gymboree                 3024       *
   Petite Sophisticate      3028       *
   Crown Shop               3032       *
   The Icing                3040       *
   Overland Trading Company 3044       *
   The Buckle               3054       *
   Eddie Bauer              3058       *
   Merle Norman             3066       *
   Mastercuts               3070       *
   Candy Headquarters       3074       *
   Kay Jeweler              3076       *
   Auntie Anne's IPretzels  3094       *
   Luby's Cafeteria         3100       *
   Lenscrafters             3108       *
   Rolling Pin              3112       *
   Sam & Libby Footwear     3116       *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

              SUPPORTING SCHEDULE - SCHEDULED BASE RENTAL REVENUE
                         (continued from previous page)

                                          Year 1     Year 2     Year 3     Year 4     Year 5     Year 6     Year 7     Year 8
For the Years Ending                    Mar-2002   Mar-2003   Mar-2004   Mar-2005   Mar-2006   Mar-2007   Mar-2008   Mar-2009
                                        --------   --------   --------   --------   --------   --------   --------   --------
TENANT                         SUITE       *          *          *          *          *          *          *          *
  Crabtree & Evelyn            3126        *          *          *          *          *          *          *          *
  Coffee Beanery               3l30        *          *          *          *          *          *          *          *
  American Eagle               3132        *          *          *          *          *          *          *          *
  Sunglass Hut                 3136        *          *          *          *          *          *          *          *
  Bombay                       3142        *          *          *          *          *          *          *          *
  Regis                        3152        *          *          *          *          *          *          *          *
  Kay Bee Toyes                3156        *          *          *          *          *          *          *          *
  Bentley's Luggage            3160        *          *          *          *          *          *          *          *
  Electronics Boutique         3162        *          *          *          *          *          *          *          *
  Kirklands                    3166        *          *          *          *          *          *          *          *
  Lady Footlocker              3172        *          *          *          *          *          *          *          *
  Champ Sport                  3176        *          *          *          *          *          *          *          *
  Firstar Bank (GROUND LEVEL)  6302        *          *          *          *          *          *          *          *
  Firstar Bank (GROUND LEVEL)  6302        *          *          *          *          *          *          *          *
  Firstar Bank (GROUND LEVEL)  6302        *          *          *          *          *          *          *          *
  Dillards (CAM & PROMO)       6700        *          *          *          *          *          *          *          *
  Houndstooth                  K2022       *          *          *          *          *          *          *          *
  Teletouch                    K2060       *          *          *          *          *          *          *          *
  Elegant Accent               K2078       *          *          *          *          *          *          *          *
  Suntime                      K2310       *          *          *          *          *          *          *          *
  cyberXpo                     K3022       *          *          *          *          *          *          *          *
  PNC                          ATM-1       *          *          *          *          *          *          *          *
  1054-VCT Movie Theater       Mo 8        *          *          *          *          *          *          *          *
  2012 - Vacant                Mo 240      *          *          *          *          *          *          *          *
  2150 - Vacant                Mo 4        *          *          *          *          *          *          *          *
  3004 - Vacant                Mo 12       *          *          *          *          *          *          *          *
  3010 - Vacant                Mo 18       *          *          *          *          *          *          *          *
  3048 - Vacant                Mo 24       *          *          *          *          *          *          *          *
  Vacant Kiosk                 Mo 240      *          *          *          *          *          *          *          *
  Vacant Kiosk                 Mo 240      *          *          *          *          *          *          *          *
  Vacant ATM-2                 Mo 300      *          *          *          *          *          *          *          *
                              ------- ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

TOTAL AMOUNT PER YEAR                 6,587,575  6,931,551  7,140,956  7,396,661  7,453,760  7,721,307  7,883,486  8,069,439
                                      =========  =========  =========  =========  =========  =========  =========  =========
WEIGHTED AVERAGE PER SqFt                 11.98      12.61      12.99      13.46      13.56      14.05      14.34      14.68
                                      =========  =========  =========  =========  =========  =========  =========  =========

                                          Year 9    Year 10    Yaar ll    Year 12
For the Years Ending                    Mar-2010   Mar-2011   Mar-2012   Mar-2013
                                        --------   --------   --------   --------
TENANT                         SUITE
  Crabtree & Evelyn            3126        *          *          *          *
  Coffee Beanery               3l30        *          *          *          *
  American Eagle               3132        *          *          *          *
  Sunglass Hut                 3136        *          *          *          *
  Bombay                       3142        *          *          *          *
  Regis                        3152        *          *          *          *
  Kay Bee Toyes                3156        *          *          *          *
  Bentley's Luggage            3160        *          *          *          *
  Electronics Boutique         3162        *          *          *          *
  Kirklands                    3166        *          *          *          *
  Lady Footlocker              3172        *          *          *          *
  Champ Sport                  3176        *          *          *          *
  Firstar Bank (GROUND LEVEL)  6302        *          *          *          *
  Firstar Bank (GROUND LEVEL)  6302        *          *          *          *
  Firstar Bank (GROUND LEVEL)  6302        *          *          *          *
  Dillards (CAM & PROMO)       6700        *          *          *          *
  Houndstooth                  K202        *          *          *          *
  Teletouch                    K206        *          *          *          *
  Elegant Accent               K2078       *          *          *          *
  Suntime                      K2310       *          *          *          *
  cyberXpo                     K3022       *          *          *          *
  PNC                          ATM-1       *          *          *          *
  1054-VCT Movie Theater       Mo 8        *          *          *          *
  2012 - Vacant                Mo 24       *          *          *          *
  2150 - Vacant                Mo 4        *          *          *          *
  3004 - Vacant                Mo 12       *          *          *          *
  3010 - Vacant                Mo 18       *          *          *          *
  3048 - Vacant                Mo 24       *          *          *          *
  Vacant Kiosk                 Mo 24       *          *          *          *
  Vacant Kiosk                 Mo 240      *          *          *          *
  Vacant ATM-2                 Mo 300      *          *          *          *
                              -------  ---------  ---------  ---------  ---------

TOTAL AMOUNT PER YEAR                  8,274,914  8,448,611  8,489,579  8,795,670
                                       =========  =========  =========  =========
WEIGHTED AVERAGE PER SqFt                  15.05      15.37      15.44      16.00
                                       =========  =========  =========  =========

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                   SUPPORTING SCHEDULE - BASEMENT ABATEMENTS

                                         Year 1    Year 2    Year 3    Year 4    Year 5    Year 6    Year 7
For the Years Ending                   Mar-2002  Mar-2003  Mar-2004  Mar-2005  Mar-2006  Mar-2007  Mar-2008
                                       --------  --------  --------  --------  --------  --------  --------
 TENANT                        SUITE
   Regency Jewlers             1000       *         *         *         *         *         *         *
   Suncoast Movies             1002       *         *         *         *         *         *         *
   Vitamin world               1004       *         *         *         *         *         *         *
   Tilt                        1008       *         *         *         *         *         *         *
   Burger King                 1016       *         *         *         *         *         *         *
   Chick-Fil-A                 1022       *         *         *         *         *         *         *
   The Wharehouse              1028       *         *         *         *         *         *         *
   Forbidden City              1034       *         *         *         *         *         *         *
   Frullati                    1070       *         *         *         *         *         *         *
   Great American Cookie       1072       *         *         *         *         *         *         *
   Great Steak & Potato Co     1074       *         *         *         *         *         *         *
   Sbarro                      1078       *         *         *         *         *         *         *
   Manchu Wok                  1086       *         *         *         *         *         *         *
   Arby's                      1090       *         *         *         *         *         *         *
   Ann Taylor                  2002       *         *         *         *         *         *         *
   Lerner                      2006       *         *         *         *         *         *         *
   Lane Bryant                 2010       *         *         *         *         *         *         *
   Talbots Petite              2014       *         *         *         *         *         *         *
   Claire's Boutique           2018       *         *         *         *         *         *         *
   Zale's Jewelers             2022       *         *         *         *         *         *         *
   Talbots                     2034       *         *         *         *         *         *         *
   Ruby Tuesday                2042       *         *         *         *         *         *         *
   Victoria's Secret           2050       *         *         *         *         *         *         *
   The Limited                 2078       *         *         *         *         *         *         *
   Abercrombie & Fitch         20900      *         *         *         *         *         *         *
   Footlocker                  2098       *         *         *         *         *         *         *
   Bailey, Banks & Biddle      2110       *         *         *         *         *         *         *
   Deck the Walls              2126       *         *         *         *         *         *         *
   Firstar Bank                2130       *         *         *         *         *         *         *
   Nailworks                   21340      *         *         *         *         *         *         *
   Gadzooks                    21540      *         *         *         *         *         *         *
   Cache                       21580      *         *         *         *         *         *         *
   Gap/GapKids/Banana Rep      2174       *         *         *         *         *         *         *
   Select Comfort              2196       *         *         *         *         *         *         *
   Too                         2200       *         *         *         *         *         *         *
   Brentanos                   2206       *         *         *         *         *         *         *
   Structure                   3000       *         *         *         *         *         *         *
   Athlete's Foot              3008       *         *         *         *         *         *         *
   abercrombie                 3016       *         *         *         *         *         *         *
   Wilsons                     3020       *         *         *         *         *         *         *
   Gymboree                    3024       *         *         *         *         *         *         *
   Petite Sophisticate         3028       *         *         *         *         *         *         *
   Crown Shop                  3032       *         *         *         *         *         *         *
   The Icing                   3040       *         *         *         *         *         *         *
   Overland Trading Compan     3044       *         *         *         *         *         *         *
   The Buckle                  3054       *         *         *         *         *         *         *
   Eddie Bauer                 3058       *         *         *         *         *         *         *
   Merle Norman                3066       *         *         *         *         *         *         *
   Mastercuts                  3070       *         *         *         *         *         *         *
   Candy Headquarters          3074       *         *         *         *         *         *         *
   Kay Jeweler                 3076       *         *         *         *         *         *         *
   Auntie Anne's Pretzels      3094       *         *         *         *         *         *         *
   Luby's Cafeteria            3100       *         *         *         *         *         *         *
   Lenscrafters                3108       *         *         *         *         *         *         *
   Rolling Pin                 3112       *         *         *         *         *         *         *
   Sam & Libby Footwear        3116       *         *         *         *         *         *         *

                                       Year 8    Year 9   Year 10   Year 11   Year 12
For the Years Ending                 Mar-2009  Mar-2010  Mar-2011  Mar-2012  Mar-2013
                                     --------  --------  --------  --------  --------
TENANT                       SUITE
   Regency Jewlers           1000       *         *         *         *         *
   Suncoast Movies           1002       *         *         *         *         *
   Vitamin world             1004       *         *         *         *         *
   Tilt                      1008       *         *         *         *         *
   Burger King               1016       *         *         *         *         *
   Chick-Fil-A               1022       *         *         *         *         *
   The Wharehouse            1028       *         *         *         *         *
   Forbidden City            1034       *         *         *         *         *
   Frullati                  1070       *         *         *         *         *
   Great American Cookie     1072       *         *         *         *         *
   Great Steak & Potato Co   1074       *         *         *         *         *
   Sbarro                    1078       *         *         *         *         *
   Manchu Wok                1086       *         *         *         *         *
   Arby's                    1090       *         *         *         *         *
   Ann Taylor                2002       *         *         *         *         *
   Lerner                    2006       *         *         *         *         *
   Lane Bryant               2010       *         *         *         *         *
   Talbots Petite            2014       *         *         *         *         *
   Claire's Boutique         2018       *         *         *         *         *
   Zale's Jewelers           2022       *         *         *         *         *
   Talbots                   2034       *         *         *         *         *
   Ruby Tuesday              2042       *         *         *         *         *
   Victoria's Secret         2050       *         *         *         *         *
   The Limited               2078       *         *         *         *         *
   Abercrombie & Fitch       2090       *         *         *         *         *
   Footlocker                2098       *         *         *         *         *
   Bailey, Banks & Biddle    2110       *         *         *         *         *
   Deck the Walls            2126       *         *         *         *         *
   Firstar Bank              2130       *         *         *         *         *
   Nailworks                 2134       *         *         *         *         *
   Gadzooks                  2154       *         *         *         *         *
   Cache                     2158       *         *         *         *         *
   Gap/GapKids/Banana Rep    2174       *         *         *         *         *
   Select Comfort            2196       *         *         *         *         *
   Too                       2200       *         *         *         *         *
   Brentanos                 2206       *         *         *         *         *
   Structure                 3000       *         *         *         *         *
   Athlete's Foot            3008       *         *         *         *         *
   abercrombie               3016       *         *         *         *         *
   Wilsons                   3020       *         *         *         *         *
   Gymboree                  3024       *         *         *         *         *
   Petite Sophisticate       3028       *         *         *         *         *
   Crown Shop                3032       *         *         *         *         *
   The Icing                 3040       *         *         *         *         *
   Overland Trading Compan   3044       *         *         *         *         *
   The Buckle                3054       *         *         *         *         *
   Eddie Bauer               3058       *         *         *         *         *
   Merle Norman              3066       *         *         *         *         *
   Mastercuts                3070       *         *         *         *         *
   Candy Headquarters        3074       *         *         *         *         *
   Kay Jeweler               3076       *         *         *         *         *
   Auntie Anne's Pretzels    3094       *         *         *         *         *
   Luby's Cafeteria          3100       *         *         *         *         *
   Lenscrafters              3108       *         *         *         *         *
   Rolling Pin               3112       *         *         *         *         *
   Sam & Libby Footwear      3116       *         *         *         *         *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                    SUPPORTING SCHEDULE - BASEMENT ABATEMENTS
                         (continued from previous page)


                                          Year 1     Year 2     Year 3     Year 4     Year 5     Year 6     Year 7     Year 8
For the Years Ending                    Mar-2002   Mar-2003   Mar-2004   Mar-2005   Mar-2006   Mar-2007   Mar-2008   Mar-2009
                                        --------   --------   --------   --------   --------   --------   --------   --------
TENANT                         SUITE       *          *          *          *          *          *          *          *
  Crabtree & Evelyn            3126        *          *          *          *          *          *          *          *
  Coffee Beanery               3l30        *          *          *          *          *          *          *          *
  American Eagle               3132        *          *          *          *          *          *          *          *
  Sunglass Hut                 3136        *          *          *          *          *          *          *          *
  Bombay                       3142        *          *          *          *          *          *          *          *
  Regis                        3152        *          *          *          *          *          *          *          *
  Kay Bee Toyes                3156        *          *          *          *          *          *          *          *
  Bentley's Luggage            3160        *          *          *          *          *          *          *          *
  Electronics Boutique         3162        *          *          *          *          *          *          *          *
  Kirklands                    3166        *          *          *          *          *          *          *          *
  Lady Footlocker              3172        *          *          *          *          *          *          *          *
  Champ Sport                  3176        *          *          *          *          *          *          *          *
  Firstar Bank (GROUND LEVEL)  6302        *          *          *          *          *          *          *          *
  Firstar Bank (GROUND LEVEL)  6302        *          *          *          *          *          *          *          *
  Firstar Bank (GROUND LEVEL)  6302        *          *          *          *          *          *          *          *
  Dillards (CAM & PROMO)       6700        *          *          *          *          *          *          *          *
  Houndstooth                  K2022       *          *          *          *          *          *          *          *
  Teletouch                    K2060       *          *          *          *          *          *          *          *
  Elegant Accent               K2078       *          *          *          *          *          *          *          *
  Suntime                      K2310       *          *          *          *          *          *          *          *
  cyberXpo                     K3022       *          *          *          *          *          *          *          *
  PNC                          ATM-1       *          *          *          *          *          *          *          *
  1054-VCT Movie Theater       Mo 8        *          *          *          *          *          *          *          *
  2012 - Vacant                Mo 240      *          *          *          *          *          *          *          *
  2150 - Vacant                Mo 4        *          *          *          *          *          *          *          *
  3004 - Vacant                Mo 12       *          *          *          *          *          *          *          *
  3010 - Vacant                Mo 18       *          *          *          *          *          *          *          *
  3048 - Vacant                Mo 24       *          *          *          *          *          *          *          *
  Vacant Kiosk                 Mo 240      *          *          *          *          *          *          *          *
  Vacant Kiosk                 Mo 240      *          *          *          *          *          *          *          *
  Vacant ATM-2                 Mo 300      *          *          *          *          *          *          *          *
                              ------- ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

TOTAL AMOUNT PER YEAR                      *          *          *          *          *          *          *          *
                                      =========  =========  =========  =========  =========  =========  =========  =========
WEIGHTED AVERAGE PER SqFt                  *          *          *          *          *          *          *          *
                                      =========  =========  =========  =========  =========  =========  =========  =========

                                          Year 9    Year 10    Year ll   Year 12
For the Years Ending                    Mar-2010   Mar-2011   Mar-2012   Mar-2013
                                        --------   --------   --------   --------
TENANT                         SUITE       *          *          *          *
  Crabtree & Evelyn            3126        *          *          *          *
  Coffee Beanery               3l30        *          *          *          *
  American Eagle               3132        *          *          *          *
  Sunglass Hut                 3136        *          *          *          *
  Bombay                       3142        *          *          *          *
  Regis                        3152        *          *          *          *
  Kay Bee Toyes                3156        *          *          *          *
  Bentley's Luggage            3160        *          *          *          *
  Electronics Boutique         3162        *          *          *          *
  Kirklands                    3166        *          *          *          *
  Lady Footlocker              3172        *          *          *          *
  Champ Sport                  3176        *          *          *          *
  Firstar Bank (GROUND LEVEL)  6302        *          *          *          *
  Firstar Bank (GROUND LEVEL)  6302        *          *          *          *
  Firstar Bank (GROUND LEVEL)  6302        *          *          *          *
  Dillards (CAM & PROMO)       6700        *          *          *          *
  Houndstooth                  K2022       *          *          *          *
  Teletouch                    K2060       *          *          *          *
  Elegant Accent               K2078       *          *          *          *
  Suntime                      K2310       *          *          *          *
  cyberXpo                     K3022       *          *          *          *
  PNC                          ATM-1       *          *          *          *
  1054-VCT Movie Theater       Mo 8        *          *          *          *
  2012 - Vacant                Mo 240      *          *          *          *
  2150 - Vacant                Mo 4        *          *          *          *
  3004 - Vacant                Mo 12       *          *          *          *
  3010 - Vacant                Mo 18       *          *          *          *
  3048 - Vacant                Mo 24       *          *          *          *
  Vacant Kiosk                 Mo 240      *          *          *          *
  Vacant Kiosk                 Mo 240      *          *          *          *
  Vacant ATM-2                 Mo 300      *          *          *          *
                              -------  ---------  ---------  ---------  ---------

TOTAL AMOUNT PER YEAR                      *          *          *          *
                                       =========  =========  =========  =========
WEIGHTED AVERAGE PER SqFt                  *          *          *          *
                                       =========  =========  =========  =========


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

               SUPPORTING SCHEDULE - ABSORPTION TURNOVER VACANCY

                                      Year 1     Year 2    Year 3    Year 4   Year 5     Year 6     Year 7    Year 8      Year 9
For the Years Ending                Mar-2002   Mar-2003  Mar-2004  Mar-2005  Mar-2006  Mar-2007   Mar-2008  Mar-2009    Mar-2010
                                    --------   --------  --------  --------  --------  --------   --------  --------    --------
TENANT                      SUITE
  Regency Jewlers            1000      *          *         *         *         *         *          *         *           *
  Suncoast Movies            1002      *          *         *         *         *         *          *         *           *
  Vitamin World              1004      *          *         *         *         *         *          *         *           *
  Tilt                       1008      *          *         *         *         *         *          *         *           *
  Burger King                1016      *          *         *         *         *         *          *         *           *
  Chick-Fil-A                1022      *          *         *         *         *         *          *         *           *
  The Wherehouse             1028      *          *         *         *         *         *          *         *           *
  Forbidden City             1034      *          *         *         *         *         *          *         *           *
  Frullati                   1070      *          *         *         *         *         *          *         *           *
  Great American Cookie      1072      *          *         *         *         *         *          *         *           *
  Great Steak & Potato Co    1074      *          *         *         *         *         *          *         *           *
  Sbarro                     1078      *          *         *         *         *         *          *         *           *
  Manchu Wok                 1086      *          *         *         *         *         *          *         *           *
  Arby's                     1090      *          *         *         *         *         *          *         *           *
  Ann Taylor                 2002      *          *         *         *         *         *          *         *           *
  Lerner                     2006      *          *         *         *         *         *          *         *           *
  Lane Bryant                2010      *          *         *         *         *         *          *         *           *
  Talbots Petite             2014      *          *         *         *         *         *          *         *           *
  Claire's Boutique          2018      *          *         *         *         *         *          *         *           *
  Zale's Jewelers            2022      *          *         *         *         *         *          *         *           *
  Talbots                    2034      *          *         *         *         *         *          *         *           *
  Ruby Tuesday               2042      *          *         *         *         *         *          *         *           *
  Victoria's Secret          2050      *          *         *         *         *         *          *         *           *
  The Limited                2078      *          *         *         *         *         *          *         *           *
  Abercrombie & Fitch        2090      *          *         *         *         *         *          *         *           *
  Footlocker                 2098      *          *         *         *         *         *          *         *           *
  Bailey, Banks & Biddle     2110      *          *         *         *         *         *          *         *           *
  Deck the Walls             2126      *          *         *         *         *         *          *         *           *
  Firstar Bank               2130      *          *         *         *         *         *          *         *           *
  Nailworks                  2134      *          *         *         *         *         *          *         *           *
  Gadzooks                   2154      *          *         *         *         *         *          *         *           *
  Cache                      2158      *          *         *         *         *         *          *         *           *
  Gap/Gap Kids/Banana Rep    2174      *          *         *         *         *         *          *         *           *
  Select Comfort             2196      *          *         *         *         *         *          *         *           *
  Too                        2200      *          *         *         *         *         *          *         *           *
  Brentanos                  2206      *          *         *         *         *         *          *         *           *
  Structure                  3000      *          *         *         *         *         *          *         *           *
  Athlete's Foot             3008      *          *         *         *         *         *          *         *           *
  abercrombie                3016      *          *         *         *         *         *          *         *           *
  Wilsons                    3020      *          *         *         *         *         *          *         *           *
  Gymboree                   3024      *          *         *         *         *         *          *         *           *
  Petite Sophisticate        3028      *          *         *         *         *         *          *         *           *
  Crown Shop                 3032      *          *         *         *         *         *          *         *           *
  The Icing                  3040      *          *         *         *         *         *          *         *           *
  Overland Trading Company   3044      *          *         *         *         *         *          *         *           *
  The Buckle                 3054      *          *         *         *         *         *          *         *           *
  Eddie Bauer                3058      *          *         *         *         *         *          *         *           *
  Merle Norman               3066      *          *         *         *         *         *          *         *           *
  Mastercuts                 3070      *          *         *         *         *         *          *         *           *
  Candy Headquarters         3074      *          *         *         *         *         *          *         *           *
  Kay Jeweler                3076      *          *         *         *         *         *          *         *           *
  Auntie Anne's Pretzels     3094      *          *         *         *         *         *          *         *           *
  Luby's Cafeteria           3100      *          *         *         *         *         *          *         *           *
  Lenscrafters               3108      *          *         *         *         *         *          *         *           *
  Rolling Pin                3112      *          *         *         *         *         *          *         *           *
  Sam & Libby Footwear       3116      *          *         *         *         *         *          *         *           *

                                      Year 10     Year 11         Year 12
For the Years Ending                 Mar-2011    Mar-2012        Mar-2013
                                     --------    --------        --------
TENANT                      SUITE
  Regency Jewlers            1000       *           *               *
  Suncoast Movies            1002       *           *               *
  Vitamin World              1004       *           *               *
  Tilt                       1008       *           *               *
  Burger King                1016       *           *               *
  Chick-Fil-A                1022       *           *               *
  The Wherehouse             1028       *           *               *
  Forbidden City             1034       *           *               *
  Frullati                   1070       *           *               *
  Great American Cookie      1072       *           *               *
  Great Steak & Potato Co    1074       *           *               *
  Sbarro                     1078       *           *               *
  Manchu Wok                 1086       *           *               *
  Arby's                     1090       *           *               *
  Ann Taylor                 2002       *           *               *
  Lerner                     2006       *           *               *
  Lane Bryant                2010       *           *               *
  Talbots Petite             2014       *           *               *
  Claire's Boutique          2018       *           *               *
  Zale's Jewelers            2022       *           *               *
  Talbots                    2034       *           *               *
  Ruby Tuesday               2042       *           *               *
  Victoria's Secret          2050       *           *               *
  The Limited                2078       *           *               *
  Abercrombie & Fitch        2090       *           *               *
  Footlocker                 2098       *           *               *
  Bailey, Banks & Biddle     2110       *           *               *
  Deck the Walls             2126       *           *               *
  Firstar Bank               2130       *           *               *
  Nailworks                  2134       *           *               *
  Gadzooks                   2154       *           *               *
  Cache                      2158       *           *               *
  Gap/Gap Kids/Banana Rep    2174       *           *               *
  Select Comfort             2196       *           *               *
  Too                        2200       *           *               *
  Brentanos                  2206       *           *               *
  Structure                  3000       *           *               *
  Athlete's Foot             3008       *           *               *
  abercrombie                3016       *           *               *
  Wilsons                    3020       *           *               *
  Gymboree                   3024       *           *               *
  Petite Sophisticate        3028       *           *               *
  Crown Shop                 3032       *           *               *
  The Icing                  3040       *           *               *
  Overland Trading Company   3044       *           *               *
  The Buckle                 3054       *           *               *
  Eddie Bauer                3058       *           *               *
  Merle Norman               3066       *           *               *
  Mastercuts                 3070       *           *               *
  Candy Headquarters         3074       *           *               *
  Kay Jeweler                3076       *           *               *
  Auntie Anne's Pretzels     3094       *           *               *
  Luby's Cafeteria           3100       *           *               *
  Lenscrafters               3108       *           *               *
  Rolling Pin                3112       *           *               *
  Sam & Libby Footwear       3116       *           *               *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

               SUPPORTING SCHEDULE -- ABSORPTION TURNOVER VACANCY
                         (continued from previous page)


                                        Year 1   Year 2   Year 3   Year 4   Year 5   Year 6
For the Years Ending                  Mar-2002 Mar-2003 Mar-2004 Mar-2005 Mar-2006 Mar-2007
                                      -------- -------- -------- -------- -------- --------
TENANT                       SUITE
  Crabtree & Evelyn           3126       *        *        *        *        *        *
  Coffee Beanery              3130       *        *        *        *        *        *
  American Eagle              3132       *        *        *        *        *        *
  Sunglass Hut                3136       *        *        *        *        *        *
  Bombay                      3142       *        *        *        *        *        *
  Regis                       3152       *        *        *        *        *        *
  Kay Bee Toyes               3156       *        *        *        *        *        *
  Bentley's Luggage           3160       *        *        *        *        *        *
  Electronics Boutique        3162       *        *        *        *        *        *
  Kirklands                   3166       *        *        *        *        *        *
  Lady Footlocker             3172       *        *        *        *        *        *
  Champ Sport                 3176       *        *        *        *        *        *
  Firstar Bank (GROUND LEVEL) 6302       *        *        *        *        *        *
  Firstar Bank (GROUND LEVEL) 6302       *        *        *        *        *        *
  Firstar Bank (GROUND LEVEL) 6302       *        *        *        *        *        *
  Dillards (CAM & PROMO)      6700       *        *        *        *        *        *
  Houndstooth                 K2022      *        *        *        *        *        *
  Teletouch                   K2060      *        *        *        *        *        *
  Elegant Accent              K2078      *        *        *        *        *        *
  Suntime                     K2310      *        *        *        *        *        *
  cyberXpo                    K3022      *        *        *        *        *        *
  PNC                         ATM-1      *        *        *        *        *        *
  1054-VCT Movie Theater      Mo 8       *        *        *        *        *        *
  2012 - Vacant               Mo 240     *        *        *        *        *        *
  2150 - Vacant               Mo 4       *        *        *        *        *        *
  3004 - Vacant               Mo 12      *        *        *        *        *        *
  3010 - Vacant               Mo 18      *        *        *        *        *        *
  3048 - Vacant               Mo 24      *        *        *        *        *        *
  Vacant Kiosk                Mo 240     *        *        *        *        *        *
  Vacant Kiosk                Mo 240     *        *        *        *        *        *
  Vacant ATM-2                Mo 300     *        *        *        *        *        *
                                      -------- -------- -------- -------- -------- --------
TOTAL AMOUNT PER YEAR                  366,329  135,307   99,880   52,000  125,675   57,417
                                      ======== ======== ======== ======== ======== ========
WEIGHTED AVERAGE PER SqFt                 0.67     0.25     0.18     0.09     0.23     0.10
                                      ======== ======== ======== ======== ======== ========

                                        Year 7   Year 8   Year 9  Year 10  Year 11  Year 12
For the Years Ending                  Mar-2008 Mar-2009 Mar-2010 Mar-2011 Mar-2012 Mar-2013
                                      -------- -------- -------- -------- -------- --------
TENANT                       SUITE
  Crabtree & Evelyn           3126       *        *        *         *       *        *
  Coffee Beanery              3130       *        *        *         *       *        *
  American Eagle              3132       *        *        *         *       *        *
  Sunglass Hut                3136       *        *        *         *       *        *
  Bombay                      3142       *        *        *         *       *        *
  Regis                       3152       *        *        *         *       *        *
  Kay Bee Toyes               3156       *        *        *         *       *        *
  Bentley's Luggage           3160       *        *        *         *       *        *
  Electronics Boutique        3162       *        *        *         *       *        *
  Kirklands                   3166       *        *        *         *       *        *
  Lady Footlocker             3172       *        *        *         *       *        *
  Champ Sport                 3176       *        *        *         *       *        *
  Firstar Bank (GROUND LEVEL) 6302       *        *        *         *       *        *
  Firstar Bank (GROUND LEVEL) 6302       *        *        *         *       *        *
  Firstar Bank (GROUND LEVEL) 6302       *        *        *         *       *        *
  Dillards (CAM & PROMO)      6700       *        *        *         *       *        *
  Houndstooth                 K2022      *        *        *         *       *        *
  Teletouch                   K2060      *        *        *         *       *        *
  Elegant Accent              K2078      *        *        *         *       *        *
  Suntime                     K2310      *        *        *         *       *        *
  cyberXpo                    K3022      *        *        *         *       *        *
  PNC                         ATM-1      *        *        *         *       *        *
  1054-VCT Movie Theater      Mo 8       *        *        *         *       *        *
  2012 - Vacant               Mo 240     *        *        *         *       *        *
  2150 - Vacant               Mo 4       *        *        *         *       *        *
  3004 - Vacant               Mo 12      *        *        *         *       *        *
  3010 - Vacant               Mo 18      *        *        *         *       *        *
  3048 - Vacant               Mo 24      *        *        *         *       *        *
  Vacant Kiosk                Mo 240     *        *        *         *       *        *
  Vacant Kiosk                Mo 240     *        *        *         *       *        *
  Vacant ATM-2                Mo 300     *        *        *         *       *        *

                                      -------- -------- -------- -------- -------- --------
TOTAL AMOUNT PER YEAR                   71,152   90,722   91,374   30,068  114,123   45,718
                                      ======== ======== ======== ======== ======== ========
WEIGHTED AVERAGE PER SqFt                 0.13     0.17     0.17     0.05     0.21     0.08
                                      ======== ======== ======== ======== ======== ========


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                 SUPPORT SCHEDULE RETAIL SALES PERCENT REVENUE

                                       Year 1     Year 2     Year 3    Year 4     Year 5     Year 6     Year 7     Year 8     Year 9
For the Years Ending                 Mar-2002   Mar-2003   Mar-2004  Mar-2005   Mar-2006   Mar-2007   Mar-2008   Mar-2009   Mar-2010
                                     --------   --------   --------  --------   --------   --------   --------   --------   --------
TENANT                       SUITE
   Regency Jewlers           1000       *           *          *         *          *          *          *          *          *
   Suncoast Movies           1002       *           *          *         *          *          *          *          *          *
   Vitamin World             1004       *           *          *         *          *          *          *          *          *
   Tilt                      1008       *           *          *         *          *          *          *          *          *
   Burger King               1016       *           *          *         *          *          *          *          *          *
   Chick-Fil-A               1022       *           *          *         *          *          *          *          *          *
   The Wherehouse            1028       *           *          *         *          *          *          *          *          *
   Forbidden City            1034       *           *          *         *          *          *          *          *          *
   Frullati                  1070       *           *          *         *          *          *          *          *          *
   Great American Cookie     1072       *           *          *         *          *          *          *          *          *
   Great Steak & Potato Co   1074       *           *          *         *          *          *          *          *          *
   Sbarro                    1078       *           *          *         *          *          *          *          *          *
   Manchu Wok                1086       *           *          *         *          *          *          *          *          *
   Arby's                    1090       *           *          *         *          *          *          *          *          *
   Ann Taylor                2002       *           *          *         *          *          *          *          *          *
   Lerner                    2006       *           *          *         *          *          *          *          *          *
   Lane Bryant               2010       *           *          *         *          *          *          *          *          *
   Talbots Petite            2014       *           *          *         *          *          *          *          *          *
   Claire's Boutique         2018       *           *          *         *          *          *          *          *          *
   Zale's Jewelers           2022       *           *          *         *          *          *          *          *          *
   Talbots                   2034       *           *          *         *          *          *          *          *          *
   Ruby Tuesday              2042       *           *          *         *          *          *          *          *          *
   Victoria's Secret         2050       *           *          *         *          *          *          *          *          *
   The Limited               2078       *           *          *         *          *          *          *          *          *
   Abercrombie & Fitch       2090       *           *          *         *          *          *          *          *          *
   Footlocker                2098       *           *          *         *          *          *          *          *          *
   Bailey, Banks & Biddle    2110       *           *          *         *          *          *          *          *          *
   Deck the Walls            2126       *           *          *         *          *          *          *          *          *
   Firstar Bank              2130       *           *          *         *          *          *          *          *          *
   Nailworks                 2134       *           *          *         *          *          *          *          *          *
   Gadzooks                  2154       *           *          *         *          *          *          *          *          *
   Cache                     2158       *           *          *         *          *          *          *          *          *
   Gap/Gap Kids/Banana Rep   2174       *           *          *         *          *          *          *          *          *
   Select Comfort            2196       *           *          *         *          *          *          *          *          *
   Too                       2200       *           *          *         *          *          *          *          *          *
   Brentanos                 2206       *           *          *         *          *          *          *          *          *
   Structure                 3000       *           *          *         *          *          *          *          *          *
   Athlete's Foot            3008       *           *          *         *          *          *          *          *          *
   abercrombie               30l6       *           *          *         *          *          *          *          *          *
   Wilsons                   3020       *           *          *         *          *          *          *          *          *
   Gymboree                  3024       *           *          *         *          *          *          *          *          *
   Petite Sophisticate       3028       *           *          *         *          *          *          *          *          *
   Crown Shop                3032       *           *          *         *          *          *          *          *          *
   The Icing                 3040       *           *          *         *          *          *          *          *          *
   Overland Trading Company  3044       *           *          *         *          *          *          *          *          *
   The Buckle                3054       *           *          *         *          *          *          *          *          *
   Eddie Bauer               3058       *           *          *         *          *          *          *          *          *
   Merle Norman              3066       *           *          *         *          *          *          *          *          *
   Mastercuts                3070       *           *          *         *          *          *          *          *          *
   Candy Headquarters        3074       *           *          *         *          *          *          *          *          *
   Kay Jeweler               3076       *           *          *         *          *          *          *          *          *
   Auntie Anne's IPretzels   3094       *           *          *         *          *          *          *          *          *
   Luby's Cafeteria          3100       *           *          *         *          *          *          *          *          *
   Lenscrafters              3108       *           *          *         *          *          *          *          *          *
   Rolling Pin               3112       *           *          *         *          *          *          *          *          *
   Sam & Libby Footwear      3116       *           *          *         *          *          *          *          *          *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.












                                           Year 10    Year 11    Year 12
For the Years Ending                      Mar-2011   Mar-2012   Mar-2013
                                          --------   --------   --------
TENANT                         SUITE
   Regency Jewlers             1000           *          *          *
   Suncoast Movies             1002           *          *          *
   Vitamin World               1004           *          *          *
   Tilt                        1008           *          *          *
   Burger King                 1016           *          *          *
   Chick-Fil-A                 1022           *          *          *
   The Wherehouse              1028           *          *          *
   Forbidden City              1034           *          *          *
   Frullati                    1070           *          *          *
   Great American Cookie       1072           *          *          *
   Great Steak & Potato Co     1074           *          *          *
   Sbarro                      1078           *          *          *
   Manchu Wok                  1086           *          *          *
   Arby's                      1090           *          *          *
   Ann Taylor                  2002           *          *          *
   Lerner                      2006           *          *          *
   Lane Bryant                 2010           *          *          *
   Talbots Petite              2014           *          *          *
   Claire's Boutique           2018           *          *          *
   Zale's Jewelers             2022           *          *          *
   Talbots                     2034           *          *          *
   Ruby Tuesday                2042           *          *          *
   Victoria's Secret           2050           *          *          *
   The Limited                 2078           *          *          *
   Abercrombie & Fitch         2090           *          *          *
   Footlocker                  2098           *          *          *
   Bailey, Banks & Biddle      2110           *          *          *
   Deck the Walls              2126           *          *          *
   Firstar Bank                2130           *          *          *
   Nailworks                   2134           *          *          *
   Gadzooks                    2154           *          *          *
   Cache                       2158           *          *          *
   Gap/Gap Kids/Banana Rep     2174           *          *          *
   Select Comfort              2196           *          *          *
   Too                         2200           *          *          *
   Brentanos                   2206           *          *          *
   Structure                   3000           *          *          *
   Athlete's Foot              3098           *          *          *
   abercrombie                 30l6           *          *          *
   Wilsons                     3020           *          *          *
   Gymboree                    3024           *          *          *
   Petite Sophisticate         3028           *          *          *
   Crown Shop                  3032           *          *          *
   The Icing                   3040           *          *          *
   Overland Trading Company    3044           *          *          *
   The Buckle                  3054           *          *          *
   Eddie Bauer                 3058           *          *          *
   Merle Norman                3066           *          *          *
   Mastercuts                  3070           *          *          *
   Candy Headquarters          3074           *          *          *
   Kay Jeweler                 3076           *          *          *
   Auntie Anne's IPretzels     3094           *          *          *
   Luby's Cafeteria            3100           *          *          *
   Lenscrafters                3108           *          *          *
   Rolling Pin                 3112           *          *          *
   Sam & Libby Footwear        3116           *          *          *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.



               SUPPORTING SCHEDULE - RETAIL SALES PERCENT REVENUE
                         (continued from previous page)

                                                   Year 1     Year 2     Year 3     Year 4     Year 5    Year 6    Year 7    Year 8
   For the Years Ending                          Mar-2002   Mar-2003   Mar-2004   Mar-2005   Mar-2006  Mar-2007  Mar-2008  Mar-2009
                                                 --------   --------   --------   --------   --------  --------  --------  --------
   TENANT                              SUITE         *          *         *           *          *         *         *         *
     Crabtree & Evelyn                 3126          *          *         *           *          *         *         *         *
     Coffee Beanery                    3130          *          *         *           *          *         *         *         *
     American Eagle                    3132          *          *         *           *          *         *         *         *
     Sunglass Hut                      3136          *          *         *           *          *         *         *         *
     Bombay                            3142          *          *         *           *          *         *         *         *
     Regis                             3152          *          *         *           *          *         *         *         *
     Kay Bee Toyes                     3156          *          *         *           *          *         *         *         *
     Bentley's Luggage                 3160          *          *         *           *          *         *         *         *
     Electronics Boutique              3162          *          *         *           *          *         *         *         *
     Kirklands                         3166          *          *         *           *          *         *         *         *
     Lady Footlocker                   3172          *          *         *           *          *         *         *         *
     Champ Sport                       3176          *          *         *           *          *         *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *          *         *           *          *         *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *          *         *           *          *         *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *          *         *           *          *         *         *         *
     Dillards (CAM & PROMO)            6700          *          *         *           *          *         *         *         *
     Houndstooth                       k2022         *          *         *           *          *         *         *         *
     Teletouch                         k2060         *          *         *           *          *         *         *         *
     Elegant Accent                    k2078         *          *         *           *          *         *         *         *
     Suntime                           k2310         *          *         *           *          *         *         *         *
     cyberXpo                          k3022         *          *         *           *          *         *         *         *
     PNC                               ATM-l         *          *         *           *          *         *         *         *
     1054-VCT Movie Theater            Mo 8          *          *         *           *          *         *         *         *
     2012 - Vacant                     Mo 240        *          *         *           *          *         *         *         *
     2150 - Vacant                     Mo 4          *          *         *           *          *         *         *         *
     3004 - Vacant                     Mo 12         *          *         *           *          *         *         *         *
     3010 - Vacant                     Mo 18         *          *         *           *          *         *         *         *
     3048 - Vacant                     Mo 24         *          *         *           *          *         *         *         *
     Vacant Kiosk                      Mo 240        *          *         *           *          *         *         *         *
     Vacant Kiosk                      Mo 240        *          *         *           *          *         *         *         *
     Vacant ATM-2                      Mo 300        *          *         *           *          *         *         *         *
                                                 --------   --------   --------   --------   --------  --------  --------  --------
   TOTAL AMOUNT PER YEAR                          196,730    233,794    272,529    320,142    337,955   336,576   357,867   352,767
                                                 ========   ========   ========   ========   ========  ========  ========  ========
   WEIGHTED AVERAGE PER SqFt                         0.36       0.43       0.50       0.58       0.61      0.61      0.65      0.64
                                                 ========   ========   ========   ========   ========  ========  ========  ========

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.






























                                                   Year 9    Year 10    Year 11    Year 12
   For the Years Ending                          Mar-2010   Mar-2011   Mar-2012   Mar-2013
                                                 --------   --------   --------   --------
   TENANT                              SUITE         *          *         *           *
     Crabtree & Evelyn                 3126          *          *         *           *
     Coffee Beanery                    3130          *          *         *           *
     American Eagle                    3132          *          *         *           *
     Sunglass Hut                      3136          *          *         *           *
     Bombay                            3142          *          *         *           *
     Regis                             3152          *          *         *           *
     Kay Bee Toyes                     3156          *          *         *           *
     Bentley's Luggage                 3160          *          *         *           *
     Electronics Boutique              3162          *          *         *           *
     Kirklands                         3166          *          *         *           *
     Lady Footlocker                   3172          *          *         *           *
     Champ Sport                       3176          *          *         *           *
     Firstar Bank (GROUND LEVEL)       6302          *          *         *           *
     Firstar Bank (GROUND LEVEL)       6302          *          *         *           *
     Firstar Bank (GROUND LEVEL)       6302          *          *         *           *
     Dillards (CAM & PROMO)            6700          *          *         *           *
     Houndstooth                       k2022         *          *         *           *
     Teletouch                         k2060         *          *         *           *
     Elegant Accent                    k2078         *          *         *           *
     Suntime                           k2310         *          *         *           *
     cyberXpo                          k3022         *          *         *           *
     PNC                               ATM-l         *          *         *           *
     1054-VCT Movie Theater            Mo 8          *          *         *           *
     2012 - Vacant                     Mo 24         *          *         *           *
     2150 - Vacant                     Mo 4          *          *         *           *
     3004 - Vacant                     Mo 12         *          *         *           *
     3010 - Vacant                     Mo 18         *          *         *           *
     3048 - Vacant                     Mo 24         *          *         *           *
     Vacant Kiosk                      Mo 240        *          *         *           *
     Vacant Kiosk                      Mo 240        *          *         *           *
     Vacant ATM-2                      Mo 300        *          *         *           *
                                                 --------   --------   --------   --------
   TOTAL AMOUNT PER YEAR                          391,117    429,204    481,289    486,419
                                                 ========   ========   ========   ========
   WEIGHTED AVERAGE PER SqFt                         0.71       0.78       0.88       0.88
                                                 ========   ========   ========   ========

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                SUPPORTING SCHEDULE EXPENSE REIMBURSEMENT REVENUE

                                           Year 1     Year 2    Year 3    Year 4    Year 5    Year 6    Year 7     Year 8     Year 9
For the Years Ending                     Mar-2002   Mar-2003  Mar-2004  Mar-2005  Mar-2006  Mar-2007  Mar-2008   Mar-2009   Mar-2010
TENANT                                   --------   --------  --------  --------  --------  --------  --------   --------   --------
                                SUITE
   Regency Jewlers              1000         *          *         *        *          *         *         *         *          *
   Suncoast Movies              1002         *          *         *        *          *         *         *         *          *
   Vitamin World                1004         *          *         *        *          *         *         *         *          *
   Tilt                         1008         *          *         *        *          *         *         *         *          *
   Burger King                  1016         *          *         *        *          *         *         *         *          *
   Chick-Fil-A                  1022         *          *         *        *          *         *         *         *          *
   The Wherehouse               1028         *          *         *        *          *         *         *         *          *
   Forbidden City               1034         *          *         *        *          *         *         *         *          *
   Frullati                     1070         *          *         *        *          *         *         *         *          *
   Great American Cookie        1072         *          *         *        *          *         *         *         *          *
   Great Steak & Potato Co      1074         *          *         *        *          *         *         *         *          *
   Sbarro                       1078         *          *         *        *          *         *         *         *          *
   Manchu Wok                   1086         *          *         *        *          *         *         *         *          *
   Arby's                       1090         *          *         *        *          *         *         *         *          *
   Ann Taylor                   2002         *          *         *        *          *         *         *         *          *
   Lerner                       2006         *          *         *        *          *         *         *         *          *
   Lane Bryant                  2010         *          *         *        *          *         *         *         *          *
   Talbots Petite               2014         *          *         *        *          *         *         *         *          *
   Claire's Boutique            2018         *          *         *        *          *         *         *         *          *
   Zale's Jewelers              2022         *          *         *        *          *         *         *         *          *
   Talbots                      2034         *          *         *        *          *         *         *         *          *
   Ruby Tuesday                 2042         *          *         *        *          *         *         *         *          *
   Victoria's Secret            2050         *          *         *        *          *         *         *         *          *
   The Limited                  2078         *          *         *        *          *         *         *         *          *
   Abercrombie & Fitch          2090         *          *         *        *          *         *         *         *          *
   Footlocker                   2098         *          *         *        *          *         *         *         *          *
   Bailey, Banks & Biddle       2110         *          *         *        *          *         *         *         *          *
   Deck the Walls               2126         *          *         *        *          *         *         *         *          *
   Firstar Bank                 2130         *          *         *        *          *         *         *         *          *
   Nailworks                    2134         *          *         *        *          *         *         *         *          *
   Gadzooks                     2154         *          *         *        *          *         *         *         *          *
   Cache                        2158         *          *         *        *          *         *         *         *          *
   Gap/GapKids/Banana Rep       2174         *          *         *        *          *         *         *         *          *
   Select Comfort               2196         *          *         *        *          *         *         *         *          *
   Too                          2200         *          *         *        *          *         *         *         *          *
   Brentanos                    2206         *          *         *        *          *         *         *         *          *
   Structure                    3000         *          *         *        *          *         *         *         *          *
   Athlete's Foot               3008         *          *         *        *          *         *         *         *          *
   abercrombie                  3016         *          *         *        *          *         *         *         *          *
   Wilsons                      3020         *          *         *        *          *         *         *         *          *
   Gymboree                     3024         *          *         *        *          *         *         *         *          *
   Petite Sophisticate          3028         *          *         *        *          *         *         *         *          *
   Crown Shop                   3032         *          *         *        *          *         *         *         *          *
   The Icing                    3040         *          *         *        *          *         *         *         *          *
   Overland Trading Company     3044         *          *         *        *          *         *         *         *          *
   The Buckle                   3054         *          *         *        *          *         *         *         *          *
   Eddie Bauer                  3058         *          *         *        *          *         *         *         *          *
   Merle Norman                 3066         *          *         *        *          *         *         *         *          *
   Mastercuts                   3070         *          *         *        *          *         *         *         *          *
   Candy Headquarters           3074         *          *         *        *          *         *         *         *          *
   Kay Jeweler                  3076         *          *         *        *          *         *         *         *          *
   Auntie Anne's Pretzels       3094         *          *         *        *          *         *         *         *          *
   Luby's Cafeteria             3100         *          *         *        *          *         *         *         *          *
   Lenscrafters                 3108         *          *         *        *          *         *         *         *          *
   Rolling Pin                  3112         *          *         *        *          *         *         *         *          *
   Sam & Libby Footwear         3116         *          *         *        *          *         *         *         *          *


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.









                                                Year 10   Year 11      Year 12
For the Years Ending                           Mar-2011  Mar-2012     Mar-2013
TENANT                                         --------  --------     --------
                               SUITE
   Regency Jewlers              1000              *         *            *
   Suncoast Movies              1002              *         *            *
   Vitamin World                1004              *         *            *
   Tilt                         1008              *         *            *
   Burger King                  1016              *         *            *
   Chick-Fil-A                  1022              *         *            *
   The Wherehouse               1028              *         *            *
   Forbidden City               1034              *         *            *
   Frullati                     1070              *         *            *
   Great American Cookie        1072              *         *            *
   Great Steak & Potato Co      1074              *         *            *
   Sbarro                       1078              *         *            *
   Manchu Wok                   1086              *         *            *
   Arby's                       1090              *         *            *
   Ann Taylor                   2002              *         *            *
   Lerner                       2006              *         *            *
   Lane Bryant                  2010              *         *            *
   Talbots Petite               2014              *         *            *
   Claire's Boutique            2018              *         *            *
   Zale's Jewelers              2022              *         *            *
   Talbots                      2034              *         *            *
   Ruby Tuesday                 2042              *         *            *
   Victoria's Secret            2050              *         *            *
   The Limited                  2078              *         *            *
   Abercrombie & Fitch          2090              *         *            *
   Footlocker                   2098              *         *            *
   Bailey, Banks & Biddle       2110              *         *            *
   Deck the Walls               2126              *         *            *
   Firstar Bank                 2130              *         *            *
   Nailworks                    2134              *         *            *
   Gadzooks                     2154              *         *            *
   Cache                        2158              *         *            *
   Gap/GapKids/Banana Rep       2174              *         *            *
   Select Comfort               2196              *         *            *
   Too                          2200              *         *            *
   Brentanos                    2206              *         *            *
   Structure                    3000              *         *            *
   Athlete's Foot               3008              *         *            *
   abercrombie                  3016              *         *            *
   Wilsons                      3020              *         *            *
   Gymboree                     3024              *         *            *
   Petite Sophisticate          3028              *         *            *
   Crown Shop                   3032              *         *            *
   The Icing                    3040              *         *            *
   Overland Trading Company     3044              *         *            *
   The Buckle                   3054              *         *            *
   Eddie Bauer                  3058              *         *            *
   Merle Norman                 3066              *         *            *
   Mastercuts                   3070              *         *            *
   Candy Headquarters           3074              *         *            *
   Kay Jeweler                  3076              *         *            *
   Auntie Anne's Pretzels       3094              *         *            *
   Luby's Cafeteria             3100              *         *            *
   Lenscrafters                 3108              *         *            *
   Rolling Pin                  3112              *         *            *
   Sam & Libby Footwear         3116              *         *            *
   Crabtree & Evelyn            3126              *         *            *
   Coffee Beanary               3130              *         *            *
   American Eagle               3132              *         *            *
   Sunglass Hut                 3136              *         *            *
   Bombay                       3142              *         *            *
   Regis                        3152              *         *            *
   Kay Bee Toyes                3154              *         *            *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

               SUPPORTING SCHEDULE - EXPENSE REIMBURSEMENT REVENUE
                         (continued from previous page)

                                                   Year 1     Year 2     Year 3     Year 4     Year 5    Year 6    Year 7    Year 8
   For the Years Ending                          Mar-2002   Mar-2003   Mar-2004   Mar-2005   Mar-2006  Mar-2007  Mar-2008  Mar-2009
                                                 --------   --------   --------   --------   --------  --------  --------  --------
   TENANT                              SUITE
     Crabtree & Evelyn                 3126          *          *          *          *          *         *         *         *
     Coffee Beanery                    3130          *          *          *          *          *         *         *         *
     American Eagle                    3132          *          *          *          *          *         *         *         *
     Sunglass Hut                      3136          *          *          *          *          *         *         *         *
     Bombay                            3142          *          *          *          *          *         *         *         *
     Regis                             3152          *          *          *          *          *         *         *         *
     Kay Bee Toyes                     3156          *          *          *          *          *         *         *         *
     Bentley's Luggage                 3160          *          *          *          *          *         *         *         *
     Electronics Boutique              3162          *          *          *          *          *         *         *         *
     Kirklands                         3166          *          *          *          *          *         *         *         *
     Lady Footlocker                   3172          *          *          *          *          *         *         *         *
     Champ Sport                       3176          *          *          *          *          *         *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *          *          *          *          *         *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *          *          *          *          *         *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *          *          *          *          *         *         *         *
     Dillards (CAM & PROMO)            6700          *          *          *          *          *         *         *         *
     Houndstooth                       K2022         *          *          *          *          *         *         *         *
     Teletouch                         K2060         *          *          *          *          *         *         *         *
     Elegant Accent                    K2078         *          *          *          *          *         *         *         *
     Suntime                           K2310         *          *          *          *          *         *         *         *
     cyberXpo                          K3022         *          *          *          *          *         *         *         *
     PNC                               ATM-l         *          *          *          *          *         *         *         *
     1054-VCT Movie Theater            Mo 8          *          *          *          *          *         *         *         *
     2012 - Vacant                     Mo 240        *          *          *          *          *         *         *         *
     2150 - Vacant                     Mo 4          *          *          *          *          *         *         *         *
     3004 - Vacant                     Mo 12         *          *          *          *          *         *         *         *
     3010 - Vacant                     Mo 18         *          *          *          *          *         *         *         *
     3048 - Vacant                     Mo 24         *          *          *          *          *         *         *         *
     Vacant Kiosk                      Mo 240        *          *          *          *          *         *         *         *
     Vacant Kiosk                      Mo 240        *          *          *          *          *         *         *         *
     Vacant ATM-2                      Mo 300        *          *          *          *          *         *         *         *
                                      --------  ---------  ---------  ---------  ---------  --------- --------- --------- ---------

   TOTAL AMOUNT PER YEAR                        4,885,066  5,319,312  5,442,894  5,568,805  5,689,007 5,783,970 5,837,367 5,938,126
                                                =========  =========  =========  =========  ========= ========= ========= =========
   WEIGHTED AVERAGE PER SqFt                         8.89       9.68       9.90      10.13      10.35     10.52     10.62     10.80


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.




























                                                   Year 9    Year 10    Year 11    Year 12
   For the Years Ending                          Mar-2010   Mar-2011   Mar-2012   Mar-2013
                                                 --------   --------   --------   --------
   TENANT                              SUITE
     Crabtree & Evelyn                 3126          *          *          *          *
     Coffee Beanery                    3130          *          *          *          *
     American Eagle                    3132          *          *          *          *
     Sunglass Hut                      3136          *          *          *          *
     Bombay                            3142          *          *          *          *
     Regis                             3152          *          *          *          *
     Kay Bee Toyes                     3156          *          *          *          *
     Bentley's Luggage                 3160          *          *          *          *
     Electronics Boutique              3162          *          *          *          *
     Kirklands                         3166          *          *          *          *
     Lady Footlocker                   3172          *          *          *          *
     Champ Sport                       3176          *          *          *          *
     Firstar Bank (GROUND LEVEL)       6302          *          *          *          *
     Firstar Bank (GROUND LEVEL)       6302          *          *          *          *
     Firstar Bank (GROUND LEVEL)       6302          *          *          *          *
     Dillards (CAM & PROMO)            6700          *          *          *          *
     Houndstooth                       K2022         *          *          *          *
     Teletouch                         K2060         *          *          *          *
     Elegant Accent                    K2078         *          *          *          *
     Suntime                           K2310         *          *          *          *
     cyberXpo                          K3022         *          *          *          *
     PNC                               ATM-l         *          *          *          *
     1054-VCT Movie Theater            Mo 8          *          *          *          *
     2012 - Vacant                     Mo 240        *          *          *          *
     2150 - Vacant                     Mo 4          *          *          *          *
     3004 - Vacant                     Mo 12         *          *          *          *
     3010 - Vacant                     Mo 18         *          *          *          *
     3048 - Vacant                     Mo 24         *          *          *          *
     Vacant Kiosk                      Mo 240        *          *          *          *
     Vacant Kiosk                      Mo 240        *          *          *          *
     Vacant ATM-2                      Mo 300        *          *          *          *
                                      --------  ---------  ---------  ---------  ---------
   TOTAL AMOUNT PER YEAR                        5,988,804  6,123,954  6,081,154  6,047,417
                                                =========  =========  =========  =========
   WEIGHTED AVERAGE PER SqFt                        10.89      11.14      11.06      11.00

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                    SUPPORTING SCHEDULE - TENANT IMPROVEMENTS

                                                     Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9
For the Years Ending                               Mar-2002 Mar-2003 Mar-2004 Mar-2005 Mar-2006 Mar-2007 Mar-2008 Mar-2009 Mar-2010
                                                   -------- -------- -------- -------- -------- -------- -------- -------- --------
TENANT                                SUITE         *        *        *        *        *        *        *        *        *
   Regency Jewlers                    1000          *        *        *        *        *        *        *        *        *
   Suncoast Movies                    1002          *        *        *        *        *        *        *        *        *
   Vitamin world                      1004          *        *        *        *        *        *        *        *        *
   Tilt                               1008          *        *        *        *        *        *        *        *        *
   Burger King                        1016          *        *        *        *        *        *        *        *        *
   Chick-Fil-A                        1022          *        *        *        *        *        *        *        *        *
   The Wherehouse                     1028          *        *        *        *        *        *        *        *        *
   Forbidden City                     1034          *        *        *        *        *        *        *        *        *
   Frullati                           1070          *        *        *        *        *        *        *        *        *
   Great American Cookie              1072          *        *        *        *        *        *        *        *        *
   Great Steak & Potato Co            1074          *        *        *        *        *        *        *        *        *
   Sbarro                             1078          *        *        *        *        *        *        *        *        *
   Manchu Wok                         1086          *        *        *        *        *        *        *        *        *
   Arby's                             1090          *        *        *        *        *        *        *        *        *
   Ann Taylor                         2002          *        *        *        *        *        *        *        *        *
   Lerner                             2006          *        *        *        *        *        *        *        *        *
   Lane Bryant                        2010          *        *        *        *        *        *        *        *        *
   Talbots Petite                     2014          *        *        *        *        *        *        *        *        *
   Claire's Boutique                  2018          *        *        *        *        *        *        *        *        *
   Zale's Jewelers                    2022          *        *        *        *        *        *        *        *        *
   Talbots                            2034          *        *        *        *        *        *        *        *        *
   Ruby Tuesday                       2042          *        *        *        *        *        *        *        *        *
   Victoria's Secret                  2050          *        *        *        *        *        *        *        *        *
   The Limited                        2078          *        *        *        *        *        *        *        *        *
   Abercrombie & Fitch                2090          *        *        *        *        *        *        *        *        *
   Footlocker                         2098          *        *        *        *        *        *        *        *        *
   Bailey, Banks & Biddle             2110          *        *        *        *        *        *        *        *        *
   Deck the Walls                     2126          *        *        *        *        *        *        *        *        *
   Firstar Bank                       2130          *        *        *        *        *        *        *        *        *
   Nailworks                          2134          *        *        *        *        *        *        *        *        *
   Gadzooks                           2154          *        *        *        *        *        *        *        *        *
   Cache                              2158          *        *        *        *        *        *        *        *        *
   Gap/GapKids/Banana Rep             2174          *        *        *        *        *        *        *        *        *
   Select Comfort                     2196          *        *        *        *        *        *        *        *        *
   Too                                2200          *        *        *        *        *        *        *        *        *
   Brentanos                          2206          *        *        *        *        *        *        *        *        *
   Structure                          3000          *        *        *        *        *        *        *        *        *
   Athlete's Foot                     3008          *        *        *        *        *        *        *        *        *
   abercrombie                        3016          *        *        *        *        *        *        *        *        *
   Wilsons                            3020          *        *        *        *        *        *        *        *        *
   Gymboree                           3024          *        *        *        *        *        *        *        *        *
   Petite Sophisticate                3028          *        *        *        *        *        *        *        *        *
   Crown Shop                         3032          *        *        *        *        *        *        *        *        *
   The Icing                          3040          *        *        *        *        *        *        *        *        *
   Overland Trading Company           3044          *        *        *        *        *        *        *        *        *
   The Buckle                         3054          *        *        *        *        *        *        *        *        *
   Eddie Bauer                        3058          *        *        *        *        *        *        *        *        *
   Merle Norman                       3066          *        *        *        *        *        *        *        *        *
   Mastercuts                         3070          *        *        *        *        *        *        *        *        *
   Candy Headquarters                 3074          *        *        *        *        *        *        *        *        *
   Kay Jeweler                        3076          *        *        *        *        *        *        *        *        *
   Auntie Anne's Pretzels             3094          *        *        *        *        *        *        *        *        *
   Luby's Cafeteria                   3100          *        *        *        *        *        *        *        *        *
   Lenscrafters                       3108          *        *        *        *        *        *        *        *        *
   Rolling Pin                        3112          *        *        *        *        *        *        *        *        *
   Sam & Libby Footwear               3116          *        *        *        *        *        *        *        *        *

                                                   Year 10  Year 11  Year 12
For the Years Ending                              Mar-2011 Mar-2012 Mar-2013
                                                  -------- -------- --------
TENANT                                SUITE        *        *        *
   Regency Jewlers                    1000         *        *        *
   Suncoast Movies                    1002         *        *        *
   Vitamin world                      1004         *        *        *
   Tilt                               1008         *        *        *
   Burger King                        1016         *        *        *
   Chick-Fil-A                        1022         *        *        *
   The Wherehouse                     1028         *        *        *
   Forbidden City                     1034         *        *        *
   Frullati                           1070         *        *        *
   Great American Cookie              1072         *        *        *
   Great Steak & Potato Co            1074         *        *        *
   Sbarro                             1078         *        *        *
   Manchu Wok                         1086         *        *        *
   Arby's                             1090         *        *        *
   Ann Taylor                         2002         *        *        *
   Lerner                             2006         *        *        *
   Lane Bryant                        2010         *        *        *
   Talbots Petite                     2014         *        *        *
   Claire's Boutique                  2018         *        *        *
   Zale's Jewelers                    2022         *        *        *
   Talbots                            2034         *        *        *
   Ruby Tuesday                       2042         *        *        *
   Victoria's Secret                  2050         *        *        *
   The Limited                        2078         *        *        *
   Abercrombie & Fitch                2090         *        *        *
   Footlocker                         2098         *        *        *
   Bailey, Banks & Biddle             2110         *        *        *
   Deck the Walls                     2126         *        *        *
   Firstar Bank                       2130         *        *        *
   Nailworks                          2134         *        *        *
   Gadzooks                           2154         *        *        *
   Cache                              2158         *        *        *
   Gap/GapKids/Banana Rep             2174         *        *        *
   Select Comfort                     2196         *        *        *
   Too                                2200         *        *        *
   Brentanos                          2206         *        *        *
   Structure                          3000         *        *        *
   Athlete's Foot                     3008         *        *        *
   abercrombie                        3016         *        *        *
   Wilsons                            3020         *        *        *
   Gymboree                           3024         *        *        *
   Petite Sophisticate                3028         *        *        *
   Crown Shop                         3032         *        *        *
   The Icing                          3040         *        *        *
   Overland Trading Company           3044         *        *        *
   The Buckle                         3054         *        *        *
   Eddie Bauer                        3058         *        *        *
   Merle Norman                       3066         *        *        *
   Mastercuts                         3070         *        *        *
   Candy Headquarters                 3074         *        *        *
   Kay Jeweler                        3076         *        *        *
   Auntie Anne's Pretzels             3094         *        *        *
   Luby's Cafeteria                   3100         *        *        *
   Lenscrafters                       3108         *        *        *
   Rolling Pin                        3112         *        *        *
   Sam & Libby Footwear               3116         *        *        *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                    SUPPORTING SCHEDULE - TENANT IMPROVEMENTS
                         (continued from previous page)


                                                   Year 1     Year 2     Year 3     Year 4     Year 5    Year 6    Year 7    Year 8
   For the Years Ending                          Mar-2002   Mar-2003   Mar-2004   Mar-2005   Mar-2006  Mar-2007  Mar-2008  Mar-2009
                                                 --------   --------   --------   --------   --------  --------  --------  --------
   TENANT                              SUITE
     Crabtree & Evelyn                 3126          *          *          *          *          *         *         *         *
     Coffee Beanery                    3130          *          *          *          *          *         *         *         *
     American Eagle                    3132          *          *          *          *          *         *         *         *
     Sunglass Hut                      3136          *          *          *          *          *         *         *         *
     Bombay                            3142          *          *          *          *          *         *         *         *
     Regis                             3152          *          *          *          *          *         *         *         *
     Kay Bee Toyes                     3156          *          *          *          *          *         *         *         *
     Bentley's Luggage                 3160          *          *          *          *          *         *         *         *
     Electronics Boutique              3162          *          *          *          *          *         *         *         *
     Kirklands                         3166          *          *          *          *          *         *         *         *
     Lady Footlocker                   3172          *          *          *          *          *         *         *         *
     Champ Sport                       3176          *          *          *          *          *         *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *          *          *          *          *         *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *          *          *          *          *         *         *         *
     Firstar Bank (GROUND LEVEL)       6302          *          *          *          *          *         *         *         *
     Dillards (CAM & PROMO)            6700          *          *          *          *          *         *         *         *
     Houndstooth                       K2022         *          *          *          *          *         *         *         *
     Teletouch                         K2060         *          *          *          *          *         *         *         *
     Elegant Accent                    K2078         *          *          *          *          *         *         *         *
     Suntime                           K2310         *          *          *          *          *         *         *         *
     cyberXpo                          K3022         *          *          *          *          *         *         *         *
     PNC                               ATM-1         *          *          *          *          *         *         *         *
     1054-VCT Movie Theater            Mo 8          *          *          *          *          *         *         *         *
     2012 - Vacant                     Mo 240        *          *          *          *          *         *         *         *
     2150 - Vacant                     Mo 4          *          *          *          *          *         *         *         *
     3004 - Vacant                     Mo 12         *          *          *          *          *         *         *         *
     3010 - Vacant                     Mo 18         *          *          *          *          *         *         *         *
     3048 - Vacant                     Mo 24         *          *          *          *          *         *         *         *
     Vacant Kiosk                      Mo 240        *          *          *          *          *         *         *         *
     Vacant Kiosk                      Mo 240        *          *          *          *          *         *         *         *
     Vacant ATM-2                      Mo 300        *          *          *          *          *         *         *         *
                                      --------  ---------  ---------  ---------  ---------  --------- --------- --------- ---------

   TOTAL AMOUNT PER YEAR                          310,453    121,416    223,417    116,816    302,245   105,818   167,543   156,117
                                                =========  =========  =========  =========  ========= ========= ========= =========
   WEIGHTED AVERAGE PER Sq Ft                        0.56       0.22       0.41       0.21       0.55      0.19      0.30      0.28
                                                =========  =========  =========  =========  ========= ========= ========= =========

                                                   Year 9    Year 10    Year 11    Year 12
   For the Years Ending                          Mar-2010   Mar-2011   Mar-2012   Mar-2013
                                                 --------   --------   --------   --------
   TENANT                              SUITE
     Crabtree & Evelyn                 3126          *           *          *         *
     Coffee Beanery                    3130          *           *          *         *
     American Eagle                    3132          *           *          *         *
     Sunglass Hut                      3136          *           *          *         *
     Bombay                            3142          *           *          *         *
     Regis                             3152          *           *          *         *
     Kay Bee Toyes                     3156          *           *          *         *
     Bentley's Luggage                 3160          *           *          *         *
     Electronics Boutique              3162          *           *          *         *
     Kirklands                         3166          *           *          *         *
     Lady Footlocker                   3172          *           *          *         *
     Champ Sport                       3176          *           *          *         *
     Firstar Bank (GROUND LEVEL)       6302          *           *          *         *
     Firstar Bank (GROUND LEVEL)       6302          *           *          *         *
     Firstar Bank (GROUND LEVEL)       6302          *           *          *         *
     Dillards (CAM & PROMO)            6700          *           *          *         *
     Houndstooth                       K2022         *           *          *         *
     Teletouch                         K2060         *           *          *         *
     Elegant Accent                    K2078         *           *          *         *
     Suntime                           K2310         *           *          *         *
     cyberXpo                          K3022         *           *          *         *
     PNC                               ATM-1         *           *          *         *
     1054-VCT Movie Theater            Mo 8          *           *          *         *
     2012 - Vacant                     Mo 240        *           *          *         *
     2150 - Vacant                     Mo 4          *           *          *         *
     3004 - Vacant                     Mo 12         *           *          *         *
     3010 - Vacant                     Mo 18         *           *          *         *
     3048 - Vacant                     Mo 24         *           *          *         *
     Vacant Kiosk                      Mo 240        *           *          *         *
     Vacant Kiosk                      Mo 240        *           *          *         *
     Vacant ATM-2                      Mo 300        *           *          *         *
                                      --------  ---------  ---------  ---------  ---------
   TOTAL AMOUNT PER YEAR                          191,089     47,774    266,652    126,951
                                                =========  =========  =========  =========
   WEIGHTED AVERAGE PER SqFt                         0.35       0.09       0.49       0.23
                                                =========  =========  =========  =========


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                    SUPPORTING SCHEDULE - LEASING COMMISSIONS


                                    Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9  Year 10  Year 11
For the Years Ending              Mar-2002 Mar-2003 Mar-2004 Mar-2005 Mar-2006 Mar-2007 Mar-2008 Mar-2009 Mar-2010 Mar-2011 Mar-2012
                                  -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
TENANT                      SUITE
   Regency Jewlers          1000      *         *       *        *        *        *        *        *        *        *        *
   Suncoast Movies          1002      *         *       *        *        *        *        *        *        *        *        *
   Vitamin World            1004      *         *       *        *        *        *        *        *        *        *        *
   Tilt                     1008      *         *       *        *        *        *        *        *        *        *        *
   Burger King              1016      *         *       *        *        *        *        *        *        *        *        *
   Chick-Fil-A              1022      *         *       *        *        *        *        *        *        *        *        *
   The Wherehouse           1028      *         *       *        *        *        *        *        *        *        *        *
   Forbidden City           1034      *         *       *        *        *        *        *        *        *        *        *
   Frullati                 1070      *         *       *        *        *        *        *        *        *        *        *
   Great American Cookie    1072      *         *       *        *        *        *        *        *        *        *        *
   Great Steak & Potato Co  1074      *         *       *        *        *        *        *        *        *        *        *
   Sbarro                   1078      *         *       *        *        *        *        *        *        *        *        *
   Manchu Wok               1086      *         *       *        *        *        *        *        *        *        *        *
   Arby's                   1090      *         *       *        *        *        *        *        *        *        *        *
   Ann Taylor               2002      *         *       *        *        *        *        *        *        *        *        *
   Lerner                   2006      *         *       *        *        *        *        *        *        *        *        *
   Lane Bryant              2010      *         *       *        *        *        *        *        *        *        *        *
   Talbots Petite           2014      *         *       *        *        *        *        *        *        *        *        *
   Claire's Boutique        2018      *         *       *        *        *        *        *        *        *        *        *
   Zale's Jewelers          2022      *         *       *        *        *        *        *        *        *        *        *
   Talbots                  2034      *         *       *        *        *        *        *        *        *        *        *
   Ruby Tuesday             2042      *         *       *        *        *        *        *        *        *        *        *
   Victoria's Secret        2050      *         *       *        *        *        *        *        *        *        *        *
   The Limited              2078      *         *       *        *        *        *        *        *        *        *        *
   Abercrombie & Fitch      2090      *         *       *        *        *        *        *        *        *        *        *
   Footlocker               2098      *         *       *        *        *        *        *        *        *        *        *
   Bailey, Banks & Biddle   2110      *         *       *        *        *        *        *        *        *        *        *
   Deck the Walls           2126      *         *       *        *        *        *        *        *        *        *        *
   Firstar Bank             2130      *         *       *        *        *        *        *        *        *        *        *
   Nailworks                2134      *         *       *        *        *        *        *        *        *        *        *
   Gadzooks                 2154      *         *       *        *        *        *        *        *        *        *        *
   Cache                    2158      *         *       *        *        *        *        *        *        *        *        *
   Gap/GapKids/Banana Rep   2174      *         *       *        *        *        *        *        *        *        *        *
   Select Comfort           2196      *         *       *        *        *        *        *        *        *        *        *
   Too                      2200      *         *       *        *        *        *        *        *        *        *        *
   Brentanos                2206      *         *       *        *        *        *        *        *        *        *        *
   Structure                3000      *         *       *        *        *        *        *        *        *        *        *
   Athlete's Foot           3008      *         *       *        *        *        *        *        *        *        *        *
   abercrombie              3016      *         *       *        *        *        *        *        *        *        *        *
   Wilsons                  3020      *         *       *        *        *        *        *        *        *        *        *
   Gymboree                 3024      *         *       *        *        *        *        *        *        *        *        *
   Petite Sophisticate      3028      *         *       *        *        *        *        *        *        *        *        *
   Crown Shop               3032      *         *       *        *        *        *        *        *        *        *        *
   The Icing                3040      *         *       *        *        *        *        *        *        *        *        *
   Overland Trading Company 3044      *         *       *        *        *        *        *        *        *        *        *
   The Buckle               3054      *         *       *        *        *        *        *        *        *        *        *
   Eddie Bauer              3058      *         *       *        *        *        *        *        *        *        *        *
   Merle Norman             3066      *         *       *        *        *        *        *        *        *        *        *
   Mastercuts               3070      *         *       *        *        *        *        *        *        *        *        *
   Candy Headquarters       3074      *         *       *        *        *        *        *        *        *        *        *
   Kay Jeweler              3076      *         *       *        *        *        *        *        *        *        *        *
   Auntie Anne's Pretzels   3094      *         *       *        *        *        *        *        *        *        *        *
   Luby's Cafeteria         3100      *         *       *        *        *        *        *        *        *        *        *
   Lenscrafters             3108      *         *       *        *        *        *        *        *        *        *        *
   Rolling Pin              3112      *         *       *        *        *        *        *        *        *        *        *
   Sam & Libby Footwear     3116      *         *       *        *        *        *        *        *        *        *        *

                                     Year 12
For the Years Ending                Mar-2013
                                    --------
TENANT                      SUITE
   Regency Jewlers          1000        *
   Suncoast Movies          1002        *
   Vitamin World            1004        *
   Tilt                     1008        *
   Burger King              1016        *
   Chick-Fil-A              1022        *
   The Wherehouse           1028        *
   Forbidden City           1034        *
   Frullati                 1070        *
   Great American Cookie    1072        *
   Great Steak & Potato Co  1074        *
   Sbarro                   1078        *
   Manchu Wok               1086        *
   Arby's                   1090        *
   Ann Taylor               2002        *
   Lerner                   2006        *
   Lane Bryant              2010        *
   Talbots Petite           2014        *
   Claire's Boutique        2018        *
   Zale's Jewelers          2022        *
   Talbots                  2034        *
   Ruby Tuesday             2042        *
   Victoria's Secret        2050        *
   The Limited              2078        *
   Abercrombie & Fitch      2090        *
   Footlocker               2098        *
   Bailey, Banks & Biddle   2110        *
   Deck the Walls           2126        *
   Firstar Bank             2130        *
   Nailworks                2134        *
   Gadzooks                 2154        *
   Cache                    2158        *
   Gap/GapKids/Banana Rep   2174        *
   Select Comfort           2196        *
   Too                      2200        *
   Brentanos                3000        *
   Structure                3000        *
   Athlete's Foot           3008        *
   abercrombie              3016        *
   Wilsons                  3020        *
   Gymboree                 3024        *
   Petite Sophisticate      3028        *
   Crown Shop               3032        *
   The Icing                3040        *
   Overland Trading Company 3044        *
   The Buckle               3054        *
   Eddie Bauer              3058        *
   Merle Norman             3066        *
   Mastercuts               3070        *
   Candy Headquarters       3074        *
   Kay Jeweler              3076        *
   Auntie Anne's Pretzels   3094        *
   Luby's Cafeteria         3100        *
   Lenscrafters             3108        *
   Rolling Pin              3112        *
   Sam & Libby Footwear     3116        *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Comission.

                   SUPPORTING SCHEDULE - LEASING COMMISSIONS
                         (continued from previous page)


                                              Year 1    Year 2    Year 3    Year 4    Year 5    Year 6    Year 7    Year 8    Year 9
For the Years Ending                        Mar-2002  Mar-2003  Mar-2004  Mar-2005  Mar-2006  Mar-2007  Mar-2008  Mar-2009  Mar-2010
                                            --------  --------  --------  --------  --------  --------  --------  --------  --------
TENANT                          SUITE
  Crabtree & Evelyn             3126            *         *         *         *         *         *         *         *         *
  Coffee Beanery                3130            *         *         *         *         *         *         *         *         *
  American Eagle                3132            *         *         *         *         *         *         *         *         *
  Sunglass Hut                  3136            *         *         *         *         *         *         *         *         *
  Bombay                        3142            *         *         *         *         *         *         *         *         *
  Regis                         3152            *         *         *         *         *         *         *         *         *
  Kay Bee Toys                  3156            *         *         *         *         *         *         *         *         *
  Bentley's Luggage             3160            *         *         *         *         *         *         *         *         *
  Electronics Boutique          3162            *         *         *         *         *         *         *         *         *
  Kirklands                     3166            *         *         *         *         *         *         *         *         *
  Lady Footlocker               3172            *         *         *         *         *         *         *         *         *
  Champ Sport                   3176            *         *         *         *         *         *         *         *         *
  Firstar Bank (GROUND LEVEL)   6302            *         *         *         *         *         *         *         *         *
  Firstar Bank (GROUND LEVEL)   6302            *         *         *         *         *         *         *         *         *
  Firstar Bank (GROUND LEVEL)   6302            *         *         *         *         *         *         *         *         *
  Dillards (CAM & PROMO)        6700            *         *         *         *         *         *         *         *         *
  Houndstooth                   K2022           *         *         *         *         *         *         *         *         *
  Teletouch                     K2060           *         *         *         *         *         *         *         *         *
  Elegant Accent                K2078           *         *         *         *         *         *         *         *         *
  Suntime                       K2310           *         *         *         *         *         *         *         *         *
  cyberXpo                      K3022           *         *         *         *         *         *         *         *         *
  PNC                           ATM-l           *         *         *         *         *         *         *         *         *
  1054-VCT Movie Theater        Mo 8            *         *         *         *         *         *         *         *         *
  2012 - Vacant                 Mo 240          *         *         *         *         *         *         *         *         *
  2150 - Vacant                 Mo 4            *         *         *         *         *         *         *         *         *
  3004 - Vacant                 Mo 12           *         *         *         *         *         *         *         *         *
  3010 - Vacant                 Mo 18           *         *         *         *         *         *         *         *         *
  3048 - Vacant                 Mo 24           *         *         *         *         *         *         *         *         *
  Vacant Kiosk                  Mo 240          *         *         *         *         *         *         *         *         *
  Vacant Kiosk                  Mo 240          *         *         *         *         *         *         *         *         *
  Vacant ATM-2                  Mo 300          *         *         *         *         *         *         *         *         *
                                -------     --------  --------  --------  --------  --------  --------  --------  --------  --------

TOTAL AMOUNT PER YEAR                         85,596    44,463   105,745    55,291   160,937    56,346    89,212    83,131   101,749
                                            ========  ========  ========  ========  ========  ========  ========  ========  ========
AVERAGE PERCENT OCCUPANCY                       0.16      0.08      0.19      0.10      0.29      0.10      0.16      0.15      0.19
                                            ========  ========  ========  ========  ========  ========  ========  ========  ========

                                                    Year 10    Year 11    Year 12
For the Years Ending                               Mar-2011   Mar-2012   Mar-2013
                                                   --------   --------   --------
TENANT                           SUITE
  Crabtree & Evelyn              3126                  *          *         *
  Coffee Beanery                 3130                  *          *         *
  American Eagle                 3132                  *          *         *
  Sunglass Hut                   3136                  *          *         *
  Bombay                         3142                  *          *         *
  Regis                          3152                  *          *         *
  Kay Bee Toys                   3156                  *          *         *
  Bentley's Luggage              3160                  *          *         *
  Electronics Boutique           3162                  *          *         *
  Kirklands                      3166                  *          *         *
  Lady Footlocker                3172                  *          *         *
  Champ Sport                    3176                  *          *         *
  Firstar Bank (GROUND LEVEL)    6302                  *          *         *
  Firstar Bank (GROUND LEVEL)    6302                  *          *         *
  Firstar Bank (GROUND LEVEL)    6302                  *          *         *
  Dillards (CAM & PROMO)         6700                  *          *         *
  Houndstooth                    K2022                 *          *         *
  Teletouch                      K2060                 *          *         *
  Elegant Accent                 K2078                 *          *         *
  Suntime                        K2310                 *          *         *
  cyberXpo                       K3022                 *          *         *
  PNC                            ATM-l                 *          *         *
  1054-VCT Movie Theater         Mo 8                  *          *         *
  2012 - Vacant                  Mo 240                *          *         *
  2150 - Vacant                  Mo 4                  *          *         *
  3004 - Vacant                  Mo 12                 *          *         *
  3010 - Vacant                  Mo 18                 *          *         *
  3048 - Vacant                  Mo 24                 *          *         *
  Vacant Kiosk                   Mo 240                *          *         *
  Vacant Kiosk                   Mo 240                *          *         *
  Vacant ATM-2                   Mo 300                *          *         *
                                 ---------         --------   --------   --------

TOTAL AMOUNT PER YEAR                                28,265    157,761     75,110
                                                   ========   ========   ========
AVERAGE PERCENT OCCUPANCY                              0.05       0.29       0.14
                                                   ========   ========   ========




*Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                   SUPPORTING SCHEDULE - RETAIL SALES PER SQFT


                                                     Year 1   Year 2    Year 3     Year 4    Year 5     Year 6    Year 7     Year 8
For the Years Ending                               Mar-2002 Mar-2003  Mar-2004   Mar-2005  Mar-2006   Mar-2007  Mar-2008   Mar-2009
                                                   -------- --------  --------   --------  --------   --------  --------   --------
TENANT                                SUITE
   Regency Jewlers                    1000             *        *         *          *         *          *         *          *
   Suncoast Movies                    1002             *        *         *          *         *          *         *          *
   Vitamin World                      1004             *        *         *          *         *          *         *          *
   Tilt                               1008             *        *         *          *         *          *         *          *
   Burger King                        1016             *        *         *          *         *          *         *          *
   Chick-Fil-A                        1022             *        *         *          *         *          *         *          *
   The Wherehouse                     1028             *        *         *          *         *          *         *          *
   Forbidden City                     1034             *        *         *          *         *          *         *          *
   Frullati                           1070             *        *         *          *         *          *         *          *
   Great American Cookie              1072             *        *         *          *         *          *         *          *
   Great Steak & Potato Co            1074             *        *         *          *         *          *         *          *
   Sbarro                             1078             *        *         *          *         *          *         *          *
   Manchu Wok                         1086             *        *         *          *         *          *         *          *
   Arby's                             1090             *        *         *          *         *          *         *          *
   Ann Taylor                         2002             *        *         *          *         *          *         *          *
   Lerner                             2006             *        *         *          *         *          *         *          *
   Lane Bryant                        2010             *        *         *          *         *          *         *          *
   Talbots Petite                     2014             *        *         *          *         *          *         *          *
   Claire's Boutique                  2018             *        *         *          *         *          *         *          *
   Zale's Jewelers                    2022             *        *         *          *         *          *         *          *
   Talbots                            2034             *        *         *          *         *          *         *          *
   Ruby Tuesday                       2042             *        *         *          *         *          *         *          *
   Victoria's Secret                  2050             *        *         *          *         *          *         *          *
   The Limited                        2078             *        *         *          *         *          *         *          *
   Abercrombie & Fitch                2090             *        *         *          *         *          *         *          *
   Footlocker                         2098             *        *         *          *         *          *         *          *
   Bailey, Banks & Biddie             2110             *        *         *          *         *          *         *          *
   Deck the Walls                     2126             *        *         *          *         *          *         *          *
   Firstar Bank                       2130             *        *         *          *         *          *         *          *
   Nailworks                          2134             *        *         *          *         *          *         *          *
   Gadzooks                           2154             *        *         *          *         *          *         *          *
   Cache                              2158             *        *         *          *         *          *         *          *
   Gap/GapKids/Banana Rep             2174             *        *         *          *         *          *         *          *
   Select Comfort                     2196             *        *         *          *         *          *         *          *
   Too                                2200             *        *         *          *         *          *         *          *
   Brentanos                          2206             *        *         *          *         *          *         *          *
   Structure                          3000             *        *         *          *         *          *         *          *
   Athlete's Foot                     3008             *        *         *          *         *          *         *          *
   abercrombie                        3016             *        *         *          *         *          *         *          *
   Wilsons                            3020             *        *         *          *         *          *         *          *
   Gymboree                           3024             *        *         *          *         *          *         *          *
   Petite Sophisticate                3028             *        *         *          *         *          *         *          *
   Crown Shop                         3032             *        *         *          *         *          *         *          *
   The Icing                          3040             *        *         *          *         *          *         *          *
   Overland Trading Company           3044             *        *         *          *         *          *         *          *
   The Buckle                         3054             *        *         *          *         *          *         *          *
   Eddie Bauer                        3058             *        *         *          *         *          *         *          *
   Merle Norman                       3066             *        *         *          *         *          *         *          *
   Mastercuts                         3070             *        *         *          *         *          *         *          *
   Candy Headquarters                 3074             *        *         *          *         *          *         *          *
   Kay Jeweler                        3076             *        *         *          *         *          *         *          *
   Auntie Anne's Pretzels             3094             *        *         *          *         *          *         *          *
   Luby's Cafeteria                   3100             *        *         *          *         *          *         *          *
   Lenscrafters                       3108             *        *         *          *         *          *         *          *
   Rolling Pin                        3112             *        *         *          *         *          *         *          *
   Sam & Libby Footwear               3116             *        *         *          *         *          *         *          *


*  Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.


                                                    Year 9   Year 10    Year 11     Year 12
For the Years Ending                              Mar-2010  Mar-2011   Mar-2012    Mar-2013
                                                  --------  --------   --------    --------
TENANT                                SUITE
   Regency Jewlers                    1000            *         *          *           *
   Suncoast Movies                    1002            *         *          *           *
   Vitamin World                      1004            *         *          *           *
   Tilt                               1008            *         *          *           *
   Burger King                        1016            *         *          *           *
   Chick-Fil-A                        1022            *         *          *           *
   The Wherehouse                     1028            *         *          *           *
   Forbidden City                     1034            *         *          *           *
   Frullati                           1070            *         *          *           *
   Great American Cookie              1072            *         *          *           *
   Great Steak & Potato Co            1074            *         *          *           *
   Sbarro                             1078            *         *          *           *
   Manchu Wok                         1086            *         *          *           *
   Arby's                             1090            *         *          *           *
   Ann Taylor                         2002            *         *          *           *
   Lerner                             2006            *         *          *           *
   Lane Bryant                        2010            *         *          *           *
   Talbots Petite                     2014            *         *          *           *
   Claire's Boutique                  2018            *         *          *           *
   Zale's Jewelers                    2022            *         *          *           *
   Talbots                            2034            *         *          *           *
   Ruby Tuesday                       2042            *         *          *           *
   Victoria's Secret                  2050            *         *          *           *
   The Limited                        2078            *         *          *           *
   Abercrombie & Fitch                2090            *         *          *           *
   Footlocker                         2098            *         *          *           *
   Bailey, Banks, & Biddie            2110            *         *          *           *
   Deck the Walls                     2126            *         *          *           *
   Firstar Bank                       2130            *         *          *           *
   Nailworks                          2134            *         *          *           *
   Gadzooks                           2154            *         *          *           *
   Cache                              2158            *         *          *           *
   Gap/GapKids/Banana Rep             2174            *         *          *           *
   Select Comfort                     2196            *         *          *           *
   Too                                2200            *         *          *           *
   Brentanos                          2206            *         *          *           *
   Structure                          3000            *         *          *           *
   Athlete's Foot                     3008            *         *          *           *
   abercrombie                        3016            *         *          *           *
   Wilsons                            3020            *         *          *           *
   Gymboree                           3024            *         *          *           *
   Petite Sophisticate                3028            *         *          *           *
   Crown Shop                         3032            *         *          *           *
   The Icing                          3040            *         *          *           *
   Overland Trading Company           3044            *         *          *           *
   The Buckle                         3054            *         *          *           *
   Eddie Bauer                        3058            *         *          *           *
   Merle Norman                       3066            *         *          *           *
   Mastercuts                         3070            *         *          *           *
   Candy Headquarters                 3074            *         *          *           *
   Kay Jeweler                        3076            *         *          *           *
   Auntie Anne's Pretzels             3094            *         *          *           *
   Luby's Cafeteria                   3100            *         *          *           *
   Lenscrafters                       3108            *         *          *           *
   Rolling Pin                        3112            *         *          *           *
   Sam & Libby Footwear               3116            *         *          *           *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                   SUPPORTING SCHEDULE - RETAIL SALES PER SQFT
                         (continued from previous page)


                                              Year 1    Year 2    Year 3    Year 4    Year 5    Year 6    Year 7    Year 8    Year 9
For the Years Ending                        Mar-2002  Mar-2003  Mar-2004  Mar-2005  Mar-2006  Mar-2007  Mar-2008  Mar-2009  Mar-2010
                                           --------- --------- --------- --------- --------- --------- --------- --------- ---------
TENANT                          SUITE
  Crabtree & Evelyn             3126            *        *         *          *        *         *         *         *         *
  Coffee Beanery                3130            *        *         *          *        *         *         *         *         *
  American Eagle                3132            *        *         *          *        *         *         *         *         *
  Sunglass Hut                  3136            *        *         *          *        *         *         *         *         *
  Bombay                        3142            *        *         *          *        *         *         *         *         *
  Regis                         3152            *        *         *          *        *         *         *         *         *
  Kay Bee Toyes                 3156            *        *         *          *        *         *         *         *         *
  Bentley's Luggage             3160            *        *         *          *        *         *         *         *         *
  Electronics Boutique          3162            *        *         *          *        *         *         *         *         *
  Kirklands                     3166            *        *         *          *        *         *         *         *         *
  Lady Footlocker               3172            *        *         *          *        *         *         *         *         *
  Champ Sport                   3176            *        *         *          *        *         *         *         *         *
  Firstar Bank (GROUND LEVEL)   6302            *        *         *          *        *         *         *         *         *
  Firstar Bank (GROUND LEVEL)   6302            *        *         *          *        *         *         *         *         *
  Firstar Bank (GROUND LEVEL)   6302            *        *         *          *        *         *         *         *         *
  Dillards (CAM & PROMO)        6700            *        *         *          *        *         *         *         *         *
  Houndstooth                   K2022           *        *         *          *        *         *         *         *         *
  Teletouch                     K2060           *        *         *          *        *         *         *         *         *
  Elegant Accent                K2078           *        *         *          *        *         *         *         *         *
  Suntime                       K2310           *        *         *          *        *         *         *         *         *
  cyberXpo                      K3022           *        *         *          *        *         *         *         *         *
  PNC                           ATM-l           *        *         *          *        *         *         *         *         *
  1054-VCT Movie Theater        Mo 8            *        *         *          *        *         *         *         *         *
  2012 - Vacant                 Mo 240          *        *         *          *        *         *         *         *         *
  2150 - Vacant                 Mo 4            *        *         *          *        *         *         *         *         *
  3004 - Vacant                 Mo 12           *        *         *          *        *         *         *         *         *
  3010 - Vacant                 Mo 18           *        *         *          *        *         *         *         *         *
  3048 - Vacant                 Mo 24           *        *         *          *        *         *         *         *         *
  Vacant Kiosk                  Mo 240          *        *         *          *        *         *         *         *         *
  Vacant Kiosk                  Mo 240          *        *         *          *        *         *         *         *         *
  Vacant ATM-2                  Mo 300          *        *         *          *        *         *         *         *         *
                                -------    --------- --------- --------- --------- --------- --------- --------- --------- ---------

TOTAL AMOUNT PER YEAR                      35,026.61 36,157.61 36,764.36 38,214.46 39,035.10 40,441.69 41,759.91 42,262.13 43,984.77
                                           ========= ========= ========= ========= ========= ========= ========= ========= =========
WEIGHTED AVERAGE PER SqFt                     360.04    345.62    351.16    361.13    370.97    383.71    394.77    406.28    418.36
                                           ========= ========= ========= ========= ========= ========= ========= ========= =========

*  Text redacted pursuant to application for Confidential Treatment under Rule
   24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.








                                                  Year 10     Year 11      Year 12
For the Years Ending                              Mar-2011    Mar-2012     Mar-2013
                                                 ---------   ---------    ---------
TENANT                           SUITE
  Crabtree & Evelyn              3126                *          *             *
  Coffee Beanery                 3130                *          *             *
  American Eagle                 3132                *          *             *
  Sunglass Hut                   3136                *          *             *
  Bombay                         3142                *          *             *
  Regis                          3152                *          *             *
  Kay Bee Toyes                  3156                *          *             *
  Bentley's Luggage              3160                *          *             *
  Electronics Boutique           3162                *          *             *
  Kirklands                      3166                *          *             *
  Lady Footlocker                3172                *          *             *
  Champ Sport                    3176                *          *             *
  Firstar Bank (GROUND LEVEL)    6302                *          *             *
  Firstar Bank (GROUND LEVEL)    6302                *          *             *
  Firstar Bank (GROUND LEVEL)    6302                *          *             *
  Dillards (CAM & PROMO)         6700                *          *             *
  Houndstooth                    K2022               *          *             *
  Teletouch                      K2060               *          *             *
  Elegant Accent                 K2078               *          *             *
  Suntime                        K2310               *          *             *
  cyberXpo                       K3022               *          *             *
  PNC                            ATM-l               *          *             *
  1054-VCT Movie Theater         Mo 8                *          *             *
  2012 - Vacant                  Mo 240              *          *             *
  2150 - Vacant                  Mo 4                *          *             *
  3004 - Vacant                  Mo 12               *          *             *
  3010 - Vacant                  Mo 18               *          *             *
  3048 - Vacant                  Mo 24               *          *             *
  Vacant Kiosk                   Mo 240              *          *             *
  Vacant Kiosk                   Mo 240              *          *             *
  Vacant ATM-2                   Mo 300              *          *             *
                                 ---------      ----------  ----------   ----------
TOTAL AMOUNT PER YEAR                            45,562.82   46,964.91    48,592.80
                                                ==========  ==========   ==========
WEIGHTED AVERAGE PER SqFt                           431.89      452.71       459.38
                                                ==========  ==========   ==========

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                                                                         Addenda
--------------------------------------------------------------------------------

                                   ADDENDUM C

                          Argus Presentation Rent Roll

                   PRESENTATION RENT ROLL & CURRENT RENT TENANT SUMMARY
                          As of Apr-2001 for 549,709 Square Feet

    DESCRIPTION          AREA          BASE RENT       RENT ADJUSTMENTS & CATEGORIES
    Tenant Name          Floor       Rate & Amount                      CPI & Current
Type & Suite Number      SqFt           per Year      Changes  Changes  Porters' Wage
Lease Dates & Term     Bldg Share      per Month        on        to    Miscellaneous
-------------------    ----------    -------------    -------  -------  -------------
Regency Jewelers                           *             *      *             *
Retail, Suite: 1000         1,085          *
Nov-1998 to Dec-2008        0.20%          *
122 Months                                 *

Suncoast Movies                            *             *      *             *
Retail, Suite: 1002         1,937          *
Dec-1994 to Jan-2006        0.35%          *
134 Months                                 *

Vitamin World                              *             *      *             *
Retail, Suite: 1004           693          *             *      *
Sep-1999 to Jan-2010        0.13%          *
125 Months                                 *

Tilt                                       *             *      *             *
Retail, Suite: 1008         3,013          *
Aug-1992 to Dec-2002        0.55%          *
125 Months                                 *

Burger King                                *             *      *             *
Retail, Suite: 1016           774          *             *      *
Nov-1995 to Dec-2005        0.14%          *
122 Months                                 *

Chick-Fil-A                                 $27.29       *      *             *
Retail, Suite: 1022         1,942          $52,997
Apr-2001 to Mar-2006        0.35%            $2.27
60 Months                                   $4,416

The Wherehouse                             *             *      *             *
Retail, Suite: 1028         2,469          *             *      *
Jul-1999 to Jan-2009        0.45%          *
115 Months                                 *

Forbidden City                             *             *      *             *
Retail, Suite: 1034         4,241          *
Apr-1998 to Dec-2003        0.77%          *
69 Months                                  *

Frullati                                   *             *      *             *
Retail, Suite: 1070           581          *
Jun-1995 to Dec-2005        0.11%          *
127 Months                                 *

Great American Cookie                      *             *      *             *
Retail, Suite: 1072           608          *             *      *
Dec-1999 to Dec-2008        0.11%          *
109 Months                                 *


* Text redacted pursuant to application for Confidential Treatment under Rule
  24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.













    DESCRIPTION          ABATEMENTS         REIMBURSEMENT                   LEASING COSTS         UPON EXPIRATION
    Tenant Name        Months    Pcnt       Description of              Imprvments   Commssns     Assumption about
Type & Suite Number      to       to      Operating Expense                Rate        Rate       subsequent terms
Lease Dates & Term     Abate    Abate       Reimbursements                Amount      Amount      for this tenant
-------------------    ------   -----     -----------------             ----------   --------     ----------------
Regency Jewelers         *        *       See method:                       *            *                  Market
Retail, Suite: 1000                       Regency                                                  See assumption:
Nov-1998 to Dec-2008                      reimbursement                                                    Jeweler
122 Months

Suncoast Movies          *        *       See method:                       *            *                  Market
Retail, Suite: 1002                       Suncoast                                                 See assumption:
Dec-1994 to Jan-2006                      reimbursement                                               1000 to 2000
134 Months

Vitamin World            *        *       See method:                       *            *                  Market
Retail, Suite: 1004                       Vitamin                                                  See assumption:
Sep-1999 to Jan-2010                      reimbursement                                           (less than) 1000
125 Months

Tilt                     *        *       See method:                       *            *                  Market
Retail, Suite: 1008                       Tilt                                                     See assumption:
Aug-1992 to Dec-2002                      reimbursement                                              2000 to 35000
125 Months

Burger King              *        *       See method:                       *            *                  Market
Retail, Suite: 1016                       Burger King                                              See assumption:
Nov-1995 to Dec-2005                      reimbursement                                                 Food Court
122 Months

Chick-Fil-A              *        *       See method:                       *            *                  Market
Retail, Suite: 1022                       Chick-Fil-A                                              See assumption:
Apr-2001 to Mar-2006                      reimbursement                                                 Food Court
60 Months

The Wherehouse           *        *       See method:                       *            *                  Market
Retail, Suite: 1028                       Wherehouse                                               See assumption:
Jul-1999 to Jan-2009                      reimbursement                                               2000 to 3500
115 Months

Forbidden City           *        *       See method:                       *            *                  Market
Retail, Suite: 1034                       Forbidden                                                See assumption:
Apr-1998 to Dec-2003                      reimbursement                                                 Restaurant
69 Months

Frullati                 *        *       See method:                       *            *                  Market
Retail, Suite: 1070                       Frullati                                                 See assumption:
Jun-1995 to Dec-2005                      reimbursement                                                 Food Court
127 Months

Great American Cookie    *        *       See method:                       *            *                  Market
Retail, Suite: 1072                       Great American Cookie                                    See assumption:
Dec-1999 to Dec-2008                      reimbursement                                                 Food Court
109 Months

* Text redacted pursuant to application for Confidential Treatment under Rule
  24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.


                   PRESENTATION RENT ROLL & CURRENT RENT TENANT SUMMARY
                          As of Apr-2001 for 549,709 Square Feet
                              (continued from previous page)

    DESCRIPTION                AREA          BASE RENT       RENT ADJUSTMENTS & CATEGORIES
    Tenant Name                Floor       Rate & Amount                      CPI & Current
Type & Suite Number            SqFt          per Year       Changes  Changes  Porters' Wage
Lease Dates & Term           Bldg Share      per Month        on        to    Miscellaneous
-------------------          ----------    -------------    -------  -------  -------------
Great Steak & Potato Co                          *             *         *          *
Retail, Suite: 1074                 869          *
Feb-1991 to Dec-2009              0.16%          *
227 Months                                       *

Sbarro                                           *             *         *          *
Retail, Suite: 1078                 846          *
Nov-1998 to Dec-2009              0.15%          *
254 Months                                       *

Manchu Wok                                       *             *         *          *
Retail, Suite: 1086                 846          *
May-1999 to Dec-2008              0.15%          *
116 Months                                       *

Arby's                                           *             *         *          *
Retail, Suite: 1090               1,101          *
June-1988 to Dec-2005             0.20%          *
211 Months                                       *

Ann Taylor                                       *             *         *          *
Retail, Suite: 2002               3,452          *
Feb-2000 to Jan-2005              0.63%          *
60 Months                                        *

Lerner                                           *             *         *          *
Retail, Suite: 2006               6,188          *
Oct-1998 to Dec-2003              1.13%          *
183 Months                                       *

Lane Bryant                                      *             *         *          *
Retail, Suite: 2010               6,024          *
Jan-1988 to Dec-2003              1.10%          *
192 Months                                       *

Talbots Petite                                   *             *         *          *
Retail, Suite: 2014               2,894          *
Feb-1997 to Jan-2007              0.53%          *
120 Months                                       *


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.




    DESCRIPTION                ABATEMENTS         REIMBURSEMENT           LEASING COSTS         UPON EXPIRATION
    Tenant Name              Months    Pcnt       Description of      Imprvments   Commssns     Assumption about
Type & Suite Number            to       to      Operating Expense        Rate        Rate       subsequent terms
Lease Dates & Term           Abate    Abate       Reimbursements        Amount      Amount      for this tenant
-------------------          ------   -----     -----------------     ----------   --------     ----------------
Great Steak & Potato Co        *        *       See method:                *          *                   Market
Retail, Suite: 1074                             Great Steak                                      See assumption:
Feb-1991 to Dec-2009                            reimbursement                                         Food Court
227 Months

Sbarro                         *        *       See method:                *          *                   Market
Retail, Suite: 1078                             Sbarro                                           See assumption:
Nov-1998 to Dec-2009                            reimbursement                                         Food Court
254 Months

Manchu Wok                     *        *       See method:                *          *                   Market
Retail, Suite: 1086                             Manchu Wok                                       See assumption:
May-1999 to Dec-2008                            reimbursement                                         Food Court
116 Months

Arby's                         *        *       See method:                *          *                   Market
Retail, Suite: 1090                             Arby                                             See assumption:
June-1988 to Dec-2005                           reimbursement                                         Food Court
211 Months

Ann Taylor                     *        *       See method:                *          *                   Market
Retail, Suite: 2002                             Ann Taylor                                       See assumption:
Feb-2000 to Jan-2005                            reimbursement                                       2000 to 3500
60 Months

Lerner                         *        *       See method:                *          *                   Market
Retail, Suite: 2006                             Lerner                                           See assumption:
Oct-1998 to Dec-2003                            reimbursement                                      5000 to 10000
183 Months

Lane Bryant                    *        *       See method:                *          *                   Market
Retail, Suite: 2010                             Lane Bryant                                      See assumption:
Jan-1988 to Dec-2003                            reimbursement                                      5000 to 10000
192 Months

Talbots Petite                 *        *       See method:                *          *                   Market
Retail, Suite: 2014                             Talbot Petite                                    See assumption:
Feb-1997 to Jan-2007                            reimbursement                                       2000 to 3500
120 Months


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                   PRESENTATION RENT ROLL & CURRENT RENT TENANT SUMMARY
                          As of Apr-2001 for 549,709 Square Feet
                              (continued from previous page)

    DESCRIPTION          AREA          BASE RENT       RENT ADJUSTMENTS & CATEGORIES
    Tenant Name          Floor       Rate & Amount                      CPI & Current
Type & Suite Number      SqFt          per Year       Changes  Changes  Porters' Wage
Lease Dates & Term     Bldg Share      per Month        on        to    Miscellaneous
-------------------    ----------    -------------    -------  -------  -------------
Clyde's Boutique                          *            *           *        *
Retail, Suite: 2018                       *            *
Nov-1992 to Dec-2003                      *            *
134 Months                                             *

Zale's Jewelers                           *            *           *        *
Retail, Suite: 2022         1,427         *
Jun-1989 to Dec-2003        0.26%         *
175 Months                                *

Talbots                                   *            *           *        *
Retail, Suite: 2034         4,209         *
Aug-1989 to Jan-2007         0.77         *
210 Months                                *

Ruby Tuesday                              *            *           *        *
Retail, Suite: 2042         4,724         *
Apr-2001 to Mar-2002        0.86%         *
12 Months                                 *

Victoria's Secret                         *            *           *        *
Retail, Suite: 2050         4,971         *
May-1998 to Dec-2005        0.90%         *
92 Months                                 *

The Limited                               *            *           *        *
Retail, Suite: 2078        15,570         *
Jul-1988 to Jun-2004        2.83%         *
192 Months                                *

Abercrombie & Fitch                       *            *           *        *
Retail, Suite: 2090        10,429         *
Jun-1997 to Jan-2008        1.90%         *
128 Months                                *

Footlocker                                *            *           *        *
Retail, Suite: 2098         3,181         *
Mar-1998 to Jan-2008        0.58%         *
128 Months                                *

Bailey, Banks & Biddle                    *            *           *        *
Retail, Suite: 2110         2,801         *
Nov-1998 to Dec-2008        0.51%         *
122 Months                                *

Deck the Walls                            *            *           *        *
Retail, Suite: 2126           948         *
Sep-1995 to Dec-2006        0.175         *
124 Months                                *


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the
  Securities and Exchange Commission.




    DESCRIPTION          ABATEMENTS         REIMBURSEMENT           LEASING COSTS         UPON EXPIRATION
    Tenant Name        Months    Pcnt       Description of      Imprvments   Commssns     Assumption about
Type & Suite Number      to       to      Operating Expense        Rate        Rate       subsequent terms
Lease Dates & Term     Abate    Abate       Reimbursements        Amount      Amount      for this tenant
-------------------    ------   -----     -----------------     ----------   --------     ----------------

Clyde's Boutique         *        *       See Method:               *            *                  Market
Retail, Suite: 2018                       Clyde's                                          See assumption:
Nov-1992 to Dec-2003                      reimbursement                                   (less than) 1000
134 Months

Zale's Jewelers          *        *       See Method:               *            *                  Market
Retail, Suite: 2022                       Zale's                                           See assumption:
Jun-1989 to Dec-2003                      reimbursement                                            Jeweler
175 Months

Talbots                  *        *       See Method:               *            *                  Market
Retail, Suite: 2034                       Talbot                                           See assumption:
Aug-1989 to Jan-2007                      reimbursement                                       3500 to 5000
210 Months

Ruby Tuesday             *        *       See Method:               *            *                  Market
Retail, Suite: 2042                       Ruby Tuesday                                     See assumption:
Apr-2001 to Mar-2002                      reimbursement                                         Restaurant
12 Months

Victoria's Secret        *        *       See Method:               *            *                  Market
Retail, Suite: 2050                       Victoria                                         See assumption:
May-1998 to Dec-2005                      reimbursement                                       3500 to 5000
92 Months

The Limited              *        *       See Method:               *            *                  Market
Retail, Suite: 2078                       Limited                                          See assumption:
Jul-1988 to Jun-2004                      reimbursement                               (greater than) 10000
192 Months

Abercrombie & Fitch      *        *       See Method:               *            *                  Market
Retail, Suite: 2090                       Abercrombie                                      See assumption:
Jun-1997 to Jan-2008                      reimbursement                               (greater than) 10000
128 Months

Footlocker               *        *       See Method:               *            *                  Market
Retail, Suite: 2098                       Footlocker                                       See assumption:
Mar-1998 to Jan-2008                      reimbursement                                       2000 to 3500
128 Months

Bailey, Banks & Biddle   *        *       See Method:               *            *                  Market
Retail, Suite: 2110                       Bailey Banks                                     See assumption:
Nov-1998 to Dec-2008                      reimbursement                                            Jeweler
122 Months

Deck the Walls           *        *       See Method:               *            *                  Market
Retail, Suite: 2126                       Deck the Walls                                   See assumption:
Sep-1995 to Dec-2006                      reimbursement                                   (less than) 1000
124 Months

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the
  Securities and Exchange Commission.


                   PRESENTATION RENT ROLL & CURRENT RENT TENANT SUMMARY
                          As of Apr-2001 for 549,709 Square Feet
                              (continued from previous page)

    DESCRIPTION             AREA          BASE RENT       RENT ADJUSTMENTS & CATEGORIES
    Tenant Name             Floor       Rate & Amount                      CPI & Current
Type & Suite Number         SqFt          per Year       Changes  Changes  Porters' Wage
Lease Dates & Term        Bldg Share      per Month        on        to    Miscellaneous
-------------------       ----------    -------------    -------  -------  -------------
Firstar Bank                                  *             *        *           *
Retail, Suite: 2130            1,038          *
Aug-1993 to Dec-2003           0.19%          *
125 Months                                    *

Nailworks                                     *             *        *           *
Retail, Suite: 2134            1,795          *
Jul-1998 to Dec-2003           0.33%          *
66 Months                                     *

Gadzooks                                      *             *        *           *
Retail, Suite: 2154            2,000          *
Nov-1995 to Jan-2006           0.36%          *
123 Months                                    *

Cache                                         *             *        *           *
Retail, Suite: 2158            1,950          *
Mar-1999 to Jan-2010           0.35%          *
131 Months                                    *

Gap/Gap Kids/Banana Rep                       *             *        *           *
Retail, Suite: 2174           31,374          *
Nov-1992 to Apr-2005           5.71%          *
150 Months                                    *

Select Comfort                                *             *        *           *
Retail, Suite: 2196            1,000          *
Apr-1996 to Jan-2007           0.18%          *
130 Months                                    *

Too                                           *             *        *           *
Retail, Suite: 2200            3,615          *
Mar-1999 to Jan-2010           0.66%          *
131 Months                                    *

Brentanos                                     *             *        *           *
Retail, Suite: 2206            4,300          *
Jan-2001 to Jan-2007           0.78%          *
73 Months                                     *

Structure                                     *             *        *           *
Retail, Suite: 3000            3,043          *
oct-1991 to Jan-2004           0.55%          *
148 Months                                    *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.















    DESCRIPTION          ABATEMENTS         REIMBURSEMENT           LEASING COSTS         UPON EXPIRATION
    Tenant Name        Months    Pcnt       Description of      Imprvments   Commssns     Assumption about
Type & Suite Number      to       to      Operating Expense        Rate        Rate       subsequent terms
Lease Dates & Term     Abate    Abate       Reimbursements        Amount      Amount      for this tenant
-------------------    ------   -----     -----------------     ----------   --------     ----------------
Firstar Bank             *        *       See method:                *           *                  Market
Retail, Suite: 2130                       Firstar Bank                                     See assumption:
Aug-1993 to Dec-2003                      reimbursement                                       1000 to 2000
125 Months

Nailworks                *        *       See method:                *           *                  Market
Retail, Suite: 2134                       Nailworks                                        See assumption:
Jul-1998 to Dec-2003                      reimbursement                                       1000 to 2000
66 Months

Gadzooks                  *       *       See method:                *           *                  Market
Retail, Suite: 2154                       Gadzooks                                         See assumption:
Nov-1995 to Jan-2006                      reimbursement                                       1000 to 2000
123 Months

Cache                     *       *       See method:                *           *                  Market
Retail, Suite: 2158                       Cache                                            See assumption:
Mar-1999 to Jan-2010                      reimbursement                                       1000 to 2000
131 Months

Gap/Gap Kids/Banana Rep   *       *       See method:                *           *                  Market
Retail, Suite: 2174                       Gap                                              See assumption:
Nov-1992 to Apr-2005                      reimbursement                                (greater than) 1000
150 Months

Select Comfort            *       *       See method:                *           *                  Market
Retail, Suite: 2196                       Select Comfort                                   See assumption:
Apr-1996 to Jan-2007                      reimbursement                                   (less than) 1000
130 Months

Too                       *       *       See method:                *           *                  Market
Retail, Suite: 2200                       Too                                              See assumption:
Mar-1999 to Jan-2010                      reimbursement                                       3500 to 5000
131 Months

Brentanos                 *       *       See method:                *           *                  Market
Retail, Suite: 2206                       Brentanos                                        See assumption:
Jan-2001 to Jan-2007                      reimbursement                                       3500 to 5000
73 Months

Structure                 *       *       See method:                *           *                  Market
Retail, Suite: 3000                       Structure                                        See assumption:
oct-1991 to Jan-2004                      reimbursement                                       2000 to 3500
148 Months


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                   PRESENTATION RENT ROLL & CURRENT RENT TENANT SUMMARY
                          As of Apr-2001 for 549,709 Square Feet
                              (continued from previous page)

    DESCRIPTION          AREA          BASE RENT         RENT ADJUSTMENTS & CATEGORIES         ABATEMENTS
    Tenant Name          Floor       Rate & Amount                          CPI & Current    Months     Pcnt
Type & Suite Number      SqFt          per Year       Changes    Changes    Porters' Wage      to        to
Lease Dates & Term     Bldg Share      per Month        on         to       Miscellaneous    Abate     Abate
-------------------    ----------    -------------    -------    -------    -------------    ------    -----
Athlete's Foot                             *             *          *             *             *        *
Retail, Suite: 3008      3,254             *
Mar-1999 to Dec-2009     0.59%             *
130 Months                                 *

abercrombie                                *             *          *             *             *        *
Retail, Suite: 3016      4,215             *
Jun-2001 to Dec-2011     0.77%             *
127 Months                                 *

Wilsons                                    *             *          *             *             *        *
Retail, Suite: 3020      1,853             *
Jul-1993 to Dec-2003     0.34%             *
126 Months                                 *

Gymboree                                   *             *          *             *             *        *
Retail, Suite: 3024      1,981             *
Apr-1999 to Jan-2009     0.36%             *
118 Months                                 *

Petite Sophisticate                        *             *          *             *             *        *
Retail, Suite: 3028      2,554             *
Jan-2001 to Dec-2010     0.46%             *
120 Months                                 *

Crown Shop                                 *             *          *             *             *        *
Retail, Suite: 3032      5,019             *             *          *
Oct-1995 to Dec-2011     0.91%             *
195 Months                                 *

The Icing                                  *             *          *             *             *        *
Retail, Suite: 3040      1,694             *             *          *
May-1999 to Dec-2009     0.31%             *
128 Months                                 *

Overland Trading Company                   *             *          *             *             *        *
Retail, Suite: 3044      1,560             *
Mar-1997 to Dec-2007     0.28%             *
130 Months                                 *

The Buckle                                 *             *          *             *             *        *
Retail, Suite 3054       5,386             *             *          *
Jul-1999 to Dec-2009     0.98%             *             *          *
126 Months                                 *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.


















    DESCRIPTION               REIMBURSEMENT           LEASING COSTS         UPON EXPIRATION
    Tenant Name               Description of      Imprvments   Commssns     Assumption about
Type & Suite Number         Operating Expense        Rate        Rate       subsequent terms
Lease Dates & Term            Reimbursements        Amount      Amount      for this tenant
-------------------         -----------------     ----------   --------     ----------------
Athlete's Foot              See method:               *            *                  Market
Retail, Suite: 3008         Athlete's Foot                                   See assumption:
Mar-1999 to Dec-2009        reimbursement                                       2000 to 3500
130 Months

abercrombie                 See method:               *            *                  Market
Retail, Suite: 3016         abercrombie                                      See assumption:
Jun-2001 to Dec-2011        reimbursement                                       3500 to 5000
127 Months

Wilsons                     See method:               *            *                  Market
Retail, Suite: 3020         Wilsons                                          See assumption:
Jul-1993 to Dec-2003        reimbursement                                       1000 to 2000
126 Months

Gymboree                    See method:               *            *                  Market
Retail, Suite: 3024         Gymboree                                         See assumption:
Apr-1999 to Jan-2009        reimbursement                                       1000 to 2000
118 Months

Petite Sophisticate         See method:               *            *                  Market
Retail, Suite: 3028         Petit Soph                                       See assumption:
Jan-2001 to Dec-2010        reimbursement                                       2000 to 3500
120 Months

Crown Shop                  See method:               *            *                  Market
Retail, Suite: 3032         Crown                                            See assumption:
Oct-1995 to Dec-2011        reimbursement                                      5000 to 10000
195 Months

The Icing                   See method:               *            *                  Market
Retail, Suite: 3040         Icing                                            See assumption:
May-1999 to Dec-2009        reimbursement                                       1000 to 2000
128 Months

Overland Trading Company    See method:               *            *                  Market
Retail, Suite: 3044         Overland                                         See assumption:
Mar-1997 to Dec-2007        reimbursement                                       1000 to 2000
130 Months

The Buckle                  See method:               *            *                  Market
Retail, Suite 3054          Buckle                                           See assumption:
Jul-1999 to Dec-2009        reimbursement                                      5000 to 10000

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                   PRESENTATION RENT ROLL & CURRENT RENT TENANT SUMMARY
                          As of Apr-2001 for 549,709 Square Feet
                              (continued from previous page)

    DESCRIPTION          AREA          BASE RENT       RENT ADJUSTMENTS & CATEGORIES
    Tenant Name          Floor       Rate & Amount                      CPI & Current
Type & Suite Number      SqFt           per Year      Changes  Changes  Porters' Wage
Lease Dates & Term     Bldg Share      per Month        on        to    Miscellaneous
--------------------   ----------    -------------    -------  -------  -------------
Eddie Bauer                                *             *        *           *
Retail, Suite: 3058         5,799          *
Jun-1993 to Dec-2003        1.05%          *
127 Months                                 *

Marie Norman                               *             *        *           *
Retail, Suite: 3066           738          *             *        *
Aug-2000 to Jan-2011        0.13%          *
126 Months                                 *

Mastercuts                                 *             *        *           *
Retail, Suite: 3070           849          *
Jun-2001 to Dec-2008        0.15%          *
103 Months                                 *

Candy Headquarters                         *             *        *           *
Retail, Suite: 3074           543          *
Mar-1994 to Dec-2001        0.10%          *
94 Months                                  *

Kay Jeweler                                *             *        *           *
Retail, Suite: 3076         1,116          *             *        *
May-1999 to Dec-2009        0.20%          *
128 Months                                 *

Auntie Anne's Pretzels                     *             *        *           *
Retail, Suite: 3094           485          *
Sep-1995 to Dec-2005        0.09%          *
124 Months                                 *

Luby's Cafeteria                           *             *        *           *
Retail, Suite: 3100        10,958          *
Dec-1987 to Aug-2008        1.99%          *
249 Months                                 *

Lenscrafters                               *             *        *           *
Retail, Suite: 3108         4,025          *
Dec-1989 to Dec-2003        0.73%          *
180 Months                                 *

Rolling Pin                                *             *        *           *
Retail, Suite: 3112         2,367          *
Oct-1992 to Dec-2002        0.43%          *
123 Months                                 *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.
















    DESCRIPTION          ABATEMENTS         REIMBURSEMENT           LEASING COSTS         UPON EXPIRATION
    Tenant Name        Months    Pcnt       Description of      Imprvments   Commssns     Assumption about
Type & Suite Number      to       to      Operating Expense        Rate        Rate       subsequent terms
Lease Dates & Term     Abate    Abate       Reimbursements        Amount      Amount      for this tenant
--------------------   ------   -----     -----------------     ----------   --------     ----------------
Eddie Bauer              *        *       See method:                *          *                   Market
Retail, Suite: 3058                       Eddie Bauer                                      See assumption:
Jun-1993 to Dec-2003                      reimbursement                                      5000 to 10000
127 Months

Marie Norman             *        *      See method:                 *          *                  Market
Retail, Suite: 3066                      Marie Norman                                     See assumption:
Aug-2000 to Jan-2011                     reimbursement                                   (less than) 1000
126 Months

Mastercuts               *        *      See method:                 *          *                  Market
Retail, Suite: 3070                      Mastercuts                                       See assumption:
Jun-2001 to Dec-2008                     reimbursement                                   (less than) 1000
103 Months

Candy Headquarters       *        *      See method:                 *          *                  Market
Retail, Suite: 3074                      Candy                                            See assumption:
Mar-1994 to Dec-2001                     reimbursement                                   (less than) 1000
94 Months

Kay Jeweler              *        *      See method:                 *          *                  Market
Retail, Suite: 3076                      Kay Jewelers                                     See assumption:
May-1999 to Dec-2009                     reimbursement                                            Jeweler
128 Months

Auntie Anne's Pretzels   *        *      See method:                 *          *                  Market
Retail, Suite: 3094                      Auntie Anne's                                    See assumption:
Sep-1995 to Dec-2005                     reimbursement                                         Food Court
124 Months

Luby's Cafeteria         *        *      See method:                 *          *                  Market
Retail, Suite: 3100                      Luby's                                           See assumption:
Dec-1987 to Aug-2008                     reimbursement                                         Restaurant
249 Months

Lenscrafters             *        *      See method:                 *          *                  Market
Retail, Suite: 3108                      Lenscrafters                                     See assumption:
Dec-1989 to Dec-2003                     reimbursement                                       3500 to 5000
180 Months

Rolling Pin              *        *      See method:                 *          *                  Market
Retail, Suite: 3112                      Rolling Pin                                      See assumption:
Oct-1992 to Dec-2002                     reimbursement                                       2000 to 3500
123 Months

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                   PRESENTATION RENT ROLL & CURRENT RENT TENANT SUMMARY
                          As of Apr-2001 for 549,709 Square Feet
                              (continued from previous page)

    DESCRIPTION          AREA          BASE RENT       RENT ADJUSTMENTS & CATEGORIES
    Tenant Name          Floor       Rate & Amount                      CPI & Current
Type & Suite Number      SqFt           per Year      Changes  Changes  Porters' Wage
Lease Dates & Term     Bldg Share      per Month        on        to    Miscellaneous
--------------------   ----------    -------------    -------  -------  -------------
Sam & Libby Footwear                     *               *        *          *
Retail, Suite 3116          1.767        *
Mar-2000 to Jan-2011        0.32%        *
131 Months                               *

Crabtree & Evelyn                        *               *        *          *
Retail, Suite: 3126         1,456        *
Oct-2000 to Dec-2010        0.26%        *
123 Months                               *

Coffee Beanery                           *               *        *          *
Retail, Suite: 3130         1,046        *
Apr-2001 to Mar-2011        0.19%        *
120 Months                               *

American Eagle                           *               *        *          *
Retail, Suite: 3132         4,200        *
Feb-2000 to Jan-2010        0.76%        *
120 Months                               *

Sunglass Hut                             *               *        *          *
Retail, Suite: 3136           949        *
Jan-1997 to Dec-2006        0.17%        *
120 Months                               *

Bombay                                   *               *        *          *
Retail, Suite: 3142         4,560        *
Nov-1992 to Jan-2006        0.83%        *
159 Months                               *

Regis                                    *               *        *          *
Retail, Suite: 3152           990        *
Jun-1988 to Dec-2008        0.18%        *
247 Months                               *

Kay Bee Toys                             *               *        *          *
Retail, Suite: 3156         3,058        *
Oct-1998 to Jan-2002        0.56%        *
160 Months                               *

Bentley's Luggage                        *               *        *          *
Retail, Suite: 3160         2,647        *
May-1997 to Jan-2008        0.48%        *
129 Months                               *


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.



    DESCRIPTION          ABATEMENTS         REIMBURSEMENT           LEASING COSTS         UPON EXPIRATION
    Tenant Name        Months    Pcnt       Description of      Imprvments   Commssns     Assumption about
Type & Suite Number      to       to      Operating Expense        Rate        Rate       subsequent terms
Lease Dates & Term     Abate    Abate       Reimbursements        Amount      Amount      for this tenant
--------------------   ------   -----     -----------------     ----------   --------     ----------------
Sam & Libby Footwear     *        *       See method:                *          *                   Market
Retail, Suite 3116                        Sam & Libby                                      See assumption:
Mar-2000 to Jan-2011                      reimbursement                                       1000 to 2000
131 Months

Crabtree & Evelyn        *        *       See method:                *          *                   Market
Retail, Suite: 3126                       Crabtree                                         See assumption:
Oct-2000 to Dec-2010                      reimbursement                                       1000 to 2000
123 Months

Coffee Beanery           *        *       See method:                *          *                   Market
Retail, Suite: 3130                       Coffee Bean                                      See assumption:
Apr-2001 to Mar-2011                      reimbursement                                       1000 to 2000
120 Months

American Eagle           *        *       See method:                *          *                   Market
Retail, Suite: 3132                       American Eagle                                   See assumption:
Feb-2000 to Jan-2010                      reimbursement                                       3500 to 5000
120 Months

Sunglass Hut             *        *       See method:                *          *                   Market
Retail, Suite: 3136                       Sunglass                                         See assumption:
Jan-1997 to Dec-2006                      reimbursement                                   (less than) 1000
120 Months

Bombay                   *        *       See method:                *          *                   Market
Retail, Suite: 3142                       Bombay                                           See assumption:
Nov-1992 to Jan-2006                      reimbursement                                       3500 to 5000
159 Months

Regis                    *        *       See method:                *          *                   Market
Retail, Suite: 3152                       Regis                                            See assumption:
Jun-1988 to Dec-2008                      reimbursement                                   (less than) 1000
247 Months

Kay Bee Toys             *        *       See method:                *          *                   Market
Retail, Suite: 3156                       Kay Bee                                          See assumption:
Oct-1998 to Jan-2002                      reimbursement                                       2000 to 3000
160 Months

Bentley's Luggage        *        *       See method:                *          *                   Market
Retail, Suite: 3160                       Bentley's                                        See assumption:
May-1997 to Jan-2008                      reimbursement                                       2000 to 3500
129 Months


* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                   PRESENTATION RENT ROLL & CURRENT RENT TENANT SUMMARY
                          As of Apr-2001 for 549,709 Square Feet
                              (continued from previous page)

    DESCRIPTION          AREA          BASE RENT       RENT ADJUSTMENTS & CATEGORIES
    Tenant Name          Floor       Rate & Amount                      CPI & Current
Type & Suite Number      SqFt           per Year      Changes  Changes  Porters' Wage
Lease Dates & Term     Bldg Share      per Month        on        to    Miscellaneous
--------------------   ----------    -------------    -------  -------  -------------
Electronics Boutique                        *             *       *           *
Retail, Suite: 3162         1,059           *
Mar-1993 to Dec-2003        0.19%           *
130 Months                                  *

Kirklands                                   *             *       *           *
Retail, Suite: 3166         3,227           *
Jun-1998 to Feb-2009        0.59%           *
249 Months                                  *

Lady Footlocker                             *             *       *           *
Retail, Suite: 3172         2,367           *
Dec-1997 to Jan-2008        0.43%           *
122 Months                                  *

Champ Sport                                 *             *       *           *
Retail, Suite 3176          4,783           *
Nov-1997 to Jan-2008        0.87%           *
123 Months                                  *

Firstar Bank (GROUND                        *             *       *           *
LE)                         3,200           *
Pad Site, Suite: 6302       0.58%           *
Mar-1993 to Nov-2003                        *
129 Months

Firstar Bank (GROUND                        *             *       *           *
LE)                         3,200           *
Option, Suite: 6302         0.58%           *
Dec-2003 to Nov-2008                        *
60 Months

Firstar Bank (GROUND                        *             *       *           *
LE)                         3,200           *
Option, Suite: 6302         0.58%           *
Dec-2008 to Nov-2013                        *
60 Months

Dillards (CAM & PROMO)                      *             *       *           *
Pad. Site, Suite: 6700    284,165           *
Mar-1979 to Dec-2031       51.69%           *
634 Months                                  *

Houndstooth                                 *             *       *           *
Retail, Suite: K2022          200           *
Nov-1999 to Jan-2005        0.04%           *
63 Months                                   *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.


    DESCRIPTION          ABATEMENTS         REIMBURSEMENT           LEASING COSTS         UPON EXPIRATION
    Tenant Name        Months    Pcnt       Description of      Imprvments   Commssns     Assumption about
Type & Suite Number      to       to      Operating Expense        Rate        Rate       subsequent terms
Lease Dates & Term     Abate    Abate       Reimbursements        Amount      Amount      for this tenant
--------------------   ------   -----     -----------------     ----------   --------     ----------------
Electronics Boutique     *        *       See method:                *          *                   Market
Retail, Suite: 3162                       Electronic                                       See assumption:
Mar-1993 to Dec-2003                      reimbursement                                       1000 to 2000
130 Months

Kirklands                *        *       See method:                *          *                   Market
Retail, Suite: 3166                       Kirkland                                         See assumption:
Jun-1998 to Feb-2009                      reimbursement                                       2000 to 3500
249 Months

Lady Footlocker          *        *       See method:                *          *                   Market
Retail, Suite: 3172                       Lady Foot                                        See assumption:
Dec-1997 to Jan-2008                      reimbursement                                       2000 to 3500
122 Months

Champ Sport              *        *       See method:                *          *                   Market
Retail, Suite 3176                        Champ                                            See assumption:
Nov-1997 to Jan-2008                      reimbursement                                       3500 to 5000
123 Months

Firstar Bank (GROUND     *        *       Full Service:              *          *                   Option
LE)                                       Pays no expense                                  See assumption:
Pad Site, Suite: 6302                     reimbursement                                       Ground Lease
Mar-1993 to Nov-2003
129 Months

Firstar Bank (GROUND     *        *       Full Service:              *          *                   Option
LE)                                       Pays no expense                                  See assumption:
Option, Suite: 6302                       reimbursement                                       Ground Lease
Dec-2003 to Nov-2008
60 Months

Firstar Bank (GROUND     *        *       Full Service:              *          *                   Market
LE)                                       Pays no expense                                  See assumption:
Option, Suite: 6302                       reimbursement                                       Ground Lease
Dec-2008 to Nov-2013
60 Months

Dillards (CAM & PROMO)   *        *       See method:                *          *                   Market
Pad. Site, Suite: 6700                    Dillard                                          See assumption:
Mar-1979 to Dec-2031                      reimbursement                                       Ground Lease
634 Months

Houndstooth              *        *       See method:                *          *                   Market
Retail, Suite: K2022                      Houndstooth                                      See assumption:
Nov-1999 to Jan-2005                      reimbursement                                              Kiosk
63 Months

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                   PRESENTATION RENT ROLL & CURRENT RENT TENANT SUMMARY
                          As of Apr-2001 for 549,709 Square Feet
                              (continued from previous page)

    DESCRIPTION          AREA          BASE RENT       RENT ADJUSTMENTS & CATEGORIES
    Tenant Name          Floor       Rate & Amount                      CPI & Current
Type & Suite Number      SqFt           per Year      Changes  Changes  Porters' Wage
Lease Dates & Term     Bldg Share      per Month        on        to    Miscellaneous
--------------------   ----------    -------------    -------  -------  -------------
Teletouch                                  *             *        *           *
Retail, Suite: K2060          100          *
Aug-1999 to Dec-2001        0.02%          *
29 Months                                  *

Elegant Accent                             *             *        *           *
Retail, Suite: K2078          150          *
Mar-1992 to Feb-2009        0.03%          *
204 Months                                 *

Suntime                                    *             *        *           *
Retail, Suite: K2310          150          *
Jan-2001 to Dec-2003        0.03%          *
36 Months                                  *

cyberXpo                                   *             *        *           *
Retail, Suite: K3022          200          *
Jul-2000 to Jan-2005        0.04%          *
55 Months                                  *

PNC                                        *             *        *           *
Retail, Suite: ATM-1            9          *
Mar-1998 to Mar-2005        0.00%          *
85 Months                                  *

1054-VCT Movie Theater                     *             *        *           *
Retail, Suite: Mo 8        23,794          *
Nov-2001 to Oct-2011        4.33%          *
120 Months                                 *

2012 - Vacant                              *             *        *           *
Excluded from analysis      5,169          *
Mar-2021 to Feb-2031        0.94%          *
120 Months                                 *

2150 - Vacant                              *             *        *           *
Retail, Suite: Mo 4           688          *
Jul-2001 to Jun-2011        0.13%          *
120 Months                                 *

3004 - Vacant                              *             *        *           *
Retail, Suite: Mo 12        1,988          *
Mar-2002 to Feb-2012        0.36%          *
120 Months                                 *

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.



















    DESCRIPTION          ABATEMENTS         REIMBURSEMENT           LEASING COSTS         UPON EXPIRATION
    Tenant Name        Months    Pcnt       Description of      Imprvments   Commssns     Assumption about
Type & Suite Number      to       to      Operating Expense        Rate        Rate       subsequent terms
Lease Dates & Term     Abate    Abate       Reimbursements        Amount      Amount      for this tenant
--------------------   ------   -----     -----------------     ----------   --------     ----------------
Teletouch                *        *       See method:                *          *                   Market
Retail, Suite: K2060                      Teletouch                                        See assumption:
Aug-1999 to Dec-2001                      reimbursement                                              Kiosk
29 Months

Elegant Accent           *        *       See method:                *          *                   Market
Retail, Suite: K2078                      Elegant Accent                                   See assumption:
Mar-1992 to Feb-2009                      reimbursement                                              Kiosk
204 Months

Suntime                  *        *       See method:                *          *                   Market
Retail, Suite: K2310                      Suntime                                          See assumption:
Jan-2001 to Dec-2003                      reimbursement                                              Kiosk
36 Months

cyberXpo                 *        *       See method:                *          *                   Market
Retail, Suite: K3022                      cyberXpo                                         See assumption:
Jul-2000 to Jan-2005                      reimbursement                                              Kiosk
55 Months

PNC                      *        *       Full Service:              *          *                   Market
Retail, Suite: ATM-1                      Pays no expense                                  See assumption:
Mar-1998 to Mar-2005                      reimbursement                                                ATM
85 Months

1054-VCT Movie Theater   *        *       See method:                *          *                   Market
Retail, Suite: Mo 8      *        *       Mrkt                                  *          See assumption:
Nov-2001 to Oct-2011                      reimbursement              *          *                    Movie
120 Months

2012 - Vacant            *        *       See method:                *          *                   Market
Excluded from analysis                    Mrkt                                             See assumption:
Mar-2021 to Feb-2031                      reimbursement                                      5000 to 10000
120 Months

2150 - Vacant            *        *       See method:                *          *                   Market
Retail, Suite: Mo 4                       Mrkt                                  *          See assumption:
Jul-2001 to Jun-2011                      reimbursement              *          *         (less than) 1000
120 Months

3004 - Vacant            *        *       See method:                *          *                   Market
Retail, Suite: Mo 12                      Mrkt                                  *          See assumption:
Mar-2002 to Feb-2012                      reimbursement              *          *             1000 to 2000
120 Months

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                   PRESENTATION RENT ROLL & CURRENT RENT TENANT SUMMARY
                          As of Apr-2001 for 549,709 Square Feet
                              (continued from previous page)

    DESCRIPTION          AREA          BASE RENT       RENT ADJUSTMENTS & CATEGORIES
    Tenant Name          Floor       Rate & Amount                      CPI & Current
Type & Suite Number      SqFt          per Year       Changes  Changes  Porters' Wage
Lease Dates & Term     Bldg Share      per Month        on        to    Miscellaneous
--------------------   ----------    -------------    -------  -------  -------------
                                     @ 100% of Mk

3010 - Vacant                             *              *        *          *
Retail, Suite: Mo 18        1,189
Sep-2002 to Aug-2012        0.21%
120 Months


3048 - Vacant                             *              *        *          *
Retail, Suite: Mo 24        2,094
Mar-2003 to Feb-2013        0.53%
120 Months


Vacant Kiosk                              *              *        *          *
Excluded from analysis        200
Mar-2021 to Feb-2026        0.04%
60 Months


Vacant Kiosk                              *              *        *          *
Excluded from analysis        200
Mar-2021 to Feb-2026        0.04%
60 Months


Vacant ATM-2                              *              *        *          *
Excluded from analysis          9
Mar-2026 to Feb-2031        0.00%
60 Months

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.



    DESCRIPTION          ABATEMENTS         REIMBURSEMENT           LEASING COSTS         UPON EXPIRATION
    Tenant Name        Months    Pcnt       Description of      Imprvments   Commssns     Assumption about
Type & Suite Number      to       to      Operating Expense        Rate        Rate       subsequent terms
Lease Dates & Term     Abate    Abate       Reimbursements        Amount      Amount      for this tenant
--------------------   ------   -----     -----------------     ----------   --------     ----------------


3010 - Vacant            *        *       See method:                *          *                   Market
Retail, Suite: Mo 18                      Mrkt                                  *          See assumption:
Sep-2002 to Aug-2012                      reimbursement              *          *
120 Months


3048 - Vacant            *        *       See method:                *          *                   Market
Retail, Suite: Mo 24                      Mrkt                                  *          See assumption:
Mar-2003 to Feb-2013                      reimbursement              *          *             1000 to 2000
120 Months


Vacant Kiosk             *        *       See method:                *          *                   Market
Excluded from analysis                    Mrkt                                             See assumption:
Mar-2021 to Feb-2026                      reimbursement                                              Kiosk
60 Months


Vacant Kiosk             *        *       See method:                *          *                   Market
Excluded from analysis                    Mrkt                                             See assumption:
Mar-2021 to Feb-2026                      reimbursement                                              Kiosk
60 Months


Vacant ATM-2             *        *       Full Service:              *          *                   Market
Excluded from analysis                    Pays no expense                                  See assumption:
Mar-2026 to Feb-2031                      reimbursement                                                ATM
60 Months

* Text redacted pursuant to application for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the Securities and Exchange Commission.

                                                                         Addenda
--------------------------------------------------------------------------------


                                   ADDENDUM D

                   Phase I Environmental Survey -- Conclusions

                                                                 Park Plaza Mall
                                                        6000 West Markham Street
                                                           Little Rock, Arkansas
--------------------------------------------------------------------------------

1.0  EXECUTIVE SUMMARY

     This report documents IVI's findings from our Phase I Environmental Site Assessment on the Park Plaza Mall (the "Subject"), located at 6000 West Markham Street, Little Rock, Arkansas. This report serves to update our original Phase I Environmental Site Assessment, dated July 12, 1996. The property, which is situated in mixed-use suburban area characterized by commercial and residential development, consists of a +/-25-acre parcel improved with a +/-659,000-GSF regional shopping mall, that contains a 4-level parking garage and a bank outparcel. An assessment of the Mercantile Bank Building and the two (2) Dillards Department Stores were beyond the scope of this report. The mall was constructed in 1960, and was gut rehabilitated in 1988. Prior to the construction of the existing improvements, the site was improved with a bank, a gasoline station, and a residential dwelling.

     The purpose of this Phase I Environmental Site Assessment was to assess existing site conditions and render an opinion as to the identified or potential presence of recognized environmental conditions in connection with the property within scope and limitations of First Union National Bank's Scope of Work and the limitations identified herein. Exceptions to or deletions from the aforementioned scope of work are described in Section 2 of this report.

     This assessment has revealed no evidence of recognized environmental conditions in connection with the Subject; however, the following items of environmental concern were identified which warrant mention:

     Underground Storage Tanks (USTs)

     An Exxon gasoline station was located on an outparcel in the southwest corner of the Subject from at least 1961 until 1990, at which time it was razed and the USTs removed. According to Ms. Jane Marsh of the Arkansas Department of Environmental Quality (ADEQ), based on a UST clean closure report reviewed by the ADEQ, this facility was granted a "Case Closed" status. Ms. Marsh further stated that this classification granted is to those facilities that have been remediated to ADEQ standards, or are not suspected to pose a significant threat to human health or the environment.

     A copy of the closure report was not readily available. A written request for a copy closure report has been submitted to the ADEQ. IVI recommends that the UST closure reports be reviewed to determine if subsurface petroleum contamination exists.



--------------------------------------------------------------------------------
                                                                          Page 1

                                                                 Park Plaza Mall
                                                        6000 West Markham Street
                                                           Little Rock, Arkansas
--------------------------------------------------------------------------------

1.0  EXECUTIVE SUMMARY - continued

     Asbestos-Containing Material (ACM)

     No friable ACM was identified. However, although unlikely, the non-friable resilient vinyl floor tiles found throughout the service corridors and tenant storage areas may contain asbestos. In addition, the cooling tower fill may contain asbestos. Since these non-friable materials are in good condition and the potential for their disturbance is low, no further action is recommended at this time, other than managing the material in-place under an Operations and Maintenance (O&M) Program.

     Hydraulic Oil Leak

     IVI observed two (2) leaking elevator hydraulic pumps. The spilled hydraulic fluid was restricted to the concrete slab-on-grade and did not impact the subsurface. Since the hydraulic elevators were manufactured after the 1979 ban on PCB-containing equipment, they are not suspected to contain PCBs. Of note, no floor drains were observed in the vicinity of the leaks and the concrete floor slabs were in good condition. Notwithstanding, IVI recommends that the hydraulic oil leaks be cleaned up. In addition, it may be prudent to install drip pans beneath the elevator pumps to contain spills in the future, should any occur.



--------------------------------------------------------------------------------
                                                                          Page 2

                                                                         Addenda
--------------------------------------------------------------------------------


                                   ADDENDUM E


                        Qualifications of the Appraisers

                                                                  QUALIFICATIONS
--------------------------------------------------------------------------------

                                                            Ronald W. Potts, MAI

Professional Affiliations

     Greater Dallas Board of Realtors
     MAI (Member, Appraisal Institute - Certificate 6371) - The Appraisal Institute
     North Texas Commercial Association of Realtors
     Licensed Real Estate Broker in the State of Texas
     State Certified Appraiser (Certification Number TX-1321575-G)

Real Estate/Appraisal Experience

     Mr. Potts has been with Cushman & Wakefield since January 1987, and effective January 1, 1989 became Branch Manager, Valuation Advisory Services. As of January 1, 1991 he was named Director, Manager, Valuation Advisory Services in Dallas, Texas. Prior to his affiliation with Cushman & Wakefield, Mr. Potts was associated with a major downtown Dallas bank for six years, spending the last two and one-half years as Senior Vice President and manager of the real estate department. Mr. Potts previously worked in the Commercial Lending division of a mortgage banking firm and a major southwest life insurance company.

     Appraisal assignments have been completed on most types of improved property (residential, income-producing and special purpose) and land. Property types upon which assignments have been completed include:

     Industrial buildings                   Residential Property (single-family,
     Low and high-rise office complexes     duplexes, townhomes, and
     Major Motels                           condominiums)
     Apartments                             Regional Shopping Malls


     Special purpose properties include:

     Gasoline Service Stations              Golf Courses and Country Clubs
     Hospitals                              Restaurants
     Churches


     Previously, administered and managed a commercial real estate department with total loans in excess of $400 million.



--------------------------------------------------------------------------------
Valuation Advisory Services                                      [LOGO]CUSHMAN &
                                                                       WAKEFIELD

                                                                  QUALIFICATIONS
--------------------------------------------------------------------------------


================================================================================

                                                            Ronald W. Potts, MAI

Education

     Master of Business Administration (Real Estate)
     Southern Methodist University, August 1976
     Bachelor of Business Administration (Management and Real Estate) Baylor University, May 1971


     Appraisal Institute Courses:
          Real Estate Appraisal Course 1A
          Real Estate Appraisal Course 1B
          Real Estate Appraisal Course II
          R-2 Examination and Narrative
          Report Writing Seminar
          Real Estate Appraisal Course VI
          Various Real Estate Seminars
          Standards of Professional Appraisal Practice, Part C
          Highest and Best Use Applications



--------------------------------------------------------------------------------
Valuation Advisory Services                                      [LOGO]CUSHMAN &
                                                                       WAKEFIELD

                                                                  QUALIFICATIONS
--------------------------------------------------------------------------------


================================================================================

                                                                 James J. Foster

     AppraisalInstitute Courses and Seminars include:

          SPP - Standards of Professional Practice, Parts A & B
          Course 410 - Standards of Professional Practice, Part A
          Course 420 - Standards of Professional Practice, Part B
          Understanding Limited Appraisals - General

     Appraisal Institute courses credited through Master's Degree program at Texas A&M University including the following:

          1A1 - Real Estate Appraisal Principles
          1A2 - Basic Valuation Procedure
          1BA - Capitalization Theory & Techniques, Part A
          1BB - Capitalization Theory & Techniques, Part B
          2-1 - Case Studies in Real Estate Valuation




--------------------------------------------------------------------------------
Valuation Advisory Services                                      [LOGO]CUSHMAN &
                                                                       WAKEFIELD

                                                                  QUALIFICATIONS
--------------------------------------------------------------------------------


================================================================================

                                                                 James J. Foster

Professional Affiliations

          State Certified Appraiser - Texas Appraiser Licensing and Certification Board,
          Certification No. TX-1326063-G
          Appraisal Institute-Associate Member No. M9300681
          State of Texas Real Estate Salesman's License No. 0398659 Member, Society of Texas A&M Real Estate Professionals

Real Estate Experience

          December 1997 to Present
          Cushman & Wakefield of Texas, Inc., Dallas, Texas

          February 1997 to December 1997
          Beer-Wells Real Estate Services, Inc., Dallas, Texas
          Administrative Director of Property Management

          March 1995 to December 1997
          Arthur Anderson, LLP, Houston, Texas
          Experienced Staff

          January 1991 to March 1995
          Noyd & O'Connell, Inc., Dallas, Texas
          Senior Appraiser

          Appraisal experience includes:

          Apartment Complexes                       Shopping Centers
          Office/Warehouses                         Office/Showrooms
          Mixed Use Properties                      Manufacturing Facilities

Education

          Texas A&M University, College Station, Texas
          Degree:  Bachelor of Science, Agricultural Economics (1988)

          Texas A&M University, College Station, Texas
          Degree:  Master's Degree in Land Economics and Real Estate (1990)




--------------------------------------------------------------------------------
Valuation Advisory Services                                      [LOGO]CUSHMAN &
                                                                       WAKEFIELD